File No. 333-28765
Filed under Rule 424B(3)


  |  PROFILE AND PROSPECTUS FOR GOLDENSELECT ACCESS/R/
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  |  Deferred Combination Variable and Fixed Annuity Contract, November 5, 2001
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  |      [ING VARIABLE ANNUITIES
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  |       GOLDENSECT ACCESS PROFILE AND PROSPECTUS
  |       appears down the left margin]
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  |  Golden American Life Insurance Company
  |  Separate Account B of Golden Life Insurance Company
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  |                                              ING  [Lion logo appears here]

ING  VARIABLE  ANNUITIES

GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------
                                   PROFILE OF

                             GOLDENSELECT ACCESS/R/

            DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT

                                NOVEMBER 5, 2001
     -------------------------------------------------------------------
     This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.
     -------------------------------------------------------------------
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1.   THE ANNUITY CONTRACT

The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and Golden American Life Insurance Company. The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of the mutual fund investment portfolios through our Separate Account B and/or (ii) in a fixed account of Golden American with guaranteed interest periods. The the mutual fund portfolios are listed on page 4. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by Golden American as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally, the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest.


The Contract offers a choice of death benefit options. You may choose the Standard Death Benefit or one of the enhanced death benefit options, described on page 10. Your choice of death benefit will affect your mortality and expense risk charge. Subject to state availability, you may also elect, for an additional charge, an earnings multiplier benefit rider. Please see page 5 for a description of the applicable charge. The earnings multiplier benefit rider provides a separate death benefit in addition to the death benefit option you select. The earnings multiplier benefit rider is available for non-qualified contracts only. For a description of the earnings multiplier benefit rider, please see page 11. To find out about availability, check with our Customer Service Center.

ACCESS PROFILE                                           PROSPECTUS BEGINS AFTER
111296                                                   PAGE 14 OF THIS PROFILE

Your death benefit and mortality and expense risk charge depend on the category of contract owners to which you belong and on the death benefit that you choose. There are four categories of contract owners covered by this prospectus. For ease of reference, they are called Pre-2000, Yr-2000, Yr-2001 and May-2001 contract owners. If you are a contract owner, the category of your contract is indicated on your quarterly statements beginning with the June 30, 2001 statement. If you are unsure which category applies to you, please call our Customer Service Center. The telephone number is (800) 366-0066.

The following is a general description of the categories:

     Pre-2000: a) all contracts purchased prior to February 1, 2000; b) contracts purchased on or after February 1, 2000 which offer three death benefit options (as approved in the state of issue at the time of purchase);

     Yr-2000: Contracts purchased on or after February 1, 2000 which offer four death benefit options (as approved in the state of issue at the time of purchase), including the Max 7 Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit to age 80;

     Yr-2001: Contracts purchased on or after January 2, 2001 which offer four death benefit options (as approved in the state of issue at the time of purchase), including the Annual Ratchet Enhanced Death Benefit to age 90, and contain new Special Funds language;

     May-2001: Contracts purchased on or after May 1, 2001 which offer four death benefit options (as approved in the state of issue at the time of purchase), including the Annual Ratchet Enhanced Death Benefit to age 90, and have an earnings multiplier option benfit (in states where approved).

Other than as specifically noted, this Profile and Prospectus describe the benefits applicable to all categories of contract owners.

Subject to state availability, you may also elect, for an additional charge, one of three other optional riders offering specified benefits featured in the prospectus for the contract. The three optional benefit riders are listed on page 12. The optional benefit riders can provide protection under certain circumstances in the event that unfavorable investment performance has lowered your value below certain targeted growth. These riders do not guarantee the performance of your investment portfolios. Separate charges are assessed for the optional riders. Please see page 5 for a description of the applicable charges. You should carefully analyze and completely evaluate each rider before you purchase any. Be aware that the benefit provided by any of the riders will be affected by certain later actions you may take -- such as withdrawals and transfers. The riders are not available to Contracts issued before January 1, 2001. To find out about availability, check with our Customer Service Center.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.

You determine (1) the amount and frequency of premium payments, (2) the investments, (3) transfers between investments, (4) the type of annuity to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefits, (6) the type of death benefit, and (7) the amount and frequency of withdrawals.

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2.   YOUR ANNUITY PAYMENTS (THE INCOME PHASE)

Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:

       -----------------------------------------------------------------------------------------------------------------
                                 ANNUITY OPTIONS
       -----------------------------------------------------------------------------------------------------------------
       Option 1            Income for a fixed      Payments  are made for a  specified  number of years to you or your
                           period                  beneficiary.
       ------------------- ----------------------- ---------------------------------------------------------------------
       Option 2            Income for life with    Payments  are  made  for  the  rest of your  life or  longer  for a
                           a period certain        specified  period such as 10 or 20 years or until the total  amount used to buy this option has
                                                   been repaid. This option
                                                   comes with an added guarantee
                                                   that payments will continue
                                                   to your beneficiary for the
                                                   remainder of such period if
                                                   you should die during the
                                                   period.
       ------------------- ----------------------- ---------------------------------------------------------------------
       Option 3            Joint life income       Payments  are  made for your  life and the life of  another  person
                                                   (usually your spouse).
       ------------------- ----------------------- ---------------------------------------------------------------------
       Option 4            Annuity plan            Any  other  annuitization  plan  that we  choose  to  offer  on the annuity start date.
       ------------------- ----------------------- ---------------------------------------------------------------------


Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.

3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)

You may purchase the Contract with an initial payment of $10,000 or more ($1,500 for a qualified Contract) up to and including age 90. You may make additional payments of $500 or more ($50 for a qualified Contract) at any time before you turn 85 during the accumulation phase. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

Who may purchase this Contract? The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Expenses" in this profile.

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. YOU SHOULD NOT BUY THIS CONTRACT: (1) IF YOU ARE LOOKING FOR A SHORT-TERM INVESTMENT; (2) IF YOU CANNOT RISK GETTING BACK LESS MONEY THAN YOU PUT IN; OR (3) IF YOUR ASSETS ARE IN A PLAN WHICH PROVIDES FOR TAX-DEFERRAL AND YOU SEE NO OTHER REASON TO PURCHASE THIS CONTRACT.

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

4.   THE INVESTMENT PORTFOLIOS

You can direct your money into (1) the fixed account with guaranteed interest periods of 6 months, 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following mutual fund investment portfolios through our Separate Account B, the investment portfolios are described in the prospectuses for the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust, the ProFunds, the AIM Variable Insurance Funds, the Pioneer Variable Contracts Trust and the INVESCO Variable Investment Funds, Inc. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:

     THE GCG TRUST
       Liquid Asset Series                         Real Estate Series                    Capital Growth Series
       Limited Maturity Bond Series                Value Equity Series                   Capital Appreciation Series
       Core Bond Series (formerly                  Investors Series                      Small Cap Series
          Global Fixed Income Series)              International Equity Series*          Mid-Cap Growth Series
       Fully Managed Series                        Rising Dividends Series               Strategic Equity Series
       Total Return Series                         Managed Global Series                 Special Situations
       Asset Allocation Growth Series              Large Cap Value Series                Growth Series
       Equity Income Series                        Hard Assets Series                    Developing World Series
       All Cap Series                              Diversified Mid-Cap Series            Internet TollkeeperSM Series
       Growth and Income Series                    Research Series

     THE PIMCO VARIABLE INSURANCE TRUST            PILGRIM VARIABLE INSURANCE TRUST
       PIMCO High Yield Bond Portfolio               (FORMERLY ING VARIABLE INSURANCE TRUST)
       PIMCO StocksPLUS Growth                        Pilgrim VIT Worldwide Growth
          and Income Portfolio                          (formerly Pilgrim Global Brand Names Fund)

     PRUDENTIAL SERIES FUND                        PILGRIM VARIABLE PRODUCTS TRUST
       Prudential Jennison Portfolio                  Pilgrim VP MagnaCap Portfolio
       SP Jennison International Growth               Pilgrim VP SmallCap Opportunities Portfolio
          Portfolio                                   Pilgrim VP Growth Opportunities Portfolio

     PROFUNDS
       ProFund VP Bull                             AIM VARIABLE INSURANCE FUNDS
       ProFund VP Small-Cap                           AIM V.I. Dent Demographic Trends Fund
       ProFund VP Europe 30
                                                   INVESCO VARIABLE INVESTMENT FUNDS, INC.
     PIONEER VARIABLE CONTRACTS TRUST                  INVESCO VIF-- Financial Services Fund
       Pioneer Fund VCT Portfolio                      INVESCO VIF-- Health Sciences Fund
       Pioneer Mid-Cap Value VCT Portfolio             INVESCO VIF-- Utilities Fund

        * Not currently available.

        Internet TollkeeperSM is a service mark of Goldman, Sachs & Co.

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


Restricted Funds. We may designate any investment option as a Restricted Fund and limit the amount you may allocate or transfer to a Restricted Fund. We may establish any such limitation, at our discretion, as a percentage of premium or contract value or as a specified dollar amount and change the limitation at any time. Currently, we have not designated any investment option as a Restricted Fund. We may, with 30 days notice to you, designate any investment portfolio as a Restricted Fund or change the limitations on existing contracts with respect to new premiums added to such investment portfolio and also with respect to new transfers to such investment portfolio. For more detailed information, see "Restricted Funds" in the prospectus for the Contract.

5.   EXPENSES

The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts a mortality and expense risk charge, an asset-based administrative charge, and an annual contract administrative charge of $40. We deduct the mortality and expense risk charge and the asset-based administrative charges daily directly from your contract value in the investment portfolios. The mortality and expense risk charge for Yr-2001 contract owners (depending on the death benefit you choose) and the asset-based administrative charge, on an annual basis, are as follows:

   ----------------------------------------------------------------------------------------
                                          STANDARD              ENHANCED DEATH BENEFITS
                                        DEATH BENEFIT  ANNUAL RATCHET   7% SOLUTION   MAX 7
   ----------------------------------------------------------------------------------------
    Mortality & Expense Risk Charge         1.65%          1. 90%          2.00%      2.10%
    Asset-Based Administrative Charge       0.15%          0.15%           0.15%      0.15%
        Total                               1.80%          2.05%           2.15%      2.25%

   -----------------------------------------------------------------------------------------


Please see Appendix D of the prospectus for a description of the death benefits and mortality and expense risk charges for Pre-2000, Yr-2000 and Yr-2001 contract owners.

EARNINGS MULTIPLIER BENEFIT RIDER CHARGES

If you choose to purchase the earnings multiplier benefit rider, we will deduct a separate quarterly charge for the rider on each quarterly contract anniversary and pro rata when the rider terminates. We deduct the rider charge directly from your contract value in the investment portfolios; if the value in the investment portfolios is insufficient, the rider charge will be deducted from the fixed account. The quarterly rider charge is 0.075% of the contract value (0.30% annually).

OPTIONAL BENEFIT RIDER CHARGES

If you choose to purchase one of the other optional benefit riders we offer, we will deduct a separate quarterly charge for the rider on each quarterly contract anniversary and pro-rata when the rider terminates. We deduct the rider charges directly from your contract value in the investment portfolios; if the value in the investment portfolios is insufficient, rider charges will be deducted from the fixed account. The rider charges are as follows:

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


       Minimum Guaranteed Accumulation Benefit (MGAB) rider
                Waiting Period                         Quarterly Charge
                --------------                         ----------------
                10 Year..........................      0.125% of the MGAB Charge Base*(0.50% annually)
                20 Year..........................      0.125% of the MGAB Charge Base (0.50% annually)

       Minimum Guaranteed Income Benefit (MGIB) rider
                MGIB Rate                              Quarterly Charge
                ---------                              ----------------
                7%...............................      0.125% of the MGIB Charge Base*  (0.50% annually)

       Minimum Guaranteed Withdrawal Benefit (MGWB) rider
                Quarterly Charge
                ----------------
                0.125% of the MGWB Eligible Payment Amount* (0.50% annually)

       * See prospectus for a description.

We do not deduct any surrender charges for withdrawals.

Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.55% to 1.86% annually (see following table) of the portfolio's average daily net asset balance.


If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.

The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column is divided into two: One part reflects the maximum mortality and expense risk charge (based on the Max 7 Enhanced Death Benefit), the asset-based administrative charge, the annual contract administrative charge as 0.05% (based on an average contract value of $75,000), the earnings multiplier benefit rider charge of 0.30%, and the highest optional rider charge assumed to be 0.75%, where the rider base is equal to the initial premium and increases by 7% each year. The second part reflects the same insurance charges, but without any rider charges. The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio and is based on actual expenses as of December 31, 2000, except for (i) portfolios that commenced operations during 2000 or 2001 where the charges have been estimated, and (ii) newly formed portfolios where the charges have been estimated. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading "Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year 10 (based on the Max 7 Enhanced Death Benefit). For Years 1 and 10, the examples show the total annual charges assessed during that time and assume that you have elected the Max 7 Enhanced Death Benefit. For these examples, the premium tax is assumed to be 0%.

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

-------------------------------------------------------------------------------------------------------------------------
                                                                                                  EXAMPLES:
                                                                                                  ---------
                               TOTAL ANNUAL                       TOTAL ANNUAL           TOTAL CHARGES AT THE END OF:
                            INSURANCE CHARGES                        CHARGES              1 YEAR             10 YEARS
                             ----------------                   ----------------      --------------      ---------------
                             WITH        W/O    TOTAL ANNUAL     WITH       W/O        WITH      W/O       WITH      W/O
                              THE        ANY     INVESTMENT      THE        ANY        THE       ANY       THE       ANY
                             RIDER      RIDER    PORTFOLIO      RIDER      RIDER      RIDER     RIDER     RIDER     RIDER
INVESTMENT PORTFOLIO        CHARGES     CHARGE    CHARGES      CHARGES     CHARGE    CHARGES   CHARGE    CHARGES   CHARGE
-------------------------------------------------------------------------------------------------------------------------

 THE GCG TRUST
  Liquid Asset               3.35%    2.30%          0.55%        3.90%     2.85%       $39       $29       $412      $318
  Limited Maturity Bond      3.35%    2.30%          0.55%        3.90%     2.85%       $39       $29       $412      $318
  Core Bond                  3.35%    2.30%          1.01%        4.36%     3.31%       $44       $33       $450      $360
  Fully Managed              3.35%    2.30%          0.95%        4.30%     3.25%       $43       $33       $445      $355
  Total Return               3.35%    2.30%          0.89%        4.24%     3.19%       $43       $32       $440      $349
  Asset Allocation Growth    3.35%    2.30%          1.01%        4.36%     3.31%       $44       $33       $450      $360
  Equity Income              3.35%    2.30%          0.95%        4.30%     3.25%       $43       $33       $445      $355
  All Cap                    3.35%    2.30%          1.01%        4.36%     3.31%       $44       $33       $450      $360
  Growth and Income          3.35%    2.30%          1.11%        4.46%     3.41%       $45       $34       $458      $369
  Real Estate                3.35%    2.30%          0.95%        4.30%     3.25%       $43       $33       $445      $355
  Value Equity               3.35%    2.30%          0.95%        4.30%     3.25%       $43       $33       $445      $355
  Investors                  3.35%    2.30%          1.01%        4.36%     3.31%       $44       $33       $450      $360
  International Equity       3.35%    2.30%          1.26%        4.61%     3.56%       $46       $36       $470      $383
  Rising Dividends           3.35%    2.30%          0.95%        4.30%     3.25%       $43       $33       $445      $355
  Managed Global             3.35%    2.30%          1.26%        4.61%     3.56%       $46       $36       $470      $383
  Large Cap Value            3.35%    2.30%          1.01%        4.36%     3.31%       $44       $33       $450      $360
  Hard Assets                3.35%    2.30%          0.95%        4.30%     3.25%       $43       $33       $445      $355
  Diversified Mid-Cap        3.35%    2.30%          1.01%        4.36%     3.31%       $44       $33       $450      $360
  Research                   3.35%    2.30%          0.89%        4.24%     3.19%       $43       $32       $440      $349
  Capital Growth             3.35%    2.30%          1.00%        4.35%     3.30%       $44       $33       $449      $359
  Capital Appreciation       3.35%    2.30%          0.95%        4.30%     3.25%       $43       $33       $445      $355
  Small Cap                  3.35%    2.30%          0.95%        4.30%     3.25%       $43       $33       $445      $355
  Mid-Cap Growth             3.35%    2.30%          0.89%        4.24%     3.19%       $43       $32       $440      $349
  Strategic Equity           3.35%    2.30%          0.95%        4.30%     3.25%       $43       $33       $445      $355
  Special Situations         3.35%    2.30%          1.11%        4.46%     3.41%       $45       $34       $458      $369
  Growth                     3.35%    2.30%          1.00%        4.35%     3.30%       $44       $33       $449      $359
  Developing World           3.35%    2.30%          1.76%        5.11%     4.06%       $51       $41       $508      $426
  Internet Tollkeeper        3.35%    2.30%          1.86%        5.21%     4.16%       $52       $42       $516      $434

 THE PIMCO VARIABLE INSURANCE TRUST
  PIMCO High Yield Bond      3.35%    2.30%          0.75%        4.10%     3.05%       $41       $31       $429      $336
  PIMCO StocksPLUS
    Growth and Income        3.35%    2.30%          0.65%        4.00%     2.95%       $40       $30       $421      $327

 PILGRIM VARIABLE INSURANCE TRUST
  Pilgrim VIT Worldwide
    Growth                   3.35%    2.30%          1.23%        4.58%     3.53%       $46       $36       $468      $380

 THE PRUDENTIAL SERIES FUND
  Prudential Jennison        3.35%    2.30%          1.04%        4.39%     3.34%       $44       $34       $453      $363
  SP Jennison
    International Growth     3.35%    2.30%          1.64%        4.99%     3.94%       $50       $40       $499         $416

 PILGRIM VARIABLE PRODUCTS TRUST
  Pilgrim VP MagnaCap        3.35%    2.30%          1.10%        4.45%     3.40%       $45       $34       $457      $368
  Pilgrim VP SmallCap
    Opportunities            3.35%    2.30%          1.10%        4.45%     3.40%       $45       $34       $457      $368
  Pilgrim VP Growth
    Opportunities            3.35%    2.30%          1.10%        4.45%     3.40%       $45       $34       $457      $368

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

-------------------------------------------------------------------------------------------------------------------------
                                                                                                  EXAMPLES:
                                                                                                  ---------
                               TOTAL ANNUAL                       TOTAL ANNUAL           TOTAL CHARGES AT THE END OF:
                            INSURANCE CHARGES                        CHARGES              1 YEAR             10 YEARS
                             ----------------                   ----------------      --------------      ---------------
                             WITH        W/O    TOTAL ANNUAL     WITH       W/O        WITH      W/O       WITH      W/O
                              THE        ANY     INVESTMENT      THE        ANY        THE       ANY       THE       ANY
                             RIDER      RIDER    PORTFOLIO      RIDER      RIDER      RIDER     RIDER     RIDER     RIDER
INVESTMENT PORTFOLIO        CHARGES     CHARGE    CHARGES      CHARGES     CHARGE    CHARGES   CHARGE    CHARGES   CHARGE
-------------------------------------------------------------------------------------------------------------------------

  PROFUNDS

  ProFund VP Bull            3.35%    2.30%          1.80%        5.15%     4.10%       $51       $41       $511      $429
  ProFund VP Small-Cap       3.35%    2.30%          1.80%        5.15%     4.10%       $51       $41       $511      $429
  ProFund VP Europe 30       3.35%    2.30%          1.75%        5.10%     4.05%       $51       $41       $507      $425

 AIM VARIABLE INSURANCE FUNDS
  AIM V.I. Dent
    Demographic Trends       3.35%    2.30%          1.45%        4.80%     3.75%       $48       $38       $485      $399

 PIONEER VARIABLE CONTRACTS TRUST
  Pioneer Fund VCT           3.35%    2.30%          0.93%        4.28%     3.23%       $43       $33       $444      $353
  Pioneer Mid-Cap
    Value VCT                3.35%    2.30%          1.01%        4.36%     3.31%       $44       $33       $450      $360

 INVESCO VARIABLE INVESTMENT FUNDS, INC.
  INVESCO VIF--
    Financial Services       3.35%    2.30%          1.09%        4.44%     3.39%       $45       $34       $457      $368
  INVESCO VIF--
    Health Sciences          3.35%    2.30%          1.07%        4.42%     3.37%       $44       $34       $455      $366
  INVESCO VIF--
    Utilities                3.35%    2.30%          1.41%        4.76%     3.71%       $48       $37       $482      $396


The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios. For more detailed information, see "Fees and Expenses" in the prospectus for the Contract.

6.   TAXES

Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, premiums are paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will generally be taxed on these earnings, but not on premiums, when you make a withdrawal or begin receiving annuity payments.

For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request.

If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable amount withdrawn.

7.   WITHDRAWALS

You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page 14. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to amounts withdrawn.

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

8.   PERFORMANCE

The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. The following chart shows average annual total return for each portfolio that was in operation for the entire year of 2000. These numbers reflect the deduction of the mortality and expense risk charge (based on the Max 7 Enhanced Death Benefit), the asset-based administrative charge, the annual contract fee, the earnings multiplier benefit rider charge and the maximum optional benefit rider charge on a rider base that accumulates at 7%. Please keep in mind that past performance is not a guarantee of future results.


                                                                                             CALENDAR YEAR

       INVESTMENT PORTFOLIO                                                       2000            1999            1998
       Managed by A I M Capital Management, Inc.
            Capital Appreciation(1)                                              -17.88%          20.85%           9.22%
            Strategic Equity(2)                                                  -15.15%          51.53%          -2.29%
       Managed by Alliance Capital Management L.P.
            Capital Growth(2)                                                    -19.74%          21.72%           8.53%
       Managed by Baring International Investment Limited
            Developing World(2)                                                  -35.95%          56.85%             --
            Hard Assets(2)                                                        -7.72%          19.64%         -31.88%
       Managed by Capital Guardian Trust Company
            Managed Global(3)                                                    -17.24%          58.39%          25.41%
            Small Cap(3)                                                         -20.80%          46.08%          17.29%
       Managed by Eagle Asset Management, Inc.
            Value Equity                                                           5.42%          -2.60%          -1.61%
       Managed by ING Investment Management, LLC
            Limited Maturity Bond                                                  4.41%          -2.01%           3.57%
            Liquid Asset                                                           2.78%           1.50%           1.80%
       Managed by Janus Capital Corporation
            Growth(2)                                                            -24.45%          72.87%          22.98%
       Managed by Kayne Anderson Rudnick Investment Management, LLC
            Rising Dividends                                                      -5.15%          12.33%          10.64%
       Managed by Massachusetts Financial Services Company
            Mid-Cap Growth                                                         4.90%          73.73%          19.08%
            Research                                                              -7.48%          20.43%          19.31%
            Total Return                                                          12.94%           0.17%           8.17%
       Managed By Pacific Investment Management Company
            Core Bond(5)                                                          -2.18%         -11.50%           8.42%
       Managed by The Prudential Investment Corporation
            Real Estate(4)                                                        27.05%          -6.81%         -16.19%
       Managed by T. Rowe Price Associates, Inc.
            Equity Income(2)                                                       9.45%          -3.80%           4.93%
            Fully Managed                                                         18.26%           3.63%           2.63%
       Managed By Pacific Investment Management Company
            PIMCO High Yield Bond                                                 -3.94%          -0.17%             --
            PIMCO StocksPLUS Growth and Income                                   -12.31%          16.19%             --

       ---------------------------------------
       (1) Prior to April 1, 1999, a different firm managed the Portfolio.
       (2) Prior to March 1, 1999, a different firm managed the Portfolio.
       (3) Prior to February 1, 2000, a different firm managed the Portfolio.
       (4) Prior to May 1, 2000, a different firm managed the Portfolio.
       (5) Prior to May 1, 2001, a different firm managed the Portfolio using a different investment style.

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

9.   DEATH BENEFIT

The death benefit, and earnings multiplier benefit, if elected, is payable when the first of the following persons dies: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the death benefit you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

THE FOLLOWING IS A DESCRIPTION OF THE DEATH BENEFIT OPTIONS FOR CONTRACT OWNERS IN MAY-2001. IF YOU ARE A PRE-2000, YR-2000, OR YR-2001 CONTRACT OWNER, PLEASE SEE APPENDIX D TO THE PROSPECTUS FOR A DESCRIPTION OF THE CALCULATION OF DEATH BENEFITS APPLICABLE TO YOUR CONTRACT. IF YOU ARE UNSURE OF WHICH CATEGORY APPLIES TO YOU, PLEASE CALL OUR CUSTOMER SERVICE CENTER.

You may choose (i) the Standard Death Benefit, (ii) the Annual Ratchet Enhanced Death Benefit, (iii) the 7% Solution Enhanced Death Benefit, or (iv) the Max 7 Enhanced Death Benefit. The Annual Ratchet Enhanced Death Benefit, the 7% Solution Enhanced Death Benefit and the Max 7 Enhanced Death Benefit are available only if the contract owner or the annuitant (if the contract owner is not an individual) is not more than 79 years old at the time of purchase. The Annual Ratchet, 7% Solution, and Max 7 Enhanced Death Benefits may not be available where a Contract is held by joint owners.

Base Death Benefit. We use the Base Death Benefit to help determine the minimum death benefit payable under each of the death benefit options described below. You do not elect the Base Death Benefit. The Base Death Benefit is equal to the greater of:

     1)   the contract value; and

     2)   the cash surrender value.

The STANDARD DEATH BENEFIT equals the GREATER of the Base Death Benefit and the SUM of 1) and 2) where:

     1)   is the contract value allocated to Special Funds; and

     2) is the Standard Minimum Guaranteed Death Benefit for amounts allocated to Non-Special Funds as furtherdescribed in the prospectus.

ENHANCED DEATH BENEFIT OPTIONS. Under the Enhanced Death Benefit options, if you die before the annuity start date, your beneficiary will receive the greater of the Base Death Benefit and the Enhanced Death Benefit option elected. For purposes of calculating the Enhanced Death Benefits, certain investment portfolios and the Fixed Account are designated as "Special Funds." In addition to the Fixed Account, the investment portfolios designated currently as Special Funds are the Liquid Asset Portfolio and the Limited Maturity Bond Portfolio. Selecting a Special Fund may limit or reduce the enhanced death benefit. You will automatically receive the Standard Death Benefit unless you elect one of the enhanced death benefit options. The enhanced death benefit options are available only at the time you purchase your Contract. The enhanced death benefit options are not available where a Contract is owned by joint owners. Once you choose a death benefit, it cannot be changed. We may in the future stop or suspend offering any of the enhanced death benefit options to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit and the enhanced death benefit. The MGWB rider may also affect the death benefit. See "Minimum Guaranteed Withdrawal Benefit (MGWB) Rider -- Death Benefit during Automatic Periodic Benefit Status."

Each of the enhanced death benefit options is based on a minimum guaranteed death benefit for that option. Please see "Death Benefit Choices" in the prospectus for details on the calculation of the minimum guaranteed death benefit for each enhanced death benefit and further details on the effect of withdrawals and transfers on the calculation of the enhanced death benefits.

The ANNUAL RATCHET ENHANCED DEATH BENEFIT equals the GREATER of:

        1)   the Standard Death Benefit; and

        2) the sum of the contract value allocated to Special Funds and the Annual Ratchet Minimum Guaranteed Death Benefit for amounts allocated to Non-Special Funds as further described in the prospectus.

The 7% SOLUTION ENHANCED DEATH BENEFIT, equals the GREATER of:

        1)   the Standard Death Benefit; and

        2) the sum of the contract value allocated to Special Funds and the 7% Solution Minimum Guaranteed Death Benefit for amounts allocated to Non-Special Funds as further described in the prospectus.

The MAX 7 ENHANCED DEATH BENEFIT equals the GREATER of the 7% Solution Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit. Under this benefit option, the 7% Solution Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit are calculated in the same manner as if each were the elected benefit.

Note: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted. The enhanced death benefits may not be available in all states.

We may, with 30 days notice to you, designate any investment portfolio as a Special Fund on existing contracts with respect to new premiums added to such investment portfolio and also with respect to new transfers to such investment portfolio. Keep in mind that selecting a Special Fund may limit or reduce the Enhanced Death Benefit.

For the period during which a portion of the contract value is allocated to a Special Fund, we may, at our discretion, reduce the mortality and expense risk charge attributable to that portion of the contract value. The reduced mortality and expense risk charge will be applicable only during the period contract value is allocated to a Special Fund.

EARNINGS MULTIPLIER BENEFIT RIDER. The earnings multiplier benefit rider is an optional rider that provides a separate death benefit in addition to the death benefit provided under the death benefit options described above. The rider is subject to state availability and is available only for issues ages 75 or under. It may be added at issue of the Contract or on the next contract anniversary following introduction of the rider in a state, if later. The rider provides a benefit equal to a percentage of the gain under the Contract, up to a gain equal to 150% of premiums adjusted for withdrawals ("Maximum Base"). Currently, where the rider is added at issue, the earnings multiplier benefit is equal to 55% (30% for issue ages 70 and above) of the lesser of: 1) the Maximum Base; and 2) the contract value on the date we receive written notice and due proof of death, as well as required claims forms, minus premiums adjusted for withdrawals. If the rider is added to a Contract after issue, the earnings multiplier benefit is equal to 55% (30% for issue ages 70 and above) of the lesser of: 1) 150% of the contract value on the rider effective date, plus subsequent premiums adjusted for subsequent withdrawals; and 2) the contract value on the date we receive written notice and due proof of death, as well as required claims forms, minus the contract value on the rider effective date, minus subsequent premiums adjusted for subsequent withdrawals. The adjustment to the benefit for withdrawals is pro rata, meaning that the benefit will be reduced by the proportion that the withdrawal bears to the contract value at the time of the withdrawal.

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

There is an extra charge for this feature and once selected, it may not be revoked. The earnings multiplier benefit rider does not provide a benefit if there is no gain under the Contract. As such, the Company would continue to assess a charge for the rider, even though no benefit would be payable at death under the rider if there are no gains under the Contract. Please see page 5 for a description of the earnings multiplier benefit rider charge.

The rider is available for both non-qualified and qualified contracts. Please see the discussions of possible tax consequences in sections titled "Individual Retirement Annuities," "Taxation of Non-Qualified Contracts," and "Taxation of Qualified Contracts," in the prospectus.

The rider is available for both non-qualified and qualified contracts. Please see the discussions of possible tax consequences in sections titled "Individual Retirement Annuities," "Taxation of Non-Qualified Contracts," and "Taxation of Qualified Contracts," in the prospectus.

10.  OTHER INFORMATION

     FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a refund of your adjusted contract value. We determine your contract value the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, (i) we adjust your contract value for any market value adjustment (if you have invested in the fixed account), and (ii) then we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios and the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. Also, in some states, you may be entitled to a longer free look period.

     TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw. Keep in mind that transfers between Special Funds and Non-Special Funds will impact your death benefit and benefits under an optional benefit rider, if any. Also, a transfer to a Restricted Fund will not be permitted to the extent that it would increase the contract value in the Restricted Fund to more than the applicable limits following the transfer. Transfers from Restricted Funds are not limited. If the result of multiple transfers is to lower the percentage of total contract value in the Restricted Fund, the reallocation will be permitted even if the percentage of contract value in the Restricted Fund is greater than the limit. See "Restricted Funds" in the prospectus for more information.

     NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations -- Taxation of Death Benefit Proceeds" in the prospectus for the Contract.

     OPTIONAL RIDERS. Subject to state availability, you may purchase one of three optional benefit riders for an additional charge. You may not add more than one of these three riders to your Contract. There is a separate charge each rider. Once elected, the riders generally may not be cancelled. This means once added the rider may not be removed and charges will be assessed regardless of the performance of your Contract.

THE FOLLOWING DESCRIBES THE OPTIONAL RIDERS FOR CONTRACT OWNERS PURCHASING CONTRACTS ON OR AFTER JANUARY 2, 2001. IF YOU PURCHASED YOUR CONTRACT PRIOR TO THAT DATE, PLEASE SEE APPENDIX E TO THE PROSPECTUS FOR A DESCRIPTION OF THE CALCULATION OF THE OPTIONAL RIDER BENEFITS APPLICABLE UNDER YOUR CONTRACT.

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

          Minimum Guaranteed Accumulation Benefit (MGAB) Rider. The MGAB is an optional benefit which offers you the ability to receive a one-time adjustment to your contract value in the event your contract value on a specified date is below the MGAB rider guarantee. When added at issue, the MGAB rider guarantees that your contract value will at least equal your initial premium payment at the end of ten years, or, at least equal two times your initial premium payment at the end of twenty years, depending on the waiting period you select, reduced pro-rata for withdrawals and certain transfers. The MGAB rider offers a ten-year option and a twenty-year option, of which you may purchase only one. Investment in Special Funds may limit or reduce the benefits provided under the rider. As is more fully described in the prospectus, rider benefits are generally based on the contract value for allocations to Special Funds. The MGAB rider may offer you protection in the event of a lower contract value that may result from unfavorable investment performance of your Contract. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGAB rider. See "Optional Riders" in the prospectus for more complete information.

          Minimum Guaranteed Income Benefit (MGIB) Rider. The MGIB rider is an optional benefit which guarantees a minimum amount of income that will be available to you upon annuitization, regardless of fluctuating market conditions. Ordinarily, the amount of income that will be available to you upon annuitization is based upon your contract value, the annuity option you selected and the guaranteed or then current income factors in effect. If you purchase the MGIB rider, the minimum amount of income that will be available to you upon annuitization on the MGIB Benefit Date is the greater of the amounts that are ordinarily available to you under your Contract and the MGIB annuity benefit, which is based on your MGIB Base, the MGIB annuity option you selected and the MGIB guaranteed income factors specified in your rider. Your MGIB Base generally depends on the amount of premiums you pay during the first five contract years after you purchase the rider, when you pay them, accumulated at the MGIB rate, less pro rata adjustments for withdrawals and transfers. Investment in Special Funds may limit or reduce the benefits provided under the rider. As is more fully described in the prospectus, rider benefits are generally based on the contract value for allocations to Special Funds. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGIB rider. You should read the prospectus for more complete information.

          Minimum Guaranteed Withdrawal Benefit (MGWB) Rider. The MGWB rider is an optional benefit which guarantees that if your contract value is reduced to zero you will receive annual periodic payments, which, when added together, equal all premium payments paid during the first two contract years, less adjustments for any prior withdrawals and adjusted by transfers to Special Funds. If your contract value is reduced to zero, your periodic payments will be 7% of your Eligible Payment Amount every year. (Of course, any applicable income and penalty taxes will apply to amounts withdrawn.) Your original Eligible Payment Amount is your premium payments received during the first two contract years. Withdrawals that you make in excess of the above periodic payment amount may substantially reduce the guarantee. Investment in Special Funds may limit or reduce the benefits provided under the rider. As is more fully described in the prospectus, rider benefits are generally based on the contract value for allocations to Special Funds. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGWB rider. You should read the prospectus for more information.

ADDITIONAL FEATURES. This Contract has other features you may be interested in. These include:

          Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month. It may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Limited Maturity Bond or the Liquid Asset investment portfolios or in the fixed account with a 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment. If you invest in Restricted Funds, your ability to dollar cost average may be limited. Please see "Transfers Among Your Investments" in the prospectus for more complete information.

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

          Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. These withdrawals will not result in any surrender charges. Withdrawals from your money in the fixed account under this program are not subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn. If you invest in Restricted Funds, your systematic withdrawals may be affected. Please see "Withdrawals" in the prospectus for more complete information.

          Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select. Investments in the fixed account are not eligible for automatic rebalancing. If you invest in Restricted Funds, automatic rebalancing may be affected. Please see "Transfers Among Your Investments" in the prospectus for more complete information.

11.  INQUIRIES

If you need more information after reading this profile and the prospectus, please contact us at:

         CUSTOMER SERVICE CENTER
         P.O. BOX 2700
         WEST CHESTER, PENNSYLVANIA  19380
         (800) 366-0066

or your registered representative.

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--------------------------------------------------------------------------------
   GOLDEN AMERICAN LIFE INSURANCE COMPANY
   SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

           DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS

                             GOLDENSELECT ACCESS/R/
--------------------------------------------------------------------------------

                                                              NOVEMBER 5, 2001

         This prospectus describes GoldenSelect Access, a deferred group and individual variable annuity contract (the "Contract") offered by Golden American Life Insurance Company ("Golden American," the "Company," "we" or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified Contracts").

         The Contract provides a means for you to invest your premium payments in one or more of the mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are listed on the back of this cover.

         We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. For Contracts sold in some states, not all Fixed Interest Allocations or subaccounts are available. You have a right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payments you paid), or if required by your state, the original amount of your premium payment. Longer free look periods apply in some states.

         This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information ("SAI"), dated, November 5, 2001, has been filed with the Securities and Exchange Commission ("SEC"). It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at P.O. Box 2700, West Chester, Pennsylvania 19380 or call (800) 366-0066, or access the SEC's website (http://www.sec.gov). The table of contents of the SAI is on the last page of this prospectus and the SAI is made part of this prospectus by reference.

     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN ANY SUBACCOUNT THROUGH THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, THE PILGRIM VARIABLE PRODUCTS TRUST, THE PROFUNDS, THE AIM VARIABLE INSURANCE FUNDS, THE PIONEER VARIABLE CONTRACTS TRUST OR THE INVESCO VARIABLE INVESTMENT FUNDS, INC. IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, THE PILGRIM VARIABLE PRODUCTS TRUST, THE PROFUNDS, THE AIM VARIABLE INSURANCE FUNDS, THE PIONEER VARIABLE CONTRACTS TRUST OR THE INVESCO VARIABLE INVESTMENT FUNDS, INC.

--------------------------------------------------------------------------------
        A LIST OF THE INVESTMENT PORTFOLIOS AND THE MANAGERS ARE LISTED
                       ON THE BACK OF THIS COVER.
--------------------------------------------------------------------------------
ACC-111296

ACC - 111296

     The investment portfolios available under your Contract and the portfolio managers are:

  A I M CAPITAL MANAGEMENT, INC.                                  PACIFIC INVESTMENT MANAGEMENT COMPANY
       Capital Appreciation Series                                     Core Bond Series
       Strategic Equity Series                                           (formerly Global Fixed Income Series)
  ALLIANCE CAPITAL MANAGEMENT L. P.                               PRUDENTIAL INVESTMENT CORPORATION
       Capital Growth Series                                           Real Estate Series
  BARING INTERNATIONAL INVESTMENT LIMITED                         SALOMON BROTHERS ASSET MANAGEMENT, INC
    (AN AFFILIATE)                                                     All Cap Series
       Developing World Series                                         Investors Series
       Hard Assets Series                                         T. ROWE PRICE ASSOCIATES, INC.
  CAPITAL GUARDIAN TRUST COMPANY                                       Equity Income Series
       Large Cap Value Series                                          Fully Managed Series
       Managed Global Series                                      PACIFIC INVESTMENT MANAGEMENT COMPANY
       Small Cap Series                                                PIMCO High Yield Bond Portfolio
  EAGLE ASSET MANAGEMENT, INC                                          PIMCO StocksPLUS Growth and Income Portfolio
       Value Equity Series                                        JENNISON ASSOCIATES LLC
  FIDELITY MANAGEMENT & RESEARCH COMPANY                               Prudential Jennison Portfolio
       Asset Allocation Growth Series                                  SP Jennison International Growth Portfolio
       Diversified Mid-Cap Series                                 ING PILGRIM INVESTMENTS, LLC
  GOLDMAN SACHS ASSET MANAGEMENT                                    (AN AFFILIATE)
       Internet TollkeeperSM Series                                    Pilgrim VIT Worldwide Growth
  ING INVESTMENT MANAGEMENT, LLC                                         (formerly Pilgrim Global Brand Names Fund)
    (AN AFFILIATE)                                                     Pilgrim VP MagnaCap Portfolio
       Limited Maturity Bond Series                                    Pilgrim VP SmallCap Opportunities Portfolio
       Liquid Asset Series                                             Pilgrim VP Growth Opportunities Portfolio
  ING PILGRIM INVESTMENTS, LLC                                    PROFUND ADVISORS LLC
    (AN AFFILIATE)                                                     ProFund VP Bull
       International Equity Series*                                    ProFund VP Europe 30
  JANUS CAPITAL CORPORATION                                            ProFund VP Small-Cap
       Growth Series                                              A I M ADVISORS, INC.
       Growth and Income Series                                        AIM V.I. Dent Demographic Trends Fund
       Special Situations Series                                  PIONEER INVESTMENT MANAGEMENT, INC.
  KAYNE ANDERSON RUDNICK INVESTMENT                                    Pioneer Fund VCT Portfolio
    MANAGEMENT, LLC                                                    Pioneer Mid-Cap Value VCT Portfolio
       Rising Dividends Series                                    INVESCO FUNDS GROUP, INC.
  MASSACHUSETTS FINANCIAL SERVICES COMPANY                             INVESCO VIF-- Financial Services Fund
       Mid-Cap Growth Series                                           INVESCO VIF-- Health Sciences Fund
       Research Series                                                 INVESCO VIF-- Utilities Fund
       Total Return Series

    * Not currently available.

    Internet TollkeeperSM Series is a service mark of Goldman, Sachs & Co.

         The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

ACC - 111296

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                         PAGE

         Index of Special Terms.....................................       1
         Fees and Expenses..........................................       2
         Performance Information....................................      11
               Accumulation Unit....................................      11
               Net Investment Factor................................      11
               Condensed Financial Information......................      12
               Financial Statements.................................      12
               Performance Information..............................      12
         Golden American Life Insurance Company.....................      13
         The Trusts.................................................      13
         Golden American Separate Account B.........................      14
         The Investment Portfolios..................................      15
               Investment Objectives................................      15
               Investment Management Fees...........................      20
               Restricted Funds.....................................      22
         The Fixed Interest Allocation..............................      22
               Selecting a Guaranteed Interest Period...............      23
               Guaranteed Interest Rates............................      23
               Transfers from a Fixed Interest Allocation...........      23
               Withdrawals from a Fixed Interest Allocation.........      24
               Market Value Adjustment..............................      24
         Special Funds..............................................      25
         The Annuity Contract.......................................      26
               Contract Date and Contract Year .....................      26
               Annuity Start Date...................................      26
               Contract Owner.......................................      26
               Annuitant............................................      27
               Beneficiary..........................................      27
               Purchase and Availability of the Contract............      28
               Crediting of Premium Payments........................      28
               Administrative Procedures............................      29
               Contract Value.......................................      29
               Cash Surrender Value.................................      30
               Surrendering to Receive the Cash Surrender Value.....      30
               The Subaccounts......................................      30
               Addition, Deletion or Substitution of Subaccounts
                   and Other Changes................................      31
               The Fixed Account....................................      31
               Optional Riders......................................      31
                   Rider Date.......................................      31
                   No Cancellation..................................      31
                   Termination......................................      32
                   Minimum Guaranteed Accumulation Benefit Rider....      32
                   Minimum Guaranteed Income Benefit Rider..........      34
                   Minimum Guaranteed Withdrawal Benefit Rider......      36
               Other Contracts......................................      38
               Other Important Provisions...........................      38

ACC - 111296                         i

--------------------------------------------------------------------------------
                          TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                         PAGE

         Withdrawals................................................      38
               Regular Withdrawals..................................      39
               Systematic Withdrawals...............................      39
               IRA Withdrawals......................................      41
         Transfers Among Your Investments...........................      41
               Transfers by Third Parties...........................      42
               Dollar Cost Averaging................................      42
               Automatic Rebalancing................................      43
         Death Benefit Choices......................................      44
               Death Benefit During the Accumulation Phase..........      44
                   Standard Death Benefit...........................      45
                   Enhanced Death Benefit Options...................      46
                   Earnings Multiplier Benefit Rider................      47
               Death Benefit During the Income Phase................      48
               Continuation After Death-- Spouse....................      48
               Continuation After Death-- Non Spouse................      49
               Required Distributions Upon Contract Owner's Death...      49
         Charges and Fees...........................................      50
               Charge Deduction Subaccount..........................      50
               Charges Deducted from the Contract Value.............      50
                   No Surrender Charge..............................      50
                   Premium Taxes....................................      50
                   Administrative Charge............................      50
                   Transfer Charge..................................      50
               Charges Deducted from the Subaccounts................      50
                   Mortality and Expense Risk Charge................      50
                   Asset-Based Administrative Charge................      51
                   Earnings Multiplier Benefit Charge...............      51
                   Optional Rider Charges...........................      51
               Trust Expenses.......................................      52
         The Annuity Options........................................      52
               Annuitization of Your Contract.......................      52
               Selecting the Annuity Start Date.....................      53
               Frequency of Annuity Payments........................      53
               The Annuity Options..................................      53
                   Income for a Fixed Period........................      53
                   Income for Life with a Period Certain............      54
                   Joint Life Income................................      54
                   Annuity Plan.....................................      54
               Payment When Named Person Dies.......................      54
         Other Contract Provisions..................................      54
               Reports to Contract Owners...........................      54
               Suspension of Payments...............................      54
               In Case of Errors in Your Application................      55
               Assigning the Contract as Collateral.................      55
               Contract Changes-Applicable Tax Law..................      55
               Free Look............................................      55
               Group or Sponsored Arrangements......................      55
               Selling the Contract.................................      55

ACC - 111296                         ii

--------------------------------------------------------------------------------
                          TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                          PAGE

         Other Information..........................................       56
               Voting Rights........................................       56
               State Regulation.....................................       57
               Legal Proceedings....................................       57
               Legal Matters........................................       57
               Experts..............................................       57
         Federal Tax Considerations.................................       57
         More Information About Golden American Life
               Insurance Company....................................       65
         Unaudited Financial Statements of Golden American
               Life Insurance Company...............................       88
         Financial Statements of Golden American Life
               Insurance Company....................................      100
         Statement of Additional Information
            Table of Contents.......................................      127
         Appendix A
            Condensed Financial Information.........................       A1
         Appendix B
            Market Value Adjustment Examples........................       B1
         Appendix C
            Withdrawal Adjustment for 7% Solution Death
               Benefit Examples.....................................       C1
         Appendix D
            Death Benefits for Pre-2000, Yr-2000, or Yr-2001
               Contract Owners......................................       D1
         Appendix E
            Optional Rider Benefits for Pre-2000 and Yr-2000
               Contract Owners......................................       E1

ACC - 111296                         iii

                     This page intentionally left blank.

--------------------------------------------------------------------------------
                             INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:


SPECIAL TERM                                PAGE
Accumulation Unit                            11
Annual Ratchet Enhanced Death Benefit        47
Annuitant                                    27
Annuity Start Date                           26
Cash Surrender Value                         30
Contract Date                                26
Contract Owner                               26
Contract Value                               29
Contract Year                                26
Earnings Multiplier Benefit                  47
Fixed Interest Allocation                    22
Market Value Adjustment                      24
Max 7 Enhanced Death Benefit                 47
Net Investment Factor                        11
Restricted Fund                              22
Rider Date                                   31
7% Solution Enhanced Death Benefit           46
Special Fund                                 25
Standard Death Benefit                       45




The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

TERM USED IN THIS PROSPECTUS             CORRESPONDING TERM USED IN THE CONTRACT
Accumulation Unit Value                  Index of Investment Experience
Annuity Start Date                       Annuity Commencement Date
Contract Owner                           Owner or Certificate Owner
Contract Value                           Accumulation Value
Transfer Charge                          Excess Allocation Charge
Fixed Interest Allocation                Fixed Allocation
Free Look Period                         Right to Examine Period
Guaranteed Interest Period               Guarantee Period
Subaccount(s)                            Division(s)
Net Investment Factor                    Experience Factor
Regular Withdrawals                      Conventional Partial Withdrawals
Withdrawals                              Partial Withdrawals

ACC - 111296                         1

--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------


CONTRACT OWNER TRANSACTION EXPENSES*

       Surrender Charge......................................  None

       Transfer Charge.......................................  $25 per transfer, if you make more than 12 transfers in a contract year **

       * If you invested in a Fixed Interest Allocation, a Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your transfer or surrender amount.

       ** We currently do not impose this charge, but may do so in the future.

ANNUAL CONTRACT ADMINISTRATIVE CHARGE*

       Administrative Charge................................  $40

       (We waive this charge if the total of your premium payments is $100,000 or more or if your contract value at the end of a contract year is $100,000 or more.) * We deduct this charge on each contract anniversary and on surrender.

SEPARATE ACCOUNT ANNUAL CHARGES*

   -------------------------------------------------------------------------------------------------
                                           STANDARD                ENHANCED DEATH BENEFITS
                                         DEATH BENEFIT    ANNUAL RATCHET      7% SOLUTION      MAX 7
   -------------------------------------------------------------------------------------------------
    Mortality & Expense Risk Charge**        1.65%            1.90%              2.00%         2.10%
    Asset-Based Administrative Charge        0.15%            0.15%              0.15%         0.15%
        Total                                1.80%            2.05%              2.15%         2.25%

   -------------------------------------------------------------------------------------------------

       * As a percentage of average daily assets in each subaccount. The mortality and expense risk charge and the asset-based administrative charge are deducted daily.

       ** Please see Appendix D for the mortality and expense risk charges applicable to Pre-2000, Yr-2000, and Yr-2001 contract owners.


EARNINGS MULTIPLIER BENEFIT RIDER CHARGE*

     Quarterly Charge.......................................  0.075% of contract value (0.30%
                                                              annually)

       * We deduct the rider charge from the subaccounts in which you are invested on each quarterly contract anniversary and pro rata on termination of the Contract; if the value in the subaccounts is insufficient, the rider charge will be deducted from the Fixed Interest Allocation(s) nearest maturity, and the amount deducted may be subject to a Market Value Adjustment.

ACC - 111296                           2

OPTIONAL RIDER CHARGES*

       Minimum Guaranteed Accumulation Benefit rider:

                Waiting Period                         Quarterly Charge
                --------------                         ----------------
                10 Year..........................      0.125% of the MGAB Charge Base(1)  (0.50% annually)
                20 Year..........................      0.125% of the MGAB Charge Base    (0.50% annually)

       Minimum Guaranteed Income Benefit rider:

                MGIB Rate                              Quarterly Charge
                ---------                              ----------------
                7%...............................      0.125% of the MGIB Charge Base(2)  (0.50% annually)

       Minimum Guaranteed Withdrawal Benefit rider:

                Quarterly Charge
                ----------------
                0.125% of the MGWB Eligible Payment Amount(3)   (0.50% annually)

       * We deduct optional rider charges from the subaccounts in which you are invested on each quarterly contract anniversary and pro rata on termination of the Contract; if the value in the subaccounts is insufficient, the optional rider charges will be deducted from the Fixed Interest Allocation(s) nearest maturity, and the amount deducted may be subject to a Market Value Adjustment.

       (1) The MGAB Charge Base is the total of premiums added during the 2-year period commencing on the rider date if you purchase the rider on the contract date, or, your contract value on the rider date plus premiums added during the 2-year period commencing on the rider date if you purchased the rider after the contract date, reduced pro rata for all withdrawals taken while the MGAB rider is in effect, and reduced pro rata for transfers made during the three year period before the MGAB Benefit Date. The MGAB Charge Base is tracked separately for Special and Non-Special Funds, based on initial allocation of premium (or contract value), subsequent allocation of eligible premium, withdrawals and transfers. Withdrawals and transfers may reduce the Charge Base by more than the amount withdrawn or transferred.

       (2) The MGIB Charge Base generally depends on the amount of premiums you pay during the first five contract years after you purchase the rider, when you pay them, less a pro rata deduction for any withdrawal made while the MGIB rider is in effect and accumulated at the MGIB Rate (7%). The MGIB Charge Base is tracked separately for Special and Non-Special Funds, based on initial allocation of premium (or contract value), subsequent allocation of eligible premium, withdrawals and transfers. Withdrawals and transfers between Special and Non-Special Funds may reduce the MGIB Charge Base by more than the amount withdrawn or transferred.

       (3) The MGWB Eligible Payment Amount is (i) the total of premiums paid during the 2-year period commencing on the rider date if you purchase the rider on the contract date; or (ii) your contract value on the rider date plus subsequent premiums paid during the two-year period commencing on the rider date.

ACC - 111296                           2

THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

   -----------------------------------------------------------------------------------------------------------------------
                                                           MANAGEMENT                OTHER                 TOTAL
      PORTFOLIO                                              FEE(1)               EXPENSES(2)           EXPENSES(3)
   -----------------------------------------------------------------------------------------------------------------------
     Liquid Asset                                             0.54%                  0.01%                  0.55%
     Limited Maturity Bond                                    0.54%                  0.01%                  0.55%
     Core Bond                                                1.00%                  0.01%                  1.01%
     Fully Managed                                            0.94%                  0.01%                  0.95%
     Total Return                                             0.88%                  0.01%                  0.89%
     Asset Allocation Growth                                  1.00%                  0.01%                  1.01%
     Equity Income                                            0.94%                  0.01%                  0.95%
     All Cap                                                  1.00%                  0.01%                  1.01%
     Growth and Income                                        1.10%                  0.01%                  1.11%
     Real Estate                                              0.94%                  0.01%                  0.95%
     Value Equity                                             0.94%                  0.01%                  0.95%
     Investors                                                1.00%                  0.01%                  1.01%
     International Equity                                     1.25%                  0.01%                  1.26%
     Rising Dividends                                         0.94%                  0.01%                  0.95%
     Managed Global                                           1.25%                  0.01%                  1.26%
     Large Cap Value                                          1.00%                  0.01%                  1.01%
     Hard Assets                                              0.94%                  0.01%                  0.95%
     Diversified Mid-Cap                                      1.00%                  0.01%                  1.01%
     Research                                                 0.88%                  0.01%                  0.89%
     Capital Growth                                           0.99%                  0.01%                  1.00%
     Capital Appreciation                                     0.94%                  0.01%                  0.95%
     Small Cap                                                0.94%                  0.01%                  0.95%
     Mid-Cap Growth                                           0.88%                  0.01%                  0.89%
     Strategic Equity                                         0.94%                  0.01%                  0.95%
     Special Situations                                       1.10%                  0.01%                  1.11%
     Growth                                                   0.99%                  0.01%                  1.00%
     Developing World                                         1.75%                  0.01%                  1.76%
     Internet Tollkeeper                                      1.85%                  0.01%                  1.86%
   -----------------------------------------------------------------------------------------------------------------------

       (1) Fees decline as the total assets of certain combined portfolios increase. See the prospectus for the GCG Trust for more information.

       (2) Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets. Other expenses are based on actual expenses for the year ended December 31, 2000, except for (i) portfolios that commenced operations in 2000 and 2001, and (ii) newly formed portfolios where the charges have been estimated.

       (3) Total Expenses are based on actual expenses for the fiscal year ended December 31, 2000.

ACC - 111296                           4

THE PIMCO VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

   ----------------------------------------------------------------------------------------------------------------------
                                                                                   OTHER EXPENSES         TOTAL EXPENSES
                                      MANAGEMENT       SERVICE       OTHER          AFTER EXPENSE         AFTER EXPENSE
     PORTFOLIO                            FEE            FEE      EXPENSES(1)     REIMBURSEMENT(2)       REIMBURSEMENT(2)
   ----------------------------------------------------------------------------------------------------------------------
     PIMCO High Yield Bond               0.25%          0.15%        0.35%              0.35%                  0.75%
     PIMCO StocksPLUS Growth and
        Income                           0.40%          0.15%        0.11%              0.10%                  0.65%
   ----------------------------------------------------------------------------------------------------------------------

       (1) "Other Expenses" reflects a 0.35% administrative fee for the High Yield Bond Portfolio and a 0.10% administrative fee and 0.01% representing organizational expenses and pro rata Trustees' fees for the StocksPLUS Growth and Income Portfolio.

       (2) PIMCO has contractually agreed to reduce total annual portfolio operating expenses to the extent they would exceed, due to the payment of organizational expenses and Trustees' fees, 0.75% and 0.65% of average daily net assets for the PIMCO High Yield Bond and StocksPLUS Growth and Income Portfolios, respectively. Without such reductions, Total Annual Expenses for the fiscal year ended December 31, 2000 would have been 0.75% and 0.66% for the PIMCO High Yield Bond and StocksPLUS Growth and Income Portfolios, respectively. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

PILGRIM VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

   -------------------------------------------------------------------------------------------------------------------------
                                    INVESTMENT                                    TOTAL                        TOTAL NET
                                    MANAGEMENT        12B-1        OTHER        PORTFOLIO       WAIVER BY      PORTFOLIO
      PORTFOLIO                         FEE            FEE       EXPENSES       EXPENSES       ADVISER(2)      EXPENSES
   -------------------------------------------------------------------------------------------------------------------------
     Pilgrim VIT Worldwide Growth      1.00%          0.25%        1.72%          2.97%           1.74%          1.23%
   -------------------------------------------------------------------------------------------------------------------------

       (1) The table shows the estimated operating expenses for the Portfolio as a ratio of expenses to average daily net assets. These estimates are based on the Portfolio's actual operating expenses for its most recent complete fiscal year and fee waivers to which the Adviser has agreed for the Portfolio.

       (2) ING Pilgrim Investments, LLC, upon becoming the Portfolio's Investment Manager, assumed all rights, responsibilities and obligations of its predecessor, ING Mutual Funds Management Co. LLC. ING Mutual Funds Management Co. LLC, entered into a written expense limitation agreement with the Portfolio, under which the Portfolio's Investment Manager will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses, subject to possible reimbursement to the Portfolio's Investment Manager within three years. The amount of the Portfolio's expenses waived or reimbursed during the last fiscal year by the Portfolio's Investment Manager is shown under the heading "Waiver by Adviser." The expense limits will continue through at least December 31, 2001.

THE PRUDENTIAL SERIES FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

   -----------------------------------------------------------------------------------------------------------------------
                                          MANAGEMENT                                   OTHER                TOTAL
     PORTFOLIO                                FEE             12B-1 FEE(1)          EXPENSES(2)          EXPENSES(2)
   -----------------------------------------------------------------------------------------------------------------------
     Prudential Jennison                     0.60%                0.25%                0.19%                1.04%
     SP Jennison International Growth        0.85%                0.25%                0.54%                1.64%
   -----------------------------------------------------------------------------------------------------------------------

       (1) The 12b-1 fees for the Prudential Jennison Portfolio and the SP Jennison International Growth Portfolio are imposed to enable the portfolios to recover certain sales expenses, including compensation to broker-dealers, the cost of printing prospectuses for delivery to prospective investors and advertising

ACC - 111296                           5
             costs for the portfolio. Over a long period of time, the total amount of 12b-1 fees paid may exceed the amount of sales charges imposed by the product.

       (2) Since the SP Jennison International Growth Portfolio had not commenced operations as of December 31, 1999, expenses as shown are based on estimates of the portfolio's operating expenses for the portfolio's first fiscal year.

PILGRIM VARIABLE PRODUCTS TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

   ---------------------------------------------------------------------------------------------------------------------
                                    INVESTMENT                                    TOTAL                        TOTAL NET
                                    MANAGEMENT       SERVICE       OTHER        PORTFOLIO      WAIVERS BY      PORTFOLIO
      PORTFOLIO                        FEES           FEES      EXPENSES(2)      EXPENSES      ADVISER(3)     EXPENSES(3
   ---------------------------------------------------------------------------------------------------------------------
     Pilgrim VP MagnaCap               0.75%          0.25%        7.15%          8.15%           7.05%          1.10%
     Pilgrim VP SmallCap
         Opportunities                 0.75%          0.25%        0.23%          1.23%           0.13%          1.10%
     Pilgrim VP Growth
     Opportunities                     0.75%          0.25%        1.44%          2.44%           1.34%          1.10%
   ---------------------------------------------------------------------------------------------------------------------

       (1) The table shows the estimated operating expenses for Class S shares of each Portfolio as a ratio of expenses to average daily net assets. These estimates are based on each Portfolio's actual operating expenses for Class R shares for the Trust's most recently completed fiscal year and fee waivers to which ING Pilgrim Investments, LLC, the Portfolios' Adviser, has agreed for each Portfolio.

       (2) Because Class S shares are new for each Portfolio, the Other Expenses for each Portfolio are based on Class R expenses of the Portfolio.

       (3) ING Pilgrim Investments, LLC has entered into written expense limitation agreements with each Portfolio which it advises under which it will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses, subject to possible reimbursement to ING Pilgrim Investments, LLC within three years. The expense limit for each such Portfolio is shown as "Total Net Portfolio Expenses." For each Portfolio, the expense limits will continue through at least December 31, 2001.

PROFUNDS ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

   -----------------------------------------------------------------------------------
                                 MANAGEMENT                    OTHER          TOTAL
     PORTFOLIO                       FEE        12B-1 FEE   EXPENSES(2)    EXPENSES(2)
   -----------------------------------------------------------------------------------
     ProFund VP Bull                0.75%         0.25%        0.80%          1.80%
     ProFund VP Small-Cap           0.75%         0.25%        0.80%          1.80%
     ProFund VP Europe 30(1)        0.75%         0.25%        0.75%          1.75%
   -----------------------------------------------------------------------------------

          (1) Management fees and expenses for the ProFund VP Europe 30 are for the 12-month period ending December 12, 2000.

          (2) Other expenses for the ProFund VP Bull and ProFund VP Small-Cap are estimates as these ProFund Portfolios had not commenced operations as of December 31, 2000.

AIM VARIABLE INSURANCE FUNDS ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1)(2):

   ---------------------------------------------------------------------------------------------------------------------
                                                                             TOTAL    FEE WAIVER AND EXPENSE   TOTAL NET
                                  MANAGEMENT       12B-1       OTHER       PORTFOLIO      REIMBURSEMENTS       PORTFOLIO
      PORTFOLIO                      FEES          FEES       EXPENSES     EXPENSES                            EXPENSES
   ---------------------------------------------------------------------------------------------------------------------
     AIM V.I. Dent Demographic
     Trends                          0.85%         0.25%       0.61%         1.71%            0.26%              1.45%
   ---------------------------------------------------------------------------------------------------------------------

       (1) Figures shown in the table are estimates for the current year and are expressed as a percentage of the Portfolio's average daily net assets.

ACC - 111296                           6

       (2) The Portfolio's adviser has contractually agreed to waive advisory fees (excluding interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) to the extent necessary to limit the total of the Management Fees and Other Expenses to 1.30%. Further the Portfolio's distributor has agreed to reimburse Rule 12b-1 Distribution Plan fees to the extent necessary to limit Total Net Portfolio Expenses to 1.45%.

PIONEER VARIABLE CONTRACTS TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

   ---------------------------------------------------------------------------
                                   INVESTMENT                         TOTAL
                                   MANAGEMENT     12B-1     OTHER   PORTFOLIO
      PORTFOLIO                        FEE         FEE    EXPENSES   EXPENSES
   ---------------------------------------------------------------------------
     Pioneer Fund VCT                 0.65%       0.25%     0.03%     0.93%
     Pioneer Mid-Cap Value VCT        0.65%       0.25%     0.11%     1.01%
   ---------------------------------------------------------------------------

          (1) Fees and expenses based on portfolio's latest fiscal year ended December 31, 2000.

INVESCO VARIABLE INVESTMENT FUNDS, INC. ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

   ----------------------------------------------------------------------------------------
                                         MANAGEMENT     12B-1         OTHER         TOTAL
      PORTFOLIO                             FEES       FEES(1)   EXPENSES(2)(3)    EXPENSES
   ----------------------------------------------------------------------------------------
     INVESCO VIF-- Financial Services       0.75%       0.00%         0.34%         1.09%
     INVESCO VIF-- Health Sciences          0.75%       0.00%         0.32%         1.07%
     INVESCO VIF-- Utilities                0.60%       0.00%         0.81%         1.41%
   ----------------------------------------------------------------------------------------

       (1) Although the Funds may deduct a distribution or 12b-1 fee, the Funds currently do not. (2) The Funds' actual Other Expenses and Total Expenses were lower than the figures shown because its custodian fees were reduced under an expense offset agreement.
       (3) Certain expenses of the Funds were absorbed voluntarily by INVESCO Funds Group Inc. ("INVESCO") pursuant to a commitment between the Funds and INVESCO. This commitment may be changed at any time following consultation with the board of directors. After absorption, but excluding any expense offset arrangements, the INVESCO VIF - Financial Services and the INVESCO VIF - Health Sciences portfolios' Other Expenses and Total Expenses for the fiscal year ended December 31, 2000 were reduced by insignificant amounts. For the INVESCO VIF - Utilities portfolio, after absorption, but excluding any expense offset arrangements, the portfolio's Other Expenses and Total Expenses for the fiscal year ended December 31, 2000 were 0.62% and 1.22%, respectively.

The purpose of the foregoing tables is to help you understand the various costs and expenses that you will bear directly and indirectly. See the prospectuses of the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust, the ProFunds, the AIM Variable Insurance Funds, the Pioneer Variable Contracts Trust and the INVESCO Variable Investment Funds, Inc. for additional information on management or advisory fees and in some cases on other portfolio expenses.

Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

ACC - 111296                           7

EXAMPLES:


The following two examples are designed to show you the expenses you would pay on a $1000 investment that earns 5% annually if you are a Yr-2001 contract owner. Each example assumes election of the Max 7 Enhanced Death Benefit. The examples reflect the deduction of a mortality and expense risk charge, an asset-based administrative charge, and an annual contract administrative charge as an annual charge of 0.05% of assets (based on an average contract value of $75,000). Example 1 also assumes you elected the earnings multiplier benefit rider with a charge of 0.30% of the contract value annually. In addition, Example 1 assumes you elected an optional benefit rider with the highest cost, an assumed charge of 0.75% annually, where the rider base is equal to the initial premium and increases by 7% annually and assumes the rider charge is assessed each quarter on a base equal to the hypothetical $1,000 premium increasing at 7% per year. The annual charge of 0.75% results from the assumption of a 7% annual increase in the rider base but only a 5% earnings increase in the contract value before expenses. Thus, 0.75% represents an annual charge over the 10-year period which is equivalent to an increasing charge of 0.125% per quarter over the same period. Each example also assumes that any applicable expense reimbursements of underlying portfolio expenses will continue for the periods shown. If the Standard Death Benefit, the Annual Ratchet Enhanced Death Benefit, or the 7% Solution Enhanced Death Benefit is elected instead of the Max 7 Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples. Please see Appendix D for expense examples applicable to Pre-2000, Yr-2000, and Yr-2001 contract owners.

ACC - 111296                           8

Example 1:

If you elected both the earnings multiplier benefit rider and another optional benefit rider with the highest charge, you would pay the following expenses for each $1,000 invested, whether or not you surrender your Contract or annuitize at the end of the applicable time period:

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------

        THE GCG TRUST
        Liquid Asset                                       $39              $119             $200              $412
        Limited Maturity Bond                              $39              $119             $200              $412
        Core Bond                                          $44              $132             $222              $450
        Fully Managed                                      $43              $130             $219              $445
        Total Return                                       $43              $129             $216              $440
        Asset Allocation Growth                            $44              $132             $222              $450
        Equity Income                                      $43              $130             $219              $445
        All Cap                                            $44              $132             $222              $450
        Growth and Income                                  $45              $135             $226              $458
        Real Estate                                        $43              $130             $219              $445
        Value Equity                                       $43              $130             $219              $445
        Investors                                          $44              $132             $222              $450
        International Equity                               $46              $139             $233              $470
        Rising Dividends                                   $43              $130             $219              $445
        Managed Global                                     $46              $139             $233              $470
        Large Cap Value                                    $44              $132             $222              $450
        Hard Assets                                        $43              $130             $219              $445
        Diversified Mid-Cap                                $44              $132             $222              $450
        Research                                           $43              $129             $216              $440
        Capital Growth                                     $44              $132             $221              $449
        Capital Appreciation                               $43              $130             $219              $445
        Small Cap                                          $43              $130             $219              $445
        Mid-Cap Growth                                     $43              $129             $216              $440
        Strategic Equity                                   $43              $130             $219              $445
        Special Situations                                 $45              $135             $226              $458
        Growth                                             $44              $132             $221              $449
        Developing World                                   $51              $153             $255              $508
        Internet Tollkeeper                                $52              $156             $259              $516

        THE PIMCO VARIABLE INSURANCE TRUST
        PIMCO High Yield Bond                              $41              $125             $210              $429
        PIMCO StocksPLUS Growth and Income                 $40              $122             $206              $421

        PILGRIM VARIABLE INSURANCE TRUST
        Pilgrim VIT Worldwide Growth                       $46             $138              $231              $468

        THE PRUDENTIAL SERIES FUND
        Prudential Jennison                                $44             $133              $223              $453
        SP Jennison International Growth                   $50             $150              $250              $499

        PILGRIM VARIABLE PRODUCTS TRUST
        Pilgrim VP MagnaCap                                $45             $135              $226              $457
        Pilgrim VP SmallCap Opportunities                  $45             $135              $226              $457
        Pilgrim VP Growth Opportunities                    $45             $135              $226              $457

        PROFUNDS
        ProFund VP Bull                                    $51             $154              $257              $511
        ProFund VP Small-Cap                               $51             $154              $257              $511
        ProFund VP Europe 30                               $51             $153              $254              $507
      --------------------------------------------------------------------------------------------------------------------

ACC - 111296                           9

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        AIM VARIABLE INSURANCE FUNDS
        AIM V.I. Dent Demographic Trends                   $48              $144             $241              $485

        PIONEER VARIABLE CONTRACTS TRUST
        Pioneer Fund VCT                                   $43              $130             $218              $444
        Pioneer Mid-Cap Value VCT                          $44              $132             $222              $450

        INVESCO VARIABLE INVESTMENT FUNDS, INC.
        INVESCO VIF-- Financial Services                   $45              $134             $225              $457
        INVESCO VIF-- Health Sciences                      $44              $134             $224              $455
        INVESCO VIF-- Utilities                            $48              $143             $239              $482
      --------------------------------------------------------------------------------------------------------------------


Example 2:

If you did not elect the earnings multiplier benefit rider or any other optional benefit rider, you would pay the following expenses for each $1,000 invested, whether or not you surrender your contract or annuitize at the end of the applicable time period:

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        THE GCG TRUST
        Liquid Asset                                       $29              $ 88             $150              $318
        Limited Maturity Bond                              $29              $ 88             $150              $318
        Core Bond                                          $33              $102             $173              $360
        Fully Managed                                      $33              $100             $170              $355
        Total Return                                       $32              $ 98             $167              $349
        Asset Allocation Growth                            $33              $102             $173              $360
        Equity Income                                      $33              $100             $170              $355
        All Cap                                            $33              $102             $173              $360
        Growth and Income                                  $34              $105             $177              $369
        Real Estate                                        $33              $100             $170              $355
        Value Equity                                       $33              $100             $170              $355
        Investors                                          $33              $102             $173              $360
        International Equity                               $36              $109             $185              $383
        Rising Dividends                                   $33              $100             $170              $355
        Managed Global                                     $36              $109             $185              $383
        Large Cap Value                                    $33              $102             $173              $360
        Hard Assets                                        $33              $100             $170              $355
        Diversified Mid-Cap                                $33              $102             $173              $360
        Research                                           $32              $ 98             $167              $349
        Capital Growth                                     $33              $102             $172              $359
        Capital Appreciation                               $33              $100             $170              $355
        Small Cap                                          $33              $100             $170              $355
        Mid-Cap Growth                                     $32              $ 98             $167              $349
        Strategic Equity                                   $33              $100             $170              $355
        Special Situations                                 $34              $105             $177              $369
        Growth                                             $33              $102             $172              $359
        Developing World                                   $41              $124             $208              $426
        Internet Tollkeeper                                $42              $126             $212              $434

        THE PIMCO VARIABLE INSURANCE TRUST
        PIMCO High Yield Bond                              $31              $ 94             $160              $336
        PIMCO StocksPLUS Growth and Income                 $30              $ 91             $155              $327
      --------------------------------------------------------------------------------------------------------------------

ACC - 111296                           10

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        PILGRIM VARIABLE INSURANCE TRUST
        Pilgrim VIT Worldwide Growth                       $36             $108              $183              $380

        THE PRUDENTIAL SERIES FUND
        Prudential Jennison                                $34             $103              $174              $363
        SP Jennison International Growth                   $40             $120              $202              $416

        PILGRIM VARIABLE PRODUCTS TRUST
        Pilgrim VP MagnaCap                                $34             $104              $177              $368
        Pilgrim VP SmallCap Opportunities                  $34             $104              $177              $368
        Pilgrim VP Growth Opportunities                    $34             $104              $177              $368

        PROFUNDS
        ProFund VP Bull                                    $41             $125              $210              $429
        ProFund VP Small-Cap                               $41             $125              $210              $429
        ProFund VP Europe 30                               $41             $123              $207              $425

        AIM VARIABLE INSURANCE FUNDS
        AIM V.I. Dent Demographic Trends                   $38              $115             $193              $399

        PIONEER VARIABLE CONTRACTS TRUST
        Pioneer Fund VCT                                   $33              $ 99             $169              $353
        Pioneer Mid-Cap Value VCT                          $33              $102             $173              $360

        INVESCO VARIABLE INVESTMENT FUNDS, INC.
        INVESCO VIF-- Financial Services                   $34              $104             $176              $368
        INVESCO VIF-- Health Sciences                      $34              $104             $176              $366
        INVESCO VIF-- Utilities                            $37              $113             $192              $396
      --------------------------------------------------------------------------------------------------------------------

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT. Compensation is paid for the sale of the Contracts. For information about this compensation, see "Selling the Contract."

--------------------------------------------------------------------------------
                             PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ACCUMULATION UNIT

We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account B has its own accumulation unit value. The accumulation units are valued each business day that the New York Stock Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.

THE NET INVESTMENT FACTOR

The Net Investment Factor is an index number which reflects certain charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:

     1) We take the net asset value of the subaccount at the end of each business day.

     2) We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.

ACC - 111296                          11

     3) We divide (2) by the net asset value of the subaccount at the end of the preceding business day.

     4) We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount.

Calculations for the subaccounts are made on a per share basis.

CONDENSED FINANCIAL INFORMATION

Tables containing (i) the accumulation unit value history of each subaccount of Golden American Separate Account B offered in this prospectus and (ii) the total investment value history of each such subaccount are presented in Appendix A -- Condensed Financial Information -- for contract categories Pre-2000 and Yr-2000. Information for Yr-2001 and May-2001 is not presented because these contracts were not issued in prior years. In the future, we present four sets of tables to reflect the varying death benefits and mortality expense risk charges, which affect the accumulation unit values.

FINANCIAL STATEMENTS

The audited financial statements of Separate Account B for the year ended December 31, 2000 are included in the Statement of Additional Information. The unaudited condensed consolidated financial statements of Golden American for the six months ended June 30, 2001 and the audited consolidated financial statements of Golden American for the years ended December 31, 2000, 1999 and 1998 are included in this prospectus.

PERFORMANCE INFORMATION

From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Except for the Liquid Asset subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long Separate Account B has been investing in the portfolio. We may show other total returns for periods of less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account B, assuming an investment at the beginning of the period when the separate account first invested in the portfolios, withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and current contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period. Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges. In addition, we may present historic performance data for the investment portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the separate account began investing in the portfolios.

Current yield for the Liquid Asset subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period, assuming no surrender and the selection of the Max 7 Enhanced Death Benefit and the MGIB optional benefit rider.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable

ACC - 111296                          12
market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and (iii) the Consumer Price Index (measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.

--------------------------------------------------------------------------------
                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

Golden American Life Insurance Company is a Delaware stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa"). Equitable of Iowa is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. Golden American is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. In May 1996, Golden American established a subsidiary, First Golden American Life Insurance Company of New York, which is authorized to sell annuities in New York and Delaware. Golden American's consolidated financial statements appear in this prospectus.

Equitable of Iowa is the holding company for Golden American, Directed Services, Inc., the investment manager of the GCG Trust and the distributor of the Contracts, and other interests. ING also owns ING Pilgrim Investments, LLC, a portfolio manager of the GCG Trust, and the investment manager of the Pilgrim Variable Insurance Trust and the Pilgrim Variable Products Trust. ING also owns:
Baring International Investment Limited, another portfolio manager of the GCG Trust, and ING Investment Management Advisors B.V., a portfolio manager of the Pilgrim Variable Insurance Trust.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

--------------------------------------------------------------------------------
                                   THE TRUSTS
--------------------------------------------------------------------------------
The GCG Trust is a mutual fund whose shares are offered to separate accounts funding variable annuity and variable life insurance policies offered by Golden American and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with Golden American. Pending SEC approval, shares of the GCG Trust may also be sold to certain qualified pension and retirement plans. The address of the GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The PIMCO Variable Insurance Trust is also a mutual fund whose shares are available to separate accounts of insurance companies, including Golden American, for both variable annuity contracts and variable life insurance policies and to qualified pension and retirement plans. The address of the PIMCO Variable Insurance Trust is 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660.

The Pilgrim Variable Insurance Trust (formerly the ING Variable Insurance Trust) is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by Golden American and other insurance companies, both affiliated and unaffiliated with Golden American. The address of Pilgrim Variable Insurance Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.

The Prudential Series Fund, Inc. is also a mutual fund whose shares are available to separate accounts funding variable annuity and variable life insurance polices offered by The Prudential Insurance Company of

ACC - 111296                          13

America, its affiliated insurers and other life insurance companies not affiliated with Prudential, including Golden American. The address of the Prudential Series Fund is 751 Broad Street, Newark, NJ 07102.

The Pilgrim Variable Products Trust is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by Golden American and other insurance companies, both affiliated and unaffiliated with Golden American. The address of Pilgrim Variable Products Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004. The ProFunds is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by Golden American and other insurance companies, both affiliated and unaffiliated with Golden American. The address of ProFunds is 3435 Stelzer Road, Suite 1000, PO Box 182100, Columbus, OH 43218-2000. The AIM Variable Insurance Funds is also a mutual fund whose shares are available to separate accounts of life insurance companies, including Golden American. The address of AIM Variable Insurance Funds is 11 Greenway Plaza, Suite 100, Houston, TX 77046-1173.

The Pioneer Variable Contracts Trust is also a mutual fund whose shares are available to separate accounts of life insurance companies, including Golden American. The address of Pioneer Variable Contracts Trust is 60 State Street, Boston, MA 02109.

INVESCO Variable Investment Funds, Inc. is also a mutual fund whose shares are available to separate accounts of life insurance companies, including Golden American. The address of the INVESCO Variable Investment Funds, Inc. is 7800 East Union Avenue, Denver, CO.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees of the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Pilgrim Variable Products Trust, the ProFunds, the AIM Variable Insurance Funds, the Pioneer Variable Contracts Trust, the Boards of Directors of the Prudential Series Fund, the INVESCO Variable Investment Funds, Inc., and the management of Directed Services, Inc., Pacific Investment Management Company, Credit Suisse Asset Management, LLC, The Prudential Insurance Company of America, ING Pilgrim Investments, LLC, ProFunds Advisors LLC, A I M Advisors, Inc., Pioneer Investment Management, Inc. and INVESCO Funds Group, Inc. and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND MORE DETAILED INFORMATION ABOUT THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, THE PILGRIM VARIABLE PRODUCTS TRUST, THE PROFUNDS, THE AIM VARIABLE INSURANCE FUNDS, THE PIONEER VARIABLE CONTRACTS TRUST AND THE INVESCO VARIABLE INVESTMENT FUNDS, INC. IN THE ACCOMPANYING PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THEM CAREFULLY BEFORE INVESTING.

--------------------------------------------------------------------------------
                       GOLDEN AMERICAN SEPARATE ACCOUNT B
--------------------------------------------------------------------------------
Golden American Separate Account B ("Separate Account B") was established as a separate account of the Company on July 14, 1988. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 as amended (the "1940 Act"). Separate Account B is a separate investment account used for our variable annuity contracts. We own all the assets in Separate Account B but such assets are kept separate from our other accounts.

Separate Account B is divided into subaccounts. Each subaccount invests exclusively in shares of one investment portfolio of the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust the ProFunds, the AIM Variable Insurance Funds, the Pioneer Variable Contracts Trust, or the INVESCO Variable Investment Funds, Inc. Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses,

ACC - 111296                          14
realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Separate Account B without regard to any other income, gains or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Separate Account B. If the assets in Separate Account B exceed the required reserves and other liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.

NOTE: We currently offer other variable annuity contracts that invest in Separate Account B but are not discussed in this prospectus. Separate Account B may also invest in other investment portfolios which are not available under your Contract. Under certain circumstances, we may make certain changes to the subaccounts. For more information, see "The Annuity Contract -- Addition, Deletion, or Substitution of Subaccounts and Other Changes."

--------------------------------------------------------------------------------
                            THE INVESTMENT PORTFOLIOS
--------------------------------------------------------------------------------
During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios listed in the section below. YOU BEAR THE ENTIRE INVESTMENT RISK FOR AMOUNTS YOU ALLOCATE TO ANY INVESTMENT PORTFOLIO, AND YOU MAY LOSE YOUR PRINCIPAL.

INVESTMENT OBJECTIVES

The investment objective of each investment portfolio is set forth below. You should understand that there is no guarantee that any portfolio will meet its investment objectives. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions. Separate Account B also has other subaccounts investing in other portfolios which are not available to the Contract described in this prospectus. YOU CAN FIND MORE DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS IN THE PROSPECTUSES FOR THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, THE PILGRIM VARIABLE PRODUCTS TRUST, THE PROFUNDS, THE AIM VARIABLE INSURANCE FUNDS, THE PIONEER VARIABLE CONTRACTS TRUST, AND THE INVESCO VARIABLE INVESTMENT FUNDS, INC. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

      INVESTMENT PORTFOLIO                   INVESTMENT OBJECTIVE
      --------------------------------------------------------------------------

      THE GCG TRUST
      Liquid Asset                           Seeks high level of current income
                                             consistent  with the  preservation
                                             of capital and liquidity.

                                             Invests primarily in obligations
                                             of the U.S.  Government and its
                                             agencies and instrumentalities,
                                             bank obligations, commercial
                                             paper and short-term corporate
                                             debt securities.  All securities
                                             will  mature in less than one
                                             year.
                                             -----------------------------------

      Limited Maturity Bond                  Seeks highest current
                                             income consistent with low risk to
                                             principal and liquidity. Also seeks
                                             to enhance its total return through
                                             capital appreciation when market
                                             factors, such as falling interest
                                             rates and rising bond prices,
                                             indicate that capital appreciation
                                             may be available without
                                             significant risk to principal.

                                             Invests primarily in diversified
                                             limited maturity debt securities
                                             with average maturity dates of five
                                             years or shorter and in no cases
                                             more than seven years.
                                             -----------------------------------

ACC - 111296                          15

      INVESTMENT PORTFOLIO                   INVESTMENT OBJECTIVE
      --------------------------------------------------------------------------

      CoreBond (formerly                     Seeks maximum total return,
          Global Fixed Income)               consistent with preservation of
                                             capital and  prudent investment
                                             management.

                                             Invests primarily in a diversified
                                             portfolio of fixed income
                                             instruments of varying maturities.
                                             The average portfolio duration of
                                             the Portfolio normally varies
                                             within a three- to six-year time
                                             frame.
                                             -----------------------------------

      Fully Managed                          Seeks, over the long term,
                                             a high total investment return
                                             consistent with the preservation of
                                             capital and with prudent investment
                                             risk.

                                             Invests primarily in the
                                             common stocks of established
                                             companies believed by the portfolio
                                             manager to have above-average
                                             potential for capital growth.
                                             -----------------------------------

      Total Return                           Seeks above-average income
                                             (compared to a portfolio entirely
                                             invested in equity securities)
                                             consistent with the prudent
                                             employment of capital. Growth of
                                             capital and income is a secondary
                                             goal.

                                             Invests primarily in a
                                             combination of equity and fixed
                                             income securities.
                                             -----------------------------------

      Asset Allocation Growth                Seeks to maximize
                                             total return over the long-term by
                                             allocating assets among stocks,
                                             bonds, short-term instruments and
                                             other investments.

                                             Allocates
                                             investments primarily in a neutral
                                             mix over time of 70% of its assets
                                             in stocks, 25% of its assets in
                                             bonds, and 5% of its assets in
                                             short-term and money market
                                             investments.
                                             -----------------------------------

      Equity Income                          Seeks substantial dividend
                                             income as well as long-term growth
                                             of capital.

                                             Invests primarily in
                                             common stocks of well established
                                             companies paying above-average
                                             dividends.
                                             -----------------------------------

      All Cap                                Seeks capital appreciation
                                             through investment in securities
                                             which the portfolio manager
                                             believes have above-average capital
                                             appreciation potential.

                                             Invests primarily in equity
                                             securities of U.S. companies
                                             of any size.
                                             -----------------------------------

      Growth and Income                      Seeks long-term capital growth
                                             and current income.

                                             Normally invests up to 75% of its
                                             assets in equity securities
                                             selected primarily for their growth
                                             potential and at least 25% of its
                                             assets in securities the portfolio
                                             manager believes have income
                                             potential.
                                             -----------------------------------

      Real Estate                            Seeks capital appreciation.
                                             Current income is a secondary
                                             objective.

                                             Invests primarily in publicly
                                             traded real estate equity
                                             securities.
                                             -----------------------------------

      Value Equity                           Seeks capital appreciation.
                                             Dividend income is a secondary
                                             objective.

                                             Invests primarily in
                                             common stocks of domestic and
                                             foreign issuers which meet
                                             quantitative standards relating to
                                             financial soundness and high
                                             intrinsic value relative to price.
                                             -----------------------------------

      Investors                              Seeks long-term growth of capital.
                                             Current income is a secondary
                                             objective.

                                             Invests primarily in equity
                                             securities of U.S. companies and
                                             to a lesser degree, debt
                                             securities.
                                             -----------------------------------

ACC - 111296                          16

      INVESTMENT PORTFOLIO                   INVESTMENT OBJECTIVE
      --------------------------------------------------------------------------

      International Equity                   Seeks long-term growth of capital.
        (not currently available)
                                             Invests at
                                             least 65% of its net assets in
                                             equity securities of issuers
                                             located in countries outside of the
                                             United States. The Portfolio
                                             generally invests at least 75% of
                                             its total assets in common and
                                             preferred stocks, warrants and
                                             convertible securities.
                                             -----------------------------------

      Rising Dividends                       Seeks capital appreciation.  A
                                             secondary objective is dividend
                                             income.

                                             Invests in equity securities that
                                             meet the following quality
                                             criteria: regular dividend
                                             increases; 35% of earnings
                                             reinvested annually; and a
                                             credit rating of "A" to "AAA."
                                             -----------------------------------

      Managed Global                         Seeks capitalappreciation. Current
                                             income is only an incidental
                                             consideration.

                                             Invests primarily in common stocks
                                             traded in securities markets
                                             throughout the world.
                                             -----------------------------------

      Large Cap Value                        Seeks long-term growth of capital
                                             and income.

                                             Invests primarily in equity and
                                             equity-related securities of
                                             companies with market
                                             capitalization greater than $1
                                             billion.
                                             -----------------------------------

      Hard Assets                            Seeks long-term capital
                                             appreciation.

                                             Invests primarily in hard asset
                                             securities. Hard asset companies
                                             produce a commodity which the
                                             portfolio manager is able to price
                                             on a daily or weekly basis.
                                             -----------------------------------

      Diversified Mid-Cap                    Seeks long-term capital growth.

                                             Normally invests at least 65% of
                                             its total assets in common stocks
                                             of companies with medium market
                                             capitalizations.
                                             -----------------------------------

      Research                               Seeks long-term growth of capital
                                             and future income.

                                             Invests primarily in common stocks
                                             or securities convertible into
                                             common stocks of companies believed
                                             to have better than average
                                             prospects for long-term growth.
                                             -----------------------------------

      Capital Growth                         Seeks long-term total return.

                                             Invests primarily in common stocks
                                             of companies where the potential
                                             for change (earnings acceleration)
                                             is significant.
                                             -----------------------------------

      Capital Appreciation                   Seeks long-term capital growth.

                                             Invests primarily in equity
                                             securities believed by the
                                             portfolio manager to be
                                             undervalued.

                                             -----------------------------------
      Small Cap                            Seeks long-term capital appreciation.

                                             Invests primarily in equity
                                             securities of companies that have a
                                             total market capitalization within
                                             the range of companies in the
                                             Russell 2000 Growth Index or the
                                             Standard & Poor's Small-Cap 600
                                             Index.
                                             -----------------------------------

      Mid-Cap Growth                         Seeks long-term growth of capital.

                                             Invests primarily in equity
                                             securities of companies with medium
                                             market capitalization which the
                                             portfolio manager believes have
                                             above-average growth potential.
                                             -----------------------------------

ACC - 111296                          17

      INVESTMENT PORTFOLIO                   INVESTMENT OBJECTIVE
      --------------------------------------------------------------------------

      Strategic Equity                       Seeks capital appreciation.

                                             Invests primarily in common stocks
                                             of medium- and small-sized
                                             companies.
                                             -----------------------------------

      Special Situations                     Seeks capital appreciation.

                                             Invests primarily in common stocks
                                             selected for their capital
                                             appreciation potential. The
                                             Portfolio emphasizes "special
                                             situation" companies that the
                                             portfolio manager believes have
                                             been overlooked or undervalued by
                                             other investors.
                                             -----------------------------------

      Growth                                 Seeks capital appreciation.

                                             Invests primarily in common stocks
                                             of growth companies that have
                                             favorable relationships between
                                             price/earnings ratios and growth
                                             rates in sectors offering the
                                             potential for above-average
                                             returns.
                                             -----------------------------------

      Developing World                       Seeks capital appreciation.

                                             Invests primarily in equity
                                             securities of companies in
                                             developing or emerging countries.
                                             -----------------------------------

      Internet Tollkeeper                    Seeks long-term growth of capital.

                                             Invests primarily in equity
                                             securities of "Internet Tollkeeper"
                                             companies, which are companies in
                                             sectors which provide access,
                                             infrastructure, content and
                                             services to Internet companies and
                                             customers, and which have
                                             developed, or are seeking to
                                             develop predictable, sustainable or
                                             recurring revenue by increasing
                                             "traffic," or customers and sales,
                                             and raising "tolls," or prices in
                                             connection with the growth of the
                                             Internet.
                                             -----------------------------------

      THE PIMCO VARIABLE INSURANCE TRUST
      PIMCO High Yield Bond                  Seeks to maximize total return,
                                             consistent with preservation of
                                             capital and prudent investment
                                             management.

                                             Invests at least 65% of
                                             its assets in a diversified
                                             portfolio of junk bonds rated at
                                             least B by Moody's Investor
                                             Services, Inc. or Standard & Poor's
                                             or, if unrated, determined by the
                                             portfolio manager to be of
                                             comparable quality.
                                             -----------------------------------

      PIMCO StocksPLUS                       Seeks to achieve a total return
        Growth and Income                    which exceeds the total return
                                             performance  of the Standard &
                                             Poor's 500 Stock Index.

                                             Invests primarily in common stocks,
                                             options, futures, options on
                                             futures and swaps.
                                             -----------------------------------

      PILGRIM VARIABLE INSURANCE TRUST
      Pilgrim VIT Worldwide                  Seeks to provide investors with
         Growth (formerly Pilgrim            long-term capital appreciation.
         Global Brand Names Fund)
                                             Invests at least 65% of its total
                                             assets in equity securities of
                                             companies  that have a well
                                             recognized franchise, a global
                                             presence and derive most of
                                             their revenues from sales of
                                             consumer goods.
                                             -----------------------------------

ACC - 111296                          18

      INVESTMENT PORTFOLIO                   INVESTMENT OBJECTIVE
      --------------------------------------------------------------------------

      THE PRUDENTIAL SERIES FUND
      Prudential Jennison                    Seeks long-term growth of capital.
                                             Invests primarily in companies that
                                             have shown growth in earnings and
                                             sales, high return on equity and
                                             assets or other strong financial
                                             data and are also attractively
                                             valued in the opinion of the
                                             manager. Dividend income from
                                             investments will be incidental.
                                             -----------------------------------

      SP Jennison International Growth Seeks long-term growth of capital.

                                             Invests primarily in equity-related
                                             securities of issuers located in at
                                             least five different foreign
                                             countries.
                                             -----------------------------------

      PILGRIM VARIABLE PRODUCTS TRUST
      Pilgrim VP MagnaCap

                                             Seeks growth of capital, with
                                             dividend income as a secondary
                                             consideration. Invests primarily in
                                             equity securities of companies
                                             meeting investment policy criteria
                                             of consistent and substantially
                                             increasing dividends, strong
                                             balance sheet and attractive price.
                                             Invests primarily in companies
                                             included in the largest 500 U.S.
                                             companies.
                                             -----------------------------------

      Pilgrim VP SmallCap                    Seeks long-term capital
        Opportunities                        appreciation.

                                             Invests primarily in the common
                                             stock of smaller, lesser-known U.S.
                                             companies that the portfolio
                                             manager believes have above average
                                             prospects for growth.
                                             -----------------------------------

      Pilgrim VP Growth                      Seeks long-term growth of capital.
          Opportunities
                                             Invests primarily in U.S. companies
                                             that the portfolio manager believes
                                             have above average prospects for
                                             growth.
                                             -----------------------------------

      PROFUNDS
      ProFund VP Bull                        Seeks daily investment results that
                                             correspond to the performance of
                                             the Standard & Poor's 500 Stock
                                             Index.

                                             Invests in securities and
                                             other financial instruments, such
                                             as futures and options on futures
                                             in pursuit of the portfolio's
                                             objective regardless of market
                                             conditions, trends or direction and
                                             seeks to provide correlation with
                                             the benchmark on a daily basis.
                                             -----------------------------------

      ProFund VP Small-Cap                   Seeks daily investment results that
                                             correspond to the performance of
                                             the Russell 2000 Index.

                                             Invests in securities and other
                                             financial instruments, such as
                                             futures and options on futures in
                                             pursuit of the portfolio's
                                             objective regardless of market
                                             conditions, trends or direction
                                             and seeks to provide  correlation
                                             with the benchmark on a daily
                                             basis.
                                             -----------------------------------

      ProFund VP Europe 30                   Seeks daily investment results
                                             that correspond to the performance
                                             of the ProFunds Europe 30 Index.

                                             Invests in securities and other
                                             financial instruments, such as
                                             futures and options on futures
                                             and American Depository Receipts
                                             in pursuit of the portfolio's
                                             objective regardless of market
                                             conditions, trends or direction
                                             and seeks to provide correlation
                                             with the benchmark on a daily
                                             basis.
                                             -----------------------------------

ACC - 111296                          19

      INVESTMENT PORTFOLIO                   INVESTMENT OBJECTIVE
      --------------------------------------------------------------------------

      AIM VARIABLE INSURANCE FUNDS
      AIM V.I. Dent Demographic Trends       Seeks long-term growth of capital.
      Fund
                                             Invests primarily in securities
                                             that are likely to benefit from
                                             changing demographic, economic and
                                             lifestyle trends.
                                             -----------------------------------

      PIONEER VARIABLE CONTRACTS TRUST
      Pioneer Fund VCT Portfolio             Seeks reasonable income and
                                             capital growth.

                                             Invests a major portion of its
                                             assets in equity securities of
                                             primarily U.S. companies, that are
                                             reasonably priced rather than
                                             priced to reflect premium resulting
                                             from companies' current market
                                             popularity.
                                             -----------------------------------
      Pioneer Mid-Cap Value VCT Portfolio    Seeks capital appreciation.

                                             Invests primarily in common stocks
                                             of mid-size companies with market
                                             values within the range of market
                                             values of companies included in
                                             Standard & Poor's MidCap 400 Index.
                                             -----------------------------------

      INVESCO VARIABLE INVESTMENT FUNDS, INC.
      INVESCO VIF-- Financial Services       Seeks growth.
      Fund
                                             Aggressively managed and invests
                                             primarily in equity securities of
                                             companies involved in the financial
                                             services sector.
                                             -----------------------------------
      INVESCO VIF -- Health Sciences         Seeks growth.
      Fund
                                             Aggressively managed and invests
                                             primarily in equity securities of
                                             companies that develop, produce or
                                             distribute products or services
                                             related to health care.
                                             -----------------------------------

      INVESCO VIF -- Utilities Fund          Seeks growth and current income.

                                             Aggressively managed and invests
                                             primarily in equity securities of
                                             companies that produce, generate,
                                             transmit or distribute natural gas
                                             or electricity, as well as, in
                                             companies that provide
                                             telecommunications services,
                                             including local, long distance and
                                             wireless, and excluding
                                             broadcasting.
                                             -----------------------------------


INVESTMENT MANAGEMENT FEES

Directed Services, Inc. serves as the overall manager to each portfolio of the GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios. Directed Services provides or procures, at its own expense, the services necessary for the operation of the portfolio, including retaining portfolio managers to manage the assets of the various portfolios. Directed Services (and not the GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio, based on the annual rates of the average daily net assets of a portfolio. For a list of the portfolio managers, see the front cover of this prospectus. Directed Services does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

Pacific Investment Management Company ("PIMCO") serves as investment advisor to each portfolio of the PIMCO Variable Insurance Trust. PIMCO provides the overall business management and administrative services necessary for each portfolio's operation. PIMCO provides or procures, at its own expense, the services and information necessary for the proper conduct of business and ordinary operation of each

ACC - 111296                          20
portfolio. The PIMCO Variable Insurance Trust pays PIMCO a monthly advisory fee and a separate monthly administrative fee per year, each fee based on the average daily net assets of each of the investment portfolios, for managing the assets of the portfolios and for administering the PIMCO Variable Insurance Trust. PIMCO does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expense of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

ING Pilgrim Investments, LLC ("ING Pilgrim") serves as the overall manager of Pilgrim Variable Insurance Trust and Pilgrim Variable Products Trust. ING Pilgrim supervises all aspects of the Trusts' operations and provides investment advisory services to the portfolios of the Trusts, including engaging portfolio managers, as well as monitoring and evaluating the management of the assets of each portfolio by its portfolio manager. ING Pilgrim, as well as each portfolio manager it engages, is a wholly owned indirect subsidiary of ING Groep N.V. Except for agreements to reimburse certain expenses of the portfolio, ING Pilgrim does not bear any portfolio expenses.

The Prudential Insurance Company of America ("Prudential") and its subsidiary, Prudential Investments Fund Management LLC ("PIFM") serve as the overall investment advisers to the Prudential Series Fund. Prudential and PIFM are responsible for the management of the Prudential Series Fund and provide investment advice and related services. For the Prudential Jennison Portfolio and SP Jennison International Growth Portfolio, Prudential and PIFM engage Jennison Associates LLC to serve as sub-adviser and to provide day-to-day management. Prudential and PIFM pay the sub-adviser out of the fee they receive from the Prudential Series Fund. Each portfolio pays its own administrative costs.

ProFunds Advisors LLC serves as the investment advisor of the ProFunds.
The ProFunds pay ProFunds Advisors LLC a monthly advisory fee based on the average daily net assets of each investment portfolio. Each portfolio pays its own administrative costs.

A I M Advisors, Inc. ("AIM") serves as the overall investment advisor to the AIM Variable Insurance Funds and is responsible for day-to-day management. AIM supervises all aspects of fund operations. AIM has engaged H.S. Dent Advisor, Inc. to serve as subadvisor and provide AIM with microeconomic, thematic, demographic, lifestyle trends and sector research, custom reports and investment and market capitalization recommendations to the fund.

Pioneer Investment Management, Inc. ("Pioneer") serves as investment adviser to the Pioneer Variable Contracts Trust. The Pioneer Variable Contracts Trust pays Pioneer a monthly advisory fee based on the daily net assets of each portfolio.

INVESCO Funds Group, Inc. ("INVESCO") serves as investment adviser for the INVESCO Variable Investment Funds, Inc. INVESCO, with its affiliated companies, directs all aspects of the management of the INVESCO Variable Investment Funds, Inc. The INVESCO Variable Investment Funds, Inc. pays INVESCO a monthly advisory fee based on the average daily net assets of each portfolio.

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, five portfolios deduct a service fee, which is used to compensate service providers for administrative and contract holder services provided on behalf of the portfolios, and nine portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. There are an additional three portfolios that may deduct a distribution or 12b-1 fee but currently do not. Based on actual portfolio experience in 2000, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2001 range from 0.55% to 1.86%. See "Fees and Expenses" in this prospectus.

We may receive compensation from the investment advisors, administrators and distributors or directly from the portfolios in connection with administrative, distribution or other services and cost savings attributable to our services. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. The compensation paid by advisors, administrators or distributors may vary.

ACC - 111296                          21

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

RESTRICTED FUNDS

We may designate any investment option as a Restricted Fund and limit the amount you may allocate or transfer to a Restricted Fund. We may establish any such limitation, at our discretion, as a percentage of premium or contract value or as a specified dollar amount and change the limitation at any time. Currently, we have not designated any investment option as a Restricted Fund. We may, with 30 days notice to you, designate any investment portfolio as a Restricted Fund or change the limitations on existing contracts with respect to new premiums added to such investment portfolio and also with respect to new transfers to such investment portfolio. If a change is made with regard to designation as a Restricted Fund or applicable limitations, such change will apply only to transactions effected after such change.

We limit your investment in the Restricted Funds on both an aggregate basis for all Restricted Funds and for each individual Restricted Fund. The aggregate limits for investment in all Restricted Funds are expressed as a percentage of contract value, percentage of premium and maximum dollar amount. Currently, your investment in two or more Restricted Funds would be subject to each of the following three limitations: no more than 30 percent of contract value, up to 100 percent of each premium and no more than $999,999,999. We may change these limits, in our discretion, for new contracts, premiums, transfers or withdrawals.

We also limit your investment in each individual Restricted Fund. The limits for investment in each Restricted Fund are expressed as a percentage of contract value, percentage of premium and maximum dollar amount. Currently, the limits for investment in an individual Restricted Fund are the same as the aggregate limits set forth above. We may change these limits, in our discretion, for new contracts, premiums, transfers or withdrawals.

We monitor the aggregate and individual limits on investments in Restricted Funds for each transaction (e.g. premium payments, reallocations, withdrawals, dollar cost averaging). If the contract value in the Restricted Fund has increased beyond the applicable limit due to market growth, we will not require the reallocation or withdrawal of contract value from the Restricted Fund. However, if an aggregate limit has been exceeded, withdrawals must be taken either from the Restricted Funds or taken pro rata from all investment options in which contract value is allocated, so that the percentage of contract value in the Restricted Funds following the withdrawal is less than or equal to the percentage of contract value in the Restricted Funds prior to the withdrawal.

We will not permit a transfer to the Restricted Funds to the extent that it would increase the contract value in the Restricted Fund or in all Restricted Funds to more than the applicable limits set forth above. We will not limit transfers from Restricted Funds. If the result of multiple reallocations is to lower the percentage of total contract value in Restricted Funds, the reallocation will be permitted even if the percentage of contract value in a Restricted Fund is greater than its limit.

Please see "Withdrawals" and "Transfers Among Your Investments" in this prospectus for more information on the effect of Restricted Funds.

--------------------------------------------------------------------------------
                          THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------
You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each

ACC - 111296                          22
guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. You bear the risk that you may receive less than your principal if we apply a Market Value Adjustment.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customer, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEED INTEREST PERIOD

You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered. In addition, we may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively in connection with our dollar cost averaging program. For more information on DCA Fixed Interest Allocations, see "Transfers Among Your Investments -- Dollar Cost Averaging."

Your contract value in the Fixed Account is the sum of your Fixed
Interest Allocations and the interest credited as adjusted for any withdrawals, transfers or other charges we may impose, including any Market Value Adjustment. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES

Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION

You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Separate Account B. We will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

ACC - 111296                          23

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $100. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, cancelling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer will be subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccounts and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

Please be aware that the benefit we pay under certain optional benefit riders will be adjusted by any transfers you make to and from the Fixed Interest Allocations during specified periods while the rider is in effect. See "Optional Riders."

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION

During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you are invested, unless the withdrawal exceeds the contract value in the subaccounts. If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

Please be aware that the benefit we pay under any of the optional riders will be reduced by any withdrawals you made from the Fixed Interest Allocations during the period while the rider is in effect. See "Optional Riders."

MARKET VALUE ADJUSTMENT

A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a

ACC - 111296                          24
guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

         (         1+I        )N/365
              ---------------
                                        -1
                    --
               1+J+.0025

Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining (rounded up to the next full year except in Pennsylvania) in the guaranteed interest period; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix B.

--------------------------------------------------------------------------------
                                  SPECIAL FUNDS
--------------------------------------------------------------------------------
We use the term Special Funds in the discussion of the enhanced death benefit options and the optional riders. The Special Funds currently include the Liquid Asset subaccount, Limited Maturity Bond subaccount and the Fixed Interest Allocations. The Company may, at any time, designate new and/or existing subaccounts as a Special Fund with 30 days notice with respect to new premiums added or transfers to such subaccounts. Such subaccounts will include those that, due to their volatility, are excluded from the death benefit and/or living benefit guarantees that may otherwise be provided. Allocations to Special Funds will not affect the death benefit that may be available under the earnings multiplier benefit rider. Designation of a subaccount as a Special Fund may vary by benefit. For example, a subaccount may be designated a Special Fund for purposes of calculating a living benefit, but not a death benefit or for calculating one death benefit and not another.

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--------------------------------------------------------------------------------
                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------
The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust, the ProFunds, the AIM Variable Insurance Funds, the Pioneer Variable Contracts Trust and the INVESCO Variable Investment Funds, Inc. through Separate Account B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.

CONTRACT DATE AND CONTRACT YEAR

The date the Contract became effective is the contract date. Each 12- month period following the contract date is a contract year.

ANNUITY START DATE

The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER

You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple owners named, the age of the oldest owner will determine the applicable death benefit if such death benefit is available for multiple owners.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit. If no beneficial owner of the Trust has been designated, the availability of enhanced death benefits will be based on the age of the annuitant at the time you purchase the Contract.


     JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner and the death benefit will be payable. Joint owners may only select the Standard Death Benefit option. The earnings multiplier benefit rider is not available when there are joint owners.

Any addition or deletion of a joint owner is treated as a change of owner which may affect the amount of the death benefit. See "Change of Contract Owner or Beneficiary" below. If you have elected an enhanced death benefit, and you add a joint owner, if the older joint owner is attained age 85 or under, the enhanced death benefit from the date of change will end, and the Standard Death Benefit will apply. For all death benefit options, if the older joint owner's attained age is 86 or over on the date of the ownership change, the death benefit will be the cash surrender value. The mortality and expense risk charge going forward will reflect the change in death benefit. If you elected the earnings multiplier benefit rider, it will terminate if a joint owner is added. Note that returning a Contract to single owner status will not restore any Enhanced Death Benefit

ACC - 111296                          26
or the earnings multiplier benefit. Unless otherwise specified, the term "age" when used for joint owners shall mean the age of the oldest owner.


ANNUITANT

The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if you are not an individual.

BENEFICIARY

The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.


     CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. A change in ownership may affect the amount of the death benefit, the guaranteed minimum death benefit and/or the death benefit applied to the contract, the amount of the earnings multiplier benefit, if applicable, and the continuation of any other optional rider that you have elected. The new owner's age, as of the date of the change, will be used as the basis for determining the applicable benefits and charges. The new owner's death will determine when a death benefit is payable.

If you have elected the Standard Death Benefit option, the minimum guaranteed death benefit will continue if the new owner is age 85 or under on the date of the ownership change. For the enhanced death benefit options, if the new owner is age 79 or under on the date that ownership changes, the minimum guaranteed death benefit will continue. If the new owner is age 80 to 85, the enhanced death benefit will end, and the

ACC - 111296                          27
death benefit will become the Standard Death Benefit. For all death benefit options, if the new owner's attained age is 86 or over on the date of the ownership change, the death benefit will be the cash surrender value. The mortality and expense risk charge going forward will reflect the change in death benefit. Please note that once a death benefit has been changed due to a change in owner, a subsequent change to a younger owner will not restore any Enhanced Death Benefits.

If you have elected the earnings multiplier benefit rider, and the new owner is under age 76, the rider will continue. The benefit and charge will be adjusted to reflect the attained age of the new owner as the issue age. The Maximum Base and Benefit Base percentages in effect on the original rider date will be used to calculate the benefit. If the new owner is age 76 or over, the rider will terminate. If you have not elected the earnings multiplier benefit rider, the new owner may not add the rider upon the change of ownership.

If you have elected another optional rider, the rider will terminate upon a change of ownership.

You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. The change will be effective as of the day you sign the request. The change will not affect any payment made or action taken by us before recording the change.

A change of owner may have tax consequences.

PURCHASE AND AVAILABILITY OF THE CONTRACT

We will issue a Contract only if both the annuitant and the contract owner are not older than age 90.

The initial premium payment must be $10,000 or more ($1,500 for qualified Contracts). You may make additional payments of at least $500 or more ($50 for qualified Contracts) at any time after the free look period before you turn age
85. Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial or additional premium requirements for certain group or sponsored arrangements. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Fees and Expenses" in this prospectus.

CREDITING OF PREMIUM PAYMENTS

We will process your initial premium within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if we receive all information necessary. In certain states we also accept initial and additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

We will allocate your initial payment according to the instructions you specified. If a subaccount is not available or requested in error, we will make inquiry about a replacement subaccount. If we are unable to reach you or your representative, we will consider the application incomplete. For initial premium payments, the payment will be credited at the accumulation unit value next determined after we receive your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccounts and/or Fixed Interest Allocation specified by you within 2 business days.

We will make inquiry to discover any missing information related to subsequent payments. We will allocate the subsequent payment(s) pro-rata according to the current variable subaccount allocation unless you specify otherwise. Any fixed allocation(s) will not be considered in the pro-rata calculations. If a subaccount is no longer available or requested in error, we will allocate the subsequent payment(s) proportionally among the other subaccount(s) in your current allocation or your allocation instructions. For any subsequent

ACC - 111296                          28
premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.

Once we allocate your premium payment to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Separate Account B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

        (1) If either your state or broker-dealer do not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

        (2) If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you, or your representative, together with an Application Acknowledgement Statement for your execution. Until our Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request (e.g., signature guarantee).

In some states, we may require that an initial premium designated for a subaccount of Separate Account B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

ADMINISTRATIVE PROCEDURES

We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. We will process your request at the contract value next determined only after you have met all administrative requirements.

CONTRACT VALUE

We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

     CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocation is the sum of premium payments allocated to the Fixed Interest Allocation under the Contract, plus contract value transferred to the Fixed Interest Allocation, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees, and premium taxes.

ACC - 111296                          29

     CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid and designated to be allocated to the subaccount. On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed Interest Allocation may be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

     (1) We take the contract value in the subaccount at the end of the preceding business day.

     (2) We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional premium payments, and then add or subtract any transfers to or from that subaccount.

     (5) We subtract from (4) any withdrawals, and then subtract any contract fees (including any rider charges) and premium taxes.

CASH SURRENDER VALUE

The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any Market Value Adjustment, then we deduct any charge for premium taxes, the annual contract administrative fee (unless waived), and any optional benefit rider charge, and any other charges incurred but not yet deducted.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE

You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax adviser regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

THE SUBACCOUNTS

Each of the subaccounts of Separate Account B offered under this prospectus invests in an investment portfolio with its own distinct investment objectives and policies. Each subaccount of Separate Account B invests in a corresponding portfolio of the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust, the ProFunds, the AIM Variable Insurance Funds, the Pioneer Variable Contracts Trust or the INVESCO Variable Investment Funds, Inc.

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

ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES

We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract.

We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute or otherwise eliminate a portfolio which is subject to those instructions, we will execute your instructions using the substituted or proposed replacement portfolio, unless you request otherwise. The substitute or proposed replacement portfolio may have higher fees and charges than any portfolio it replaces.

We also reserve the right to: (i) deregister Separate Account B under the 1940 Act; (ii) operate Separate Account B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Separate Account B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Separate Account B; and (v) combine Separate Account B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT

The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OPTIONAL RIDERS

Subject to state availability, you may elect one of the three optional benefit riders discussed below. You may not add more than one of these three riders to your Contract. There is a separate charge for each rider. Once elected, the riders generally may not be cancelled. This means once you add the rider, you may not remove it, and charges will be assessed regardless of the performance of your Contract. Please see "Charges and Fees -- Optional Rider Charges" for information on rider charges.

The following describes the optional riders for contract owners purchasing Contracts on or after January 2, 2001. If you purchased your Contract prior to that date, please see Appendix E for a description of the calculation of the optional rider benefits applicable under your Contract.

THE OPTIONAL RIDERS MAY NOT BE AVAILABLE FOR ALL INVESTORS. YOU SHOULD ANALYZE EACH RIDER THOROUGHLY AND UNDERSTAND IT COMPLETELY BEFORE YOU SELECT ANY. THE OPTIONAL RIDERS DO NOT GUARANTEE ANY RETURN OF PRINCIPAL OR PREMIUM PAYMENTS AND DO NOT GUARANTEE PERFORMANCE OF ANY SPECIFIC INVESTMENT PORTFOLIO UNDER THE CONTRACT. YOU SHOULD CONSULT A QUALIFIED FINANCIAL ADVISER IN EVALUATING THE RIDERS.

THE OPTIONAL RIDERS MAY NOT BE APPROVED IN ALL STATES. CHECK WITH OUR CUSTOMER SERVICE CENTER FOR AVAILABILITY IN YOUR STATE. THE TELEPHONE NUMBER IS (800) 366-0066.

RIDER DATE. We use the term rider date in the discussion of the optional benefit riders below. The rider date is the date an optional benefit rider becomes effective. The rider date is also the contract date if the rider was purchased at the time the Contract is issued.

NO CANCELLATION. Once you purchase a rider, the rider may not be cancelled, unless you cancel the Contract during the Contract's free look period, surrender, annuitize, or otherwise terminate the Contract which automatically cancels any attached rider. Once the Contract continues beyond the free look period, you may not at any time cancel the rider, except with respect to a one-time right to cancel the twenty-year option of the Minimum Guaranteed Accumulation Benefit rider under specified conditions. The Company may, at its discretion, cancel and/or replace a rider at your request in order to renew or reset a rider.

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

TERMINATION. The optional riders are "living benefits." This means that the guaranteed benefits offered by the riders are intended to be available to you while you are living and while your Contract is in the accumulation phase. The optional riders automatically terminate (and all benefits under the rider will cease) if you annuitize, surrender or otherwise terminate your Contract or die (first owner to die if there are multiple contract owners, or at death of annuitant if contract owner is not a natural person), unless your spouse beneficiary elects to continue the Contract, during the accumulation phase. The optional rider will also terminate if there is a change in contract ownership (other than a spousal beneficiary continuation on your death). Other circumstances which may cause a particular optional rider to terminate automatically are discussed below with the applicable rider.

MINIMUM GUARANTEED ACCUMULATION BENEFIT (MGAB) RIDER. The MGAB rider is an optional benefit which provides you with an MGAB benefit intended to guarantee a minimum contract value at the end of a specified waiting period. The MGAB is a one-time adjustment to your contract value in the event your contract value on the MGAB Benefit Date is less than the MGAB Base. The MGAB rider may offer you protection in the event your Contract loses value during the MGAB waiting period. For discussion of the charges we deduct under the MGAB rider, see "Optional Rider Changes."

The MGAB rider offers a ten-year option and a twenty-year option, of which you may purchase only one. The ten-year option has a waiting period of ten years and, other than for allocations to Special Funds, guarantees that your contract value at the end of ten years will at least equal your initial premium payment, reduced pro-rata for withdrawals. Transfers made within 3 years prior to the MGAB Benefit Date will also reduce the benefit pro-rata. The twenty-year option has a waiting period of twenty years and, other than allocations to Special Funds, guarantees that your contract value at the end of twenty years will at least equal two times your initial premium payment, reduced pro-rata for withdrawals and reduced for transfers made within 3 years prior to the MGAB Benefit Date. If you add the 20 year option rider after the contract date, any payment of premiums after the rider date, and/or investments in the Special Funds, may prevent the MGAB Base from doubling over the waiting period. On the MGAB Benefit Date, which is the next business day after the applicable waiting period, we calculate your Minimum Guaranteed Accumulation Benefit.


     CALCULATING THE MGAB.  We calculate your MGAB as follows:

        1. WE FIRST DETERMINE YOUR MGAB BASE. The MGAB Base is only a calculation used to determine the MGAB. It does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It is also not used in determining the amount of your annuity income, cash surrender value and death benefits.

             The MGAB Base is tracked separately for Special and Non-Special Funds, based on the initial allocation of premium (or contract value), subsequently allocated eligible premiums, withdrawals and transfers. Contract value is used as the initial value if the rider is added after the contract date. The aggregate MGAB Base is used to determine the MGAB on the MGAB Benefit Date. THE AGGREGATE MGAB BASE EQUALS THE SUM OF (1) THE LESSER OF THE MGAB BASE ALLOCATED TO SPECIAL FUNDS AND THE CONTRACT VALUE IN THE SPECIAL FUNDS; AND (2) THE MGAB BASE FOR NON-SPECIAL FUNDS. THUS, INVESTING IN THE SPECIAL FUNDS MAY LIMIT THE MGAB BENEFIT.

             If you purchased the MGAB rider on the contract date, and

                (i) elected the ten-year option, your MGAB Base for Special and
                    Non-Special Funds is equal to your initial premium plus any additional premium added to your Contract during the 2-year period after your rider date, reduced pro-rata for any withdrawals and reduced for any transfers made within 3 years prior to the MGAB Benefit Date; or

               (ii) elected the twenty-year option your MGAB Base for Special and Non-Special Funds is equal to your initial premium, plus any additional premium added to your Contract during the 2-year period after your contract date, accumulated at the MGAB Rate reduced pro-rata for any withdrawals and reduced for any transfers made within 3 years prior to the MGAB Benefit

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

                    Date. The MGAB Rate is the annual effective rate of 3.5265%. Accumulation of eligible additional premiums starts on the date the premium was received. Net transfers from Special Funds to Non-Special Funds will reduce the MGAB Base and MGAB Charge Base allocated to Special Funds on a pro rata basis. If the transfer is made more than 3 years before the Benefit Date, there will be a corresponding increase in the MGAB Base for Non-Special Funds equal to the lesser of the reduction in the MGAB Base for Special Funds and the net contract value transferred.

                    Net transfers from Non-Special Funds to Special Funds will reduce the MGAB Base and MGAB Charge Base allocated to Non-Special Funds on a pro rata basis. If the transfer is made more than 3 years before the Benefit Date, there will be a corresponding increase in the MGAB Base for Special Funds equal to the reduction in the MGAB Base for Non-Special Funds.

                    If you purchased the MGAB rider after the contract date, your MGAB Base is equal to your contract value on the rider date, plus premiums added during the 2-year period after your rider date. Withdrawals taken while the MGAB rider is in effect, as well as transfers made within 3 years prior to the MGAB Benefit Date, will reduce the value of your MGAB Base pro rata. This means that the MGAB Base (and the MGAB Charge Base) will be reduced by the same percent as the percent of contract value that was withdrawn (or transferred). We will look to your contract value immediately before the withdrawal or transfer when we determine this percent.

                    ONLY PREMIUMS ADDED TO YOUR CONTRACT DURING THE 2-YEAR PERIOD AFTER YOUR RIDER DATE ARE INCLUDED IN THE MGAB BASE. ANY ADDITIONAL PREMIUM PAYMENTS YOU ADDED TO YOUR CONTRACT AFTER THE SECOND RIDER ANNIVERSARY ARE NOT INCLUDED IN THE MGAB BASE. Thus, the MGAB rider may not be appropriate for you if you plan to add substantial premium payments after your second rider anniversary.

        2. WE THEN SUBTRACT YOUR CONTRACT VALUE ON THE MGAB BENEFIT DATE FROM YOUR AGGREGATE MGAB BASE. The contract value that we subtract includes both the contract value in the subaccounts in which you are invested and the contract value in your Fixed Interest Allocations, if any.

        3. ANY POSITIVE DIFFERENCE IS YOUR MGAB. If there is a MGAB, we will automatically credit it to the subaccounts in which you are invested pro-rata based on the proportions of your then contract value in the subaccounts on that date, unless you have previously given us other allocation instructions. If you do not have an investment in any subaccount on the MGAB Benefit Date, we will allocate the MGAB to the Liquid Asset subaccount on your behalf. After the crediting of the MGAB, the amount of your annuity income, cash surrender value and death benefits will reflect the crediting of the MGAB to your contract value to the extent the contract value is used to determine such value.

     PURCHASE. To purchase the MGAB rider, you must be age 80 or younger on the rider date if you choose the ten-year option and age 65 or younger on the rider date if you choose the twenty-year option. The waiting period must end at or before your annuity start date. The MGAB rider may be purchased (i) on the contract date, and (ii) within 30 days following the contract date. For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval, whichever is later.

     THE MGAB BENEFIT DATE. If you purchased the MGAB rider on the contract date or added the MGAB rider within 30 days following the contract date, the MGAB Benefit Date is your 10th contract anniversary for the ten-year option or 20th contract anniversary for the twenty-year option. If you added the MGAB rider during the 30-day period preceding your first contract anniversary after the date of this prospectus, your MGAB Benefit Date will be the first contract anniversary occurring after 10 years (for the ten-year option)

ACC - 111296                          33
or 20 years (for the twenty-year option) after the rider date. The MGAB rider is not available if the MGAB Benefit Date would fall beyond the latest annuity start date.

     CANCELLATION. If you elected the twenty-year option, you have a one-time right to cancel the MGAB rider on your first contract anniversary that is at least 10 years after the rider date. If you purchased the MGAB rider during the 30-day period following the contract date, your one-time right to cancel the rider occurs on the tenth anniversary of your contract date. To cancel, you need to send written notice to our Customer Service Center at least 30 days before such anniversary date. If the MGAB rider is terminated before the MGAB Benefit Date, you will not be credited with the MGAB and we assess the pro-rata portion of the MGAB rider changes for the current quarter.

     NOTIFICATION. Any crediting of the MGAB will be reported in your first quarterly statement following the MGAB Benefit Date.

MINIMUM GUARANTEED INCOME BENEFIT (MGIB) RIDER. The MGIB rider is an optional benefit which guarantees a minimum amount of annuity income will be available to you if you annuitize on the MGIB Benefit Date, regardless of fluctuating market conditions. The amount of the Minimum Guaranteed Income Benefit will depend on the amount of premiums you pay during the five contract years after you purchase the rider, the amount of contract value you allocate or transfer to the Special Funds, the MGIB Rate, the adjustment for Special Fund transfers, and any withdrawals you take while the rider is in effect. For a discussion of the charges we deduct under the MGIB rider, see "Optional Rider Charges." Ordinarily, the amount of income that will be available to you on the annuity start date is based on your contract value, the annuity option you selected and the guaranteed or the income factors in effect on the date you annuitize. If you purchase the MGIB rider, the minimum amount of income that will be available to you upon annuitization on the MGIB Benefit Date is the greatest of:

             (i) your annuity income based on your contract value adjusted for any Market Value Adjustment on the MGIB Benefit Date applied to the guaranteed income factors specified in your Contract for the annuity option you selected;

             (ii) your annuity income based on your contract value adjusted for any Market Value Adjustment on the MGIB Benefit Date applied to the then current income factors in effect for the annuity option you selected; and

             (iii)the MGIB annuity income based on your MGIB Benefit Base on the
                  MGIB Benefit Date applied to the MGIB income factors specified in your rider for the MGIB annuity option you selected. Prior to applying the MGIB income factors, we will adjust the MGIB Benefit Base for any premium tax recovery and Market Value Adjustment that would otherwise apply at annuitization.

Prior to your latest annuity start date, you may choose to exercise your right to receive payments under the MGIB rider. Payments under the rider begin on the MGIB Benefit Date. We require a 10-year waiting period before you can annuitize the MGIB rider benefit. The MGIB must be exercised in the 30-day period prior to the end of the waiting period or any subsequent contract anniversary. At your request, the Company may in its discretion extend the latest contract annuity start date without extending the MGIB Benefit Date.

     DETERMINING THE MGIB ANNUITY INCOME. On the MGIB Benefit Date, we calculate your MGIB annuity income as follows:

     1. WE FIRST DETERMINE YOUR MGIB BENEFIT BASE. The MGIB Benefit Base is only a calculation used to determine the MGIB. The MGIB Benefit Base does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It is also not used in determining the amount of your cash surrender value and death benefits. Any reset of contract value under provisions of the Contract or other riders will not increase the MGIB Base or MGIB Base Maximum.

          The MGIB Base is tracked separately for Special and Non-Special Funds, based on initial allocation of eligible premium (or contract value) and subsequently allocated eligible premiums,

ACC - 111296                          34
          withdrawals and transfers. Contract value is used as the initial value if the rider is added after the contract date. The MGIB Benefit Base equals the sum of (1) the contract value of Special Funds, and (2) the MGIB Base for Non-Special Funds. Thus, investing in the Special Funds may limit the MGIB benefit. The MGIB Benefit Base is equal to the lesser of (i) and (ii) where:


             (a) is your initial premium (or contract value on the rider date if you purchased the MGIB rider after the contract date), plus any eligible additional premiums added to your Contract, reduced pro-rata by all withdrawals taken while the MGIB rider is in effect, accumulated at the MGIB Rate to the earlier of the oldest owner reaching age 80 and reaching the MGIB Base Maximum, and at 0% thereafter; and

             (b) is the MGIB Base Maximum, which equals 200% of allocated eligible premiums, adjusted for withdrawals and transfers.

             Eligible additional premium payments are those added more than 5 years before the earliest MGIB Benefit Date and are included in the MGIB Base. Premiums paid after that are excluded from the MGIB Base. Net transfers from Special Funds to Non-Special Funds will reduce the MGIB Base and MGIB Base Maximum allocated to Special Funds on a pro rata basis. The resulting increase in the MGIB Base for Non-Special Funds will equal the lesser of the reduction in the MGIB Base for Special Funds and the net contract value transferred. The increase in the MGIB Base Maximum for Non-Special Funds equals the reduction in the MGIB Base Maximum for Special Funds.

             Net transfers from Non-Special Funds to Special Funds will reduce the MGIB Base and MGIB Base Maximum allocated to Non-Special Funds on a pro rata basis. The resulting increase in the MGIB Base and the MGIB Base Maximum for Special Funds equals the reduction in the MGIB Base and MGIB Base Maximum for Non-Special Funds. Transfers to one or more Special Funds could reduce the MGIB Benefit.

             The MGIB Rate is currently 7%. The Company may at its discretion discontinue offering this rate. The MGIB Rate is an annual effective rate.

        2. THEN WE DETERMINE THE MGIB ANNUITY INCOME BY MULTIPLYING YOUR MGIB BENEFIT BASE (ADJUSTED FOR ANY MARKET VALUE ADJUSTMENT AND PREMIUM TAXES) BY THE INCOME FACTOR, AND THEN DIVIDE BY $1,000.

             Two MGIB Income Options are available under the MGIB Rider:

               (i) Income for Life (Single Life or Joint with 100% Survivor) and 10-30 Year Certain;

               (ii) Income for a 20-30 Year Period Certain; or

               (iii)Any other income plan offered by the Company in connection with the MGIB rider on the MGIB Benefit Date.

     On the MGIB Benefit Date, we would apply the MGIB Benefit Base under the Table of Income Factors specified in the MGIB rider for the Income Option you selected. The guaranteed factors contained in the MGIB rider generally provide lower payout per $1,000 of value applied than the guaranteed factors found in your Contract.

     Then we compare the MGIB annuity income under the rider guarantee for the option selected with the annuity income under your Contract guarantee for the same option. The greater amount of income will be available to you on the MGIB Benefit Date.

     PURCHASE. To purchase the MGIB rider, you must be age 79 or younger on the rider date and the ten-year waiting period must end at or prior to the latest annuity start date. The MGIB rider must be purchased

ACC - 111296                          35

(i) on the contract date, or (ii) within thirty days after the contract date. For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval, whichever is later. There is a ten year waiting period before the MGIB rider can be exercised.

     THE MGIB BENEFIT DATE. If you purchased the MGIB rider on the contract date or added the MGIB rider within 30 days following the contract date, the MGIB Benefit Date is the contract anniversary next following or is incident with exercise of your option to annuitize after a ten-year waiting period from the contract date. If you added the MGIB rider at any other time, your MGIB Benefit Date is the contract anniversary at least 10 years after the rider date when you decide to exercise your right to annuities under the MGIB rider.

     NO CHANGE OF ANNUITANT. Once the MGIB rider is purchased, the annuitant may not be changed except for the following exception. If an annuitant who is not a contract owner dies prior to annuitization, a new annuitant may be named in accordance with the provisions of your Contract. The MGIB Base is unaffected and continues to accumulate.

     NOTIFICATION. On or about 30 days prior to the MGIB Benefit Date, we will provide you with notification which will include an estimate of the amount of MGIB annuity benefit available if you choose to exercise. The actual amount of the MGIB annuity benefit will be determined as of the MGIB Benefit Date.

THE MGIB RIDER DOES NOT RESTRICT OR LIMIT YOUR RIGHT TO ANNUITIZE THE CONTRACT AT ANY TIME PERMITTED UNDER THE CONTRACT. THE MGIB RIDER DOES NOT RESTRICT YOUR RIGHT TO ANNUITIZE THE CONTRACT USING CONTRACT VALUES THAT MAY BE HIGHER THAN THE MGIB ANNUITY BENEFIT.

THE BENEFITS ASSOCIATED WITH THE MGIB RIDER ARE AVAILABLE ONLY IF YOU ANNUITIZE YOUR CONTRACT UNDER THE RIDER AND IN ACCORDANCE WITH THE PROVISIONS SET FORTH ABOVE. ANNUITIZING USING THE MGIB MAY RESULT IN THE MORE FAVORABLE STREAM OF INCOME PAYMENTS UNDER YOUR CONTRACT. BECAUSE THE MGIB RIDER IS BASED ON CONSERVATIVE ACTUARIAL FACTORS, THE LEVEL OF LIFETIME INCOME THAT IT GUARANTEES MAY BE LESS THAN THE LEVEL THAT MIGHT BE PROVIDED BY THE APPLICATION OF YOUR CONTRACT VALUE TO THE CONTRACT'S APPLICABLE ANNUITY FACTORS. YOU SHOULD CONSIDER ALL OF YOUR OPTIONS AT THE TIME YOU BEGIN THE INCOME PHASE OF YOUR CONTRACT.

MINIMUM GUARANTEED WITHDRAWAL BENEFIT (MGWB) RIDER. The MGWB rider is an optional benefit which guarantees that if your contract value is reduced to zero, you will receive periodic payments equal to all premium payments paid during the first two contract years (Eligible Payment Amount) adjusted for any prior withdrawals. To maintain this guarantee, withdrawals in any contract year may not exceed 7% of your adjusted Eligible Payment Amount. If your contract value is reduced to zero, your periodic payments will be 7% of your Eligible Payment Amount every year. Payments continue until your MGWB Withdrawal Account is reduced to zero. For a discussion of the charges we deduct under the MGWB rider, see "Optional Rider Charges." Your original Eligible Payment Amount depends on when you purchase the MGWB rider and is:

     (i) if you purchased the MGWB rider on the contract date, your premium payments received during the first two contract years; or

     (ii) if you purchased the MGWB rider after the contract date, your contract value on the rider date, including any premiums received that day, and any subsequent premium payments received during the two-year period commencing on the rider date.

     THE MGWB WITHDRAWAL ACCOUNT. The MGWB Withdrawal Account is only a calculation which represents the remaining amount available for periodic payments. It does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It will not affect your annuitization, surrender and death benefits.

The MGWB Withdrawal Account is equal to the Eligible Payment Amount , tracked separately for Special and Non-Special Funds, adjusted for any withdrawals and transfers between Special and Non-Special Funds.

ACC - 111296                          36

THE MGWB WITHDRAWAL ACCOUNT EQUALS THE SUM OF (A) THE MGWB WITHDRAWAL ACCOUNT ALLOCATED TO NON-SPECIAL FUNDS, AND (B) THE LESSER OF (1) THE MGWB WITHDRAWAL ACCOUNT ALLOCATED TO SPECIAL FUNDS AND (2) THE CONTRACT VALUE IN THE SPECIAL FUNDS. THUS, INVESTING IN THE SPECIAL FUNDS MAY LIMIT THE MGWB WITHDRAWAL ACCOUNT.

Withdrawals of up to 7% per year of the Eligible Payment Amount will reduce the value of your MGWB Withdrawal Account by the dollar amount of the withdrawal for Non-Special Funds and pro rata for Special Funds, based on the source of the withdrawal. Any withdrawals greater than 7% per year of the Eligible Payment Amount will cause a reduction in the MGWB Withdrawal Account of the Special and Non-Special Funds by the proportion that the withdrawal bears to the Contract Value of the Special and Non-Special Funds, respectively, at the time of the withdrawal. If a single withdrawal involves both Special and Non-Special Funds and causes the 7% to be exceeded, the withdrawal will be treated as taken first from Non-Special Funds. Any withdrawals greater than 7% per year of the Eligible Payment Amount will also cause a reduction in the Eligible Payment Amount by the proportion that the withdrawal bears to the contract value at the time of the withdrawal. The MGWB Withdrawal Account is also reduced by the amount of any periodic payments paid under the MGWB rider once your contract value is zero. If a withdrawal reduces the MGWB Withdrawal Account to zero, the MGWB rider terminates and no further benefits are payable under the rider.

Net transfers from Special Funds to Non-Special Funds will reduce the MGWB Withdrawal Account allocated to Special Funds on a pro rata basis. The resulting increase in the MGWB Withdrawal Account allocated to Non-Special Funds will equal the lesser of the reduction in the MGWB Withdrawal Account for Special Funds and the net contract value transferred.

Net transfers from Non-Special Funds to Special Funds will reduce the MGWB Withdrawal Account allocated to Non-Special Funds on a pro rata basis. The resulting increase in the MGWB Withdrawal Account allocated to Special Funds equals the reduction in the MGWB Withdrawal Account for Non-Special Funds.

     GUARANTEED WITHDRAWAL STATUS. You may continue to make withdrawals in any amount permitted under your Contract so long as your contract value is greater than zero. See "Withdrawals." Making any withdrawals in any year greater than 7% per year of the Eligible Payment Amount will reduce the Eligible Payment Amount for future withdrawals and payments under the MGWB rider by the proportion that the withdrawal bears to the contract value at the time of the withdrawal. The MGWB rider, will remain in force, and you may continue to make withdrawals so long as:

     (i)  your contract value is greater than zero;

     (ii) your MGWB Withdrawal Account is greater than zero;

     (iii)your latest allowable annuity start date has not been reached;

     (iv) you have not elected to annuitize your Contract; and

     (v) you have not died (unless your spouse has elected to continue the contract), changed the ownership of the Contract or surrendered the Contract.

     The standard Contract provision limiting withdrawals to no more than 90% of the cash surrender value is not applicable under the MGWB rider.

     AUTOMATIC PERIODIC BENEFIT STATUS. Under the MGWB rider, in the event your contract value is reduced to zero your Contract is given what we refer to as Automatic Periodic Benefit Status if the following conditions exist:

     (i)  your MGWB Withdrawal Account is greater than zero;

     (ii) your latest allowable annuity start date has not been reached;

     (iii)you have not elected to annuitize your Contract; and

ACC - 111296                          37

     (iv) you have not died, changed the ownership of the Contract or surrendered the Contract.

     Once your Contract is given Automatic Periodic Benefit Status, we will pay you the annual MGWB periodic payments, beginning on the next contract anniversary equal to the lesser of the remaining MGWB Withdrawal Account or 7% annually of your Eligible Payment Amount until the earliest of (i) your contract's latest annuity start date, (ii) the death of the owner; or (iii) until your MGWB Withdrawal Account is exhausted. We will reduce the MGWB Withdrawal Account by the amount of each payment. Once your Contract is given Automatic Periodic Benefit Status (that is, your contract value is zero), we will not accept any additional premium payments in your Contract, and the Contract will not provide any benefits except those provided by the MGWB rider. Any other rider terminates. Your Contract will remain in Automatic Periodic Benefit Status until the earliest of (i) payment of all MGWB periodic payments, and (ii) payment of the Commuted Value (defined below) or (iii) the owner's death has occurred.

     On the Contract's latest annuity start date, in lieu of making the remaining MGWB periodic payments, we will pay you the Commuted Value of your MGWB periodic payments remaining. We may, at our option, extend your annuity start date in order to continue the MGWB periodic payments. The Commuted Value is the present value of any then remaining MGWB periodic payments at the current interest rate plus 0.50%. The current interest rate will be determined by the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for period(s) applicable to the remaining payments. Once the last MGWB periodic payment is made or we pay you the Commuted Value, your Contract and the MGWB rider terminate.

     DEATH BENEFIT DURING AUTOMATIC PERIODIC BENEFIT STATUS. If you have never withdrawn more than 7% per year of the Eligible Payment Amount and you elected the 7% Solution Enhanced Death Benefit in your Contract (or you elected the Max 7 Enhanced Death Benefit resulting in the 7% Solution Enhanced Death Benefit as the actual benefit), the death benefit otherwise payable under the terms of your Contract will remain in force during any Automatic Periodic Benefit Status. In determining the amount of the death benefit during the Automatic Periodic Benefit Status, we deem your contract value to be zero and treat the MGWB periodic payments as withdrawals. In all other cases, the death benefit payable during Automatic Periodic Benefit Status is your MGWB Withdrawal Account which equals the sum of the remaining MGWB periodic payments. If you elected the Max 7 Enhanced Death Benefit, then the 7% Solution and the Annual Ratchet components shall each be calculated as if each were the elected death benefit option.

     PURCHASE. To purchase the MGWB rider, your must be age 80 or younger on the rider date. The MGWB rider must be purchased (i) on the contract date, or (ii) within 30 days after the contract date. For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval whichever is later.

OTHER CONTRACTS

We offer other variable annuity contracts that also invest in the same portfolios of the Trusts. These contracts have different charges that could affect their performance, and may offer different benefits more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.

OTHER IMPORTANT PROVISIONS

See "Withdrawals," "Transfers Among Your Investments," "Death Benefit Choices," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

--------------------------------------------------------------------------------
                                   WITHDRAWALS
--------------------------------------------------------------------------------
Any time during the accumulation phase and before the death of the contract owner, except under certain qualified contracts you may withdraw all or part of your money. Keep in mind that if you request a

ACC - 111296                          38
withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

If the aggregate percentage cap on allocations to the Restricted Funds has been exceeded, any subsequent withdrawals must be taken so that the percentage of contract value in the Restricted Funds following the withdrawal would not be greater than the percentage of contract value in the Restricted Funds prior to the withdrawal. If a requested withdrawal would cause the percentage cap to be exceeded, the amount of the withdrawal in excess of the cap would be taken pro rata from all variable subaccounts.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not affect the withdrawal amount you receive.

Please be aware that the benefit we pay under certain optional benefit riders will be reduced by any withdrawals you take while the rider is in effect. See "Optional Riders."

We offer the following three withdrawal options:

REGULAR WITHDRAWALS

After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS

You may choose to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or (2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. If you have contract value allocated to one or more Restricted Funds, and you elect to receive systematic withdrawals from the subaccounts in which you are invested, the systematic withdrawals must be taken pro rata from all subaccounts in which contract value is invested. If you do not have contract value allocated to a Restricted Fund and choose systematic withdrawals on a non pro rata basis, we will monitor the withdrawals annually. If you subsequently allocate contract value to one or more Restricted Funds, we will require you to take your systematic withdrawals on a pro rata basis from all subaccounts in which contract value is invested.

You decide when you would like systematic payments to start as long as it is at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th day of the month, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of your contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date:

ACC - 111296                          39

                                  MAXIMUM PERCENTAGE
                FREQUENCY         OF CONTRACT VALUE
                Monthly                  1.25%
                Quarterly                3.75%
                Annually                15.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable maximum percentage of your contract value on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular fixed dollar systematic withdrawal program.

If your withdrawal is based on a percentage of your contract value and the amount to be systematically withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. If you submit a subsequent premium payment after you have applied for systematic withdrawals, we will not adjust future withdrawals under the systematic withdrawal program unless you specifically request that we do so. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. You choose the amount of the fixed systematic withdrawals, which may total up to a maximum of 15% of your contract value as determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a Market Value Adjustment on the withdrawal date if the withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply any Market Value Adjustment directly to your contract value (rather than to the withdrawal) so that the amount of each systematic withdrawal remains fixed.

     Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Tax Code may exceed the maximum. Such withdrawals are subject to Market Value Adjustments when they exceed the applicable maximum percentage.

ACC - 111296                          40

IRA WITHDRAWALS

If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service ("IRS") rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by federal tax law, distributions adequate to satisfy the requirements imposed by federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the SAI. Or, we will accept your written instructions regarding the calculated amount required to be withdrawn from your Contract each year. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

--------------------------------------------------------------------------------
                        TRANSFERS AMONG YOUR INVESTMENTS
--------------------------------------------------------------------------------
You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. We currently do not charge you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgement or in accordance with applicable law. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date, unless the transfer is made under the dollar cost averaging program. Keep in mind that transfers between Special Funds and other investment portfolios may negatively impact your death benefit or rider benefits.

If you allocate contract value to an investment option that has been designated as a Restricted Fund, your ability to transfer contract value to the Restricted Fund may be limited. A transfer to the Restricted Funds will not be permitted to the extent that it would increase the contract value in the Restricted Fund to more than the applicable limits following the transfer. We do not limit transfers from Restricted Funds. If the

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result of multiple reallocations is to lower the percentage of total contract value in the Restricted Fund, the reallocation will be permitted even if the percentage of contract value in the Restricted Fund is greater than the limit.

Please be aware that the benefit we pay under an optional benefit rider may be affected by certain transfers you make while the rider is in effect. Transfers, including those involving Special Funds, may also affect your optional rider base. See "The Annuity Contract -- Optional Riders."

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest Allocation.

To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock Exchange will be effected on the next business day. Separate Account B and the Company will not be liable for following instructions communicated by telephone or other approved electronic means that we reasonably believe to be genuine. We may require personal identifying information to process a request for transfer made over the telephone, over the internet or other approved electronic means.

TRANSFERS BY THIRD PARTIES

As a convenience to you, we currently allow you to give third parties the right to effect transfers on your behalf. However, when the third party makes transfers for many contract owners, the result can be simultaneous transfers involving large amounts of contract values. Such transfers can disrupt the orderly management of the investment portfolios available to the Contract, can result in higher costs to contract owners, and may not be compatible with the long term goals of contract owners. We require third parties making multiple, simultaneous or large volume transfers to execute a third party service agreement with us prior to executing such transfers. Therefore, we may at any time exercise our business judgment and limit or discontinue accepting transfers made by a third party. We will notify any third party whose transfers are limited or discontinued by telephone, facsimile or email according to our records, followed by a letter. These limits may be based on, among other criteria, the amount of the aggregate trade or the available investment options for which third parties may make trades on behalf of multiple contract owners.

We may establish additional procedures or change existing procedures at any time in the exercise of our business judgment.

DOLLAR COST AVERAGING

You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Limited Maturity Bond subaccount or the Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with a 1-year guaranteed interest period. These subaccounts or Fixed Interest Allocations serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and fewer units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Limited Maturity Bond subaccount, the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. You may change the transfer amount once each contract year.

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Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

You are permitted to transfer contract value to a Restricted Fund, subject to the limitations described above in this section and in "The Investment Portfolios." Compliance with the individual and aggregate Restricted Fund limits will be reviewed when the dollar cost averaging program is established. Transfers under the dollar cost averaging program must be within those limits. We will not review again your dollar cost averaging election for compliance with the individual and aggregate limits for investment in the Restricted Funds except in the case of the transactions described below.

        o Amount added to source account: If you add amounts to the source account which would increase the amount to be transferred under the dollar cost averaging program, we will review the amounts to be transferred to ensure that the individual and aggregate limits are not being exceeded. If such limits would be exceeded, we will require that the dollar cost averaging transfer amounts be changed to ensure that the transfers are within the limits based on the then current allocation of contract value to the Restricted Fund(s) and the then current value of the amount designated to be transferred to that Restricted Fund(s).

        o Additional premium paid: Up to the individual Restricted Fund percentage limit may be allocated to a Restricted Fund. If more than the individual limit has been requested to be allocated to a Restricted Fund, we will look at the aggregate limit, subtract the current allocation to Restricted Funds, and subtract the current value of amounts to be transferred under the dollar cost averaging program to Restricted Funds. The excess, if any, is the maximum that may be allocated pro rata to Restricted Funds.

        o Reallocation request is made while the dollar cost averaging program is active: If the reallocation would increase the amount allocated to Restricted Funds, the maximum that may be so allocated is the individual Restricted Fund percentage limit, less the current allocation to Restricted Funds and less the current value of any remaining amounts to be transferred under the dollar cost averaging program to the Restricted Funds.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

AUTOMATIC REBALANCING

If you have at least $10,000 of contract value invested in the subaccounts of Separate Account B, you may elect to have your investments in the subaccounts automatically rebalanced You are permitted to reallocate between Restricted and non-Restricted Funds, subject to the limitations described above in this section and in "The Investment Portfolios." If the reallocation would increase the amount allocated to the Restricted Funds, the maximum that may be so allocated is the individual Restricted Fund percentage limit, less the current allocation to all Restricted Funds.

We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if

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withdrawals are taken pro-rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro-rata basis. Additional premium payments and partial withdrawals effected on a pro-rata basis will not cause the automatic rebalancing program to terminate.


--------------------------------------------------------------------------------
                              DEATH BENEFIT CHOICES
--------------------------------------------------------------------------------
DEATH BENEFIT DURING THE ACCUMULATION PHASE

During the accumulation phase, a death benefit, and earnings multiplier benefit, if elected, is payable when either the annuitant (when contract owner is not an individual), the contract owner or the first of joint owners dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

Your death benefit and mortality and expense risk charge depend on the category of contract owners to which you belong and on the death benefit that you choose. There are four categories of contract owners covered by this prospectus. For ease of reference, they are called Pre-2000, Yr-2000, Yr-2001 and May-2001 contract owners. If you are a contract owner, the category of your contract is indicated on your quarterly statements beginning with the June 30, 2001 statement. If you are unsure which category applies to you, please call our Customer Service Center. The telephone number is (800) 366-0066.

The following is a general description of the categories:

       Pre-2000:     a) all contracts purchased prior to February 1, 2000;
                     b) contracts purchased on or after February 1, 2000 which offer three death benefit options (as approved in the state of issue at the time of purchase);

       Yr-2000: Contracts purchased on or after February 1, 2000 which offer four death benefit options (as approved in the state of issue at the time of purchase), including the Max 7 Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit to age 80;

       Yr-2001: Contracts purchased on or after January 2, 2001 which offer four death benefit options (as approved in the state of issue at the time of purchase), including the Annual Ratchet Enhanced Death Benefit to age 90, and contain new Special Funds language;

       May-2001:     Contracts purchased on or after May 1, 2001 which offer
                     four death benefit options (as approved in the state of issue at the time of purchase), including the Annual
                     Ratchet Enhanced Death Benefit to age 90, and have an earnings multiplier benefit option (in states where approved).

Other than as specifically noted, this Prospectus describes the benefits applicable to all categories of contract owners.

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THE FOLLOWING DESCRIBES THE DEATH BENEFIT OPTIONS FOR CONTRACT OWNERS IN
MAY-2001. IF YOU ARE A PRE-2000, YR-2000, OR YR-2001 CONTRACT OWNER, PLEASE SEE APPENDIX D FOR A DESCRIPTION OF THE CALCULATION OF THE DEATH BENEFITS APPLICABLE UNDER YOUR CONTRACT. IF YOU ARE UNSURE OF WHICH CATEGORY APPLIES TO YOU, PLEASE CALL OUR CUSTOMER SERVICE CENTER.

You may choose one of the following Death Benefits: (a) the Standard Death Benefit, (b) the 7% Solution Enhanced Death Benefit, (c) the Annual Ratchet Enhanced Death Benefit or (d) the Max 7 Enhanced Death Benefit. The 7% Solution Enhanced Death Benefit, the Annual Ratchet Enhanced Death Benefit and the Max 7 Enhanced Death Benefit are available only if the contract owner or the annuitant (if the contract owner is not an individual) is not more than 79 years old at the time of purchase. The 7% Solution, Annual Ratchet and Max 7 Enhanced Death Benefits may not be available where a Contract is held by joint owners.

Once you choose a death benefit, it cannot be changed. We may in the future stop or suspend offering any of the Enhanced Death Benefit options to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit and the Enhanced Death Benefit. The MGWB rider may also affect the death benefit. See "Minimum Guaranteed Withdrawal Benefit (MGWB) Rider -- Death Benefit during Automatic Periodic Benefit Status." The Enhanced Death Benefits are available only at the time you purchase your Contract. The enhanced death benefits are not available where a Contract is owned by joint owners.

The death benefit, and earnings multiplier benefit, if elected, is payable when the first of the following persons dies: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the death benefit you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

We use the Base Death Benefit to help determine the minimum death benefit payable under each of the death benefit options described below. You do not elect the Base Death Benefit. The Base Death Benefit is equal to the greater of:

          1)   the contract value; and

          2)   the cash surrender value.

The STANDARD DEATH BENEFIT equals the GREATER of the Base Death Benefit and the SUM of:

          1)   the contract value allocated to Special Funds; and

          2) the Standard Minimum Guaranteed Death Benefit for amounts allocated to non-Special Funds.

The Standard Minimum Guaranteed Death Benefit equals:

          1) the initial premium payment allocated to Special and Non-Special Funds, respectively;

          2) increased by premium payments and adjusted for transfers, allocated to Special and Non-Special Funds, respectively, after issue; and

          3) reduced by a pro rata adjustment for any withdrawal or transfer taken from the Special and Non-Special Funds, respectively.

In the event of transfers from Special to Non-Special funds, the increase in the Minimum Guaranteed Death Benefit of the Non-Special Fund will equal the lesser of the reduction in the Minimum Guaranteed Death Benefit in the Special Fund and the contract value transferred. In the event of transfers from Non-Special to

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Special Funds, the increase in the Minimum Guaranteed Death Benefit of the
Special Fund will equal the reduction in the Minimum Guaranteed Death Benefit in the Non-Special Fund.

ENHANCED DEATH BENEFIT OPTIONS. Under the Enhanced Death Benefit options, if you die before the annuity start date, your beneficiary will receive the greater of the Base Death Benefit and the Enhanced Death Benefit option elected. For purposes of calculating the Enhanced Death Benefits, certain investment portfolios, and the Fixed Account are designated as "Special Funds." In addition to the Fixed Account, the investment portfolios designated currently as Special Funds are the Liquid Asset Portfolio and the Limited Maturity Bond Portfolio.

We may, with 30 days notice to you, designate any investment portfolio as a Special Fund on existing contracts with respect to new premiums added to such investment portfolio and also with respect to new transfers to such investment portfolio. Selecting a Special Fund may limit or reduce the enhanced death benefit.

For the period during which a portion of the contract value is allocated to a Special Fund, we may, at our discretion, reduce the mortality and expense risk charge attributable to that portion of the contract value. The reduced mortality and expense risk charge will be applicable only during that period.

The 7% SOLUTION ENHANCED DEATH BENEFIT, equals the GREATER of:

     1)   the Standard Death Benefit; and

     2) the sum of the contract value allocated to Special Funds and the 7% Solution Minimum Guaranteed Death Benefit for Non-Special Funds.

The 7% Solution Minimum Guaranteed Death Benefit for Special and Non-Special Funds equals the lesser of:

     1) premiums, adjusted for withdrawals and transfers, accumulated at 7% until the earlier of attainment of age 80 or reaching the cap (equal to 3 times all premium payments, as reduced by adjustments for withdrawals) and thereafter at 0%, and

     2)   the cap.

Withdrawals of up to 7% per year of cumulative premiums are referred to as special withdrawals. Special withdrawals reduce the 7% Solution Minimum Guaranteed Death Benefit by the amount of contract value withdrawn. For any other withdrawals (withdrawals in excess of the amount available as a special withdrawal), a pro rata adjustment to the 7% Solution Minimum Guaranteed Death Benefit is made. The amount of the pro rata adjustment for withdrawals from Non-Special Funds will equal (a) times (b) divided by (c): where (a) is the 7% Solution Minimum Guaranteed Death Benefit for Non-Special Funds prior to the withdrawal; (b) is the contract value of the withdrawal; and (c) is the contract value allocated to Non-Special Funds before the withdrawal. The amount of the pro rata adjustment for withdrawals from Special Funds will equal (a) times (b) divided by (c): where (a) is the 7% Solution Minimum Guaranteed Death Benefit for Special Funds prior to the withdrawal; (b) is the contract value of the withdrawal; and (c) is the contract value allocated to Special Funds before the withdrawal. Please see Appendix C for examples of the pro rata withdrawal adjustment for withdrawals other than special withdrawals.

Transfers from Special to Non-Special Funds will reduce the 7% Solution Minimum Guaranteed Death Benefit and the cap for Special Funds on a pro rata basis. The resulting increase in the 7% Solution Minimum Guaranteed Death Benefit in the Non-Special Funds will equal the lesser of the reduction in the 7% Solution Minimum Guaranteed Death Benefit in the Special Funds and the contract value transferred. The increase in the cap for Non-Special Funds will equal the reduction in the cap for Special Funds.

Transfers from Non-Special to Special Funds will reduce the 7% Solution Minimum Guaranteed Death Benefit and the cap in the Non-Special Funds on a pro rata basis. The resulting increase in the 7% Solution Minimum Guaranteed Death Benefit and the cap for the Special Funds will equal the reduction in the 7% Solution Minimum Guaranteed Death Benefit and the cap for the Non-Special Funds.

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The ANNUAL RATCHET ENHANCED DEATH BENEFIT equals the GREATER of:

          1)   the Standard Death Benefit; and

          2) the sum of the contract value allocated to Special Funds and the Annual Ratchet Minimum Guaranteed Death Benefit allocated to Non-Special Funds.

The Annual Ratchet Minimum Guaranteed Death Benefit equals:

          1) the initial premium allocated at issue to Special and Non-Special Funds, respectively;

          2) increased dollar for dollar by any premium allocated after issue to Special and Non-Special funds, respectively;

          3) for Non-Special Funds, adjusted on each anniversary that occurs on or prior to attainment of age 90 to the greater of the Annual Ratchet Minimum Guaranteed Death Benefit for Non-Special Funds from the prior anniversary (adjusted for new premiums, partial withdrawals allocated to Non-Special Funds, and transfers between Special and Non-Special Funds) and the current contract value allocated to Non-Special Funds;

          4) for Special Funds, adjusted on each anniversary that occurs on or prior to attainment of age 90 to the greater of the Annual Ratchet Minimum Guaranteed Death Benefit for Special Funds from the prior anniversary (adjusted for new premiums, partial withdrawals allocated to Special Funds, and transfers between Special and Non-Special Funds) and the current contract value allocated to Special Funds.

Withdrawals reduce the Annual Ratchet Minimum Guaranteed Death Benefit on a pro rata basis, based on the amount withdrawn from the Special and Non-Special Funds, respectively. The amount of the pro rata adjustment for withdrawals from Non-Special Funds will equal (a) times (b) divided by (c): where (a) is the Annual Ratchet Minimum Guaranteed Death Benefit for Non-Special Funds prior to the withdrawal; (b) is the contract value of the withdrawal; and (c) is the contract value allocated to Non-Special Funds before withdrawal. The amount of the pro rata adjustment for Special Funds will equal (a) times (b) divided by
(c): where (a) is the Annual Ratchet Minimum Guaranteed Death Benefit for Special Funds prior to the withdrawal; (b) is the contract value of the withdrawal; and (c) is the contract value allocated to Special Funds before the withdrawal.

Transfers from Special to Non-Special Funds will reduce the Annual Ratchet Minimum Guaranteed Death Benefit for Special Funds on a pro rata basis. The resulting increase in the Annual Ratchet Minimum Guaranteed Death Benefit in the Non-Special Funds will equal the lesser of the reduction in the Annual Ratchet Minimum Guaranteed Death Benefit in the Special Funds and the contract value transferred.

Transfers from Non-Special to Special Funds will reduce the Annual Ratchet Minimum Guaranteed Death Benefit for Non-Special Funds on a pro rata basis. The resulting increase in the Annual Ratchet Minimum Guaranteed Death Benefit for the Special Funds will equal the reduction in the Annual Ratchet Minimum Guaranteed Death Benefit for the Non-Special Funds.

The MAX 7 ENHANCED DEATH BENEFIT equals the greater of the 7% Solution Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit. Under this death benefit option, the 7% Solution Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit are calculated in the same manner as if each were the elected benefit.

Note: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted. The enhanced death benefits may not be available in all states.

EARNINGS MULTIPLIER BENEFIT RIDER. The earnings multiplier benefit rider is an optional rider that provides a separate death benefit in addition to the death benefit provided under the death benefit options described above. The rider is subject to state availability and is available only for issues ages 75 or under. It

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may be added at issue of the Contract or on the next contract anniversary following introduction of the rider in a state, if later. The rider provides a benefit equal to a percentage of the gain under the Contract, up to a gain equal to 150% of premiums adjusted for withdrawals ("Maximum Base"). Currently, where the rider is added at issue, the earnings multiplier benefit is equal to 55% (30% for issue ages 70 and above) of the lesser of: 1) the Maximum Base; and 2) the contract value on the date we receive written notice and due proof of death, as well as required claims forms, minus premiums adjusted for withdrawals. If the rider is added to a Contract after issue, the earnings multiplier benefit is equal to 55% (30% for issue ages 70 and above) of the lesser of: 1) 150% of the contract value on the rider effective date, plus subsequent premiums adjusted for subsequent withdrawals; and 2) the contract value on the date we receive written notice and due proof of death, as well as required claims forms, minus the contract value on the rider effective date, minus subsequent premiums adjusted for subsequent withdrawals. The adjustment to the benefit for withdrawals is pro rata, meaning that the benefit will be reduced by the proportion that the withdrawal bears to the contract value at the time of the withdrawal.

There is an extra charge for the earnings multiplier benefit rider and once selected, it may not be revoked. The earnings multiplier benefit rider does not provide a benefit if there is no gain under the Contract. As such, the Company would continue to assess a charge for the rider, even though no benefit would be payable at death under the rider if there are no gains under the Contract. Please see page 2 of this prospectus for a description of the charge.

The rider is available for both non-qualified and qualified contracts. Please see the discussions of possible tax consequences in sections titled "Individual Retirement Annuities," "Taxation of Non-Qualified Contracts," and "Taxation of Qualified Contracts," in this prospectus.

DEATH BENEFIT DURING THE INCOME PHASE

If any contract owner or the annuitant dies after the annuity start date, the Company will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

CONTINUATION AFTER DEATH -- SPOUSE

If, at the contract owner's death, the surviving spouse of the deceased contract owner is the beneficiary and such surviving spouse elects to continue the contract as his or her own the following will apply:

If the guaranteed death benefit as of the date we receive due proof of death, minus the contract value also on that date, is greater than zero, we will add such difference to the contract value. Such addition will be allocated to the variable subaccounts in proportion to the contract value in the subaccounts, unless we are directed otherwise. If there is no contract value in any subaccount, the addition will be allocated to the Liquid Asset subaccount, or its successor. Such addition to contract value will not affect the guaranteed death benefit or any living benefit rider values.

The death benefits under each of the available options will continue, based on the surviving spouse's age on the date that ownership changes.

Any addition to contract value, as described above, is available only to the spouse of the owner as of the date of death of the owner if such spouse under the provisions of the Contract elects to continue the Contract as his or her own. If you elected the earnings multiplier benefit rider, and the benefit would otherwise be payable, the benefit will be added to the contract value and allocated among the variable subaccounts in proportion to the contract value in the subaccounts, unless we are directed otherwise. If there is no contract value in any subaccount, the benefit will be allocated to the Liquid Asset subaccount, or its successor.

The earnings multiplier benefit rider will continue, if the surviving spouse is eligible based on his or her attained age. If the surviving spouse is older than the maximum rider issue age, the rider will terminate. The Maximum Base and the percentages will be reset based on the adjusted contract value. The calculation of the benefit going forward will be: 1) based on the attained age of the spouse at the time of the ownership change using current values as of that date; 2) computed as if the rider was added to the Contract after issue

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and after the increase; and 3) based on the Maximum Base and percentages in effect on the original rider date. However, we may in the future permit the surviving spouse to elect to use the then current Maximum Base and percentages in the benefit calculation.

CONTINUATION AFTER DEATH -- NON SPOUSE

If the beneficiary or surviving joint owner is not the spouse of the owner, the Contract may continue in force subject to the required distribution rules of the Internal Revenue Code. See next section, "Required Distributions upon Contract Owner's Death."

If you elected the earnings multiplier benefit rider, and the benefit would otherwise be payable, the benefit will be added to the contract value and allocated among the variable subaccounts in proportion to the contract value in the subaccounts, unless we are directed otherwise. If there is no contract value in any subaccount, the benefit will be allocated to the Liquid Asset subaccount, or its successor. The earnings multiplier benefit rider then terminates, whether or not a benefit was payable under the terms of the rider.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH

We will not allow any payment of benefits provided under a non-qualified Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any owner of a non-qualified contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by us will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If a Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract. If any contract owner is not an individual, the death of an annuitant shall be treated as the death of a contract owner.

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

--------------------------------------------------------------------------------
                                CHARGES AND FEES
--------------------------------------------------------------------------------
We deduct the Contract charges described below to cover our costs and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administrating the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of Contracts.

CHARGE DEDUCTION SUBACCOUNT

You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company. Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE CONTRACT VALUE We deduct the following charges from your contract value:

     NO SURRENDER CHARGE. We do not deduct any surrender charges for withdrawals.

     PREMIUM TAXES. We may make a charge for state and local premium taxes depending your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value (or from the MGIB Base, if exercised) on the annuity start date. However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of when the annuity payments begin. In those states, we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract or on the annuity start date.

     ADMINISTRATIVE CHARGE. We deduct an annual administrative charge on each Contract anniversary, or if you surrender your Contract prior to a Contract anniversary, at the time we determine the cash surrender value payable to you. The amount deducted is $40 per Contract. This charge is waived if your contract value is $100,000 or more at the end of a contract year or the total of your premium payments is $100,000 or more or under other conditions established by Golden American. We deduct the charge proportionately from all subaccounts in which you are invested. If there is no contract value in those subaccounts, we will deduct the charge from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid.

     TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year. If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, auto rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.

CHARGES DEDUCTED FROM THE SUBACCOUNTS

     MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The amount of the mortality and expense risk charge depends on the death benefit you have elected and on the category of contract owner to which you belong. The charge is deducted on each business day based on the assets you have in each subaccount. The charge for each death benefit option, on an annual

ACC - 111296                          50
basis, for May-2001 contract owners, is equal to 1.65% for the Standard Death Benefit, 1.90% for the Annual Ratchet Enhanced Death Benefit, 2.00% for the 7% Solution Enhanced Death Benefit or 2.10% for the Max 7 Enhanced Death Benefit, of the assets you have in each subaccount. The charge is deducted each business day at the rate of .004558% (Standard), .005255% (Annual Ratchet),
 .005535% (7% Solution), or .005815% (Max 7), respectively, for each day since the previous business day. In the event there are any profits from the mortality and expense risk charge, we may use such profits to finance the distribution of contracts. Please see Appendix D for a description of the death benefits and mortality and expense risk charges for Pre-2000, Yr-2000, or Yr-2001 contract owners.

     ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% for each day since the previous business day. This charge is deducted daily from your assets in each subaccount.

     EARNINGS MULTIPLIER BENEFIT CHARGE. Subject to state availability, you may purchase the earnings multiplier benefit rider for a non-qualified Contract either at issue or on the next contract anniversary following the introduction of the benefit in your state, if later. So long as the rider is in effect, we will deduct a separate quarterly charge for the rider through a pro rata reduction of the contract value of the subaccounts in which you are invested. If there is insufficient contract value in the subaccounts, we will deduct the charges from your Fixed Interest Allocations starting with the allocation nearest its maturity date. If that is insufficient, we will deduct the charge from the allocation next nearest its maturity date, and so on. We deduct the rider charge on each quarterly contract anniversary in arrears, meaning the first charge will be deducted on the first quarterly anniversary following the rider date. If you surrender or annuitize your Contract, we will deduct a pro rata portion of the charge for the current quarter based on the current contract value immediately prior to the surrender or annuitization. The quarterly charge for the earnings multiplier benefit rider is 0.075% (0.30% annually). For a description of the rider, see "The Earnings Multiplier Benefit Rider."

     OPTIONAL RIDER CHARGES. In addition to the earnings multiplier benefit rider, subject to state availability, you may purchase one of three optional benefit riders that you may elect at issue. So long as the rider is in effect, we will deduct a separate quarterly charge for each optional benefit rider through a pro-rata reduction of the contract value of the subaccounts in which you are invested. If there is insufficient contract value in the subaccount, we will deduct the charges from your Fixed Interest Allocations nearest their maturity date. We deduct each rider charge on each quarterly contract anniversary in arrears, meaning the first charge will be deducted on the first quarterly anniversary following rider date. For a description of the riders and the defined terms used in connection with the riders, see "The Annuity Contract -- Optional Riders."

     Minimum Guaranteed Accumulation Benefit (MGAB). The quarterly charge for the MGAB rider is as follows:

         Waiting Period       Quarterly Charge
         --------------       ----------------
         10 Year...........   0.125% of the MGAB Charge Base (0.50% annually)
         20 Year...........   0.125% of the MGAB Charge Base (0.50% annually)

The MGAB Charge Base is the total of (i) the MGAB Base on the rider date, and
(ii) premiums during the 2-year period commencing on the rider date, reduced pro-rata for withdrawals and reduced for transfers made within the last 3 years prior to the MGAB Benefit Date. We will deduct charges only during your ten-year or twenty-year waiting period, as applicable. If you surrender or annuitize your Contract, we will deduct a pro rata portion of the charge for the current quarter based on the current quarterly charge rate and MGAB Charge Base immediately prior to the surrender or annuitization. The MGAB Charge Base is adjusted for transfers between Special and Non-Special Funds.

ACC - 111296                          51

     MINIMUM GUARANTEED INCOME BENEFIT (MGIB). The quarterly charge for the MGIB rider is as follows:

         MGIB Rate         Quarterly Charge
         ---------         ----------------
         7%.............   0.125% of the MGIB Charge Base (0.50% annually)

The MGIB Charge Base is the total of premiums paid more than 5 years before the earliest MGIB Benefit Date, reduced pro-rata for all withdrawals taken while the MGIB rider is in effect, and accumulated at the MGIB Rate (7%) to the earlier of age 80 and reaching the MGIB Base Maximum. If you surrender or annuitize your Contract, we will deduct a pro-rata portion of the charge for the current quarter based on the current quarterly charge rate and your MGIB Charge Base immediately prior to the surrender or annuitization. The MGIB Charge Base is adjusted for transfers between Special and Non-Special Funds.

     MINIMUM GUARANTEED WITHDRAWAL BENEFIT (MGWB). The quarterly charge for the MGWB rider is 0.125% (0.50% annually) of the original MGWB Eligible Premium Amount. The original MGWB Eligible Payment Amount is equal to all premiums paid during the first two contract years following the rider date. When we calculate the MGWB rider charge, we do not reduce the Eligible Payment Amount by the amount of any withdrawals taken while the MGWB rider is in effect. We will deduct charges only during the period before your Contract's Automatic Periodic Benefit Status. If you surrender or annuitize your Contract, we will deduct a pro-rata portion of the charge for the current quarter based on the current quarterly charge rate and your original MGWB Eligible Payment Amount immediately prior to the surrender or annuitization.

TRUST EXPENSES

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, five portfolios deduct a service fee, which is used to compensate service providers for administrative and contract holder services provided on behalf of the portfolios, and nine portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. There are an additional three portfolios that may deduct a distribution or 12b-1 fee but currently do not. Based on actual portfolio experience in 2000, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2001 range from 0.55% to 1.86%. See "Fees and Expenses" in this prospectus.

Additionally, we may receive compensation from the investment advisers, administrators or distributors of the portfolios in connection with administrative, distribution, or other services and cost savings experienced by the investment advisers, administrators or distributors. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. Some advisers, administrators or distributors may pay us more than others.

--------------------------------------------------------------------------------
                               THE ANNUITY OPTIONS
--------------------------------------------------------------------------------
ANNUITIZATION OF YOUR CONTRACT

If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option you chose. You may change an annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value, adjusted for any applicable Market Value Adjustment, on the annuity start date in accordance with the annuity option you chose. The MGIB annuity benefit may be available if you have purchased the MGIB rider, provided the waiting period and other specified conditions have been met.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract

ACC - 111296                          52
owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen, the applicable payment rate used and the investment performance of the portfolios and interest credited to the Fixed Interest Allocations.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate) under applicable law, the total contract value applied to purchase a Fixed Interest Allocation, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2)  The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE

You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 5 years from the contract date but before the month immediately following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. For more information, see "Federal Tax Considerations" and the SAI. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you reach age 70 1/2 (or, in some cases, retire). Distributions may be made through annuitization or withdrawals. You should consult a tax adviser for tax advice before investing.

FREQUENCY OF ANNUITY PAYMENTS

You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS

We offer the 4 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. Payments under Option 4 may be fixed or variable. For a fixed annuity option, the contract value in the subaccounts is transferred to the Company's general account.

     OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may

ACC - 111296                          53
request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

     OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Under this option, we make payments for the life of the annuitant in equal monthly installments and guarantee the income for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, we will continue payments until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

     OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

     OPTION 4. ANNUITY PLAN. Under this option, your contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the 1940 Act, it will comply with the requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES

When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and Golden American. The amounts we will pay are determined as follows:

     (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in your Contract.

     (2) For Option 3, no amounts are payable after both named persons have died.

     (3) For Option 4, the annuity option agreement will state the amount we will pay, if any.

--------------------------------------------------------------------------------
                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------
REPORTS TO CONTRACT OWNERS

We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you copies of any shareholder reports of the investment portfolios in which Separate Account B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS

The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York

ACC - 111296                          54

Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Separate Account B may not reasonably occur or so that the Company may not reasonably determine the value of Separate Account B's net assets; or (4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION

If an age or gender given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or gender.

ASSIGNING THE CONTRACT AS COLLATERAL

You may assign a non-qualified Contract as collateral security for a loan but understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You should consult a tax adviser for tax advice. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES -- APPLICABLE TAX LAW

We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

FREE LOOK

You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any market value adjustment (if you have invested in the fixed account), and (ii) then we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios and the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. In these states, your premiums designated for investment in the subaccounts may be allocated during the free look period to a subaccount specially designated by the Company for this purpose (currently, the Liquid Asset subaccount). We may, in our discretion, require that premiums designated for investment in the subaccounts from all other states as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request. If you keep your Contract after the free look period and the investment is allocated to a subaccount specially designated by the Company, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce any administration and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer an alternative or reduced death benefit.

SELLING THE CONTRACT

Directed Services, Inc. is the principal underwriter and distributor of the Contract as well as for other contracts issued through Separate Account B and other separate accounts of Golden American. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380. Directed

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

Services is a corporation organized under the laws of New York and is a wholly owned subsidiary of Equitable of Iowa. Directed Services is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

Directed Services has the authority to enter into selling agreements with other firms. Directed Services has entered into selling agreements with broker-dealers to sell the Contracts through registered representatives. Those representatives are registered with the NASD, and if applicable, also with the states in which they do business. They also are licensed as insurance agents in the states in which they do business.

We pay sales commissions to Directed Services for the sale of the Contracts. Directed Services passes through the entire amount of the sales commission to the broker-dealer whose registered representative sold the Contract. The maximum sales commission payable will be approximately 2.5% of the initial and any additional premium payment. This commission may be returned if the Contract is not continued through the first Contract Year.

       ---------------------------------------------------------------------------------------
                                          UNDERWRITER COMPENSATION
       ---------------------------------------------------------------------------------------
       NAME OF PRINCIPAL UNDERWRITER    AMOUNT OF COMMISSION TO BE               OTHER
                                                   PAID                       COMPENSATION
          Directed Services, Inc.                                         Reimbursement of any
                                            The equivalent of a               covered expenses
                                       combination of a percentage              incurred
                                        of premium payments and a            by registered
                                        percentage of the contract          representatives
                                      value up to a maximum of 2.5%          in connection
                                         in the first year and a                with the
                                        percentage of the contract            distribution
                                           value up to 1.5% in             of the Contracts.
                                            subsequent years.
       ------------------------------ ------------------------------- ------------------------

Certain sales agreements may provide for a combination of a certain percentage of commission at the time of sale and an annual trail commission which when combined could exceed the above commission.

We may make additional cash payments to broker-dealers for marketing and educational expenses and for the reimbursement of certain expenses incurred by registered representatives in connection with the distribution of the Contracts.

We do not pay any additional commissions on the sale or exercise of any of the optional benefit riders offered in this prospectus.

--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------
VOTING RIGHTS

We will vote the shares of a Trust owned by Separate Account B according to your instructions. However, if the 1940 Act or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust shareholder meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as

ACC - 111296                          56
the instructions received from all contracts in that subaccount. We will also vote shares we hold in Separate Account B which are not attributable to contract owners in the same proportion.

STATE REGULATION

We are regulated by the Insurance Department of the State of Delaware. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS

The Company, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Company or Separate Account B.

LEGAL MATTERS

The legal validity of the Contracts was passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Assistant Secretary of Golden American. Sutherland Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.

EXPERTS

The audited consolidated financial statements of Golden American at December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, and Separate Account B at December 31, 2000 and the related statements of operations and changes in net assets for the periods disclosed in the financial statements, appearing in this prospectus or in the SAI and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing in this prospectus or in the SAI and in the Registration Statement, and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------
The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS: NON-QUALIFIED OR QUALIFIED

The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries

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

are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS

     DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of a variable account be "adequately diversified" in order for non-qualified Contracts to be treated as annuity contracts for federal income tax purposes. It is intended that Separate Account B, through the subaccounts, will satisfy these diversification requirements.

     INVESTOR CONTROL. In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the separate account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a contract owner to allocate premium payments and transfer contract values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give contract owners investment control over Separate Account B assets, we reserve the right to modify the Contracts as necessary to prevent a contract owner from being treated as the owner of the Separate Account B assets supporting the Contract.

     REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES

     IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS

     NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals)during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

     WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs (including amounts paid to you under the MGWB rider), the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of market value adjustments is

ACC - 111296                          58
uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.

     SEPARATE ACCOUNT CHARGES. It is possible that the Internal Revenue Service may take a position that charges for certain optional benefits and riders are deemed to be taxable distributions to you. In particular, the Internal Revenue Service may treat the quarterly charges deducted for the earnings multiplier benefit rider as taxable withdrawals, which might also be subject to a tax penalty if the withdrawal occurs before you reach age 59 1/2. Although we do not believe that the charges we deduct for the earnings multiplier benefit rider or any other optional benefit or rider provided under the Contract should be treated as taxable withdrawals, you should consult your tax advisor prior to selecting any optional benefit or rider under the Contract.

     PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

     o made on or after the taxpayer reaches age 59 1/2; o made on or after the death of a contract owner;

     o    attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

     ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

     TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

     TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant, or payee other than an owner, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment, designation or exchange, should consult a tax advisor as to the tax consequences.

     WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred one annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

ACC - 111296                          59

TAXATION OF QUALIFIED CONTRACTS

The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

     DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro-rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below.

     For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

     SEPARATE ACCOUNT CHARGES. It is possible that the Internal Revenue Service may take a position that charges for certain optional benefits and riders are deemed to be taxable distributions to you. In particular, the Internal Revenue Service may treat the quarterly charges deducted for the earnings multiplier benefit rider as taxable withdrawals, which might also be subject to a tax penalty if the withdrawal occurs before you reach age 59 1/2. Although we do not believe that the charges we deduct for the earnings multiplier benefit rider or any other optional benefit or rider provided under the Contract should be treated as taxable withdrawals, you should consult your tax advisor prior to selecting any optional benefit or rider under the Contract.

     WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code, distributions in a specified annuity form or hardship distributions. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS

Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their

ACC - 111296                          60
employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES

Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans for Employees (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

IRA's generally may not invest in life insurance contracts. We do not believe a death benefit under an annuity contract that is equal to the greater of premiums paid (less withdrawals) or contact value will be treated as life insurance. However, the enhanced death benefits and earnings enhancement benefit under this Contract may exceed the greater of premiums paid (less withdrawals) and contract value. We have previously received IRS approval of the form of the Contract, including the enhanced death benefit feature, for use as an IRA. THE CONTRACT WITH BOTH ENHANCED DEATH BENEFITS AND THE EARNINGS MULTIPLIER BENEFIT HAS BEEN FILED WITH THE IRS FOR APPROVAL FOR USE AS AN IRA. HOWEVER, THERE IS NO ASSURANCE THAT THE IRS WILL GIVE THIS APPROVAL OR THAT THE CONTRACT MEETS THE QUALIFICATION REQUIREMENTS FOR AN IRA. Although we regard the enhanced death benefit options and earnings multiplier benefit as investment protection features that should not have an adverse tax effect, it is possible that the IRS could take a contrary position regarding tax qualification, which could result in the immediate taxation of amounts held in the Contract and the imposition of penalty taxes. YOU SHOULD CONSULT YOUR TAX ADVISOR IF YOU ARE CONSIDERING ADDING AN ENHANCED DEATH BENEFIT OR EARNINGS MULTIPLIER BENEFIT TO YOUR CONTRACT IF IT IS AN IRA.

ROTH IRA

Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limits on the amount of the contribution and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any IRA. A 10% penalty may apply to amounts attributable to a conversion from an IRA to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which a conversion was made.

TAX SHELTERED ANNUITIES

Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

ACC - 111296                          61

LOANS

Loans may be available if you are under age 70 1/2 and purchased your contract in connection with a non-ERISA plan qualified under Section 403(b) of the Code ("TSA"). If your contract was issued in connection with a TSA and the terms of your plan permit, you may take a loan from us, using your Cash Surrender Value as collateral for the loan. Loans are subject to the terms of the Contract, the plan and the Code. You are responsible for monitoring the amount and number of loans outstanding at any one time under your TSA, whether under our contracts or those of other carriers. We may modify the terms of a loan to comply with changes in applicable law. WE URGE YOU TO CONSULT WITH A QUALIFIED TAX ADVISOR PRIOR TO EFFECTING A LOAN TRANSACTION UNDER YOUR CONTRACT.

     LOAN PROCEDURES. You must complete a loan application in order to effect a loan. You may submit a loan application at any time after the free look period and before the annuity start date. There is a loan fee (currently $25) per loan, payable at the time of the loan. If the loan amount plus the loan fee exceeds the maximum loan amount, the fee will be deducted from the loan proceeds.

     In order to secure your loan, on the effective date of your loan, we will transfer an amount equal to the principal amount of your loan into an account called the "TSA Special Fixed Account." You must indicate your choice of variable and fixed accounts from which amounts will be transferred to the TSA Special Fixed Account. If no choice is indicated, amounts will be transferred on a pro-rata basis from your variable accounts. If amounts allocated to the variable accounts are not sufficient, amounts will be transferred from the fixed accounts on a nearest to maturity basis.

     Amounts transferred from the TSA Special Fixed Account upon loan repayments will be transferred to the variable accounts in proportion to the contract value so allocated. If no contract value is allocated to the variable accounts, such transfers will be made to the Liquid Asset subaccount.

No withdrawals are permitted unless there has been a Distributable Event. Distributable Events are the following:

     1)   attainment of age 59 1/2;

     2)   separation from service;

     3)   death; or

     4)   disability.

You must notify us when a separation from service has occurred. No withdrawals are permitted from the TSA Special Fixed Account, other than an automatic withdrawal to pay off a defaulted loan. See "Loan Default," below.

     MINIMUM AND MAXIMUM LOAN AMOUNTS. You may borrow a minimum of $1,000, unless we are required by law to allow a lesser minimum amount. We currently allow no more than 2 loans per Contract at any time. The maximum loan amount for a new loan is the lesser of (1) and (2), minus any outstanding loan balance, where

     1)   is 50% of the Cash Surrender Value, and

     2) is $50,000 minus the excess of the highest outstanding loan balance during the past 12 months over the loan balance on the date of the new loan.

     INTEREST. The balance in the TSA Special Fixed Account is credited with interest until the loan is repaid in full. The current annual effective interest rate is 3.5%. The guaranteed minimum interest rate is 3%. Rates are guaranteed for one year. Each loan will have a separate TSA Special Fixed Account, and each may have a different interest crediting rate.

     You will be charged interest on the outstanding loan balance at an annual effective interest rate of 6%. Interest will be charged in arrears. Interest charges accrue on your outstanding loan balance daily beginning on the effective date of your loan.

ACC - 111296                          62

     LOAN REPAYMENT. Loans must be repaid within 5 years. However, if the loan is used to purchase your principal residence, it must be repaid within 15 years. You must identify your payments as premium payments or they will be treated as loan repayments. You may choose whether to make your loan repayments quarterly or monthly. Currently, loans must be repaid by electronic funds transfer ("EFT") or pre-authorized check ("PAC"), unless we have approved another form of payment.

     If your loan repayment is late, and the loan would otherwise be in default, we will make a withdrawal in an amount sufficient to keep the loan from going into default. The withdrawals will be made on a pro-rata basis from all of the variable accounts to which contract value is then allocated. If there is not enough contract value in the variable accounts, the withdrawal will be made from the fixed accounts on a nearest to maturity basis, and any amount withdrawn may be subject to a Market Value Adjustment. This will only be done if:

     1)   there has been a Distributable Event;

     2) the amount available for withdrawal is equal to or exceeds the necessary amount plus any applicable withdrawal charges; and

     3)   you have authorized us to do so in the loan agreement.

If any of these conditions is not met, the loan will be considered to be in default, and default procedures will be performed.

     LOAN DEFAULT. When your loan is in default, you may pay off the loan, or the loan will be repaid through an automatic withdrawal from your contract value, as described below.

        1.   Loan Repaid

             For loans in default status, we will accept repayment only in the amount necessary to pay off the loan balance in full.

        2.   Loan Not Repaid

             The defaulted loan balance continues to accrue interest until there has been a Distributable Event, at which time the defaulted loan balance plus accrued interest will be repaid by automatic withdrawal. The defaulted loan balance will be considered a Deemed Distribution. If a Distributable Event has occurred prior to default, the defaulted loan balance plus accrued interest is repaid by automatic withdrawal upon default. The automatic withdrawal will apply first to the TSA Special Fixed Account, then pro-rata to the variable accounts and then to the fixed accounts on a nearest to maturity basis. Surrender charges and any market value adjustments will be applied as applicable to such withdrawals. In either case the Deemed Distribution or withdrawal will be considered a currently taxable event, and may be subject to federal income tax withholding and the federal early withdrawal penalty tax.

     OVERLOANS. An overloan occurs when the total outstanding loan balance(s) exceeds the Cash Surrender Value. If this occurs, we will send you a letter requesting payment of an amount which will take the loan out of overloan status. If after 30 days, the overloan status has not been corrected, the loan will be considered in default. If a Distributable Event occurred, the Contract will terminate without value. If a Distributable Event has not occurred, the Contract will continue in force, interest continues to accrue and the loan continues. Upon the occurrence of a Distributable Event while the loan is still in overloan status, the Contract will terminate without value.

     EFFECT OF LOAN ON OTHER CONTRACT FEATURES. The following contract features will be impacted by any outstanding loan balance:

        1) Withdrawals and Charges: The rules concerning maximum withdrawal amounts, free partial withdrawals, systematic withdrawals and waiver of administrative charges will be determined by reducing the otherwise applicable amounts by the amount of any outstanding loan balance.

ACC - 111296                          63

        2)   Death Benefit, Earnings multiplier Benefit, Annuitization and
             Surrenders: The outstanding loan balance is deducted from any amounts otherwise payable and in determining the amount available for annuitization.

        3)   Riders:

             a) Minimum Guaranteed Income Benefit ("MGIB") Rider. Upon exercising the MGIB rider, the MGIB Base is reduced by an amount equal to the ratio of the outstanding loan balance to the contract value multiplied by the MGIB Base.

             b) Minimum Guaranteed Withdrawal Benefit ("MGWB") Rider. The portion of the contract value used to pay off the outstanding loan balance will reduce the MGWB Withdrawal Account. We do not recommend the MGWB rider if loans are contemplated.

             c) Minimum Guaranteed Accumulation Benefit ("MGAB") Rider. Generally, loan repayment periods should not extend into the 3-year period preceding the end of the Waiting Period, because transfers made within such 3-year period reduce the MGAB Base and the MGAB Charge Base pro rata based on the percentage of contract value transferred. Transfers between the TSA Special Fixed Account and the variable accounts will not be excluded from this treatment.

TAX CONSEQUENCES OF ENHANCED DEATH BENEFIT

THE CONTRACT INCLUDES AN ENHANCED DEATH BENEFIT THAT IN SOME CASES MAY EXCEED THE GREATER OF THE PREMIUM PAYMENTS OR THE CONTRACT VALUE. THE IRS HAS NOT RULED WHETHER AN ENHANCE DEATH BENEFIT COULD BE CHARACTERIZED AS AN INCIDENTAL BENEFIT, THE AMOUNT OF WHICH IS LIMITED IN ANY CODE SECTION 401(A) PENSION OR PROFIT-SHARING PLAN OR CODE SECTION 403(B) TAX-SHELTERED ANNUITY. EMPLOYERS USING THE CONTRACT MAY WANT TO CONSULT THEIR TAX ADVISER REGARDING SUCH LIMITATION. FURTHER, THE INTERNAL REVENUE SERVICE HAS NOT ADDRESSED IN A RULING OF GENERAL APPLICABILITY WHETHER A DEATH BENEFIT PROVISION SUCH AS THE ENHANCED DEATH BENEFIT PROVISION IN THE CONTRACT COMPORTS WITH IRA OR ROTH IRA QUALIFICATION REQUIREMENTS. A TAX ADVISOR SHOULD BE CONSULTED.

OTHER TAX CONSEQUENCES

As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION

Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

ACC - 111296                          64

--------------------------------------------------------------------------------
        MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA

The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for Golden American should be read in conjunction with the financial statements and notes thereto included in this prospectus. On October 24, 1997, PFHI Holdings, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable of Iowa"), according to a merger agreement among Equitable of Iowa, PFHI and ING Groep N.V. (the "ING acquisition"). On August 13, 1996, Equitable of Iowa acquired all of the outstanding capital stock of BT Variable, Inc., then the parent of Golden American (the "Equitable acquisition"). For financial statement purposes, the ING acquisition was accounted for as a purchase effective October 25, 1997 and the Equitable acquisition was accounted for as a purchase effective August 14, 1996. As a result, the financial data presented below for periods after October 24, 1997, are presented on the Post-Merger new basis of accounting, for the period August 14, 1996 through October 24, 1997, are presented on the Post-Acquisition basis of accounting, and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.

                                                       SELECTED GAAP BASIS FINANCIAL DATA
                                                                 (IN THOUSANDS)
                                                                   POST-MERGER

                                        ----------------------------------------------------------------------------------
                                        For the Period                                                      For the Period
                                          January 31,     For the Year     For the Year    For the Year       October 25,
                                         2001 through         Ended            Ended           Ended         1997 through
                                           June 30,       December 31,     December 31,    December 31,      December 31,
                                             2001             2000             1999            1998              1997
                                        --------------    ------------     ------------    ------------     --------------
Annuity and Interest
    Sensitive Life

    Product Charges.................    $      84,284    $      144,877    $     82,935     $     39,119     $      3,834
Net Income (Loss) before
    Federal Income Tax .............    $      19,842    $       32,862    $     19,737     $     10,353     $       (279)
Net Income (Loss)...................    $      12,135    $       19,180    $     11,214     $      5,074     $       (425)
Total Assets........................    $  12,848,283    $   11,852,677    $  9,392,857     $  4,754,623     $  2,446,395
Total Liabilities...................    $  12,206,786    $   11,235,540    $  8,915,008     $  4,400,729     $  2,219,082
Total Stockholder's Equity..........    $     641,497    $      617,137    $    477,849     $    353,894     $    227,313




                                                              POST-ACQUISITION         |   PRE-ACQUISITION
                                                       ------------------------------  |   ---------------
                                                       For the Period  For the Period  |   For the Period
                                                       January 1,1997    August 14,    |     January 1,
                                                           through      1996 through   |    1996 through
                                                         October 24,    December 31,   |     August 13,
                                                            1997            1996       |        1996
                                                       --------------  --------------  |   ---------------
Annuity and Interest                                                                   |
    Sensitive Life  Product Charges...................   $  18,288      $      8,768   |      $ 12,259
Net Income (Loss) before  Federal Income Tax..........   $    (608)     $        570   |      $  1,736
Net Income (Loss).....................................   $     729      $        350   |      $  3,199
Total Assets..........................................       N/A        $  1,677,899   |         N/A
Total Liabilities.....................................       N/A        $  1,537,415   |         N/A
Total Stockholder's Equity............................       N/A        $    140,484   |         N/A

ACC - 111296                          65

BUSINESS ENVIRONMENT

The current business and regulatory environment presents many challenges to the insurance industry. The variable annuity competitive environment remains intense and is dominated by a number of large highly rated insurance companies. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. However, overall demand for variable insurance products remains strong for several reasons including: low levels of inflation, moderate interest rate levels, a growing U.S. economy; an aging U.S. population that is increasingly concerned about retirement, estate planning, and maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

The purpose of this section is to discuss and analyze Golden American Life Insurance Company's ("Golden American") consolidated results of operations. In addition, some analysis and information regarding financial condition and liquidity and capital resources is provided. This analysis should be read jointly with the consolidated financial statements, related notes, and the Cautionary Statement Regarding Forward-Looking Statements, which appear elsewhere in this report. Golden American reports financial results on a consolidated basis. The consolidated financial statements include the accounts of Golden American and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies").

                              RESULTS OF OPERATION

THE FIRST SIX MONTHS OF 2001
COMPARED TO SAME PERIOD OF 2000

PREMIUMS

                                                                           PERCENTAGE          DOLLAR
FOR THE SIX MONTHS ENDED JUNE 30                            2001             CHANGE            CHANGE         2000
                                                           -------         ----------          ------         ----
                                                                              (Dollars in millions)
Variable annuity premiums:
    Separate account.................................      $  39.2          (94.9)%            $(726.5)     $  765.7
    Fixed account....................................        720.9          103.9                367.3         353.6
Total variable annuity premiums......................        760.1          (32.1)              (359.2)      1,119.3
Fixed annuity premiums...............................          1.6             --                  1.6           --
Variable life premiums...............................          1.0             --                  --            1.0
                                                           -------          -----              -------      --------
Total premiums.......................................      $ 762.7          (31.9)%            $(357.6)     $1,120.3
                                                           =======          =====              =======      ========


For the Companies' variable and fixed insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity premiums net of reinsurance decreased 32.1% during the first six months of 2001 compared to the same period of 2000. This decrease is primarily due to ceded variable annuity separate account premiums of $1.2 billion and $0.9 billion for the first six months of 2001 and 2000, respectively, under modified coinsurance agreements. Also contributing to the decrease in variable annuity premiums is a reduction of $462.0 million in variable annuity separate account premiums from the Premium Plus product in the first three months of 2001 as compared to the first three months of 2000. Offsetting these decreases is an increase in fixed account premiums from $353.6 million in 2000 to $720.9 million in 2001. This increase is

ACC - 111296                          66
primarily due to sales of the Guarantee product, a registered fixed annuity product introduced in the last quarter of 2000. Sales for this product totaled $358.0 million in the first six months of 2001. During the first six months of 2001, First Golden began selling two fixed annuity products, a Flex Annuity and a Multi-Year Guarantee Annuity.

Premiums, net of reinsurance, for variable products from a significant broker/dealer having at least ten percent of total sales for the six months ended June 30, 2001 totaled $72.4 million, or 10% of total premiums ($131.4 million, or 12% from a significant broker/dealer for the six months ended June 30, 2000). Gross premiums for variable products from a significant broker/dealer having at least ten percent of total sales for the six months ended June 30, 2001, totaled $214.6 million, or 11% of total gross premiums ($450.0 million, or 22%, from two significant broker/dealers for the six months ended June 30,
2000).

REVENUES

                                                                           PERCENTAGE         DOLLAR
FOR THE SIX MONTHS ENDED JUNE 30                            2001             CHANGE           CHANGE          2000
                                                           -------         ----------          ------         ----
                                                                              (Dollars in millions)
Annuity and interest sensitive life product
    charges..........................................       $84.3             20.9%            $14.6        $ 69.7
Management fee revenue...............................        12.4             26.2               2.6           9.8
Net investment income................................        42.8             34.6              11.0          31.8
Realized losses on investments.......................        (1.9)           (27.2)              0.7          (2.6)
                                                           ------            -----             -----        ------
                                                           $137.6             26.5%            $28.9        $108.7
                                                           ======            =====             =====        ======

Total revenues increased 26.5% in the first six months of 2001 from the same period in 2000. Annuity and interest sensitive life product charges increased 20.9% in the first six months of 2001 due to additional fees earned from the higher average block of business under management in the variable separate accounts and higher surrender charges.

Golden American provides certain managerial and supervisory services to Directed Services, Inc. ("DSI"). The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $11.5 million and $9.0 million for the first six months of 2001 and 2000, respectively. This increase was due to the increasing average assets in the variable separate accounts and renegotiation of the fee paid by DSI to Golden American during the third quarter of 2000.

Net investment income increased 34.6% in the first six months of 2001 due to a growth in invested assets from June 30, 2000 mainly related to the introduction of the Guarantee product. The Companies had $1.9 million of realized losses on the sale of investments in the first six months of 2001, compared to losses of $2.6 million in the same period of 2000.

EXPENSES

Total insurance benefits and expenses increased $23.3 million, or 27.4%, to $108.2 million in the first six months of 2001 from the same period in 2000. Interest credited to account balances decreased $9.9 million, or 9.9%, to $90.2 million in the first six months of 2001. The premium credit on the Premium Plus product decreased $23.3 million to $50.3 million at June 30, 2001 and the bonus interest on the fixed account decreased $0.6 million to $4.2 million at June 30, 2001. These decreases were partially offset by an increase in interest credited due to higher average account balances associated with the Companies' fixed account options, mainly due to the introduction of the Guarantee product.

Commissions decreased $3.6 million, or 3.2%, to $108.6 million in the first six months of 2001. Insurance taxes, state licenses, and fees increased $0.6 million, or 21.2%, to $3.5 million in the first six months of 2001. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and mix or composition of fixed and variable product sales. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

ACC - 111296                          67

General expenses increased $16.8 million, or 41.8%, to $57.0 million in the first six months of 2001. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. Also contributing to this increase in general expenses are additional cost allocations during the first six months of 2001. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life Insurance Company of Iowa ("Equitable Life"), Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by the Companies.

During the first six months of 2001 and 2000, the value of purchased insurance in force ("VPIF") was adjusted to increase amortization by $245,000 and $707,000, respectively, to reflect changes in the assumptions related to the timing of estimated gross profits. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of June 30, 2001 is $2.0 million for the remainder of 2001, $3.4 million in 2002, $3.0 million in 2003, $2.5 million in 2004, $1.8 million in 2005, and $1.4 million in 2006. Actual amortization may vary based upon changes in assumptions and experience.

Amortization of deferred policy acquisition costs ("DPAC") decreased $6.1 million, or 17.1%, in the first six months of 2001. Deferred policy acquisition costs decreased $72.8 million, or 74.5%, for the six months ended June 30, 2001. The decrease in the amortization and the amount of policy acquisition costs deferred was mainly due to an increase in the amount of deferred costs that have been offset due to the modified coinsurance agreement entered into during the second quarter of 2000.

Expenses and charges reimbursed to Golden American under modified coinsurance agreements increased from $115.8 million for the six months in 2000 to $162.7 million during the first six months in 2001. This was primarily due to a modified coinsurance agreement which was entered into during the second quarter of 2000, with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee. Under this reinsurance agreement, $160.9 million in expenses and charges were reimbursed during the first six months of 2001. This reimbursement offset deferred policy acquisition costs and non-deferrable costs related to policies reinsured under this agreement.

Interest expense decreased 6.0%, or $0.6 million, to $9.5 million in the first six months of 2001. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $1.0 million for the first six months of 2001, unchanged from the same period of 2000. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $2.2 million for the first six months of 2001, unchanged from the same period of 2000. Interest expense on a $75 million surplus note, issued September 1999 and expiring September 2029 was $2.9 million for the first six months of 2001 and 2000. Interest expense on a $50 million surplus note, issued December 1999 and expiring December 2029 was $2.0 million for the first six months of 2001 and $2.1 million in 2000. Interest expense on a $35 million surplus note issued December 1999 and expiring December 2029 was $1.4 million for the first six months of 2001 and $1.6 million in 2000. Golden American also paid $25,000 in 2001 and $284,000 in 2000 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $1,000 and $36,000 for the first six months of 2001 and 2000, respectively.

INCOME

Net income was $12.1 million for the first six months of 2001, an increase of $4.0 million, or 50.2% from the same period of 2000.

Comprehensive income for the first six months of 2001 was $17.4 million, an increase of $10.4 million from comprehensive income of $7.0 million in the same period of 2000.

ACC - 111296                          68

2000 COMPARED TO 1999

PREMIUMS

                                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              2000             CHANGE          CHANGE            1999
                                                            ----           ----------        ------            ----
                                                                              (Dollars in millions)
Variable annuity premiums:
    Separate account.................................     $1,307.3          (48.0)%          $(1,204.4)       $2,511.7
    Fixed account....................................        793.1            2.9                 22.4           770.7
Total variable annuity premiums......................      2,100.4          (36.0)            (1,182.0)        3,282.4
Variable life premiums...............................          1.6          (81.8)                (7.0)            8.6
                                                          --------          -----            ---------        --------
Total premiums.......................................     $2,102.0          (36.1)%          $(1,189.0)       $3,291.0
                                                          ========          =====            =========        ========


For the Companies' variable insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums decreased 48.0% in 2000. Excluded from the variable annuity separate account premiums above are $1,787.9 million and $97.9 million for the years ended December 31, 2000 and 1999, respectively, related to modified coinsurance agreements. The fixed account portion of the Companies' variable annuity premiums increased 2.9% in 2000. Excluding the effect of the modified coinsurance agreements, the increase in premiums resulted from increased sales of existing annuity products and from the introduction of a new annuity product during 2000 called GoldenSelect Guarantee Annuity.

Variable life premiums decreased 81.8% in 2000. In August 1999, Golden American discontinued offering variable life products, but the Companies continue to accept additional premiums from existing policyholders.

Premiums, net of reinsurance, for variable products from a significant broker/dealer having at least ten percent of total sales for the year ended December 31, 2000, totaled $235.3 million, or 11% of total net premiums compared to $918.4 million, or 28%, from two significant broker/dealers for the year ended December 31, 1999. Gross premiums for variable products from two significant broker/dealers having at least ten percent of total sales for the year ended December 31, 2000, totaled $831.0 million, or 21% of total gross premiums compared to $1,018.9 million, or 30%, from two significant broker/dealers for the year ended December 31, 1999.

REVENUES

                                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              2000             CHANGE          CHANGE           1999
                                                            ----           ----------        ------           ----
                                                                              (Dollars in millions)
Annuity and interest sensitive life product
    charges..........................................      $144.9             74.7%           $62.0          $ 82.9
Management fee revenue...............................        23.0            106.4             11.9            11.1
Net investment income................................        64.1              8.4              4.9            59.2
Realized losses on investments.......................        (6.6)          (124.2)            (3.7)           (2.9)
                                                           ------           ------            -----          ------
                                                           $225.4             50.0%           $75.1          $150.3
                                                           ======           ======            =====          ======

Total revenues increased 50.0%, or $75.1 million, to $225.4 million in 2000. Annuity and interest sensitive life product charges increased 74.7%, or $62.0 million, to $144.9 million in 2000, primarily due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to DSI, a wholly owned subsidiary of EIC. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $21.3 million for 2000 and $10.1 million for 1999. This increase is due

ACC - 111296                          69
to the increasing assets in the separate accounts and renegotiation of the fee paid by DSI to Golden American.

Net investment income increased 8.4%, or $4.9 million, to $64.1 million in 2000 from $59.2 million in 1999, due to increasing investment yields, as well as a larger average amount of assets backing the fixed account options within the variable products.

During 2000, the Companies had net realized losses on investments of $6.6 million, mainly due to sales of fixed maturities, including a $142,000 write down of an impaired fixed maturity. In 1999, the Companies had net realized losses on investments of $2.9 million, including a $1.6 million write down of two impaired fixed maturities.

EXPENSES

                                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              2000             CHANGE          CHANGE            1999
                                                            ----           ----------        ------            ----
                                                                              (Dollars in millions)
Insurance benefits and expenses:
   Annuity and interest sensitive life benefits:
      Interest credited to account balances..........      $195.1              11.3%         $ 19.8          $175.3
      Benefit claims incurred in excess of
        account balances.............................         4.9             (22.4)           (1.4)            6.3
    Underwriting, acquisition, and insurance
      expenses:
      Commissions....................................       213.7              13.4            25.3           188.4
      General expenses...............................        84.9              41.1            24.7            60.2
      Insurance taxes, state licenses, and fees......         4.5              12.5             0.5             4.0
      Policy acquisition costs deferred..............      (168.4)            (51.4)          178.0          (346.4)
      Expenses and charges reimbursed under
        modified coinsurance agreements..............      (225.8)          2,341.7          (216.6)           (9.2)
      Amortization:
        Deferred policy acquisition costs............        55.2              66.5            22.1            33.1
        Value of purchased insurance in force........         4.8             (23.0)           (1.4)            6.2
        Goodwill.....................................         3.8               --               --             3.8
                                                           ------           -------          ------          ------
                                                           $172.7              41.9%         $ 51.0          $121.7
                                                           ======           =======          ======          ======

Total insurance benefits and expenses increased 41.9%, or $51.0 million, in 2000 from $121.7 million in 1999. Interest credited to account balances increased 11.3%, or $19.8 million, in 2000 from $175.3 million in 1999. The premium credit on the Premium Plus variable annuity product increased $8.2 million to $132.0 million at December 31, 2000. The remaining increase in interest credited relates to higher average account balances and higher average credited rates associated with the Companies' fixed account options within the variable products.

Commissions increased 13.4%, or $25.3 million, in 2000 from $188.4 million in 1999 due to increased sales of the fixed and separate account options in 2000. Insurance taxes, state licenses, and fees increased 12.5%, or $0.5 million, in 2000 from $4.0 million in 1999. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased 41.1%, or $24.7 million, in 2000 from $60.2 million in 1999. Management expects general expenses to continue to increase in 2001 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by

ACC - 111296                          70
reimbursements received from DSI, Equitable Life Insurance Company of
Iowa ("Equitable Life"), an affiliate, ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

The Companies' previous balances of DPAC, VPIF, and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 2000, VPIF established at the merger date of the Companies' Parent and ING, was adjusted to reduce amortization by $1.6 million to reflect changes in the assumptions related to the timing of estimated gross profits. During 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of future gross profits. Amortization of DPAC increased $22.1 million, or 66.5%, in 2000. This increase resulted from a growth in deferred policy acquisition costs generated by expenses associated with the large sales volume experienced since December 31, 1999. Deferred policy acquisition costs decreased $178.0 million or 51.4% for the year ended December 31, 2000. This decrease was due to a modified coinsurance agreement which was entered into during the second quarter of 2000, and which resulted in a $223.7 million decrease in deferred policy acquisition costs. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 2000, is $3.9 million in 2001, $3.6 million in 2002, $3.0 million in 2003, $2.4 million in 2004, and $1.9 million in 2005. Actual amortization may vary based upon changes in assumptions and experience.

Expenses and charges reimbursed under modified coinsurance agreements increased by $216.6 million to $225.8 million during 2000 as compared to the year ended December 31, 1999. This was primarily due to a modified coinsurance agreement which was entered into during the second quarter of 2000, with an affiliate, Equitable Life, covering a part of the business issued after January 1, 2000. This reinsurance agreement contributed $218.8 million to expenses and charges reimbursed under modified coinsurance agreements during the year ended December 31, 2000. This was offset by a corresponding decrease in deferred policy acquisition costs and reimbursement of non-deferrable costs related to policies reinsured under this agreement.

Interest expense increased 123.4%, or $11.0 million, in 2000 from $8.9 million in 1999. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 2000, unchanged from the same period of 1999. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.4 million for the year ended December 31, 2000, unchanged from the same period of 1999. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $5.8 million for the year ended December 31, 2000, and $1.5 million for the year ended December 31, 1999. Interest expense on a $50 million surplus note, issued December 1999 and expiring December 2029 was $4.1 million for the year ended December 31, 2000. Interest expense on a $35 million surplus note issued December 1999 and expiring December 2029 was $3.0 million for the year ended December 31, 2000. Golden American also paid $0.4 million in 2000 and $0.8 million in 1999 to ING AIH for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $0.1 million and $0.2 million for the years ended December 31, 2000 and 1999, respectively.

INCOME. Net income for 2000 was $19.2 million, an increase of $8.0 million from $11.2 million for 1999.

Comprehensive income for 2000 was $24.3 million, an increase of $21.3 million from comprehensive income of $3.0 million for 1999.

ACC - 111296                          71

1999 COMPARED TO 1998

PREMIUMS

                                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              1999             CHANGE          CHANGE            1998
                                                            ----           ----------        ------            ----
                                                                              (Dollars in millions)
Variable annuity premiums:
    Separate account.................................     $2,511.7            71.9%         $1,050.5        $1,461.2
    Fixed account....................................        770.7            30.9             182.0           588.7
                                                          --------           -----          --------        --------
Total variable annuity premiums......................      3,282.4            60.1           1,232.5         2,049.9
Variable life premiums...............................          8.6           (37.8)             (5.2)           13.8
                                                          --------           -----          --------        --------
Total premiums.......................................     $3,291.0            59.5%         $1,227.3        $2,063.7
                                                          ========           =====          ========        ========


For the Companies' variable insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums increased 71.9% in 1999. The fixed account portion of the Companies' variable annuity premiums increased 30.9% in 1999. These increases resulted from increased sales of the Premium Plus variable annuity product.

Variable life premiums decreased 37.8% in 1999. In August 1999, Golden American discontinued offering variable life products.

Premiums, net of reinsurance, for variable products from two significant broker/dealers each having at least ten percent of total sales for the year ended December 31, 1999 totaled $918.4 million, or 28% of premiums compared to $528.9 million, or 26%, from two significant broker/dealers for the year ended December 31, 1998.

REVENUES

                                                                        PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              1999          CHANGE          CHANGE         1998
                                                            ----        ----------        ------         ----
                                                                           (Dollars in millions)
Annuity and interest sensitive life product
    charges..........................................     $  82.9         112.0%            $43.8        39.1
Management fee revenue...............................        11.1         131.2               6.3         4.8
Net investment income................................        59.2          39.3              16.7        42.5
Realized gains (losses) on investments...............        (2.9)         93.3              (1.4)       (1.5)
                                                          -------         -----             -----        ----
                                                          $ 150.3          77.0%            $65.4        84.9
                                                          =======         =====             =====        ====

Total revenues increased 77.0%, or $65.4 million, to $150.3 million in 1999. Annuity and interest sensitive life product charges increased 112.0%, or $43.8 million, to $82.9 million in 1999, primarily due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to DSI. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $11.1 million for 1999 and $4.8 million for 1998.

Net investment income increased 39.3%, or $16.7 million, to $59.2 million in 1999 from $42.5 million in 1998, due to growth in invested assets from December 31, 1998, increasing interest rates, and a relative increase in below investment grade investments.

During 1999, the Company had net realized losses on investments of $2.9 million, which includes a $1.6 million write down of two impaired fixed maturities, compared to net realized losses on investments of $1.5 million in 1998 which included a $1.0 million write down of two impaired fixed maturities.

ACC - 111296                          72

EXPENSES

                                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              1999             CHANGE          CHANGE            1998
                                                            ----           ----------        ------            ----
                                                                              (Dollars in millions)
Insurance benefits and expenses:
   Annuity and interest sensitive life benefits:
      Interest credited to account balances..........     $ 175.3              84.7%          $  80.4          $ 94.9
      Benefit claims incurred in excess of
        account balances.............................         6.3             200.2               4.2             2.1
   Underwriting, acquisition, and insurance
      expenses:
      Commissions....................................       188.4              55.5              67.2           121.2
      General expenses...............................        60.2              60.2              22.6            37.6
      Insurance taxes, state licenses, and fees......         4.0              (4.0)             (0.1)            4.1
      Policy acquisition costs deferred..............      (346.4)             75.1            (148.6)         (197.8)
      Amortization:
        Deferred policy acquisition costs............        33.1             543.3              28.0             5.1
        Value of purchased insurance in force........         6.2              32.0               1.5             4.7
        Goodwill.....................................         3.8                --                --             3.8
   Expenses and charges reimbursed under
      modified coinsurance agreements................        (9.2)             64.3              (3.6)           (5.6)
                                                          -------             -----             -----          ------
                                                          $ 121.7              73.6%            $51.6          $ 70.1
                                                          =======             =====             =====          ======


Total insurance benefits and expenses increased 73.6%, or $51.6 million, in 1999 from $70.1 million in 1998. Interest credited to account balances increased 84.7%, or $80.4 million, in 1999 from $94.9 million in 1998. The premium credit on the Premium Plus variable annuity product increased $69.3 million to $123.8 million at December 31, 1999. The bonus interest on the fixed account increased $3.0 million to $10.9 million at December 31, 1999. The remaining increase in interest credited relates to higher account balances associated with the Companies' fixed account options within the variable products.

Commissions increased 55.5%, or $67.2 million, in 1999 from $121.2 million in 1998. Insurance taxes, state licenses, and fees decreased 4.0%, or $0.1 million, in 1999 from $4.1 million in 1998. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Insurance taxes, state licenses, and fees are impacted by several other factors, which include an increase in FICA taxes primarily due to bonuses and expenses for the triennial insurance department examination of Golden American, which were offset by a decrease in 1999 of guaranty fund assessments paid. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased 60.2%, or $22.6 million, in 1999 from $37.6 million in 1998. Management expects general expenses to continue to increase in 2000 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life, ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

The Companies' previous balances of DPAC, VPIF, and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of estimated gross profits. During 1998, VPIF decreased $2.7 million to adjust the value of other receivables and increased $0.2 million as a result of an adjustment to the merger costs. During 1998,

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VPIF was adjusted to reduce amortization by $0.2 million to reflect changes in the assumptions related to the timing of future gross profits. Amortization of DPAC increased $28.0 million, or 543.3%, in 1999. This increase resulted from growth in policy acquisition costs deferred from $197.8 million at December 31, 1998 to $346.4 million at December 31, 1999, which was generated by expenses associated with the large sales volume experienced since December 31, 1998. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 1999 is $4.0 million in 2000, $3.6 million in 2001, $3.3 million in 2002, $2.8 million in 2003, and $2.3 million in 2004. Actual amortization may vary based upon changes in assumptions and experience.

Expenses and charges reimbursed under modified coinsurance agreements increased by $3.6 million due primarily to income received under a modified reinsurance agreement with an unaffiliated reinsurer.

Interest expense increased 102.6%, or $4.5 million, in 1999 from $4.4 million in 1998. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 1999, unchanged from the same period of 1998. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.3 million for the year ended December 31, 1999. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $1.5 million for the year ended December 31, 1999. Golden American also paid $0.8 million in 1999 and $1.8 million in 1998 to ING AIH for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust
Bank, Atlanta was $0.2 million and $0.3 million for the years ended
December 31, 1999 and 1998, respectively. In addition, Golden American incurred interest expense of $0.2 million in 1998 on a line of credit with Equitable Life.

INCOME. Net income for 1999 was $11.2 million, an increase of $6.1 million from $5.1 million for 1998.

Comprehensive income for 1999 was $3.0 million, a decrease of $0.9 million from comprehensive income of $3.9 million for 1998.


                               FINANCIAL CONDITION

RATINGS. Currently, the Companies' ratings are A+ by A. M. Best Company, AA+ by Fitch IBCA, Duff & Phelps Credit Rating Company, and AA+ by Standard & Poor's Rating Services ("Standard & Poor's").

INVESTMENTS. The financial statement carrying value and amortized cost basis of the Companies' total investments increased 50.1% and 48.4%, respectively, during the first six months of 2001 after decreasing slightly in 2000. All of the Companies' investments, other than mortgage loans on real estate, are carried at fair value in the Companies' financial statements. The increase in the carrying value of the Companies' investment portfolio was due mainly to net purchases, as well as changes in unrealized appreciation and depreciation of fixed maturities. Growth in the cost basis of the Companies' investment portfolio resulted from the investment of premiums from the sale of the Companies' fixed account options due mainly to the introduction of the Guarantee product. The Companies manage the growth of insurance operations in order to maintain adequate capital ratios. To support the fixed account options of the Companies' insurance products, cash flow was invested primarily in fixed maturities and mortgage loans on real estate.

At June 30, 2001 and December 31, 2000, the Companies investments had a yield of 6.7%. The Companies estimate the total investment portfolio, excluding policy loans, had a fair value approximately equal to 100.4% and 99.3% of amortized cost value at June 30, 2001 and December 31, 2000, respectively.

Fixed Maturities: At June 30, 2001, the Companies had fixed maturities with an amortized cost of $1.2 billion and an estimated fair value of $1.2 billion. The Companies classify 100% of securities as available for sale. Net unrealized appreciation of fixed maturities of $5.2 million was comprised of gross appreciation of $13.9 million and gross depreciation of $8.7 million. Net unrealized holding gains on these securities, net of adjustments for VPIF, DPAC, and deferred income taxes of $1.2 million, were included in stockholder's equity at June 30, 2001.

At December 31, 2000, the Companies had fixed maturities with an amortized cost of $798.8 million and an estimated fair value of $792.6 million. The Companies classify 100% of securities as available for sale. Net

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unrealized depreciation of fixed maturities of $6.2 million comprised of gross appreciation of $5.8 million and gross depreciation of $12.0 million. Depreciation of $1.5 million was included in stockholder's equity at December 31, 2000 (net of adjustments of $0.8 million to VPIF, $3.1 million to DPAC, and $0.8 million to deferred taxes).

The individual securities in the Companies' fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U.S. government, its agencies, and corporations that are rated at least A- by Standard & Poor's Rating Services ("Standard & Poor's") ($589.9 million or 48.1% at June 30, 2001 and $519.9 million or 65.1% at December 31,
2000), that are rated BBB+ to BBB- by Standard & Poor's ($239.7 million or 19.6% at June 30, 2001 and $117.9 million or 14.7% at December 31, 2000), and below investment grade securities, which are securities issued by corporations that are rated BB+ and lower by Standard & Poor's ($118.5 million or 9.6% at June 30, 2001 and $53.5 million or 6.7% at December 31, 2000). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1, 2, 3, 4, 5, or 6 ($278.0 million or 22.7% at June 30, 2001 and
$106.9 million or 13.4% at December 31, 2000). The Companies' fixed maturity investment portfolio had a combined yield at amortized cost of 6.9% and 6.8% at June 30, 2001 and December 31, 2000, respectively.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

At June 30, 2001, the amortized cost value of the Companies' total investments in below investment grade securities, excluding mortgage-backed securities, was $133.3 million, or 8.9%, of the Companies' investment portfolio ($65.1 million, or 6.4% at December 31, 2000). The Companies do not expect the percentage of the portfolio invested in below investment grade securities, excluding mortgage-backed securities, to exceed 10% of the investment portfolio. At June 30, 2001, the yield at amortized cost on the Companies' below investment grade portfolio was 8.4% compared to 6.9% for the Companies' investment grade corporate bond portfolio. At December 31, 2000, the yield at amortized cost on the Companies' below investment grade portfolio was 8.2% compared to 6.6% for the Companies' investment grade corporate bond portfolio. The Companies estimate the fair value of the below investment grade portfolio was $131.2 million, or 98.4% of amortized cost value, at June 30, 2001 ($60.2 million, or 92.6% of amortized cost value, at December 31, 2000).

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are investment grade issuers. The Companies attempt to reduce the overall risk in the below investment grade portfolio, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Companies analyze the investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Companies' ability to realize the carrying value on any investment has been impaired. For debt and equity securities, if impairment in value is determined to be other than temporary (i.e. if it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Companies' portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Companies' net income in future periods.

During the first six months of 2001 and the year ended December 31, 2000, fixed maturities designated as available for sale with a combined amortized cost of $233.3 million and $211.3 million, respectively, were sold, called, or repaid by their issuers. In total, net pre-tax losses from sales, calls, and repayments of fixed maturities amounted to $0.5 million in the first six months to June 2001. During the first six months of 2001, Golden American determined that the carrying value of three impaired bonds exceeded their estimated net

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

realizable value. As a result, at June 30, 2001, Golden American recognized a total pre-tax loss of approximately $679,000 to reduce the carrying value of the bonds to their net realizable value of $365,000. For year ended December 31, 2000, net pre-tax losses from sales, calls, and repayment of fixed maturities amounted to $6.1 million, excluding the $142,000 pre-tax loss recognized in June 2000 to reduce the carrying value of an impaired bond to its net realizable value of $315,000.

Equity Securities: As of December 31, 2000, equity securities at market represent 0.7% of the fair value of the Companies' investment portfolio. At December 31, 2000, the Companies owned equity securities with a cost of $8.6 million and an estimated fair value of $6.8 million. Net unrealized depreciation of equity securities was comprised entirely of gross depreciation of $1.8 million. Equity securities are primarily comprised of investments in shares of the mutual funds underlying the Companies' registered separate accounts.

Mortgage Loans on Real Estate: Mortgage loans on real estate represent 10.0% and 9.9% of the Companies' investment portfolio at June 30, 2001 and December 31, 2000, respectively. Mortgages outstanding were $150.6 million at June 30, 2001 with an estimated fair value of $151.1 million. Mortgages outstanding at amortized cost were $99.9 million at December 31, 2000 with an estimated fair value of $100.5 million. The Companies' mortgage loan portfolio includes 60 loans with an average size of $2.5 million at June 30, 2001. The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and not speculative developments and are diversified by type of property and geographic location. Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as Ohio (17% in 2001 and 4% in 2000) and California (16% in 2001 and 15% in 2000).
There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at June 30, 2001 and December 31, 2000. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (24% in 2001 and 29% in 2000), industrial buildings (27% in 2001 and 35% in 2000), retail facilities (24% in 2001 and 18% in 2000), and multi-family apartments (21% in 2001 and 10% in
2000). At June 30, 2001 and December 31, 2000, the yield on the Companies' mortgage loan portfolio was 7.1% and 7.3%, respectively.

Mortgage loans on real estate represent 9.9% of the Companies' investment portfolio. Mortgages outstanding at amortized cost were $99.9 million at December 31, 2000 with an estimated fair value of $100.5 million. The Companies' mortgage loan portfolio includes 56 loans with an average size of $1.8 million and average seasoning of 0.6 years if weighted by the number of loans. The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and not speculative developments and are diversified by type of property and geographic location. Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (15% in 2000 and 12% in 1999), and Utah (9% in 2000, 10% in 1999). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 2000 and 1999. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (29% in 2000, 34% in 1999), industrial buildings (35% in 2000, 33% in 1999), retail facilities (18% in 2000, 19% in 1999), and multi-family apartments (10% in 2000 and 10% in
1999). At December 31, 2000, the yield on the Companies' mortgage loan portfolio was 7.3%.

At June 30, 2001 and December 31, 2000, no mortgage loan on real estate was delinquent by 90 days or more. The Companies' loan investment strategy is consistent with other life insurance subsidiaries of ING in the United States. The Companies have experienced a historically low default rate in their mortgage loan portfolios.

OTHER ASSETS. Reinsurance recoverables increased $9.4 million during the first six months of 2001 and $19.1 million during 2000, due largely to an increase of $6.8 million during the first six months of 2001 and $14.6 million during 2000 in reinsurance reserves from an intercompany reinsurance agreement between Golden American and Security Life of Denver International Limited. On December 28, 2000, effective January 1, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits. The remainder of the increase in 2000 was mainly due to an increase in reinsurance receivable from surrenders, and was consistent with an increase in ceded premiums from 1999 to 2000.

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

Amounts due from affiliates were $68,000 and $38.8 million at June 30, 2001 and December 31, 2000, respectively. At December 31, 2000, the companies had a receivable of $35.0 million related to a capital contribution from its parent Equitable of Iowa. Most of the remaining balance at December 31, 2000 was due to receivable for management fee revenues. The increase was due to higher management fees in the current year as well as the timing of the receivable settlement.

Accrued investment income decreased $1.6 million during 2000, due to a shift from long-term to short-term investments at December 31, 2000 as compared to December 31, 1999.

DPAC represents certain deferred costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credits, and other expenses related to the production of new business after the acquisition of Equitable of Iowa and its subsidiaries by ING Groep N.V. ("ING Group") on October 24, 1997 (the "acquisition date"). The Companies' previous balances of DPAC and VPIF were eliminated as of the acquisition date, and an asset representing VPIF was established for all policies in force at the acquisition date. VPIF is amortized into income in proportion to the expected gross profits of in force acquired business in a manner similar to DPAC amortization. Any expenses which vary directly with the sales of the Companies' products are deferred and amortized. At June 30, 2001, the Companies had DPAC and VPIF balances of $624.6 million and $22.3 million, respectively ($635.1 million and $25.9 million, respectively, at December 31, 2000). During the first six months of 2001 and 2000, VPIF was adjusted to increase amortization by $245,000 and by $707,000, respectively, to reflect changes in the assumptions related to the timing of estimated gross profits.

Goodwill totaling $151.1 million, representing the excess of the acquisition cost over the fair value of net assets acquired, was established at the merger date. Accumulated amortization of goodwill as of June 30, 2001 and December 31, 2000 was $13.9 million and $11.9 million, respectively.

Other assets increased $22.3 million during first six months of 2001 and $29.5 million during 2000, due mainly to increases in the receivable for securities sold.

At June 30, 2001, the Companies had $10.4 billion of separate account assets compared to $9.8 billion at December 31, 2000. At December 31, 2000, the Companies had $9.8 billion of separate account assets compared to $7.6 billion at December 31, 1999. The increase in separate account assets resulted from sales of the Companies' variable annuity products, net of redemptions and reinsurance, and from net policyholder transfers to the separate account options from the fixed account options within the variable products. The increase was partially offset by negative equity market returns.

At June 30, 2001, the Companies had total assets of $12.8 billion, an 8.4% increase from December 31, 2000. At December 31, 2000, the Companies had total assets of $11.9 billion, a 26.2% increase from December 31, 1999.

LIABILITIES. During the six months ended June 30, 2001, future policy benefits for annuity and interest sensitive life products increased $393.9 million, or 37.1%, to $1.5 billion reflecting net sales of the Companies' fixed account net of transfers to the separate account options.

During the year ended December 31, 2000, future policy benefits for annuity and interest sensitive life products increased $29.2 million, or 2.8%, to $1.1 billion reflecting mainly an increase in reserves due to the introduction of minimum guaranteed living benefits as new riders available to policyholders as of February, 2000 on certain variable products. Sales, net of redemptions and reinsurance, and increased transfer activity to the separate account options accounted for the $2.2 billion, or 30.0%, increase in separate account liabilities to $9.8 billion at December 31, 2000.

On December 30, 1999, Golden American issued a $50 million, 8.179% surplus note to Equitable Life, which matures on December 29, 2029. On December 8, 1999, Golden American issued a $35 million, 7.979% surplus note to First Columbine Life Insurance Company, an affiliate, which matures on December 7, 2029. On September 30, 1999, Golden American issued a $75 million, 7.75% surplus note to ING AIH, which matures on September 29, 2029. On December 30, 1999, ING AIH assigned the surplus note to Equitable Life. On December 30, 1998, Golden American issued a $60 million, 7.25% surplus note to Equitable Life, which matures on December 29, 2028. On December 17, 1996, Golden American issued a $25 million, 8.25% surplus

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

note to Equitable Life, which matures on December 17, 2026. As a result of the merger of Equitable Life into EIC, the surplus note is now payable to EIC.

Amounts due to affiliates decreased $4.8 million or 24.0% to $15.1 million during the first six months of 2001. This is mainly due to the partial cash settlement of a liability for the modified coinsurance agreement with Equitable Life.

During the year ended December 31, 2000, amounts due to affiliates increased by $7.2 million from $12.7 million at December 31, 1999 to $19.9 million at December 31, 2000. This was mainly due to the overpayment of the cash settlement for the modified coinsurance agreement with an affiliate.

Other liabilities increased $42.0 million or 60.6% to $111.4 million during the first six months of 2001 due to the increase in the payable for securities purchased. Other liabilities increased $16.2 million from $53.2 million at December 31, 1999, due primarily to the timing of the settlement of account transfers, an increase in outstanding checks, and an increased pension liability, partly offset by a decrease in the payable for securities purchased.

The Companies total liabilities increased $971.2 million or 8.6%, during the first six months 2001 and totaled $12.2 billion at June 30, 2001. In conjunction with the volume of variable annuity sales, the Companies' total liabilities increased $2.3 billion, or 26.0%, during 2000 and totaled $11.2 billion at December 31, 2000.

The effects of inflation and changing prices on the Companies' financial position are not material since insurance assets and liabilities are both primarily monetary and remain in balance. An effect of inflation, which has been low in recent years, is a decline in stockholder's equity when monetary assets exceed monetary liabilities.

STOCKHOLDER'S EQUITY. Additional paid-in capital increased $115.0 million, or 24.5%, from December 31, 1999 to $583.6 million at December 31, 2000, due to capital contributions from the Parent.


                         LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Companies to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities. The Companies' principal sources of cash are variable annuity premiums and product charges, investment income, maturing investments, proceeds from debt issuance, and capital contributions made by the Parent. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, investment purchases, repayment of debt, as well as withdrawals and surrenders.

Net cash provided by operating activities was $165.0 million in the first six months of 2001 compared to net cash provided by operating activities of $33.3 million in the same period of 2000. Net cash provided by operating activities was $72.7 million in 2000 compared to net cash used by operating activities of $74.0 million in 1999. The Companies have predominantly had negative cash flows from operating activities since Golden American started issuing variable insurance products in 1989. These negative operating cash flows result primarily from commissions and other deferrable expenses related to the continued growth in the variable annuity products. For the six months ended June 30, 2001 and 2000, negative operating cash flows have been offset by the effects of a modified coinsurance agreement entered into during the second quarter of 2000 with Equitable Life. This resulted in a net cash settlement of $160.9 million in the first six months of 2001. For the six months ended June 30, 2000, this modified coinsurance resulted in a net cash settlement of $111.8 million. Also contributing to this increase in net cash provided by operating activities is an increase in the payable for securities purchased at June 30, 2001. During 2000, these negative cash flows were offset by the effects of a modified coinsurance agreement entered into with an affiliate which resulted in the reimbursement of policy acquisition costs incorporated in a net cash settlement of $218.8 million. This was partially offset also by the use of cash from increases in reinsurance recoverable, due from affiliates and other assets.

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

Net cash used in investing activities was $486.4 million during the first six months of 2001 compared to net cash provided by investing activities of $39.5 million in the same period of 2000. This increase in the net cash used in investing activities is primarily due to net purchases of fixed maturities and mortgage loans on real estate during the first six months of 2001 versus net sales in 2000. Net purchases of fixed maturities reached $428.6 million during the first six months of 2001 versus net sales of $22.2 million in the same period of 2000. Net purchases of mortgage loans on real estate reached $50.9 million in the first six months of 2000 versus net purchases of $5.6 million during the same period in 2000. These investment purchases were mainly due to an increase in sales of the Companies fixed account options, primarily from the introduction of the Guarantee product in the fourth quarter of 2000.

Net cash provided by investing activities was $28.0 million during 2000 as compared to net cash used in investing activities of $177.5 million in 1999. This increase is primarily due to lower purchases of fixed maturities during 2000 than in 1999. Net sales of fixed maturities totaled $51.1 million in 2000 versus net purchases of $124.0 million in 1999. This change was mainly due to the relatively constant level policyholder account balances in the fixed account options during 2000 as compared to an increase during 1999, combined with a shift toward short-term investments.

Net cash provided by financing activities was $309.4 million during the first six months of 2001 compared to net cash used in financing activities of $25.7 million during the same period in 2000. In the first six months of 2001, net cash provided by financing activities was positively impacted by net fixed account deposits of $663.5 million compared to $267.8 million in the same period of 2000 due primarily to the introduction of the Guarantee product in the fourth quarter of 2000. In addition, there was a decrease of $49.6 million in net reallocations to Separate Accounts. In the first six months of 2001, net cash provided by financing activities was negatively impacted by a decrease in capital contributions from the Parent as well as a decrease in the amount of proceeds received from reciprocal loan agreement borrowings. The Companies received $7.0 million and $80.0 million of capital contributions from the Parent in the first six months of 2001 and 2000, respectively. During the first six months of 2000, the Companies received a net amount of $40.0 million from reciprocal loan agreement borrowings.

Net cash used by financing activities was $51.9 million during 2000 as compared to net cash provided by financing activities of $259.2 million during the prior year. In 2000, net cash provided by financing activities was positively impacted by net fixed account deposits of $660.4 million compared to $627.1 million in 1999. This increase was more than offset by net reallocations to the Companies' separate accounts, which increased to $825.9 million from $650.3 million during the prior year. In 2000, another important source of cash provided by financing activities was $115.0 million in capital contributions from the Parent compared to $121.0 million in 1999. Another source of cash provided by financing activities during 1999 was $160.0 million in proceeds from surplus notes. No surplus notes were issued during 2000.

The Companies' liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. Golden American maintains a $65.0 million reciprocal loan agreement with ING AIH, which expires on December 31, 2007. In addition, the Companies have established an $85.0 million revolving note facility with SunTrust Bank, Atlanta. This revolving note payable was amended and restated in April 2001 with an expiration date of May 31, 2002. Management believes these sources of liquidity are adequate to meet the Companies' short-term cash obligations.

Based on current trends, the Companies expect to continue to use net cash in operating activities before reinsurance. It is anticipated that a continuation of capital contributions from the Parent, the issuance of additional surplus notes, and/or the use of modified coinsurance agreements will cover these net cash outflows. ING AIH is committed to the sustained growth of Golden American. During 2001, ING AIH will maintain Golden American's statutory capital and surplus at the end of each quarter at a level such that: 1) the ratio of Total Adjusted Capital divided by Company Action Level Risk Based Capital exceeds 300%; 2) the ratio of Total Adjusted Capital (excluding surplus notes) divided by Company Action Level Risk Based Capital exceeds 200%; and 3) Golden American's statutory capital and surplus exceeds the "Amounts Accrued for Expense Allowances Recognized in Reserves" as disclosed on page 3, Line 13A of Golden American's statutory statement.

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

During the first quarter of 1999, Golden American's operations were moved to a new site in West Chester, Pennsylvania. Currently, Golden American occupies 125,000 square feet of leased space. Golden American's New York subsidiary is housed in leased space in New York, New York. The Companies intend to spend approximately $3.9 million on capital needs for 2001.

The ability of Golden American to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2001, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing. The management of First Golden does not anticipate paying dividends to Golden American during 2001.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Companies have complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate that the Companies have total adjusted capital well above all required capital levels.

Reinsurance: Golden American has reinsurance treaties with five unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued on or after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $25,000,000 related to this agreement.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued on or after January 1, 2000.


                         MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Companies' operations, including investment decisions, product development, and crediting rates determination. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables include contractholder behavior and the variable separate accounts' performance.

Contractholders bear the majority of the investment risks related to the variable insurance products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed

ACC - 111296                          80
by contractholders, not by the Companies (subject to, among other things, certain minimum guarantees). The Companies' products also provide certain minimum death and guaranteed living benefits that depend on the performance of the variable separate accounts. Currently, the majority of death and living benefit risks are reinsured, which protects the Companies from adverse mortality experience and prolonged capital market decline.

A surrender, partial withdrawal, transfer, or annuitization made prior to the end of a guarantee period from the fixed account may be subject to a market value adjustment. As the majority of the liabilities in the fixed account are subject to market value adjustment, the Companies do not face a material amount of market risk volatility. The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available for sale. This enables the Companies to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks, as well as other risks. The Companies' asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is no material solvency risk to the Companies. With respect to a 10% drop in equity values from year end 2000 levels, variable separate account funds, which represent 88% of the in force as of June 30, 2001, pass the risk in underlying fund performance to the contractholder (except for certain minimum guarantees). With respect to interest rate movements up or down 100 basis points from year end 2000 levels, the remaining 12% of the in force as of June 30, 2001 are fixed account funds and almost all of these have market value adjustments which provide significant protection against changes in interest rates.


            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statement contained herein or in any other oral or written statement by the Companies or any of their officers, directors, or employees is qualified by the fact that actual results of the Companies may differ materially from such statement, among other risks and uncertainties inherent in the Companies' business, due to the following important factors:

     1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Companies to sell their products, the market value and liquidity of the Companies' investments, fee revenue, and the lapse rate of the Companies' policies, notwithstanding product design features intended to enhance persistency of the Companies' products.

     2. Changes in the federal income tax laws and regulations, which may affect the tax status of the Companies' products.

     3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Companies' products.

     4.   Increasing competition in the sale of the Companies' products.

     5. Other factors that could affect the performance of the Companies, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Companies' variable products.

ACC - 111296                          81

                                OTHER INFORMATION

SEGMENT INFORMATION. During the period since the acquisition by Bankers Trust, September 30, 1992 to date of this Prospectus, Golden American's operations consisted of one business segment, the sale of variable insurance products. Golden American and its affiliate DSI are party to in excess of 620 sales agreements with broker-dealers, seven of whom, Locust Street Securities, Inc., Vestax Securities Corporation, Compu Life Investors Services, Inc., IFG Network Securities, Inc., Multi-Financial Securities Corporation, Primevest Financial Services and Washington Square Securities, Inc. are affiliates of Golden American. As of December 31, 2000, one broker-dealer produces 10% or more of Golden American's product sales net of reinsurance.

RESERVES. In accordance with the life insurance laws and regulations under which Golden American operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on outstanding Contracts. Reserves, based on valuation mortality tables in general use in the United States, where applicable, are computed to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, make adequate provision according to presently accepted actuarial standards of practice, for the anticipated cash flows required by the contractual obligations and related expenses of Golden American.

COMPETITION. Golden American is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products comparable to those of Golden American. There are over 2500 stock, mutual and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than Golden American.

AGREEMENTS  WITH  AFFILIATES.  Pursuant to a service  agreement  between  Golden
American and Equitable Life, Equitable Life provides certain administrative, financial and other services to Golden American. Equitable Life billed Golden American and its subsidiary First Golden American Life Insurance Company of New York ("First Golden") $0.2 million for the first six months of 2001, $1.3 million for 2000, and $1.3 million for 1999 under this service agreement.

Golden American provides to DSI certain of its personnel to perform management, administrative and clerical services and the use of certain facilities. Golden American charges DSI for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and the remainder allocated based on the estimated amount of time spent by Golden American's employees on behalf of DSI. In the opinion of management, this method of cost allocation is reasonable. In 1995, the service agreement between DSI and Golden American was amended to provide for a management fee from DSI to Golden American for managerial and supervisory services provided by Golden American. This fee, calculated as a percentage of average assets in the variable separate accounts, was $11.5 million, $21.3 million and $10.1 million for the first six months of 2001 and the years 2000 and 1999, respectively.

Since January 1, 1998, Golden American and First Golden have had an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services for a fee, based on assets under management and payable quarterly. For the first six months of 2001 and for the years ended December 31, 2000 and 1999, Golden American and First Golden incurred fees of $1.7 million, $2.5 million and $2.2 million, respectively, under this agreement.

Since 1997, Golden American has provided certain advisory, computer and other resources and services to Equitable Life. Revenues for these services totaled $2.7 million for the first six months of 2001 and $6.2 million for 2000 and $6.1 million for 1999.

The Companies provide resources and services to DSI. Revenues for these services totaled $0.1 million for the first six months of 2001 and $0.2 million for 2000 and $0.4 for 1999.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services totaled $0.5 million for the first six months of 2001 and $0.5 million for 2000 and $0.2 million for 1999.

ACC - 111296                          82

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $0.2 million in the first six months of 2001 and $0.6 million for 2000 and $0.5 million for 1999.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $0.1 million for the first six months of 2001 and $0.3 million for 2000 and $0.2 million for 1999.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $0.06 million for the first six months of 2001 and $0.1 million for 2000 and $0.1 million for 1999.

Golden American has a guaranty agreement with Equitable Life, an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2001 and for 2000, Golden American incurred a fee of $12,000 and $7,000, respectively, under this agreement. No annual fee was paid in 1999.

DISTRIBUTION AGREEMENT. Under a distribution agreement, DSI acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by Golden American which as of December 31, 2000, are sold through other broker/dealer institutions. For the first six months of 2001 and the years 2000 and 1999, commissions paid by Golden American to DSI (including commissions paid by First Golden) aggregated $108.3 million, $208.9 million and $181.5 million, respectively.

EMPLOYEES. Certain officers of Golden American are also officers of DSI, and their salaries are allocated among both companies. Certain officers of Golden American are also officers of other Equitable of Iowa subsidiaries. See "Directors and Executive Officers."

PROPERTIES. Golden American's principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380, where most of Golden American's records are maintained. This office space is leased. Other records are maintained in Des Moines and Atlanta at the offices of Equitable Life and ING, respectively.

STATE REGULATION. Golden American is subject to the laws of the State of Delaware governing insurance companies and to the regulations of the Delaware Insurance Department (the "Insurance Department"). A detailed financial statement in the prescribed form (the "Annual Statement") is filed with the Insurance Department each year covering Golden American's operations for the preceding year and its financial condition as of the end of that year. Regulation by the Insurance Department includes periodic examination to determine contract liabilities and reserves so that the Insurance Department may certify that these items are correct. Golden American's books and accounts are subject to review by the Insurance Department at all times. A full examination of Golden American's operations is conducted periodically by the Insurance Department and under the auspices of the NAIC.

In addition, Golden American is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Golden American is required to file the Annual Statement with supervisory agencies in each of

ACC - 111296                          83
the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Annual Statement. It is anticipated that these standards will have no significant effect upon Golden American. For additional information about the Risk-Based Capital adequacy monitoring system and Golden American, see "Management's Discussion and Analysis Results of Operations."

In addition, many states regulate affiliated groups of insurers, such as Golden American, and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred by other insurance companies which have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength. For information regarding Golden American's estimated liability for future guaranty fund assessments, see Note 10 of Notes to Financial Statements.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Certain insurance products of Golden American are subject to various federal securities laws and regulations. In addition, current and proposed federal measures which may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

DIRECTORS AND OFFICERS

NAME (AGE)                  POSITION(S) WITH THE COMPANY
---------                   ----------------------------
Robert C. Salipante (45)    Chief Executive Officer and Director
Chris D. Schreier (45)      President
Barnett Chernow (50)        President and CEO, Investment Products Group
Myles R. Tashman (58)       Executive Vice President, General Counsel
                            and Assistant Secretary
Wayne R. Huneke (50)        Director and Chief Financial Officer
Thomas J. McInerney (45)    Director
Mark A. Tullis (46)         Director
Phillip R. Lowery (48)      Director
Paula Cludray-Engelke (44)  Secretary
James R. McInnis (53)       Executive Vice President and Chief Marketing Officer
Stephen J. Preston (44)     Executive Vice President and Chief Actuary
David S. Pendergrass (41)   Vice President and Treasurer
David L. Jacobson (52)      Senior Vice President and Assistant Secretary
William L. Lowe (37)        Senior Vice President
Steven G. Mandel (42)       Senior Vice President and Chief Information Officer
Gary F. Haynes (56)         Senior Vice President and Assistant Secretary


Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of Golden American's parent, Equitable of Iowa. Golden American's directors and senior executive officers and their principal positions for the past five years are listed below:

ACC - 111296                          84

Mr. Robert C. Salipante was elected Director and Chief Executive Officer of Golden American in March, 2001. He has served as a Director of ReliaStar Life Insurance Company from October, 1995 to the present. He served ReliaStar Financial Corp. from February, 1996 to November, 1996 as Senior Vice President, Individual Insurance Division and Technology and from November, 1996 to July, 1999 as Senior Vice President, Personal Financial Services. He was elected President, Chief Operating Officer and Director of ReliaStar Financial Corp. July, 1999 to August, 2000. He became General Manager and Chief Executive Officer, US Retail Financial Services in September, 2000.

Mr. Chris D. Schreier was elected President of Golden American in March, 2001. From January, 1994 to September, 1996 he served as Assistant Vice President and Assistant Controller for ReliaStar Financial Corp. He was elected Second Vice President of ReliaStar Financial Corp. and ReliaStar Life Insurance Company from September, 1996 to January, 1999. He has served as Vice President and Controller of ReliaStar Financial Corp. since January, 1999.

Mr. Barnett Chernow became President and CEO of Investment Products Group in March 2001 and President of First Golden in April, 1998. From 1998 to 2001, Mr. Chernow served as President of Golden American. From 1996 to 1998, Mr. Chernow served as Executive Vice President of First Golden. From 1993 to 1998, Mr. Chernow also served as Executive Vice President of Golden American. He was elected to serve as a director of First Golden in June, 1996 and Golden American in April, 1998.

Mr. Myles R. Tashman joined Golden American in August, 1994 as Senior Vice President and was named Executive Vice President, General Counsel effective January, 1996 and Assistant Secretary effective March, 2001. He served as a Director of Golden American from January, 1998 to March, 2001. He also serves as a Director, Executive Vice President, General Counsel and Secretary of First Golden.

Mr. Wayne R. Huneke was elected Director, Senior Vice President and Chief Financial Officer of Golden American in March, 2001. Since October, 1995 he has served as a Director of ReliaStar Life Insurance Company. He served ReliaStar Financial Corp. as Senior Vice President, Chief Financial Officer from August, 1994 to November, 1997, from November, 1997 to May, 1999 he served as Senior Vice President, ReliaStar Financial Markets. He became Senior Executive Vice President of ReliaStar Financial Corp. in May, 1999.

Mr. Thomas J. McInerney was elected as a Director of Golden American in March, 2001. He served Aetna U.S. Healthcare, Inc. as Vice President, National Accounts from April, 1996 to March, 1997. From August, 1997 to the present he has served as Director and from September, 1997 to the present he has served as President of Aetna Life Insurance & Annuity Company. He has served as President and Director of Aetna Insurance Company of America from September, 1997 to the present.

Mr. Mark A. Tullis became a Director of Golden American and First Golden in December 1999. He has served as Executive Vice President, Strategy and Operations for ING Americas Region since September 1999. From June, 1994 to August, 1999, he was with Primerica, serving as Executive Vice President at the time of his departure.

Mr. Phillip R. Lowery became a Director of Golden American in April, 1999 and First Golden in December, 1999. He has served as Executive Vice President and Chief Actuary for ING Americas Region since 1990.

Ms. Paula Cludray-Engelke was elected Secretary of Golden American in March, 2001. From October, 1985 to October, 2000

Ms. Cludray-Engelke served with ReliaStar Life Insurance Company (f/k/a Northwestern National Life Insurance Company) in various compliance positions. From October, 2000 to the present she has served as an Attorney with ING US Legal Services.

Mr. James R. McInnis joined Golden American and First Golden in December, 1997 as Executive Vice President. From 1982 through November, 1997, he held several positions with the Endeavor Group and was President upon his departure.

Mr. E. Robert Koster was elected Senior Vice President of Golden American and Senior Vice President and Chief Financial Officer of First Golden in September, 1998. From September, 1998 to March, 2001, he was

ACC - 111296                          85
also Chief Financial Officer of Golden American. From August, 1984 to September, 1998 he has held various positions with ING companies in The Netherlands.

Mr. David S. Pendergrass was elected Treasurer and Vice President of Golden American in December, 2000. Since October, 1995 he has served as a Vice President and Treasurer of ING North America Insurance Corporation.

Mr. David L. Jacobson joined Golden American in November, 1993 as Vice President and Assistant Secretary and became Senior Vice President in December, 1993. He was elected Senior Vice President and Assistant Secretary for First Golden in June, 1996.

Mr. Stephen J. Preston joined Golden American in December, 1993 as Senior Vice President, Chief Actuary and Controller. He became an Executive Vice President and Chief Actuary in June, 1998. He was elected Senior Vice President and Chief Actuary of First Golden in June, 1996 and elected Executive Vice President in June, 1998.

Mr. William L. Lowe joined Equitable Life as Vice President, Sales & Marketing in January, 1994. He became a Senior Vice President, Sales & Marketing, of Golden American in August, 1997. He was also President of Equitable of Iowa Securities Network, Inc. until October, 1998.

Mr. Steven G. Mandel joined Golden American in October 1988 and became Senior Vice President and Chief Information Officer in June, 1998.

Mr. Gary Haynes rejoined Golden American in April, 1999 as Senior Vice President, Operations. From August, 1995 to February, 1998 he was with F&G Life Insurance Company; serving as Senior Vice President, Operations at the time of his departure. He served as Senior Vice President, Operations with Golden American from July, 1994 to August, 1995.

COMPENSATION TABLE AND OTHER INFORMATION

The following sets forth information with respect to the Chief Executive Officer of Golden American as well as the annual salary and bonus for the next five highly compensated executive officers for the fiscal year ended December 31, 2000. Certain executive officers of Golden American are also officers of DSI and First Golden. The salaries of such individuals are allocated among Golden American, DSI and First Golden pursuant to an arrangement among these companies.

EXECUTIVE COMPENSATION TABLE

The following table sets forth information with respect to the annual salary and bonus for Golden American's Chief Executive Officer and the four other most highly compensated executive officers for the fiscal year ended December 31, 2000.

ACC - 111296                          86

                                                                                  LONG-TERM
                                            ANNUAL COMPENSATION                 COMPENSATION
                                            -------------------                 ------------
                                                                           RESTRICTED      SECURITIES
NAME AND                                                                  STOCK AWARDS     UNDERLYING         ALL OTHER
PRINCIPAL POSITION           YEAR        SALARY           BONUS/1/           OPTIONS         OPTIONS         COMPENSATION/2/
------------------           ----        ------           --------        ------------     ----------       ----------------
Barnett Chernow..........    2000      $   409,447     $    638,326                           10,200           $  26,887
President                    1999      $   300,009     $    698,380                            6,950           $  20,464
                             1998      $   284,171     $    105,375           8,000

James R. McInnis.........    2000      $   337,543     $  1,210,898                            5,200           $  19,487
Executive Vice               1999      $   250,007     $    955,646                            5,550           $  15,663
President                    1998      $   250,004     $    626,245           2,000

William L. Lowe..........    2000      $   205,144     $    821,545                            3,500           $      81
Senior Vice                  1999      $   191,589     $    737,933                                            $   2,924
President                    1998      $   165,816     $    528,299                                            $     756

Stephen J. Preston.......    2000      $   230,170     $    426,994                            5,000           $  14,713
Executive Vice               1999      $   198,964     $    235,002                            2,050           $  12,564
President and                1998      $   173,870     $     32,152           3,500
Chief Actuary

Gary Haynes..............    2000      $   201,136     $    404,773                            3,000           $  14,735
Senior Vice                  1999      $   159,030     $     50,000                                            $   9,540
President
-------------------------

1   The amount shown relates to bonuses paid in 2000, 1999 and 1998.

2 Other compensation for 2000 and 1999 includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.


OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL
                                           % OF TOTAL                                   REALIZABLE VALUE AT
                            NUMBER OF        OPTIONS                                      ASSUMED ANNUAL
                           SECURITIES      GRANTED TO                                     RATES OF STOCK
                           UNDERLYING       EMPLOYEES    EXERCISE                       PRICE APPRECIATION
                             OPTIONS        IN FISCAL     OR BASE    EXPIRATION          FOR OPTION TERM/3/
                                                                                    ------------------------
NAME                        GRANTED/1/        YEAR       PRICE/2/       DATE           5%             10%
----                       -----------     ----------    --------    ----------     ---------      ---------
Barnett Chernow..........     10,200          0.85%       $54.56     04/03/2010     $ 348,987      $ 886,937
James R. McInnis.........      5,200          0.43%       $54.56     04/03/2010     $ 178,425      $ 452,164
William L. Lowe..........      3,500          0.29%       $54.56     04/03/2010     $ 120,094      $ 304,341
Stephen J. Preston.......      5,000          0.42%       $54.56     04/03/2010     $ 171,562      $ 434,773
Gary Haynes..............      3,000          0.25%       $54.56     04/03/2010     $ 102,937      $ 260,864

-------------------------
1 Stock appreciation rights granted in 2000 to the officers of Golden American have a three-year vesting period and an expiration date as shown.

2 The base price was equal to the fair market value of ING's stock on the date of grant.

3 Total dollar gains based on indicated rates of appreciation of share price over the total term of the rights.

ACC - 111296                          87

--------------------------------------------------------------------------------
    UNAUDITED FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

For the Six Months Ended June 30, 2001

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                  (Dollars in thousands, except per share data)


                                                                                June 30, 2001         December 31, 2000
                                                                                -------------         -----------------
ASSETS
Investments:

   Fixed maturities, available for sale, at fair value
     (cost: 2001 - $1,226,036; 2000 - $798,751)........................           $ 1,231,210             $   792,578
   Equity securities, at fair value
     (cost: 2001 - $66; 2000 - $8,611)...................................                  58                   6,791
   Mortgage loans on real estate.......................................               150,620                  99,916
   Policy loans........................................................                13,910                  13,323
   Short-term investments..............................................                30,297                  17,102
                                                                                  -----------             -----------
Total investments......................................................             1,426,095                 929,710

Cash and cash equivalents..............................................               140,894                 152,880
Reinsurance recoverable................................................                21,975                  19,331
Reinsurance recoverable from affiliate.................................                21,400                  14,642
Due from affiliates....................................................                    68                  38,786
Accrued investment income..............................................                16,364                   9,606
Deferred policy acquisition costs......................................               624,624                 635,147
Value of purchased insurance in force .................................                22,286                  25,942
Current income taxes recoverable.......................................                   221                     511
Deferred income tax asset..............................................                   994                   9,047
Property and equipment, less allowances for depreciation of
   $8,298 in 2001 and $5,638 in 2000...................................                11,384                  14,404
Goodwill, less accumulated amortization of $13,853 in 2001
   and $11,964 in 2000.................................................               137,274                 139,163
Other assets...........................................................                54,367                  32,019
Separate account assets................................................            10,370,337               9,831,489
                                                                                  -----------             -----------
Total assets...........................................................           $12,848,283             $11,852,677
                                                                                  ===========             ===========

LIABILITIES AND STOCKHOLDER'S EQUITY Policy liabilities and accruals:

   Future policy benefits:
     Annuity and interest sensitive life products......................           $ 1,456,796             $ 1,062,891
     Unearned revenue reserve..........................................                 6,550                   6,817
   Other policy claims and benefits....................................                   177                      82
                                                                                  -----------             -----------
                                                                                    1,463,523               1,069,790

Surplus notes..........................................................               245,000                 245,000
Revolving note payable.................................................                 1,400                      --
Due to affiliates......................................................                15,121                  19,887
Other liabilities......................................................               111,405                  69,374
Separate account liabilities...........................................            10,370,337               9,831,489
                                                                                  -----------             -----------
                                                                                   12,206,786              11,235,540
Commitments and contingencies
Stockholder's equity:

   Common stock, par value $10 per share, authorized, issued,
   and outstanding  250,000 shares.....................................                 2,500                   2,500
   Additional paid-in capital..........................................               590,640                 583,640
   Accumulated other comprehensive income (loss).......................                 1,179                  (4,046)
   Retained earnings ..................................................                47,178                  35,043
                                                                                  -----------             -----------
Total stockholder's equity.............................................               641,497                 617,137
                                                                                  -----------             -----------
Total liabilities and stockholder's equity.............................           $12,848,283             $11,852,677
                                                                                  ===========             ===========

                           See accompanying notes.

ACC - 111296                          89

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                             (Dollars in thousands)

                                                                                 For the Six             For the Six
                                                                                Months Ended             Months Ended
                                                                                June 30, 2001            June 30, 2000
                                                                                -------------            -------------
Revenues:
   Annuity and interest sensitive life product charges.................         $    84,284              $   69,734
   Management fee revenue..............................................              12,438                   9,856
   Net investment income...............................................              42,771                  31,775
                                                                                -----------              ----------
   Realized losses on investments......................................              (1,919)                 (2,637)
                                                                                    137,574                 108,728

Insurance benefits and expenses: Annuity and interest sensitive life benefits:

   Interest credited to account balances...............................              90,153                 100,068
   Benefit claims incurred in excess of account balances...............               2,851                   3,211
   Underwriting, acquisition, and insurance expenses:
   Commissions.........................................................             108,600                 112,158
   General expenses....................................................              56,989                  40,179
   Insurance taxes, state licenses, and fees...........................               3,528                   2,910
     Policy acquisition costs deferred.................................             (24,925)                (97,724)
     Amortization:
       Deferred policy acquisition costs...............................              29,632                  35,757
     Value of purchased insurance in force.............................               2,175                   2,278
     Goodwill..........................................................               1,889                   1,889
   Expense and charges reimbursed under modified
      coinsurance agreements                                                       (162,668)               (115,792)
                                                                                -----------              ----------
                                                                                    108,224                  84,934
Interest expense.......................................................               9,508                  10,115
                                                                                -----------              ----------
                                                                                    117,732                  95,049
                                                                                -----------              ----------
Income before income taxes.............................................              19,842                  13,679

Income taxes...........................................................               7,707                   5,602
                                                                                -----------              ----------
Net income.............................................................         $    12,135              $    8,077
                                                                                ===========              ==========

                           See accompanying notes.

ACC - 111296                          90

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (Dollars in thousands)

                                                                                  For the Six             For the Six
                                                                                 Months Ended            Months Ended
                                                                                 June 30, 2001           June 30, 2000
                                                                                 -------------           -------------
NET CASH PROVIDED BY OPERATING ACTIVITIES..............................         $     165,012           $     33,298

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments:
   Fixed maturities - available for sale...............................               229,916                123,182
   Equity securities...................................................                 6,894                  5,195
   Mortgage loans on real estate.......................................                60,621                  3,281
   Policy loans - net..................................................                    --                  1,732
   Short-term investments - net........................................                    --                 17,880
                                                                                -------------           ------------
                                                                                      297,431                151,270

Acquisition of investments:
   Fixed maturities - available for sale...............................              (658,495)              (100,936)
   Mortgage loans on real estate.......................................              (111,532)                (8,887)
   Policy loans - net..................................................                  (587)                    --
   Short term investments - net........................................               (13,195)                    --
                                                                                -------------           ------------
                                                                                     (783,809)              (109,823)
Net sale (purchase) of property and equipment..........................                    18                 (1,974)
Issuance of reciprocal loan agreement receivables......................                    --                (16,900)
Receipt of repayment of reciprocal loan agreement receivables..........                    --                 16,900
                                                                                -------------           ------------
Net cash (used in) provided by investing activities....................              (486,360)                39,473

FINANCING ACTIVITIES

Proceeds from reciprocal loan agreement borrowings.....................                29,300                177,900
Repayment of reciprocal loan agreement borrowings......................               (29,300)              (137,900)
Proceeds from revolving note payable...................................                 1,400                 54,800
Repayment of revolving note payable....................................                    --                (56,200)
Receipts from annuity and interest sensitive life
   policies credited to account balances...............................               734,162                355,662
Return of account balances on annuity
   and interest sensitive life policies................................               (70,613)               (87,841)
Net reallocations to Separate Accounts.................................              (362,587)              (412,150)
Contribution from parent ..............................................                 7,000                 80,000
                                                                                -------------           ------------
Net cash provided by (used in) financing activities....................               309,362                (25,729)
                                                                                -------------           ------------
Increase (decrease) in cash and cash equivalents.......................               (11,986)                47,042

Cash and cash equivalents at beginning of period.......................               152,880                 76,690
                                                                                -------------           ------------
Cash and cash equivalents at end of period.............................         $     140,894           $    123,732
                                                                                =============           ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest...............................         $       9,475           $     12,649


                           See accompanying notes.

ACC - 111296                          91

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  June 30, 2001

1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All adjustments were of a normal recurring nature, unless otherwise noted in Management's Discussion and Analysis and the Notes to Financial Statements. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. These financial statements should be read in conjunction with the financial statements and related footnotes included in the Golden American Life Insurance Company's annual report on Form 10-K for the year ended December 31, 2000.

CONSOLIDATION

The condensed consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and with Golden American, collectively, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION

Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"). EIC is an indirect wholly owned subsidiary of ING Groep N.V., a global financial services holding company based in The Netherlands.

SIGNIFICANT ACCOUNTING POLICIES

NEW ACCOUNTING STANDARDS: As of January 1, 2001, the Companies adopted FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted by FAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, FAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133, and certain FAS No. 133 implementation issues. This standard, as amended, requires companies to record all derivatives on the balance sheet as either assets or liabilities and measure those instruments at fair value. The manner in which companies are to record gains or losses resulting from changes in the fair values of those derivatives depends on the use of the derivative and whether it qualifies for hedge accounting.

Adoption of FAS No. 133 did not have a material effect on the Companies' financial position or results of operations given the Companies' limited derivative and embedded derivative holdings.

The Companies chose to elect a transition date of January 1, 1999 for embedded derivatives. Therefore, only those derivatives embedded in hybrid instruments issued, acquired or substantively modified by the entity on or after January 1, 1999 are recognized as separate assets or liabilities. The cumulative effect of the accounting change upon adoption was not material.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES: The Companies may from time to time utilize various derivative instruments to manage interest rate and price risk (collectively, market risk). The Companies have appropriate controls in place, and financial exposures are monitored and managed by the Companies as an integral part of their overall risk management program. Derivatives are recognized on the balance sheet at their fair value. The Companies occasionally purchase a financial instrument that contains a derivative instrument that is "embedded" in the instrument. The Companies' insurance products are also reviewed to determine whether they contain an embedded derivative. The Companies assess whether the economic characteristics of the embedded derivative are clearly and closely related to the economic characteristics of the remaining

ACC - 111296                          92

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  June 30, 2001

1.  BASIS OF PRESENTATION (continued)
component of the financial instrument or insurance product (i.e., the host contract) and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract and that a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is separated from the host contract and carried at fair value. In cases where the host contract is measured at fair value, with changes in fair value reported in current period earnings, or the Companies are unable to reliably identify and measure the embedded derivative for separation from its host contract, the entire contract is carried on the balance sheet at fair value and is not designated as a hedging instrument.

PENDING ACCOUNTING STANDARDS: In June 2001, the Financial Accounting
Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Companies are required to adopt the new rules effective January 1, 2002. The Companies are evaluating the impact of the adoption of these standards and have not yet determined the effect of adoption on their financial position and results of operations.

STATUTORY

Net loss for Golden American as determined in accordance with statutory accounting practices was $54,982,000 and $12,235,000 for the six months ended June 30, 2001 and 2000, respectively. Total statutory capital and surplus was $360,926,000 at June 30, 2001 and $406,923,000 at December 31, 2000.

The National Association of Insurance Commissioners has revised the Accounting Practices and Procedures Manual, the guidance that defines statutory accounting principles. The revised manual was effective January 1, 2001, and has been adopted, at least in part, by the States of Delaware and New York, which are the states of domicile for Golden American and First Golden, respectively. The revised manual has resulted in changes to the accounting practices that the Companies use to prepare their statutory-basis financial statements. The impact of these changes to the Companies' statutory-basis capital and surplus as of January 1, 2001 was not significant.

RECLASSIFICATIONS

Certain amounts in the prior period financial statements have been reclassified to conform to the June 30, 2001 financial statement presentation.

2.  COMPREHENSIVE INCOME

Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. During the second quarters of 2001 and 2000, total comprehensive income for the Companies amounted to $2.7 million and $6.4 million, respectively, and $17.4 million and $7.0 million for the six months ended June 30, 2001 and 2000, respectively. Other comprehensive income excludes net investment losses included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts totaled $883,000 and $120,000 during the second quarters of 2001 and 2000, respectively, and $185,000 and $588,000 for the six months ended June 30, 2001 and 2000, respectively. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments for the value of purchased insurance in force and deferred policy acquisition costs totaling $1,736,000 and $(1,200,000) for the second quarters of 2001 and 2000, respectively, and $(104,000) and $(2,041,000) for the six months ended June 30, 2001 and 2000, respectively.

ACC - 111296                          93

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                  June 30, 2001

3.  INVESTMENTS

Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when impairment in value appears to be other than temporary. During the first quarter of 2001, Golden American determined that the carrying value of three bonds exceeded their estimated net realizable value. As a result, during the six months ended June 30, 2001, Golden American recognized a total pre-tax loss of $679,000 to reduce the carrying value of the bonds to their combined net realizable value of $365,000.

4.  DERIVATIVE INSTRUMENTS

The Companies may from time to time utilize various derivative instruments to manage interest rate and price risk (collectively, market risk). The Companies have appropriate controls in place, and financial exposures are monitored and managed by the Companies as an integral part of their overall risk management program. Derivatives are recognized on the balance sheet at their fair value. At June 30, 2001, the Companies did not utilize any such derivatives. The estimated fair values and carrying amounts of the Companies' embedded derivatives at June 30, 2001 were $0, net of reinsurance. The estimated fair values and carrying amounts of the embedded derivatives on a direct basis, before reinsurance, were $1.1 million.

The fair value of these instruments was estimated based on quoted market prices, dealer quotations or internal estimates.

5.  RELATED PARTY TRANSACTIONS

Operating Agreements: Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. The Companies paid commissions to DSI totaling $52,514,000 and $108,398,000 in the second quarter and the first six months of 2001, respectively ($53,398,000 and $109,252,000, respectively, for the same periods of 2000).

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the second quarter and six months ended June 30, 2001, the fee was $5,831,000 and $11,533,000, respectively ($4,740,000 and $9,058,000, respectively, for the same periods of 2000).

The Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets managed by ING IM. The fee is payable quarterly. For the second quarter and the first six months of 2001, the Companies incurred fees of $858,000 and $1,701,000, respectively, under this agreement ($616,000 and $1,274,000, respectively, for the same periods of 2000).

Golden American has a guaranty agreement with Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and

ACC - 111296                          94

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                  June 30, 2001

5.  RELATED PARTY TRANSACTIONS  (continued)
variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2001 and 2000, Golden American incurred a fee of $12,000 and $7,000, respectively, under this agreement.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $1,360,000 and $2,719,000 for the second quarter and six months ended June 30, 2001, respectively ($1,708,000 and $3,276,000, respectively, for the same periods of 2000).

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $77,000 and $152,000 for the second quarter and six months ended June 30, 2001, respectively ($355,000 and $667,000, respectively, for the same periods in 2000).

First Golden provides resources and services to DSI. Revenues for these services, which reduced general expenses incurred by First Golden, totaled $8,000 and $134,000 for the second quarter and six months ended June 30, 2001, respectively ($56,000 and $108,000, respectively, for the same periods in 2000).

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $430,000 and $478,000 for the second quarter and six months ended June 30, 2001, respectively ($165,000 and $270,000, respectively, for the same periods in 2000).

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $97,000 and $199,000 for the second quarter and six months ended June 30, 2001, respectively ($149,000 and 318,000, respectively, for the same periods in 2000).

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $79,000 and $133,000 for the second quarter and six months ended June 30, 2001, respectively ($56,000 and $108,000, respectively, for the same periods in 2000).

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $34,000 and $63,000 for the second quarter and six months ended June 30, 2001, respectively ($26,000 and $52,000, respectively, for the same periods in 2000).

For the second quarter of 2001, the Companies received premiums, net of reinsurance, for variable products sold through eight affiliates, Locust Street Securities, Inc. ("LSSI"), Vestax Securities Corporation ("Vestax"), DSI, Multi-Financial Securities Corporation ("Multi-Financial"), IFG Network Securities, Inc. ("IFG"), Washington Square Securities, Inc. ("Washington Square"), PrimeVest Financial ("PrimeVest"), and Compulife Investor Services, Inc. ("Compulife") of $28,500,000, $9,100,000, $200,000, $5,900,000, $3,900,000,
$21,600,000, $7,900,000 and $2,200,000, respectively ($9,500,000, $6,900,000,
$100,000, $2,800,000, $1,500,000, $0, $0, and $0, respectively, for the same period of 2000). For the first six months of 2001, the Companies received premiums, net of reinsurance for variable products sold through eight affiliates, LSSI, Vestax, DSI, Multi-Financial, IFG, Washington Square, PrimeVest, and Compulife of $37,900,000, $12,900,000, $400,000, $9,000,000,
$5,500,000, $28,900,000, $11,000,000, and $3,700,000, respectively ($67,000,000,
$28,300,000, $800,000, $21,100,000, $8,300,000, $0, $0, and $0, respectively, for the same period of 2000).

For the second quarter and six months ended June 30, 2001, First Golden received premiums for fixed annuities products sold through Washington Square. of approximately $450,000 and $550,000, respectively.

ACC - 111296                          95

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                  June 30, 2001

5.  RELATED PARTY TRANSACTIONS  (continued)
Modified Coinsurance Agreement: On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee. The financial statements are presented net of the effects of the agreement.

Under this agreement, Golden American received a net reimbursement of expenses and charges of $50.2 million and $160.9 million for the second quarter and the six months ended June 30, 2001, respectively ($111.8 million for the second quarter and the six months ended June 30, 2000). This was offset by a decrease in deferred acquisition costs of $52.7 million and $160.8 million, respectively, for the same periods ($109.3 million during the second quarter and the first six months in 2000). At June 30, 2001, Golden American had a payable to Equitable Life of $10.0 million due to the timing of the cash settlement for the modified coinsurance agreement. As at December 31, 2000, Golden American had a payable of $16.3 million under the agreement.

Reinsurance Agreement Covering Minimum Guaranteed Benefits: On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $25.0 million related to this agreement. Under this agreement, Golden American recorded a reinsurance recoverable of $21.4 million and $14.6 million at June 30, 2001 and December 31, 2000, respectively.

Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval of the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $0 and $254,000 for the second quarters of 2001 and 2000, respectively, and $25,000 and $336,000 for the six months ended June 30, 2001 and 2000, respectively. At June 30, 2001, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

Surplus Notes: On December 30, 1999, Golden American issued an 8.179% surplus note in the amount of $50,000,000 to Equitable Life. The note matures on December 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,020,000 and $1,022,000 for the second quarters of 2001 and 2000, respectively, and $2,028,000 and $2,056,000 for the six months ended June 30, 2001 and 2000, respectively.

On December 8, 1999, Golden American issued a 7.979% surplus note in the amount of $35,000,000 to First Columbine Life Insurance Company ("First Columbine"), an affiliate. The note matures on December 7, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $696,000 and $698,000 for the seconds quarters of 2001 and 2000, respectively, and $1,385,000 and $1,575,000 for the first six months of 2001 and 2000, respectively.

ACC - 111296                          96

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                  June 30, 2001

5.  RELATED PARTY TRANSACTIONS  (continued)
On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,449,000 and $1,453,000 for the second quarters of 2001 and 2000, respectively, and $2,882,000 and $2,906,000 for the first six months of 2001 and 2000, respectively.

On December 30, 1999, ING AIH assigned the note to Equitable Life. On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,085,000 and $1,087,000 for the second quarters of 2001 and 2000, respectively, and $2,157,000 and $2,175,000 for the first six months of 2001 and 2000, respectively.

On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable of Iowa Companies. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $515,000 for the second quarters of 2001 and 2000, respectively, and $1,031,000 for the first six months of 2001 and 2000, respectively.

Stockholder's Equity: During the second quarter and the first six months of 2001, Golden American received capital contributions from its Parent of $7,000,000 ($0 and $80,000,000, respectively, for the same periods in 2000).

6.  COMMITMENTS AND CONTINGENCIES

Reinsurance: At June 30, 2001, the Companies had reinsurance treaties with five unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the minimum guaranteed death and living benefits under its variable contracts as of June 30, 2001. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

At June 30, 2001 and December 31, 2000, the Companies had net receivables of $43,375,000 and $33,973,000, respectively, for reinsurance claims, reserve credits, or other receivables from these reinsurers. These net receivables were comprised of $1,350,000 and $1,820,000, respectively, for claims recoverable from reinsurers, $2,546,000 and $4,007,000, respectively, for a payable for reinsurance premiums, $21,400,000 and $14,642,000, respectively, for reserve credits, and $23,171,000 and $21,518,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements are net considerations to reinsurers of $5,962,000 for the second quarter of 2001 and $12,618,000 for the first six months of 2001 compared to $5,271,000 and $7,908,000 for the same periods in 2000. Also included in the accompanying financial statements are net policy benefits of $1,834,000 for the second quarter of 2001 and $11,777,000 for the first six months of 2001 compared to $1,278,000 and $1,835,000 for the same period in 2000.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee. At June 30, 2001, Golden American had received a total settlement of $160.9 million under this agreement pertaining to 2001. The carrying value of the separate account liabilities covered under this agreement represent 25.0% of total

ACC - 111296                          97

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                  June 30, 2001

6. COMMITMENTS AND CONTINGENCIES (continued) separate account liabilities outstanding at June 30, 2001. Golden American remains liable to the extent Equitable Life does not meet its obligations under the agreement. The accompanying financial statements are presented net of the effects of the agreement.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $25,000,000 related to this agreement.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued after January 1, 2000.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty.

Investment Commitments: At June 30, 2001, outstanding commitments to fund mortgage loans totaled $65,620,000. There were no outstanding commitments to fund mortgage loans at December 31, 2000.

Guaranty Fund Assessments: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially offset through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. The Companies charged to expense $1,000 in guaranteed fund assessments in the second quarter of 2001 and $2,000 for the first six months of 2001 compared to $1,000 and $2,000 for the same periods in 2000. At June 30, 2001 and December 31, 2000, the Companies have an undiscounted reserve of $2,430,000 to cover future assessments (net of related anticipated premium tax offsets) and have established an asset totaling $691,000 and $733,000, respectively, for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability from Concentrations: The Companies have various concentrations in the investment portfolio. As of June 30, 2001, the Companies had one investment (other than bonds issued by agencies of the United States government) exceeding ten percent of stockholder's equity. The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable and fixed insurance products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could cause a severe impact on the Companies' financial condition. One broker/dealer generated 10% of the Companies' net sales during the second quarter of 2001 (24% by two broker/dealers in the same period of 2000). One broker/dealer generated 10% of the Companies' net sales during the first six months of 2001 (12% by one broker/dealer in the same period of 2000). The Premium Plus product generated 54% and 52% of the Companies' sales during

ACC - 111296                          98

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                  June 30, 2001

6. COMMITMENTS AND CONTINGENCIES (continued) the second quarter of 2001 and the first six months of 2001 (74% and 75% in the same periods of 2000). The Guarantee product, introduced in the fourth quarter of 2000, generated 13% and 18% of the Companies' sales during the second quarter and the first six months of 2001. The ES II product generated 19% and 16% of the Companies' sales during the second and the first six months of 2001 (12% and 11% in the same periods of 2000).

Revolving Note Payable: To enhance short-term liquidity, the Companies established revolving notes payable with SunTrust Bank, Atlanta (the "Bank"). These revolving notes payable were amended and restated in April 2001 with an expiration date of May 31, 2002. The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The notes accrue interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the second quarters ended June 30, 2001 and 2000, the Companies incurred interest expense of $0 and $8,000, respectively. During the six months ended June 30, 2001 and 2000, the Companies incurred interest expense of $1,000 and $36,000, respectively. At June 30, 2001 and December 31, 2000, the Companies had borrowings of $1,400,000 and $0, respectively, under these agreements.

ACC - 111296                          99

--------------------------------------------------------------------------------
         FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Golden American Life Insurance Company

We have audited the accompanying consolidated balance sheets of Golden American Life Insurance Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golden American Life Insurance Company at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                        /s/ Ernst & Young LLP

Atlanta, Georgia
March 12, 2001

ACC - 111296                          100

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                           CONSOLIDATED BALANCE SHEETS
                  (Dollars in thousands, except per share data)

                                                              December 31,  December 31,
                                                                  2000          1999
                                                              -----------   -----------
ASSETS

Investments:

   Fixed maturities, available for sale, at fair value
      (cost: 2000 - $798,751; 1999 - $858,052) ............   $   792,578   $   835,321

   Equity securities, at fair value (cost: 2000 - $8,611;
      1999 - $14,952) .....................................         6,791        17,330

   Mortgage loans on real estate ..........................        99,916       100,087

   Policy loans ...........................................        13,323        14,157

   Short-term investments .................................       106,775        80,191
                                                              -----------   -----------
Total investments .........................................     1,019,383     1,047,086

Cash and cash equivalents .................................        63,207        14,380

Reinsurance recoverable ...................................        19,331        14,834

Reinsurance recoverable from affiliates ...................        14,642            --

Due from affiliates .......................................        38,786           637

Accrued investment income .................................         9,606        11,198

Deferred policy acquisition costs .........................       635,147       528,957

Value of purchased insurance in force .....................        25,942        31,727

Current income taxes recoverable ..........................           511            35

Deferred income tax asset .................................         9,047        21,943

Property and equipment, less allowances for depreciation of
   $5,638 in 2000 and $3,229 in 1999 ......................        14,404        13,888

Goodwill, less accumulated amortization of $11,964 in 2000
   and $8,186 in 1999 .....................................       139,163       142,941

Other assets ..............................................        32,019         2,514

Separate account assets ...................................     9,831,489     7,562,717
                                                              -----------   -----------
Total assets ..............................................   $11,852,677   $ 9,392,857
                                                              ===========   ===========

                             See accompanying notes.

ACC - 111296                          101

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                  (Dollars in thousands, except per share data)

                                                                December 31,    December 31,
                                                                    2000            1999
                                                                ------------    ------------
LIABILITIES AND STOCKHOLDER'S EQUITY

Policy liabilities and accruals:

   Future policy benefits:

      Annuity and interest sensitive life products ..........   $  1,062,891    $  1,033,701

      Unearned revenue reserve ..............................          6,817           6,300

   Other policy claims and benefits .........................             82               8
                                                                ------------    ------------
                                                                   1,069,790       1,040,009

Surplus notes ...............................................        245,000         245,000

Revolving note payable ......................................             --           1,400

Due to affiliates ...........................................         19,887          12,650

Other liabilities ...........................................         69,374          53,232

Separate account liabilities ................................      9,831,489       7,562,717
                                                                ------------    ------------
                                                                  11,235,540       8,915,008

Commitments and contingencies

Stockholder's equity:

   Common stock, par value $10 per share, authorized, issued,
      and outstanding 250,000 shares ........................          2,500           2,500

   Additional paid-in capital ...............................        583,640         468,640

   Accumulated other comprehensive loss .....................         (4,046)         (9,154)

   Retained earnings ........................................         35,043          15,863
                                                                ------------    ------------
Total stockholder's equity ..................................        617,137         477,849
                                                                ------------    ------------
Total liabilities and stockholder's equity ..................   $ 11,852,677    $  9,392,857
                                                                ============    ============

                             See accompanying notes.

ACC - 111296                          102

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

Year Ended December 31                                  2000         1999         1998
                                                     ---------    ---------    ---------
REVENUES:
   Annuity and interest sensitive life product
      charges ....................................   $ 144,877    $  82,935    $  39,119
   Management fee revenue ........................      22,982       11,133        4,771
   Net investment income .........................      64,140       59,169       42,485
   Realized losses on investments ................      (6,554)      (2,923)      (1,491)
                                                     ---------    ---------    ---------
                                                       225,445      150,314       84,884
Insurance benefits and expenses:
   Annuity and interest sensitive life benefits:
      Interest credited to account balances ......     195,088      175,257       94,845
      Benefit claims incurred in excess of account
         balances ................................       4,943        6,370        2,123
Underwriting, acquisition and insurance  expenses:
   Commissions ...................................     213,719      188,383      121,171
   General expenses ..............................      84,936       60,205       37,612
   Insurance taxes, state licenses, and fees .....       4,528        3,976        4,140
   Policy acquisition costs deferred .............    (168,444)    (346,396)    (197,796)
   Amortization:
      Deferred policy acquisition costs ..........      55,154       33,119        5,148
      Value of purchased insurance in force ......       4,801        6,238        4,724
      Goodwill ...................................       3,778        3,778        3,778
   Expenses and charges reimbursed under
      modified coinsurance agreements ............    (225,787)      (9,247)      (5,604)
                                                     ---------    ---------    ---------
                                                       172,716      121,683       70,141

Interest expense .................................      19,867        8,894        4,390
                                                     ---------    ---------    ---------
                                                       192,583      130,577       74,531
                                                     ---------    ---------    ---------
Income before income taxes .......................      32,862       19,737       10,353


Income taxes .....................................      13,682        8,523        5,279
                                                     ---------    ---------    ---------

Net income .......................................   $  19,180    $  11,214    $   5,074
                                                     =========    =========    =========

                             See accompanying notes.

ACC - 111296                          103

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                             (Dollars in thousands)

                                                  Additional Accumulated Other  Retained       Total
                                      Common        Paid-in    Comprehensive    Earnings    Stockholder's
                                       Stock        Capital    Income (Loss)    (Deficit)      Equity
                                     --------------------------------------------------------------------
Balance at December 31, 1997 .....   $   2,500     $ 224,997     $     241      $    (425)    $ 227,313
   Comprehensive income:
      Net income .................          --            --            --          5,074         5,074
      Change in net unrealized
         investment gains (losses)          --            --        (1,136)            --        (1,136)
   Comprehensive income ..........       3,938
   Contribution of capital .......          --       122,500            --             --       122,500
   Other .........................          --           143            --             --           143
                                     ---------     ---------     ---------      ---------     ---------
Balance at December 31, 1998 .....       2,500       347,640          (895)         4,649       353,894
   Comprehensive income:
      Net income .................          --            --            --         11,214        11,214
      Change in net unrealized
         investment gains (losses)          --            --        (8,259)            --        (8,259)
   Comprehensive income ..........       2,955
   Contribution of capital .......          --       121,000            --             --       121,000
                                     ---------     ---------     ---------      ---------     ---------
Balance at December 31, 1999 .....   $   2,500     $ 468,640     $  (9,154)     $  15,863     $ 477,849
   Comprehensive income:
      Net income .................          --            --            --         19,180        19,180
      Change in net unrealized
         investment gains (losses)          --            --         5,108             --         5,108
   Comprehensive income ..........      24,288
   Contribution of capital .......          --       115,000            --             --       115,000
                                     ---------     ---------     ---------      ---------     ---------
Balance at December 31, 2000 .....   $   2,500     $ 583,640     $  (4,046)     $  35,043     $ 617,137
                                     =========     =========     =========      =========     =========

                             See accompanying notes.

ACC - 111296                          104

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

Year Ended December 31                                     2000         1999         1998
                                                        ---------    ---------    ---------
OPERATING ACTIVITIES
Net income ..........................................   $  19,180    $  11,214    $   5,074
Adjustments to reconcile net income to net
   cash provided by (used in) operations:
   Adjustments related to annuity and interest
      sensitive life products:
      Interest credited and other charges on interest
         sensitive products .........................     195,088      175,257       94,845
      Charges for mortality and administration ......        (313)         524         (233)
      Change in unearned revenues ...................         517        2,460        2,651
   Increase (decrease) in policy liabilities and
      accruals ......................................          74            8          (10)
   Decrease (increase) in accrued investment
      income ........................................       1,592       (1,553)      (3,222)
   Policy acquisition costs deferred ................    (168,444)    (346,396)    (197,796)
   Amortization of deferred policy acquisition costs       55,154       33,119        5,148
   Amortization of value of purchased insurance
      in force ......................................       4,801        6,238        4,724
   Change in other assets, due to/from affiliates,
      other liabilities and accrued income taxes ....     (63,840)      24,845        9,979
   Provision for depreciation and amortization ......       8,616        8,850        8,147
   Provision for deferred income taxes ..............      13,728        8,523        5,279
   Realized losses on investments ...................       6,554        2,923        1,491
                                                        ---------    ---------    ---------
Net cash provided by (used in) operating activities .      72,707      (73,988)     (63,923)
                                                        ---------    ---------    ---------

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments:
   Fixed maturities - available for sale ............     205,136      220,547      145,253
   Mortgage loans on real estate ....................      12,701        6,572        3,791
   Equity securities ................................       6,128           --           --
   Policy loans - net ...............................         834           --           --
                                                        ---------    ---------    ---------
                                                          224,799      227,119      149,044

Acquisition of investments:
   Fixed maturities - available for sale ............    (154,028)    (344,587)    (476,523)
   Equity securities ................................          --           --      (10,000)
   Mortgage loans on real estate ....................     (12,887)      (9,659)     (16,390)
   Policy loans - net ...............................          --       (2,385)      (2,940)
   Short-term investments - net .....................     (26,584)     (39,039)     (26,692)
                                                        ---------    ---------    ---------
                                                         (193,499)    (395,670)    (532,545)

Issuance of reciprocal loan agreement receivables ...     (16,900)          --           --
Receipt of repayment of reciprocal loan agreement
   receivables ......................................      16,900           --           --
Net purchase of property and equipment ..............      (3,285)      (8,968)      (6,485)
                                                        ---------    ---------    ---------
Net cash provided by (used in) investing activities .      28,015     (177,519)    (389,986)

                             See accompanying notes.

ACC - 111296                          105

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                             (Dollars in thousands)

Year Ended December 31                                   2000         1999         1998
                                                      ---------    ---------    ---------
FINANCING ACTIVITIES
Proceeds from reciprocal loan agreement
   borrowings .....................................   $ 178,900    $ 396,350    $ 500,722
Repayment of reciprocal loan agreement
   borrowings .....................................    (178,900)    (396,350)    (500,722)
Proceeds from revolving note payable ..............      67,200      220,295      108,495
Repayment of revolving note payable ...............     (68,600)    (218,895)    (108,495)
Proceeds from surplus note ........................          --      160,000       60,000
Repayment of line of credit borrowings ............          --           --       (5,309)
Receipts from annuity and interest sensitive
   life policies credited to account balances .....     801,793      773,685      593,428
Return of account balances on annuity
   and interest sensitive life policies ...........    (141,440)    (146,607)     (72,649)

Net reallocations to separate accounts ............    (825,848)    (650,270)    (239,671)
Contributions of capital by parent ................     115,000      121,000      103,750
                                                      ---------    ---------    ---------
Net cash provided by (used in) financing activities     (51,895)     259,208      439,549
                                                      ---------    ---------    ---------

Increase (decrease) in cash and cash
   equivalents ....................................      48,827        7,701      (14,360)

Cash and cash equivalents at beginning of
   period .........................................      14,380        6,679       21,039
                                                      ---------    ---------    ---------
Cash and cash equivalents at end of period ........   $  63,207    $  14,380    $   6,679
                                                      =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF
   CASH FLOW INFORMATION
Cash paid during the period for:
   Interest .......................................   $  22,444    $   6,392    $   4,305
   Income taxes ...................................         957           --           99
Non-cash financing activities:
   Non-cash adjustment to additional paid-in
      capital for adjusted merger costs ...........          --           --          143
   Contribution of capital from parent to
      repay line of credit borrowings .............          --           --       18,750

                             See accompanying notes.

ACC - 111296                          106

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION
The consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION
Golden American, a wholly owned subsidiary of Equitable of Iowa Companies, Inc., offers variable insurance products and is licensed as a life insurance company in the District of Columbia and all states except New York. First Golden is licensed to sell insurance products in New York and Delaware. The Companies' variable annuity products are marketed by broker/dealers, financial institutions, and insurance agents. The Companies' primary customers are consumers and corporations.

On October 24, 1997 ("the merger date"), PFHI Holding, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable") according to the terms of an Agreement and Plan of Merger dated July 7, 1997 among Equitable, PFHI, and ING Groep N.V. ("ING"). PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"), a Delaware corporation.

INVESTMENTS
Fixed Maturities: The Companies account for their investments under the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires fixed maturities to be designated as either "available for sale," "held for investment," or "trading." Sales of fixed maturities designated as "available for sale" are not restricted by SFAS No. 115. Available for sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in stockholder's equity, after adjustment for related changes in value of purchased insurance in force ("VPIF"), deferred policy acquisition costs ("DPAC"), and deferred income taxes. At December 31, 2000 and 1999, all of the Companies' fixed maturities are designated as available for sale, although the Companies are not precluded from designating fixed maturities as held for investment or trading at some future date.

Securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations. Premiums and discounts are amortized/accrued utilizing a method which results in a constant yield over the securities' expected lives. Amortization/accrual of premiums and discounts on mortgage and other asset-backed securities incorporates a prepayment assumption to estimate the securities' expected lives.

Equity Securities: Equity securities are reported at estimated fair value if readily marketable. The change in unrealized appreciation and depreciation of marketable equity securities (net of related deferred income taxes, if any) is included directly in stockholder's equity. Equity securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations.

Mortgage Loans on Real Estate: Mortgage loans on real estate are reported at cost adjusted for amortization of premiums and accrual of discounts. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected future cash flows from the loan discounted at the loan's effective interest rate, or to the loan's observable market price, or the fair value of the underlying collateral. The carrying value of impaired loans is

ACC - 111296                          107

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

reduced by the establishment of a valuation allowance, which is adjusted at each reporting date for significant changes in the calculated value of the loan. Changes in this valuation allowance are charged or credited to income.

Other Investments: Policy loans are reported at unpaid principal. Short-term investments are reported at cost, adjusted for amortization of premiums and accrual of discounts.

Realized Gains and Losses: Realized gains and losses are determined on the basis of specific identification.

Fair Values: Estimated fair values, as reported herein, of conventional mortgage-backed securities not actively traded in a liquid market are estimated using a third party pricing process. This pricing process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities. Estimated fair values of publicly traded fixed maturities are reported by an independent pricing service. Fair values of private placement bonds are estimated using a matrix that assumes a spread (based on interest rates and a risk assessment of the bonds) over U.S. Treasury bonds. Estimated fair values of equity securities, which consist of the Companies' investment in its registered separate accounts, are based upon the quoted fair value of the securities comprising the individual portfolios underlying the separate accounts.

CASH AND CASH EQUIVALENTS
For purposes of the accompanying Statements of Cash Flows, the Companies consider all demand deposits and interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

DEFERRED POLICY ACQUISITION COSTS
Certain costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credit, and other expenses related to the production of new business ($63.8 million during 2000, $153.0 million during 1999, and $73.4 million during 1998), have been deferred. Acquisition costs for variable insurance products are being amortized generally in proportion to the present value (using the assumed crediting rate) of expected future gross profits. This amortization is adjusted retrospectively when the Companies revise their estimate of current or future gross profits to be realized from a group of products. DPAC is adjusted to reflect the pro forma impact of unrealized gains and losses on fixed maturities the Companies have designated as "available for sale" under SFAS No. 115.

VALUE OF PURCHASED INSURANCE IN FORCE
As a result of the merger, a portion of the purchase price was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF, which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Amortization of VPIF is charged to expense in proportion to expected gross profits of the underlying business. This amortization is adjusted retrospectively when the Companies revise the estimate of current or future gross profits to be realized from the insurance contracts acquired. VPIF is adjusted to reflect the pro forma impact of unrealized gains and losses on available for sale fixed maturities.

PROPERTY AND EQUIPMENT
Property and equipment primarily represent leasehold improvements, office furniture, certain other equipment, and capitalized computer software and are not considered to be significant to the Companies' overall operations. Property and equipment are reported at cost less allowances for depreciation. Depreciation

ACC - 111296                          108

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

expense is computed primarily on the basis of the straight-line method over the estimated useful lives of the assets.

GOODWILL
Goodwill was established as a result of the merger and is being amortized over 40 years on a straight-line basis.

FUTURE POLICY BENEFITS
Future policy benefits for divisions of the variable products with fixed interest guarantees are established utilizing the retrospective deposit accounting method. Policy reserves represent the premiums received plus accumulated interest, less mortality and administration charges. Interest credited to these policies ranged from 3.00% to 14.00% during 2000, 3.00% to 11.00% during 1999, and 3.00% to 10.00% during 1998. The unearned revenue reserve represents unearned distribution fees. These distribution fees have been deferred and are amortized over the life of the contracts in proportion to expected gross profits.

SEPARATE ACCOUNTS
Assets and liabilities of the separate accounts reported in the accompanying Balance Sheets represent funds separately administered principally for variable contracts. Contractholders, rather than the Companies, bear the investment risk for the variable insurance products. At the direction of the contractholders, the separate accounts invest the premiums from the sale of variable insurance products in shares of specified mutual funds. The assets and liabilities of the separate accounts are clearly identified and segregated from other assets and liabilities of the Companies. The portion of the separate account assets equal to the reserves and other liabilities of variable contracts cannot be charged with liabilities arising out of any other business the Companies may conduct.

Variable separate account assets are carried at fair value of the underlying investments and generally represent contractholder investment values maintained in the accounts. Variable separate account liabilities represent account balances for the variable contracts invested in the separate accounts; the fair value of these liabilities is equal to their carrying amount. Net investment income and realized and unrealized capital gains and losses related to separate account assets are not reflected in the accompanying Statements of Operations.

Product charges recorded by the Companies from variable insurance products consist of charges applicable to each contract for mortality and expense risk, cost of insurance, contract administration, and surrender charges. In addition, some variable annuity and all variable life contracts provide for a distribution fee collected for a limited number of years after each premium deposit. Revenue recognition of collected distribution fees is amortized over the life of the contract in proportion to its expected gross profits. The balance of unrecognized revenue related to the distribution fees is reported as an unearned revenue reserve.

DEFERRED INCOME TAXES
Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred tax assets or liabilities are adjusted to reflect the pro forma impact of unrealized gains and losses on equity securities and fixed maturities the Companies have designated as available for sale under SFAS No. 115. Changes in deferred tax assets or liabilities resulting from this SFAS No. 115 adjustment are charged or credited directly to stockholder's equity. Deferred income tax expenses or credits reflected in the Companies' Statements of Operations are based on the changes in the deferred tax asset or liability from period to period (excluding the SFAS No. 115 adjustment).

ACC - 111296                          109

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DIVIDEND RESTRICTIONS
Golden American's ability to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2001, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities. Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing.

SEGMENT REPORTING
The Companies manage their business as one segment, the sale of variable insurance products designed to meet customer needs for tax-advantaged saving for retirement and protection from death. Variable insurance products are sold to consumers and corporations throughout the United States.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Management is required to utilize historical experience and assumptions about future events and circumstances in order to develop estimates of material reported amounts and disclosures. Included among the material (or potentially material) reported amounts and disclosures that require extensive use of estimates and assumptions are: (1) estimates of fair values of investments in securities and other financial instruments, as well as fair values of policyholder liabilities, (2) policyholder liabilities, (3) deferred policy acquisition costs and value of purchased insurance in force, (4) fair values of assets and liabilities recorded as a result of merger, (5) asset valuation allowances, (6) guaranty fund assessment accruals, (7) deferred tax benefits (liabilities), and (8) estimates for commitments and contingencies including legal matters, if a liability is anticipated and can be reasonably estimated. Estimates and assumptions regarding all of the preceding items are inherently subject to change and are reassessed periodically. Changes in estimates and assumptions could materially impact the financial statements.

PENDING ACCOUNTING STANDARDS: DERIVATIVE FINANCIAL INSTRUMENTS
During 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), Accounting for Derivative Financial Instruments and Hedging Activities. SFAS 133 requires that all derivative instruments, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet and measured at its fair value. The change in a derivative's fair value is generally to be recognized in current period earnings.

If certain conditions are met, a derivative may be specifically designated as a hedge of an exposure to changes in fair value, variability of cash flows, or certain foreign currency exposures. When designated as a hedge, the fair value should be recognized currently in earnings or other comprehensive income, depending on whether such designation is considered a fair value or as a cash flow hedge. With respect to fair value hedges, the fair value of the derivative, as well as changes in the fair value of the hedged item, are reported in earnings. For cash flow hedges, changes in the derivatives fair value are reported in other comprehensive income and subsequently reclassified into earnings when the hedged item affects earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Companies

ACC - 111296                          110

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

adopted SFAS 133 on January 1, 2000. The cumulative effect of the accounting change upon adoption was not material.

RECLASSIFICATIONS
Certain amounts in the 1999 and 1998 financial statements have been reclassified to conform to the 2000 financial statement presentation.

2.   BASIS OF FINANCIAL REPORTING

The financial statements of the Companies differ from related statutory-basis financial statements principally as follows: (1) acquisition costs of acquiring new business are deferred and amortized over the life of the policies rather than charged to operations as incurred; (2) an asset representing the present value of future cash flows from insurance contracts acquired was established as a result of the merger/acquisition and is amortized and charged to expense; (3) future policy benefit reserves for divisions with fixed interest guarantees of the variable insurance products are based on full account values, rather than the greater of cash surrender value or amounts derived from discounting methodologies utilizing statutory interest rates; (4) reserves are reported before reduction for reserve credits related to reinsurance ceded and a receivable is established, net of an allowance for uncollectible amounts, for these credits rather than presented net of these credits; (5) fixed maturity investments are designated as "available for sale" and valued at fair value with unrealized appreciation/depreciation, net of adjustments to value of purchased insurance in force, deferred policy acquisition costs, and deferred income taxes (if applicable), credited/charged directly to stockholder's equity rather than valued at amortized cost; (6) the carrying value of fixed maturities is reduced to fair value by a charge to realized losses in the Statements of Operations when declines in carrying value are judged to be other than temporary, rather than through the establishment of a formula-determined statutory investment reserve (carried as a liability), changes in which are charged directly to surplus; (7) deferred income taxes are provided for the difference between the financial statement and income tax bases of assets and liabilities; (8) net realized gains or losses attributed to changes in the level of interest rates in the market are recognized when the sale is completed rather than deferred and amortized over the remaining life of the fixed maturity security; (9) a liability is established for anticipated guaranty fund assessments, net of related anticipated premium tax credits, rather than capitalized when assessed and amortized in accordance with procedures permitted by insurance regulatory authorities; (10) revenues for variable insurance products consist of policy charges applicable to each contract for the cost of insurance, policy administration charges, amortization of policy initiation fees, and surrender charges assessed rather than premiums received; (11) the financial statements of Golden American's wholly owned subsidiary are consolidated rather than recorded at the equity in net assets; (12) surplus notes are reported as liabilities rather than as surplus; and (13) assets and liabilities are restated to fair values when a change in ownership occurs, with provisions for goodwill and other intangible assets, rather than continuing to be presented at historical cost.

The net loss for Golden American as determined in accordance with statutory accounting practices was $71,134,000 in 2000, $85,578,000 in 1999, $68,002,000
in 1998. Total statutory capital and surplus was $406,923,000 and $368,928,000 at December 31, 2000 and 1999, respectively.

The National Association of Insurance Commissioners has revised the Accounting Practices and Procedures Manual, the guidance that defines statutory accounting principles. The revised manual will be effective January 1, 2001, and has been adopted, at least in part, by the States of Delaware and New York, which are the states of domicile for Golden American and First Golden, respectively. The revised manual will result in changes to the accounting practices that the Companies use to prepare their statutory-basis financial statements. Management believes the impact of these changes to the Companies' statutory-basis capital and surplus as of January 1, 2001 will not be significant.

ACC - 111296                          111

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS

INVESTMENT RESULTS
Major categories of net investment income are summarized below:

Year Ended December 31                      2000           1999          1998
                                          --------       --------      --------
                                                  (Dollars in thousands)
Fixed maturities ......................   $ 55,302       $ 50,352      $ 35,224
Equity securities .....................        248            515            --
Mortgage loans on real estate .........      7,832          7,074         6,616
Policy loans ..........................        516            485           619
Short-term investments ................      2,253          2,583         1,311
Other, net ............................        543            388           246
                                          --------       --------      --------
Gross investment income ...............     66,694         61,397        44,016
Less investment expenses ..............     (2,554)        (2,228)       (1,531)
                                          --------       --------      --------
Net investment income .................   $ 64,140       $ 59,169      $ 42,485
                                          ========       ========      ========

Realized losses on investments follows:

Year Ended December 31                      2000           1999          1998
                                          --------       --------      --------
                                                  (Dollars in thousands)
Fixed maturities, available for sale ..   $ (6,289)      $ (2,910)     $ (1,428)
Equity securities .....................       (213)            --            --
Mortgage loans on real estate .........        (52)           (13)          (63)
                                          --------       --------      --------
Realized losses on investments ........   $ (6,554)      $ (2,923)     $ (1,491)
                                          ========       ========      ========

The change in unrealized appreciation (depreciation) of securities at fair value follows:

Year Ended December 31                      2000           1999          1998
                                          --------       --------      --------
                                                  (Dollars in thousands)
Fixed maturities, available for sale ..   $ 16,558       $(24,944)     $  1,100
Equity securities .....................     (4,198)         5,301        (2,390)
                                          --------       --------      --------
Unrealized appreciation (depreciation)
   of securities ......................   $ 12,360       $(19,643)     $ (1,290)
                                          ========       ========      ========

ACC - 111296                          112

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS (continued)

At December 31, 2000 and December 31, 1999, amortized cost, gross unrealized gains and losses, and estimated fair values of fixed maturities, all of which are designated as available for sale, follows:

                                                 Gross      Gross     Estimated
                                  Amortized   Unrealized  Unrealized    Fair
                                     Cost        Gains      Losses      Value
                                   --------    --------    --------    --------
                                              (Dollars in thousands)
December 31, 2000
-----------------
U.S. government and governmental
   agencies and authorities ....   $ 18,607    $    580    $    (16)   $ 19,171
Public utilities ...............     54,132         294      (1,600)     52,826
Corporate securities ...........    355,890       1,318      (8,006)    349,202
Other assets-backed securities .    223,787       2,166      (1,831)    224,122
Mortgage-backed securities .....    146,335       1,465        (543)    147,257
                                   --------    --------    --------    --------
Total ..........................   $798,751    $  5,823    $(11,996)   $792,578
                                   ========    ========    ========    ========

December 31, 1999
-----------------
U.S. government and governmental
   agencies and authorities ....   $ 21,363          --    $   (260)   $ 21,103
Public utilities ...............     53,754    $     25      (2,464)     51,315
Corporate securities ...........    396,494          53     (12,275)    384,272
Other assets-backed securities .    207,044         850      (4,317)    203,577
Mortgage-backed securities .....    179,397          39      (4,382)    175,054
                                   --------    --------    --------    --------
Total ..........................   $858,052    $    967    $(23,698)   $835,321
                                   ========    ========    ========    ========

Short-term investments with maturities of 30 days or less have been excluded from the above schedules. Amortized cost approximates fair value for these securities. At December 31, 2000, net unrealized investment loss on fixed maturities designated as available for sale totaled $6,173,000. Depreciation of $1,447,000 was included in stockholder's equity at December 31, 2000 (net of adjustments of $801,000 to VPIF, $3,146,000 to DPAC, and $779,000 to deferred income taxes). At December 31, 1999, net unrealized investment loss on fixed maturities designated as available for sale totaled $22,731,000. Depreciation of $6,955,000 was included in stockholder's equity at December 31, 1999 (net of adjustments of $1,785,000 to VPIF, $10,246,000 to DPAC, and $3,745,000 to
deferred income taxes).

At December 31, 2000, net unrealized depreciation on equity securities was comprised entirely of gross depreciation of $1,820,000. At December 31, 1999, net unrealized appreciation on equity securities was comprised entirely of gross appreciation of $2,378,000.

Amortized cost and estimated fair value of fixed maturities designated as available for sale, by contractual maturity, at December 31, 2000 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

ACC - 111296                          113

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS (continued)
                                                      Amortized       Estimated
December 31, 2000                                       Cost          Fair Value
-----------------                                     ---------       ----------
                                                        (Dollars in thousands)
Due within one year .........................         $ 51,001         $ 50,836
Due after one year through five years .......          323,753          317,862
Due after five years through ten years ......           45,812           44,891
Due after ten years .........................            8,063            7,610
                                                      --------         --------
                                                       428,629          421,199
Other asset-backed securities ...............          223,787          224,122
Mortgage-backed securities ..................          146,335          147,257
                                                      --------         --------
Total .......................................         $798,751         $792,578
                                                      ========         ========

An analysis of sales, maturities, and principal repayments of the Companies' fixed maturities portfolio follows:

                                                              Gross       Gross        Proceeds
                                              Amortized     Realized     Realized        From
                                                 Cost         Gains       Losses         Sale
                                               --------     --------     --------      --------
                                                            (Dollars in thousands)
For the year ended December 31, 2000:
Scheduled principal repayments, calls, and
   tenders ...............................     $ 91,158     $    122     $     (1)     $ 91,279
Sales ....................................      120,125          285       (6,553)      113,857
                                               --------     --------     --------      --------
Total ....................................     $211,283     $    407     $ (6,554)     $205,136
                                               ========     ========     ========      ========

For the year ended December 31, 1999:
Scheduled principal repayments, calls, and
   tenders ...............................     $141,346     $    216         (174)     $141,388
Sales ....................................       80,472          141     $ (1,454)       79,159
                                               --------     --------     --------      --------
Total ....................................     $221,818     $    357     $ (1,628)     $220,547
                                               ========     ========     ========      ========

For the year ended December 31, 1998:
Scheduled principal repayments, calls, and
   tenders ...............................     $102,504     $     60     $     (3)     $102,561
Sales ....................................       43,204          518       (1,030)       42,692
                                               --------     --------     --------      --------
Total ....................................     $145,708     $    578     $ (1,033)     $145,253
                                               ========     ========     ========      ========

ACC - 111296                          114

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS (continued)

Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary.

During the second quarter of 2000, Golden American determined that the carrying value of an impaired bond exceeded its estimated net realizable value. As a result, on June 30, 2000, Golden American recognized a total pre-tax loss of approximately $142,000 to reduce the carrying value of the bond to its net realizable value of $315,000 at December 31, 2000.

During the fourth quarter of 1998, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at December 31, 1998, Golden American recognized a total pre-tax loss of $973,000 to reduce the carrying value of the bonds to their combined net realizable value of $2,919,000. During the second quarter of 1999, further information was received regarding these bonds and Golden American determined that the carrying value of the two bonds exceeded their estimated net realizable value. As a result, at June 30, 1999, Golden American recognized a total pre-tax loss of $1,639,000 to further reduce the carrying value of the bonds to their combined net realizable value of $1,137,000. During the year 2000, these bonds had no further reduction in carrying value.

Investments on Deposit: At December 31, 2000 and 1999, affidavits of deposits covering bonds with a par value of $6,870,000 and $6,470,000, respectively, were on deposit with regulatory authorities pursuant to certain statutory requirements.

Investment Diversifications: The Companies' investment policies related to the investment portfolio require diversification by asset type, company, and industry and set limits on the amount which can be invested in an individual issuer. Such policies are at least as restrictive as those set forth by regulatory authorities. The following percentages relate to holdings at December 31, 2000 and December 31, 1999. Fixed maturities included investments in basic industrials (29% in 2000, 29% in 1999), conventional mortgage-backed securities (20% in 2000, 22% in 1999), financial companies (14% in 2000, 16% in 1999), and other asset-backed securities (20% in 2000, 19% in 1999). Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (15% in 2000, 12% in 1999) and Utah (9% in 2000, 10% in
1999). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 2000 and 1999. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (29% in 2000, 34% in 1999), industrial buildings (35% in 2000, 33% in 1999), retail facilities (18% in 2000, 19% in 1999), and multi-family apartments (10% in 2000, 10% in 1999). Equity securities are not significant to the Companies' overall investment portfolio.

No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockholder's equity at December 31, 2000.

4.   COMPREHENSIVE INCOME

Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. Total comprehensive income (loss) for the Companies includes $606,000 for the year ended December 31, 2000 for First Golden and $(452,000) and $1,015,000 for the years ended December 31, 1999 and 1998, respectively. Other comprehensive income excludes net investment gains (losses) included in net income, which merely represent transfers from unrealized to realized gains and losses. These amounts total $(2,670,000), $(1,468,000) and $(2,133,000) in the years ended December 31, 2000, 1999 and 1998, respectively. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments to VPIF and DPAC totaling $(4,742,000), $(1,441,000) and $705,000 in the years ended December 31, 2000, 1999 and 1998, respectively.

ACC - 111296                          115

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

5.   FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of estimated fair value of all financial instruments, including both assets and liabilities recognized and not recognized in a company's balance sheet, unless specifically exempted. SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," requires additional disclosures about derivative financial instruments. Most of the Companies' investments, investment contracts, and debt fall within the standards' definition of a financial instrument. Fair values for the Companies' insurance contracts other than investment contracts are not required to be disclosed. In cases where quoted market prices are not available, estimated fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accounting, actuarial, and regulatory bodies are continuing to study the methodologies to be used in developing fair value information, particularly as it relates to such things as liabilities for insurance contracts. Accordingly, care should be exercised in deriving conclusions about the Companies' business or financial condition based on the information presented herein.

The Companies closely monitor the composition and yield of invested assets, the duration and interest credited on insurance liabilities, and resulting interest spreads and timing of cash flows. These amounts are taken into consideration in the Companies' overall management of interest rate risk, which attempts to minimize exposure to changing interest rates through the matching of investment cash flows with amounts expected to be due under insurance contracts. These assumptions may not result in values consistent with those obtained through an actuarial appraisal of the Companies' business or values that might arise in a negotiated transaction.

The following compares carrying values as shown for financial reporting purposes with estimated fair values:

December 31                                           2000                      1999
                                             -----------------------   -----------------------
                                                           Estimated                Estimated
                                              Carrying       Fair       Carrying      Fair
                                                Value        Value        Value       Value
                                             ----------   ----------   ----------   ----------
                                                           (Dollars in thousands)
ASSETS
   Fixed maturities, available for sale ..   $  792,578   $  792,578   $  835,321   $  835,321
   Equity securities .....................        6,791        6,791       17,330       17,330
   Mortgage loans on real estate .........       99,916      100,502      100,087       95,524
   Policy loans ..........................       13,323       13,323       14,157       14,157
   Short-term investments ................      106,775      106,775       80,191       80,191
   Cash and cash equivalents .............       63,207       63,207       14,380       14,380
   Separate account assets ...............    9,831,489    9,831,489    7,562,717    7,562,717

LIABILITIES
   Annuity products ......................    1,047,932      962,810    1,017,105      953,546
   Surplus notes .........................      245,000      204,455      245,000      226,100
   Revolving note payable ................           --           --        1,400        1,400
   Separate account liabilities ..........    9,831,489    9,831,489    7,562,717    7,562,717

ACC - 111296                          116

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

5.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

The following methods and assumptions were used by the Companies in estimating fair values.

Fixed maturities: Estimated fair values of conventional mortgage-backed securities not actively traded in a liquid market and publicly traded securities are estimated using a third party pricing process. This pricing process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities.

Equity securities: Estimated fair values of equity securities, which consist of the Companies' investment in the portfolios underlying its separate accounts, are based upon the quoted fair value of individual securities comprising the individual portfolios. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable returns and quality.

Mortgage loans on real estate: Fair values are estimated by discounting expected cash flows, using interest rates currently offered for similar loans.

Policy loans: Carrying values approximate the estimated fair value for policy loans.

Short-term investments and cash and cash equivalents: Carrying values reported in the Companies' historical cost basis balance sheet approximate estimated fair value for these instruments due to their short-term nature.

Separate account assets: Separate account assets are reported at the quoted fair values of the individual securities in the separate accounts.

Annuity products: Estimated fair values of the Companies' liabilities for future policy benefits for the divisions of the variable annuity products with fixed interest guarantees and for supplemental contracts without life contingencies are stated at cash surrender value, the cost the Companies would incur to extinguish the liability.

Surplus notes: Estimated fair value of the Companies' surplus notes were based upon discounted future cash flows using a discount rate approximating the current market value.

Revolving note payable: Carrying value reported in the Companies' historical cost basis balance sheet approximates estimated fair value for this instrument, as the agreement carries a variable interest rate provision.

Separate account liabilities: Separate account liabilities are reported at full account value in the Companies' historical cost balance sheet. Estimated fair values of separate account liabilities are equal to their carrying amount.

6.   VALUE OF PURCHASED IN FORCE

As a result of the merger, a portion of the purchase price was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF, which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Interest was accrued at a rate of 7.32% during 2000 (7.33% during 1999, and 7.29% during 1998).

ACC - 111296                          117

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

6.   VALUE OF PURCHASED IN FORCE (continued)

A reconciliation of the change in the VPIF asset follows:

Year Ended December 31                           2000        1999        1998
                                               --------    --------    --------
                                                     (Dollars in thousands)
Beginning balance .........................    $ 31,727    $ 35,977    $ 43,174
   Accretion of interest ..................       2,016       2,372       2,802
   Amortization of asset ..................      (6,817)     (8,610)     (7,526)
   Adjustment for unrealized gains (losses)        (984)      1,988        (203)
   Purchase price adjustment to opening
      balance sheet .......................          --          --      (2,270)
                                               --------    --------    --------
Ending balance ............................    $ 25,942    $ 31,727    $ 35,977
                                               ========    ========    ========

Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 2000, is $3.9 million in 2001, $3.6 million in 2002, $3.0 million in 2003, $2.4 million in 2004, and $1.9 million in 2005. Actual amortization may vary based upon changes in assumptions and experience.

7.   INCOME TAXES

Golden American files a consolidated federal income tax return. Under the Internal Revenue Code, a newly acquired insurance company cannot file as part of the Parent's consolidated tax return for 5 years.

At December 31, 2000, the Companies have net operating loss ("NOL") carryforwards for federal income tax purposes of approximately $189,656,000. Approximately $5,094,000, $3,354,000, $50,449,000, $94,078,000 and $36,681,000
of these NOL carryforwards are available to offset future taxable income of the Companies through the years 2011, 2012, 2018, 2019 and 2020, respectively.

INCOME TAX EXPENSE (BENEFIT)
Income tax expense (benefit) included in the consolidated financial statements follows:

Year Ended December 31                           2000        1999        1998
                                               --------    --------    --------
                                                    (Dollars in thousands)
Current ...................................    $    (46)   $     --    $     --
Deferred ..................................      13,728       8,523       5,279
                                               --------    --------    --------
                                               $ 13,682    $  8,523    $  5,279
                                               ========    ========    ========

ACC - 111296                          118

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

7.   INCOME TAXES (continued)

The effective tax rate on income before income taxes is different from the prevailing federal income tax rate. A reconciliation of this difference follows:

Year Ended December 31                           2000        1999        1998
                                               --------    --------    --------
                                                    (Dollars in thousands)

Income before income taxes ................    $ 32,862    $ 19,737    $ 10,353
                                               ========    ========    ========
Income tax at federal statutory rate ......    $ 11,502    $  6,908    $  3,624
Tax effect of:
    Goodwill amortization .................       1,322       1,322       1,322
    Meals and entertainment ...............         292         199         157
    Other items ...........................         566          94         176
                                               --------    --------    --------
Income tax expense ........................    $ 13,682    $  8,523    $  5,279
                                               ========    ========    ========

DEFERRED INCOME TAXES
The tax effect of temporary differences giving rise to the Companies' deferred income tax assets and liabilities at December 31, 2000 and 1999 follows:

December 31                                                                2000         1999
                                                                        ---------    ---------
                                                                        (Dollars in thousands)
Deferred tax assets:
   Net unrealized depreciation of securities at fair value ..........   $     637    $      --
   Net unrealized depreciation of available for sale fixed maturities         779        3,745
   Future policy benefits ...........................................     163,691      133,494
   Goodwill .........................................................      15,111       16,323
   Net operating loss carryforwards .................................      66,380       56,630
   Other ............................................................       1,333        1,333
                                                                        ---------    ---------
                                                                          247,931    $ 211,525
Deferred tax liabilities:
   Net unrealized appreciation of securities at fair value ..........          --         (832)
   Fixed maturity securities ........................................     (17,774)     (17,774)
   Deferred policy acquisition costs ................................    (184,743)    (154,706)
   Mortgage loans on real estate ....................................        (715)        (715)
   Value of purchased insurance in force ............................      (8,512)     (10,462)
   Other ............................................................     (25,724)      (1,348)
                                                                        ---------    ---------
                                                                         (237,468)    (185,837)
                                                                        ---------    ---------
Valuation allowance .................................................      (1,416)      (3,745)
                                                                        ---------    ---------
Deferred income tax asset ...........................................   $   9,047    $  21,943
                                                                        =========    =========

At December 31, 2000, the Company reported, for financial statement purposes, unrealized losses on certain investments, which have not been recognized for tax purposes. Since it is uncertain as to whether these capital losses, if ever realized, could be utilized to offset capital gains, a valuation allowance has been established for the tax effect of the financial statement losses.

ACC - 111296                          119

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

8.   RETIREMENT PLANS AND EMPLOYEE STOCK COMPENSATION

DEFINED BENEFIT PLANS
In 2000, 1999 and 1998, the Companies were allocated their share of the pension liability associated with their employees. The Companies' employees are covered by the employee retirement plan of an affiliate, Equitable Life. Further, Equitable Life sponsors a defined contribution plan that is qualified under Internal Revenue Code Section 401(k).

The following tables summarize the benefit obligations and the funded status for pension benefits over the two-year period ended December 31, 2000:

                                                            2000         1999
                                                           -------      -------
                                                          (Dollars in thousands)
Change in benefit obligation:
   Benefit obligation at January 1 ...............         $ 4,221      $ 4,454
   Service cost ..................................           1,569        1,500
   Interest cost .................................             554          323
   Actuarial (gain) loss .........................           1,562       (2,056)
                                                           -------      -------
   Benefit obligation at December 31 .............         $ 7,906      $ 4,221
                                                           =======      =======

Funded status:
   Funded status at December 31 ..................         $(7,906)     $(4,221)
   Unrecognized past service cost ................             141           --
   Unrecognized net loss .........................           1,627          210
                                                           -------      -------
   Net amount recognized .........................         $(6,138)     $(4,011)
                                                           =======      =======

The Companies' plan assets were held by Equitable Life, an affiliate. During 1998, the Equitable Life Employee Pension Plan began investing in an undivided interest of the ING-NA Master Trust (the "Master Trust"). Boston Safe Deposit and Trust Company holds the Master Trust's investment assets.

The weighted-average assumptions used in the measurement of the Companies' benefit obligation follows:

December 31                                                  2000         1999
                                                            ------       ------
Discount rate ....................................           7.75%        8.00%
Expected return on plan assets ...................           9.25         9.25
Rate of compensation increase ....................           5.00         5.00

The following table provides the net periodic benefit cost for the fiscal years 2000, 1999, and 1998:

Year Ended December 31                              2000       1999       1998
                                                   ------     ------     ------
                                                      (Dollars in thousands)
Service cost ...............................       $1,569     $1,500     $1,138
Interest cost ..............................          554        323         97
                                                   ------     ------     ------
Net periodic benefit cost ..................       $2,123     $1,823     $1,235
                                                   ======     ======     ======

ACC - 111296                          120

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

8.   RETIREMENT PLANS AND EMPLOYEE STOCK COMPENSATION (continued)

There were no gains or losses resulting from curtailments or settlements during 2000, 1999, or 1998.

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $7,906,000, $4,701,000, and $0, respectively, as of December 31, 2000 and $4,221,000, $2,488,000, and $0, respectively, as of December 31,
1999.

PHANTOM STOCK OPTION PLAN
The Phantom Stock Option Plan (the "Phantom Plan"), which covers certain key employees, is similar to a standard stock option plan; however, the phantom share option entitles the holder to a cash benefit in Dutch Guilders linked to the rise in value of ING ordinary shares on the Amsterdam Stock Exchange. The plan participants are entitled to any appreciation in the value of ING ordinary shares over the Phantom Plan option price (strike price) of 53.85 Euros for options issued on July 1, 1999, 140.40 Dutch Guilders for options issued on May 26, 1998, and 85.10 Dutch Guilders for options issued on May 23, 1997, not the ordinary shares themselves.

Options are granted at fair value on the date of grant. Options in the Phantom Plan are subject to forfeiture to ING should the individuals terminate their relationship with ING before the three-year initial retention period has elapsed. All options expire five years from the date of grant.

On July 1, 1999, ING issued 34,750 options to employees of Golden American related to this plan at a strike price of 53.85 Euros.

On May 26, 1998, ING issued 42,400 options related to this plan at a strike price of 140.40 Dutch Guilders. Since the strike price at December 31, 1998 was higher than the ING share price, there was no compensation expense related to these options in 1998.

On May 23, 1997, ING issued 3,500 options related to this plan at a strike price of 85.10 Dutch Guilders. Since the strike price was lower than the ING share price at December 31, 1998, Golden American incurred $46,000 of compensation expense related to these options during 1998.

No expense was recognized in 1999 related to the above options. As of December 31, 1999, 58,250 options remain outstanding.

During 2000, the Phantom Plan liability was transferred to ING. As of December 31, 2000, the Companies held no liabilities under the Phantom Plan. There were no expenses incurred related to this plan during the year ended December 31, 2000.

9.   RELATED PARTY TRANSACTIONS

Operating Agreements: Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. For the years ended December 31, 2000, 1999 and 1998, the Companies paid commissions to DSI totaling $208,883,000, $181,536,000, and $117,470,000, respectively.

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the years ended December 31, 2000, 1999 and 1998, the fee was $21,296,000, $10,136,000, and $4,771,000,
respectively.

ACC - 111296                          121

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

Effective January 1, 1998, the Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets under management. The fee is payable quarterly. For the years ended December 31, 2000, 1999 and 1998, the Companies incurred fees of $2,521,000, $2,227,000 and $1,504,000, respectively, under this agreement.

Golden American has a guaranty agreement with Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2000, Golden American incurred a fee of $7,000 under this agreement. No annual fee was paid in 1999.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $6,193,000, $6,107,000 and $5,833,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $1,270,000, $1,251,000 and $1,058,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

First Golden provided resources and services to DSI. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $223,000, $387,000, and $75,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $455,000 and $244,000 for the years ended December 31, 2000 and 1999, respectively.

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $593,000 and $460,000 for the years ended December 31, 2000 and 1999, respectively.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $261,000 and $216,000 for the years ended December 31, 2000 and 1999, respectively.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $115,000 and $103,000 for the years ended December 31, 2000 and 1999, respectively.

ACC - 111296                          122

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

In 2000, 1999, and 1998, the Companies received 11.3%, 10.0%, and 9.6% of total premiums, net of reinsurance, for variable products sold through eight affiliates as noted in the following table:

Year Ended December 31                            2000        1999        1998
                                                -------     -------     -------
                                                    (Dollars in thousands)
LSSI .......................................    $ 127.0     $ 168.5     $ 122.9
Vestax Securities Corporation ..............       47.2        88.1        44.9
DSI ........................................        1.4         2.5        13.6
Multi-Financial Securities Corporation .....       38.6        44.1        13.4
IFG Network Securities, Inc. ...............       23.1        25.8         3.7
Washington Square ..........................       44.6          --          --
Primevest ..................................        6.2          --          --
Compulife ..................................        2.7          --          --
                                                -------     -------     -------
Total ......................................    $ 290.8     $ 329.0     $ 198.5
                                                =======     =======     =======

Modified Coinsurance Agreement: On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee. The financial statements are presented net of the effects of the agreement.

Under this agreement, Golden American received a net reimbursement of expenses and charges of $218.8 million. This was offset by a decrease in deferred acquisition costs of $223.7 million. As at December 31, 2000, Golden American also had a payable to Equitable Life of $16.3 million due to the overpayment by Equitable Life of the cash settlement for the modified coinsurance agreement.

Reinsurance Agreement Covering Minimum Guaranteed Benefits: On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued on or after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $10,500,000 related to this agreement. Under this agreement, Golden American recorded a reinsurance recoverable of $14.6 million at December 31, 2000.

Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval from the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $481,000, $815,000 and $1,765,000 for the years ended December 31, 2000, 1999 and 1998, respectively. At December 31, 2000, 1999 and 1998, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

ACC - 111296                          123

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

Line of credit: Golden American maintained a line of credit agreement with Equitable to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective December 1, 1996 and expired December 31, 1997, Golden American could borrow up to $25,000,000. Interest on any borrowings was charged at the rate of Equitable's monthly average aggregate cost of short-term funds plus 1.00%. Under this agreement, Golden American incurred interest expense of $211,000 for the year ended December 31, 1998. The outstanding balance was paid by a capital contribution and with funds borrowed from ING AIH.

Surplus Notes: On December 30, 1999, Golden American issued an 8.179% surplus note in the amount of $50,000,000 to Equitable Life. The note matures on December 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $4,112,000 for the year ended December 31, 2000. Golden American incurred no interest expense during the year ended December 31, 1999.

On December 8, 1999, Golden American issued a 7.979% surplus note in the amount of $35,000,000 to First Columbine Life Insurance Company ("First Columbine"), an affiliate. The note matures on December 7, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $2,961,000 and $0 for the years ended December 31, 2000 and 1999, respectively.

On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $5,813,000 in 2000 and $1,469,000 in 1999. On December 30, 1999, ING AIH assigned the note to Equitable Life.

On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $4,350,000 in 2000 and 1999. Golden American incurred no interest in 1998.

On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $2,063,000 in 2000, unchanged from 1999 and 1998. On December 17, 1996, Golden American contributed the $25,000,000 to First Golden acquiring 200,000 shares of common stock (100% of outstanding stock).

ACC - 111296                          124

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

Stockholder's Equity: During 2000, 1999 and 1998, Golden American received capital contributions from its Parent of $80,000,000, $121,000,000 and $122,500,000, respectively. As at December 31, 2000, Golden American also had a receivable of $35,000,000 from capital contributions made by its Parent.

10.  COMMITMENTS AND CONTINGENCIES

Reinsurance: At December 31, 2000, the Companies had reinsurance treaties with six unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. Golden American remains liable to the extent reinsurers do not meet their obligations under the reinsurance agreements. Reinsurance ceded in force for life mortality risks were $105,334,000, and $119,575,000 at December 31, 2000 and 1999, respectively. At
December 31, 2000 and 1999, the Companies have a net receivable of $33,973,000 and $14,834,000, respectively, for reserve credits, reinsurance claims, or other receivables from these reinsurers comprised of $16,462,000 and $493,000, respectively, for claims recoverable from reinsurers, $4,007,000 and $1,201,000, respectively, for a payable for reinsurance premiums, and $21,518,000 and $15,542,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements, excluding the modified coinsurance agreements, are net considerations to reinsurers of $21,655,000, $9,883,000 and $4,797,000 and net policy benefits recoveries of $8,927,000, $3,059,000 and $2,170,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee. At December 31, 2000, Golden American had received a total settlement of $218.8 million under this agreement. The carrying value of the separate account liabilities covered under this agreement represent 17.6% of total separate account liabilities outstanding at December 31, 2000. Golden American remains liable to the extent Equitable Life does not meet its obligations under the agreement. The accompanying statement of operations, statement of changes in stockholder's equity and statement of cash flows are presented net of the effects of the agreement.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and guaranteed living benefits of variable annuities issued on or after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $10,500,000 related to this agreement.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued on or after January 1, 2000.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty which increased income by $736,000, $1,729,000, $1,022,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

Guaranty Fund Assessments: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially recovered through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for

ACC - 111296                          125

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

10.  COMMITMENTS AND CONTINGENCIES (continued)

premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. Accordingly, the Companies accrued and charged to expense an additional $3,000, $3,000 and $1,123,000 for the years ended December 31, 2000, 1999 and 1998, respectively. At December 31, 2000 and 1999, the Companies have an undiscounted reserve of $2,430,000, and $2,444,000, respectively, to cover estimated future assessments (net of related anticipated premium tax credits) and have established an asset totaling $733,000, and $618,000, respectively, for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability from Concentrations: The Companies have various concentrations in the investment portfolio (see Note 3 for further information). The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable insurance products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could cause a severe impact to the Companies' financial condition. A broker/dealer, having at least ten percent of total net premiums, generated 11% of the Companies' sales in 2000 (28% and 26% by two broker/dealers during 1999 and 1998, respectively). Two broker dealers, having at least ten percent of total gross premiums, generated 21% of the Companies' sales in 2000 (30% and 27% by two broker/dealers during 1999 and 1998, respectively). The Premium Plus product generated 71% of the Companies' sales during 2000 (79% during 1999 and 63% during 1998).

Leases: The Companies lease their home office space, certain other equipment, and capitalized computer software under operating leases which expire through 2020. During the years ended December 31, 2000, 1999 and 1998, rent expense totaled $2,874,000, $2,273,000, and $1,241,000, respectively. At December 31,
2000, minimum rental payments due under all non-cancelable operating leases with initial terms of one year or more are: 2001 - $3,790,000; 2002 - $3,257,000;
2003 - $2,611,000; 2004 - $2,419,000; 2005 - $2,419,000, and 2006 and thereafter
- $38,700,000.

Revolving Note Payable: To enhance short-term liquidity, the Companies established a revolving note payable with SunTrust Bank, Atlanta (the "Bank") which expires July 30, 2001. The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The note accrues interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the years ended December 31, 2000, 1999 and 1998, the Companies incurred interest expense of $87,000, $198,000 and $352,000, respectively. At December 31, 2000, there were no amounts outstanding under this agreement. At December 31, 1999, the Companies had a $1,400,000 note payable to the Bank under this agreement.

ACC - 111296                          126

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

TABLE OF CONTENTS

             ITEM                                                      PAGE
             Introduction.........................................        1
             Description of Golden American Life Insurance
                Company...........................................        1
             Safekeeping of Assets................................        1
             The Administrator....................................        1
             Independent Auditors.................................        1
             Distribution of Contracts............................        1
             Performance Information..............................        2
             IRA Partial Withdrawal Option........................        9
             Other Information....................................        9
             Financial Statements of Separate Account B...........       10






PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. ADDRESS THE FORM TO OUR CUSTOMER SERVICE CENTER; THE ADDRESS IS SHOWN ON THE PROSPECTUS COVER.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT B.

Please Print or Type:


                           --------------------------------------------------
                           NAME

                           --------------------------------------------------
                           SOCIAL SECURITY NUMBER

                           --------------------------------------------------
                           STREET ADDRESS

                           --------------------------------------------------
                           CITY, STATE, ZIP

ACC - 111296                                                         11/05/2001
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

ACC - 111296                          127

                        This page intentionally left blank.

--------------------------------------------------------------------------------
                                   APPENDIX A
--------------------------------------------------------------------------------

             CONDENSED FINANCIAL INFORMATION --PRE-2000 AND YR-2000

Except for the Internet Tollkeeper, the Pilgrim VP MagnaCap, the Pilgrim VP SmallCap Opportunities, Pilgrim VP Growth Opportunities, the ProFund VP Bull, the ProFund VP Small-Cap, the ProFund VP Europe 30, the AIM V.I. Dent Demographic Trends Fund, the Pioneer Fund VCT Portfolio, the Pioneer Mid-Cap Value VCT Portfolio, the INVESCO VIF -- Financial Services Fund, the INVESCO VIF -- Health Sciences Fund and the INVESCO -- Utilities Fund subaccounts which did not commence operations as of December 31, 2000, the following tables give (1) the accumulation unit value ("AUV"), (2) the total number of accumulation units, and (3) the total accumulation unit value, for each subaccount of Golden American Separate Account B available under the Contract for the indicated periods. The date on which the subaccount became available to investors and the starting accumulation unit value are indicated on the last row of each table. Beginning with the June 30, 2001 quarterly statement, your contract category now appears on each quarterly statement.

CONTRACT CATEGORY: PRE-2000

LIQUID ASSET
------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   15.47       1,882,788          $  29,128         $   15.19          136,169         $   2,069
1999               14.79       1,335,241             19,754             14.55          171,595             2,497
1998               14.33         114,958              1,647             14.11           55,847               788
1997               13.83           3,498                 48             13.65               --                --
10/1/97            13.71              --                 --             13.53               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   14.90         180,291          $   2,686
1999               14.29         341,263              4,877
1998               13.88         101,998              1,416
1997               13.44          72,123                969
10/1/97            13.33              --                 --
-------------------------------------------------------------

LIMITED MATURITY BOND

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   17.76          44,713          $     794         $   17.45           12,060         $     210
1999               16.72          74,720              1,249             16.45           15,174               250
1998               16.77          59,954              1,005             16.52           24,212               400
1997               15.91              --                 --             15.70               --                --
10/1/97            15.72              --                 --             15.52               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   17.11          42,631          $     729
1999               16.15          48,448                783
1998               16.25          27,265                443
1997               15.47           6,594                102
10/1/97            15.29              --                 --
-------------------------------------------------------------

 ACC - 111296                                                    A1

                                                     CONTRACT CATEGORY: PRE-2000

CORE BOND (FORMERLY GLOBAL FIXED INCOME)

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   11.74          11,906          $     140         $   11.62            7,006         $      81
1999               11.79          10,000                118             11.70            6,732                79
1998               13.09           6,756                 88             13.00              973                13
1997               11.87              --                 --             11.81               --                --
10/1/97            11.99              --                 --             11.93               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   11.51          14,336          $     165
1999               11.60          16,001                186
1998               12.92          13,635                176
1997               11.75              --                 --
10/1/97            11.87              --                 --
-------------------------------------------------------------

FULLY MANAGED

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   26.04          53,971          $   1,405         $   25.57           14,662         $     375
1999               21.65          59,627              1,291             21.29           16,637               354
1998               20.53          36,730                754             20.23            5,645               114
1997               19.66           5,900                116             19.40               --                --
10/1/97            19.49              --                 --             19.24               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   25.07          74,754          $   1,874
1999               20.91          88,167              1,844
1998               19.90          54,221              1,079
1997               19.11             927                 18
10/1/97            18.96              --                 --
-------------------------------------------------------------

TOTAL RETURN

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   20.75         260,099          $   5,396         $   20.55           37,113         $     763
1999               18.06         337,234              6,090             17.91           38,114               683
1998               17.72         148,128              2,624             17.60           21,490               378
1997               16.10          10,470                169             16.02               --                --
10/1/97            15.82              --                 --             15.75               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   20.35         164,366          $   3,345
1999               17.77         210,313              3,737
1998               17.49         131,812              2,305
1997               15.94           4,594                 73
10/1/97            15.68              --                 --
-------------------------------------------------------------

 ACC - 111296                                               A2

                                                     CONTRACT CATEGORY: PRE-2000

ASSET ALLOCATION GROWTH

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    9.38              --                 --         $    9.37               --                --
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $    9.37           7,476          $      70
10/2/00            10.00              --                 --
-------------------------------------------------------------

EQUITY INCOME

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   23.91          50,767          $   1,214         $   23.49           16,808         $     395
1999               21.47          82,137              1,764             21.12           21,450               453
1998               21.94          20,873                458             21.61           10,722               232
1997               20.55           1,008                 21             20.28               --                --
10/1/97            20.55              --                 --             20.29               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   23.03          55,601          $   1,281
1999               20.74          58,908              1,222
1998               21.26          30,935                658
1997               19.97             951                 19
10/1/97            19.99              --                 --
-------------------------------------------------------------

ALL CAP

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   11.59          20,518          $     238         $   11.58            9,849         $     114
2/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   11.56          28,833          $     333
2/1/00             10.00              --                 --
-------------------------------------------------------------

GROWTH AND INCOME

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    9.94              --                 --         $    9.94            1,130         $      11
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $    9.94           1,474          $      15
10/2/00            10.00              --                 --
-------------------------------------------------------------

 ACC - 111296                                                    A3

                                                     CONTRACT CATEGORY: PRE-2000

REAL ESTATE

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   26.64           6,516          $     174         $   26.16            5,466         $     143
1999               20.62           5,842                120             20.28            4,131                84
1998               21.74           4,904                107             21.42            3,606                77
1997               25.48             318                  8             25.14              744                19
10/1/97            25.25              --                 --             24.92               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   25.65          22,147          $     568
1999               19.92          21,680                432
1998               21.07          18,094                381
1997               24.76             949                 23
10/1/97            24.56              --                 --
-------------------------------------------------------------

VALUE EQUITY

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   19.46          48,316          $     940         $   19.29           12,723         $     245
1999               18.14          43,052                781             18.01           12,137               219
1998               18.31          38,546                706             18.20           13,015               237
1997               18.28           8,379                153             18.20            2,735                50
10/1/97            18.85              --                 --             18.78               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   19.08          37,083          $     708
1999               17.84          54,847                979
1998               18.06          39,739                718
1997               18.09           1,848                 33
10/1/97            18.67              --                 --
-------------------------------------------------------------

INVESTORS

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   11.26           2,291          $      26         $   11.25              963         $      10
2/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   11.23             491          $       6
2/1/00             10.00              --                 --
-------------------------------------------------------------

RISING DIVIDENDS

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   24.94         167,032          $   4,165         $   24.67           54,145         $   1,336
1999               25.83         187,702              4,849             25.59           50,429             1,291
1998               22.61         127,282              2,878             22.43           38,436               862
1997               20.09           4,422                 89             19.96            2,343                47
10/1/97            19.30              --                 --             19.19               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   24.36         181,802          $   4,429
1999               25.31         235,428              5,959
1998               22.22         135,474              3,011
1997               19.81           9,754                193
10/1/97            19.05              --                 --
-------------------------------------------------------------

 ACC - 111296                                                 A4

                                                     CONTRACT CATEGORY: PRE-2000

MANAGED GLOBAL

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   20.19          99,153          $   2,002         $   19.94           59,997         $   1,197
1999               23.97         130,506              3,128             23.71           47,060             1,116
1998               14.88          97,572              1,452             14.75           15,757               232
1997               11.67           5,054                 59             11.58            2,459                28
10/1/97            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   19.67         135,545          $   2,666
1999               23.42         139,357              3,263
1998               14.59          67,979                992
1997               11.47           3,479                 40
10/1/97            10.00              --                 --
-------------------------------------------------------------

LARGE CAP VALUE

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   10.55           9,433          $      99         $   10.53            9,953         $     105
2/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   10.52          10,630          $     112
2/1/00             10.00              --                 --
-------------------------------------------------------------

HARD ASSETS

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   16.32           3,275          $      53         $   16.03            2,018         $      32
1999               17.37           6,833                119             17.09            2,719                46
1998               14.28             892                 13             14.07            1,478                21
1997               20.57             331                  7             20.29               --                --
10/1/97            24.00              --                 --             23.68               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   15.72           2,086          $      33
1999               16.78           6,235                105
1998               13.84           5,166                 71
1997               19.99           2,508                 50
10/1/97            23.34              --                 --
-------------------------------------------------------------

DIVERSIFIED MID-CAP

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    9.88           2,028          $      20         $    9.87            9,856         $      97
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $    9.87           1,732          $  17,100
10/2/00            10.00              --                 --
-------------------------------------------------------------

 ACC - 111296                                                     A5

                                                     CONTRACT CATEGORY: PRE-2000

RESEARCH

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   26.39         150,291          $   3,967         $   26.13          129,843         $   3,393
1999               28.04         150,823              4,229             27.80          127,318             3,540
1998               22.89         110,714              2,534             22.73           31,874               725
1997               18.87          11,013                208             18.77              188                 4
10/1/97            19.33              --                 --             19.24               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   25.89         138,087          $   3,575
1999               27.58         181,319              5,001
1998               22.59         133,399              3,013
1997               18.67           7,799                146
10/1/97            19.15              --                 --
-------------------------------------------------------------

CAPITAL GROWTH

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   17.21         157,772          $   2,715         $   17.09           69,354         $   1,185
1999               21.06         167,529              3,528             20.94           48,822             1,022
1998               17.01          96,954              1,649             16.94           20,590               349
1997               15.41          22,054                340             15.36              393                 6
10/1/97            15.99              --                 --             15.95               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   16.96         114,090          $   1,935
1999               20.82         120,704              2,513
1998               16.87          81,019              1,367
1997               15.32           7,777                119
10/1/97            15.92              --                 --
-------------------------------------------------------------

CAPITAL APPRECIATION

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   25.17          56,629          $   1,425         $   24.85           23,640         $     587
1999               30.11          46,533              1,401             29.77           13,334               397
1998               24.50          22,645                555             24.26            5,934               144
1997               22.05             664                 15             21.87              295                 6
10/1/97            21.95              --                 --             21.78               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   24.48          92,525          $   2,265
1999               29.38          71,439              2,099
1998               23.98          27,469                659
1997               21.65           2,706                 59
10/1/97            21.57              --                 --
-------------------------------------------------------------

 ACC - 111296                           A6

                                                     CONTRACT CATEGORY: PRE-2000

SMALL CAP

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------------------------------------------------------- ----
2000           $   18.40         135,798          $   2,498         $   18.26           46,074         $     841
1999               22.82         105,241              2,402             22.68           36,816               835
1998               15.37          50,890                782             15.30           17,135               262
1997               12.88           1,196                 15             12.84               --                --
10/1/97            13.85              --                 --             13.82               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   18.12         122,678          $   2,223
1999           $   22.55         123,524              2,785
1998               15.23          53,468                814
1997               12.81           6,051                 77
10/1/97            13.78              --                 --
-------------------------------------------------------------

MID-CAP GROWTH

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   42.23         128,296          $   5,418         $   41.89          114,827         $   4,811
1999               39.59         106,799              4,229             39.34           95,422             3,753
1998               22.43          36,892                827             22.31           11,475               256
1997               18.52             813                 15             18.45            1,826                34
10/1/97            18.94              --                 --             18.88               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   41.50         127,691          $   5,299
1999               39.02          91,512              3,571
1998               22.17          27,846                617
1997               18.36             178                  3
10/1/97            18.79              --                 --
-------------------------------------------------------------

STRATEGIC EQUITY

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   18.92          71,053          $   1,345         $   18.78           29,949         $     562
1999               21.92          40,286                883             21.78           15,633               341
1998               14.23          34,803                495             14.16            2,507                36
1997               14.31              --                 --             14.26               --                --
10/1/97            14.14              --                 --             14.10               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   18.60         109,011          $   2,028
1999               21.61         103,635              2,240
1998               14.07          78,636              1,107
1997               14.20              --                 --
10/1/97            14.04              --                 --
-------------------------------------------------------------

SPECIAL SITUATIONS

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    8.89           6,139          $      55         $    8.89            3,337         $      30
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $    8.88           4,546          $      40
10/2/00            10.00              --                 --
-------------------------------------------------------------

 ACC - 111296                        A7

                                                     CONTRACT CATEGORY: PRE-2000

GROWTH

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   22.02         332,958          $   7,331         $   21.86          182,709         $   3,993
1999               28.62         435,689             12,470             28.46          152,492             4,339
1998               16.29          73,358              1,195             16.22           19,004               308
1997               13.03           4,054                 53             12.99           10,033               130
10/1/97            15.18              --                 --             15.14               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   21.70         306,662          $   6,654
1999               28.29         291,231              8,240
1998               16.16          89,016              1,438
1997               12.96          11,500                149
10/1/97            15.10              --                 --
-------------------------------------------------------------

DEVELOPING WORLD

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    7.58          18,014          $     137         $    7.55            9,706         $      73
1999               11.61          19,689                229             11.58           13,759               159
1998                7.28             350                  3              7.27            1,768                13
2/19/98            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $    7.51          19,723          $     148
1999               11.54          10,065                116
1998                7.26             616                  4
2/19/98            10.00              --                 --
-------------------------------------------------------------

PIMCO HIGH YIELD BOND

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   10.01         127,141          $   1,273         $    9.97           32,704         $     326
1999               10.24         145,283              1,488             10.21           35,651               364
1998               10.08          59,318                598             10.07           10,615               107
5/1/98             10.00              --                 --                                 --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $    9.93          73,421          $     729
1999               10.19         109,159              1,112
1998               10.06          70,508                709
5/1/98                                --                 --
-------------------------------------------------------------

PIMCO STOCKSPLUS GROWTH AND INCOME

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   11.72         133,610          $   1,566         $   11.67           59,574         $     695
1999               13.13         126,402              1,660             13.10           31,651               415
1998               11.11          22,136                246             11.10              817                 9
5/1/98             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $   11.62         269,136          $   3,129
1999               13.06         280,781              3,668
1998               11.09          33,250                369
5/1/98             10.00              --                 --
-------------------------------------------------------------

 ACC - 111296                       A8

                                                     CONTRACT CATEGORY: PRE-2000

PILGRIM GLOBAL BRAND NAMES  (FORMERLY, ING GLOBAL BRAND NAMES

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    8.75              --                 --         $    8.75              301         $       3
5/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $    8.74             472          $       4
5/1/00             10.00              --                 --
-------------------------------------------------------------

PRUDENTIAL JENNISON

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    7.85           5,251          $      41         $    7.84               --                --
5/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $    7.83           7,926          $      62
5/1/00             10.00              --                 --
-------------------------------------------------------------

SP JENNISON INTERNATIONAL GROWTH

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    8.56              --                 --         $    8.56               --                --
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                    7% SOLUTION ENHANCED DEATH BENEFIT
-------------------------------------------------------------
                                TOTAL # OF
                               ACCUMULATION
               AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
-------------------------------------------------------------
2000           $    8.56              --                 --
10/2/00            10.00              --                 --
-------------------------------------------------------------

 ACC - 111296                                                    A9

CONTRACT CATEGORY:  YR-2000

LIQUID ASSET

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   15.31       2,307,052          $  35,317         $   15.03          191,312         $   2,876
2/1/00             14.70              --                 --             14.45               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   14.67          49,920          $     732         $   14.50           73,853         $   1,071
2/1/00             14.13              --                 --             13.97               --                --
------------------------------------------------------------------------------------------------------------------

LIMITED MATURITY BOND

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   17.60          45,296          $     797         $   17.29           27,971         $     483
2/1/00             16.56              --                 --             16.28               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   16.87           3,837          $      65         $   16.67           10,293         $     172
2/1/00             15.92              --                 --             15.74               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                               A10

                                                     CONTRACT CATEGORY:  YR-2000

CORE BOND (FORMERLY GLOBAL FIXED INCOME)

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   11.70          25,693              $3001         $   11.59           11,027         $     128
2/1/00             11.44              --                 --             11.35               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   11.44           4,897          $      56         $   11.37            7,186         $      82
2/1/00             11.23              --                 --             11.17               --                --
------------------------------------------------------------------------------------------------------------------

FULLY MANAGED

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   25.84          18,533          $     479         $   25.38           13,377         $     340
2/1/00             20.89              --                 --             20.54               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   24.77           9,867          $     244         $   24.47           14,436         $     353
2/1/00             20.08              --                 --             19.06               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                 A11

                                                     CONTRACT CATEGORY:  YR-2000

TOTAL RETURN

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   20.68         101,418          $   2,097         $   20.48           37,412         $     766
2/1/00             17.46              --                 --             17.32               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   20.22          18,662          $     377         $   20.10           23,205         $     466
2/1/00             17.13              --                 --             17.04               --                --
------------------------------------------------------------------------------------------------------------------

ASSET ALLOCATION GROWTH

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    9.38          13,340          $     125         $    9.37            4,094         $      38
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    9.37             414          $       4         $    9.37            2,028         $      19
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                     A12

                                                     CONTRACT CATEGORY:  YR-2000

EQUITY INCOME

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   23.74          22,218          $     527         $   23.31           10,901         $     254
2/1/00             20.18              --                 --             19.85               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   22.75          10,344          $     235         $   22.48           12,701         $     285
2/1/00             19.41              --                 --             19.19               --                --
------------------------------------------------------------------------------------------------------------------

ALL CAP

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   11.59          81,144          $     940         $   11.57           33,359         $     386
2/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   11.55          69,580          $     804         $   11.54           51,207         $     591
2/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                  A13

                                                     CONTRACT CATEGORY:  YR-2000

GROWTH AND INCOME

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    9.94           8,419          $      84         $    9.94           10,679         $     106
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    9.93           3,096          $      31         $    9.93            6,664         $      66
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

REAL ESTATE

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   26.44           7,445          $     197         $   25.97            2,636         $      68
2/1/00             20.64              --                 --             20.30               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   25.34           4,138          $     105         $   25.04            4,567         $     114
2/1/00             19.85              --                 --             19.63               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                    A14

                                                     CONTRACT CATEGORY:  YR-2000

VALUE EQUITY

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   19.38          19,915          $     386         $   19.20            5,496         $     106
2/1/00             17.48              --                 --             17.35               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   18.97           6,859          $     130         $   18.85            3,119         $      59
2/1/00             17.17              --                 --             17.08               --                --
------------------------------------------------------------------------------------------------------------------

INVESTORS

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   11.26          11,814          $     133         $   11.24            7,405         $      83
2/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   11.22           2,820          $      32         $   11.21           19,386         $     217
2/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                  A15

                                                     CONTRACT CATEGORY:  YR-2000

RISING DIVIDENDS

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   24.81          71,151          $   1,765         $   24.54           25,276         $     620
2/1/00             25.53              --                 --             25.28               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   24.18          26,297          $     636         $   24.00           37,658         $     903
2/1/00             24.96              --                 --             24.80               --                --
------------------------------------------------------------------------------------------------------------------

MANAGED GLOBAL

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   20.08         103,869          $   2,086         $   19.83           44,114         $     875
5/1/00             22.29              --                 --             22.04               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   19.51          57,873          $   1,129         $   19.34           59,264         $   1,146
5/1/00             21.72              --                 --             21.56               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                   A16

                                                     CONTRACT CATEGORY:  YR-2000

LARGE CAP VALUE

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   10.54         102,777          $   1,083         $   10.53           43,073         $     453
2/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   10.51          50,965          $     535         $   10.50           36,021         $     378
2/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

HARD ASSETS

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   16.20           4,582          $      74         $   15.91              818         $      13
2/1/00             16.12              --                 --             15.85               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   15.53           3,662          $      57         $   15.34            1,434         $      22
2/1/00             15.50              --                 --             15.33               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                   A17

                                                     CONTRACT CATEGORY:  YR-2000

DIVERSIFIED MID-CAP

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    9.88           7,594          $      75         $    9.87               62         $       1
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    9.87           1,091          $      11         $    9.87            3,629         $      36
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

RESEARCH

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   26.30          76,661          $   2,016         $   26.05           26,695         $     695
2/1/00             26.94              --                 --             26.72               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   25.72          25,176          $     648         $   25.56           44,388         $   1,135
2/1/00             26.43              --                 --             26.29               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                   A18

                                                     CONTRACT CATEGORY:  YR-2000

CAPITAL GROWTH

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   17.17          55,376          $     951         $   17.04           26,619         $     454
2/1/00             20.13              --                 --             20.01               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   16.88          19,326          $     326         $   16.80           18,742         $     315
2/1/00             19.86              --                 --             19.78               --                --
------------------------------------------------------------------------------------------------------------------

CAPITAL APPRECIATION

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   25.03          74,815          $   1,872         $   24.70           29,608         $     731
2/1/00             29.44              --                 --             29.09               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   24.27          27,404          $     665         $   24.06           29,429         $     708
2/1/00             28.64              --                 --             28.41               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                 A19

                                                     CONTRACT CATEGORY:  YR-2000

SMALL CAP

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   18.35          75,488          $   1,385         $   18.21           25,452         $     464
2/1/00             23.69              --                 --             23.54               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   18.03          31,396          $     566         $   17.94           28,771         $     516
2/1/00             23.35              --                 --             23.25               --                --
------------------------------------------------------------------------------------------------------------------

MID-CAP GROWTH

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   42.16         120,112          $   5,064         $   41.76           36,742         $   1,534
2/1/00             38.56              --                 --             38.25               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   41.24          37,305          $   1,538         $   40.98           62,447         $   2,559
2/1/00             37.84              --                 --             37.63               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                A20

                                                     CONTRACT CATEGORY:  YR-2000

STRATEGIC EQUITY

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   18.85          71,171          $   1,342         $   18.70           25,268         $     473
2/1/00             21.70              --                 --             21.56               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   18.50          25,891          $     479         $   18.40           55,344         $   1,019
2/1/00             21.37              --                 --             21.27               --                --
------------------------------------------------------------------------------------------------------------------

SPECIAL SITUATIONS

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    8.89           1,554          $      14         $    8.88              118         $       1
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    8.88             558          $       5         $    8.88            6,836         $      61
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                   A21

                                                     CONTRACT CATEGORY:  YR-2000

GROWTH

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   21.96         194,584          $   4,273         $   21.80           92,527         $   2,017
2/1/00             29.12              --                 --             28.95               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   21.59         148,220          $   3,201         $   21.49          128,111         $   2,753
2/1/00             28.72              --                 --             28.61               --                --
------------------------------------------------------------------------------------------------------------------

DEVELOPING WORLD

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    7.57          15,576          $     118         $    7.54            8,257         $      62
2/1/00             11.66              --                 --             11.63               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    7.49           5,648          $      42         $    7.47            3,920         $      29
2/1/00             11.58              --                 --             11.56               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                    A22

                                                     CONTRACT CATEGORY:  YR-2000

PIMCO HIGH YIELD BOND

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   10.00          69,128          $     691         $    9.96            9,906         $      99
2/1/00             10.16              --                 --             10.13               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    9.90          17,884          $     177         $    9.88           10,008         $      99
2/1/00             10.09              --                 --             10.07               --                --
------------------------------------------------------------------------------------------------------------------

PIMCO STOCKSPLUS GROWTH AND INCOME

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   11.70          73,801          $     864         $   11.66           16,898         $     197
2/1/00             12.52              --                 --             12.49               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $   11.59          24,282          $     282         $   11.56           56,240         $     650
2/1/00             12.45              --                 --             12.42               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                 A23

                                                     CONTRACT CATEGORY:  YR-2000

PILGRIM GLOBAL BRAND NAMES (FORMERLY ING GLOBAL BRAND NAMES)

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    8.75          11,885          $     104         $    8.74           16,394         $     143
5/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    8.73           3,037          $      27         $    8.72            2,591         $      23
5/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

PRUDENTIAL JENNISON

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    7.84           5,968          $      47         $    7.84           17,170         $     135
5/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    7.82           4,023          $      31         $    7.82           17,947         $     140
5/1/00             10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

 ACC - 111296                                                    A24

                                                     CONTRACT CATEGORY:  YR-2000

SP JENNISON INTERNATIONAL GROWTH

------------------------------------------------------------------------------------------------------------------
                         STANDARD DEATH BENEFIT                            ANNUAL RATCHET DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    8.56              --                 --         $    8.56            4,799         $      41
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   7% SOLUTION ENHANCED DEATH BENEFIT                                  MAX 7
------------------------------------------------------------------------------------------------------------------
                                TOTAL # OF                                          TOTAL # OF
                               ACCUMULATION                                        ACCUMULATION
               AUV AT            UNITS AT          TOTAL            AUV AT            UNITS AT          TOTAL
            YEAR END (AND     YEAR END (AND        AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
           AT BEGINNING OF   AT BEGINNING OF      YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
           FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------
2000           $    8.55              --                 --         $    8.55            1,645         $      14
10/2/00            10.00              --                 --             10.00               --                --
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   APPENDIX B
--------------------------------------------------------------------------------


                        MARKET VALUE ADJUSTMENT EXAMPLES

                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   The contract value of the Fixed Interest Allocation on the date of
          surrender is                        3
                    $124,230 ($100,000 x 1.075  )

     2.   N = 2,555 ( 365 x 7 )

     3.   Market Value Adjustment =
                                          2,555/365
               $124,230 x [( 1.07/1.0825 )          -1 ] = $9,700

     Therefore, the amount paid to you on full surrender is $114,530 ($124,230 - $9,700 ).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   The contract value of the Fixed Interest Allocation on the date of
          surrender is                        3
                    $124,230 ($100,000 x 1.075  )

     2.   N = 2,555 ( 365 x 7 )

     3.   Market Value Adjustment =
                                          2,555/365
               $124,230 x [( 1.07/1.0625 )          -1 ] = $6,270

     Therefore, the amount paid to you on full surrender is $130,500 ($124,230 + $6,270 ).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a withdrawal of $114,530 is requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

 ACC - 111296                        B1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   The contract value of the Fixed Interest Allocation on the date of
          withdrawal is                   3
               $248,459 ( $200,000 x 1.075  )

     2.   N = 2,555 ( 365 x 7 )

     3.   Amount that must be withdrawn =
                                           2,555/365
               [($114,530 / ( 1.07/1.0825 )         )] = $124,230

     Then calculate the Market Value Adjustment on that amount.

     4.   Market Value Adjustment =
                                          2,555/365
               $124,230 x [( 1.07/1.0825 )           -1 ] = $9,700

     Therefore, the amount of the withdrawal paid to you is $114,530, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Interest Allocation of $124,230.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate of 7%; that a withdrawal of $130,500 requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   The contract value of the Fixed Interest Allocation on the date of
          withdrawal is                   3
               $248,459 ( $200,000 x 1.075  )

     2.   N = 2,555 ( 365 x 7 )

     3.   Amount that must be withdrawn =
                                           2,555/365
               [ $130,500 / ( 1.07/1.0625 )          ] = $124,230

     Then calculate the Market Value Adjustment on that amount.

     4.   Market Value Adjustment =
                                          2,555/365
               $124,230 x [( 1.07/1.0625 )           -1 ] = $6,270

     Therefore, the amount of the withdrawal paid to you is $130,500, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Interest Allocation of $124,230.

 ACC - 111296                          B2

-------------------------------------------------------------------------------
                                   APPENDIX C
-------------------------------------------------------------------------------


          WITHDRAWAL ADJUSTMENT FOR 7% SOLUTION DEATH BENEFIT EXAMPLES

EXAMPLE #1: THE CONTRACT VALUE (AV) IS LOWER THAN THE DEATH BENEFIT

     Assume a premium payment of $100,000, AV at the time of withdrawal of $87,000 and a 7% Solution minimum guarantee death benefit ("MGDB") at the time of withdrawal of $127,000. A total withdrawal of $27,000 is made. The withdrawal is a combination of Special Withdrawal and Pro rata Withdrawal.

Calculate the Effect of the Withdrawal

     1.   The Special Withdrawal is $7,000 (7% of $100,000).

          MGDB after Special Withdrawal = $120,000 ($127,000 - $7,000)

          AV after Special Withdrawal = $80,000 ($87,000 - $7,000)

          The Pro rata Withdrawal is $20,000 ($27,000 - $7,000).

     2. Pro rata Withdrawal Adjustment to MGDB = $30,000 ($120,000 * ($20,000 / $80,000))

          MGDB after Pro rata Withdrawal = $90,000 ($120,000 - $30,000)

          AV after Pro rata Withdrawal = $60,000 ($80,000 - $20,000)

EXAMPLE #2: THE CONTRACT VALUE (AV) IS GREATER THAN THE DEATH BENEFIT

     Assume a premium payment of $100,000, AV at the time of withdrawal of $167,000 and a 7% Solution minimum guarantee death benefit ("MGDB") at the time of withdrawal of $127,000. A total withdrawal of $27,000 is made. The withdrawal is a combination of Special Withdrawal and Pro rata Withdrawal.

Calculate the Effect of the Withdrawal

     1.   The Special Withdrawal is $7,000 (7% of $100,000).

          MGDB after Special Withdrawal = $120,000 ($127,000 - $7,000)

          AV after Special Withdrawal = $160,000 ($167,000 - $7,000)

          The Pro rata Withdrawal is $20,000 ($27,000 - $7,000).

     2. Pro rata Withdrawal Adjustment to MGDB = $15,000 ($120,000 * ($20,000 / $160,000))

          MGDB after Pro rata Withdrawal = $105,000 ($120,000 - $15,000)

          AV after Pro rata Withdrawal = $140,000 ($160,000 - $20,000)

ACC - 111296                            C1

EXAMPLE #3: THE CONTRACT VALUE (AV) IS EQUAL TO THE DEATH BENEFIT

     Assume a premium payment of $100,000, AV at the time of withdrawal of $127,000 and a 7% Solution minimum guarantee death benefit ("MGDB") at the time of withdrawal of $127,000. A total withdrawal of $27,000 is made. The withdrawal is a combination of Special Withdrawal and Pro rata Withdrawal.

Calculate the Effect of the Withdrawal

     1.   The Special Withdrawal is $7,000 (7% of $100,000).

          MGDB after Special Withdrawal = $120,000 ($127,000 - $7,000)

          AV after Special Withdrawal = $120,000 ($127,000 - $7,000)

          The Pro rata Withdrawal is $20,000 ($27,000 - $7,000).

     2. Pro rata Withdrawal Adjustment to MGDB = $20,000 ($120,000 * ($20,000 / $120,000))

          MGDB after Pro rata Withdrawal = $100,000 ($120,000 - $20,000)

          AV after Pro rata Withdrawal = $100,000 ($120,000 - $20,000)

ACC - 111296                           C2

--------------------------------------------------------------------------------
                                   APPENDIX D
--------------------------------------------------------------------------------


                 DEATH BENEFITS FOR PRE-2000, YR-2000 OR YR-2001

                                 CONTRACT OWNERS

Your death benefits and mortality and expense risk charge depend on the category of contract owners to which you belong and on the death benefit that you chose. There are four categories of contract owners covered by this prospectus. For ease of reference, they are called Pre-2000, Yr-2000, Yr-2001 and Category May-2001.

Pre-2000: a) All contracts purchased prior to February 2, 2000; and b) Contracts purchased on or after February 2, 2000 which offer three death benefit options (as approved in the state of issue at the time of purchase). Yr-2000: Contracts purchased on or after February 2, 2000 which offer four death benefit options (as approved in the state of issue at the time of purchase) including the Max 7 Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit to age 80.

Yr-2001: Contracts purchased on or after January 2, 2001 which offer four death benefit options (as approved in the state of issue at the time of purchase) including the Max 7 Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit to age 90, and contain new Special Funds language.

May-2001: Contracts purchased on or after May 1, 2001 which offer four death benefit options, including the Annual Ratchet Enhanced Death benefit to age 90, and have an earning multiplier benefit option (in states where approved).

The purpose of this Appendix D is to describe the death benefits and the mortality and expense risk charges applicable to contract owners in Pre-2000, Yr-2000 and Yr-2001. Other than where noted, the DEATH BENEFITS described in this Appendix apply to Pre-2000 and Yr-2000. The death benefits for contract owners in Yr-2001 and May-2001 are described in the Prospectus. The MORTALITY AND EXPENSE RISK CHARGES for contract owners in Pre-2000, Yr-2000 and Yr-2001 are described in this Appendix. The mortality and expense risk charges for contract owners in May-2001 are described in the Prospectus.

The following is a description of the death benefit options for contract owners in Pre-2000 and Yr-2000. OTHER THAN AS SPECIFIED BELOW, PLEASE SEE THE PROSPECTUS FOR A FULL DESCRIPTION OF YOUR DEATH BENEFIT OPTIONS AND OTHER CONTRACT FEATURES. CAPITALIZED TERMS HAVE THE SAME MEANING AS DESCRIBED IN THE PROSPECTUS.

DEATH BENEFIT

Under the STANDARD DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract reduced by a pro rata adjustment for any withdrawal*; or

     3)   the cash surrender value.

          * For contracts in Pre-2000, total premium payments less any withdrawals.

ACC - 111296                           D1

Under the 7% SOLUTION ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments reduced by a pro rata adjustment for any withdrawals*;

     3)   the cash surrender value; or

     4)   the enhanced death benefit, which we determine as follows:

IF YOU ARE IN PRE-2000:

We credit interest each business day at the 7% annual effective rate to the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day, then we subtract any withdrawals (including any market value adjustment applied to such withdrawal) since the preceding day, and then we subtract any associated surrender charges. The maximum enhanced death benefit is 2 times all premium payments, less an amount to reflect withdrawals.

Note: The actual interest rate used for calculating the death benefit for the Liquid Asset and Limited Maturity Bond investment portfolios will be the lesser of the 7% annual effective rate or the net rate of return for such portfolios during the applicable period. The interest rate used for calculating the death benefit for your investment in the fixed account will be the lesser of the 7% annual effective rate or the interest credited to such investment during the applicable period. Thus, selecting these investments may limit the enhanced death benefit.

IF YOU ARE IN YR-2000:

We credit interest each business day at the 7% annual effective rate to the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day, then we adjust for any withdrawals (including any market value adjustment applied to such withdrawal and any associated surrender charges) since the preceding day. Special withdrawals are withdrawals of up to 7% per year of cumulative premiums. Special withdrawals shall reduce the 7% Solution Enhanced Death Benefit by the amount of contract value withdrawn. For any withdrawals in excess of the amount available as a special withdrawal, a pro rata adjustment to the death benefit is made. The maximum enhanced death benefit is 3 times all premium payments, adjusted to reflect withdrawals. Each accumulated initial or additional premium payment will continue to grow at the 7% annual effective rate until the maximum enhanced death is reached or the contract owner attains age 80, if earlier.

Note for current Special Funds: Certain investment portfolios and the Fixed Account are designated as "Special Funds" for purposes of calculating the 7% Solution Enhanced Death Benefit. In addition to the Fixed Account, the investment portfolios designated currently as Special Funds are the Liquid Asset Portfolio and the Limited Maturity Bond Portfolio. The actual interest rate used for calculating the 7% Solution Enhanced Death Benefit for Special Funds will be the lesser of (1) 7% and (2) the interest rate, positive or negative, providing a yield on the enhanced death benefit for Special Funds equal to the net return for the current valuation period on the contract value allocated to Special Funds. We may, with 30 days notice to you, designate any investment portfolio as a Special Fund on existing contracts with respect to new premiums added to such investment portfolio and also with respect to new transfers to such investment portfolio. Thus selecting these investment portfolios and/or the Fixed Account may limit or reduce the enhanced death benefit.

* For contracts in Pre-2000, total premium payments less any withdrawals.

ACC - 111296                           D2

Under the ANNUAL RATCHET ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments reduced by a pro rata adjustment for any withdrawal*;

     3)   the cash surrender value; or

     4) the enhanced death benefit, which is determined as follows: On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit. On all other days, the enhanced death benefit is the following amount:
          On a daily basis we first take the enhanced death benefit from the preceding day (which would be the initial premium added if the preceding day is the contract date), then we add additional premiums paid since the preceding day, and then reduce the enhanced death benefit pro rata for any contract value withdrawn.** That amount becomes the new enhanced death benefit.

          * For contracts in Pre-2000, total premium payments less any withdrawals.

          ** For contracts in Pre-2000, we subtract withdrawals made (including any market value adjustment applied to such withdrawal) since the preceding day.

Under the MAX 7 ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greater of the 7% Solution Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit. Under this benefit option, the 7% Solution Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit are calculated in the same manner as if each were the elected benefit. THE MAX 7 ENHANCED DEATH BENEFIT IS NOT AVAILABLE TO PRE-2000 CONTRACT OWNERS.

Note: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted. ALL ENHANCED DEATH BENEFITS MAY NOT BE AVAILABLE IN EVERY STATE OR UNDER ALL CONTRACTS.

MORTALITY AND EXPENSE RISK CHARGE

The mortality and expense risk charge depends on the category of contract owners to which you belong and on the death benefit that you chose. The mortality and expense risk charge (depending on the death benefit you chose) and the asset-based administrative charge, on an annual basis, for Pre-2000, Yr-2000 and Yr-2001 contract owners are as follows:

   PRE-2000:

         ---------------------------------------------------------------------------------------------------
                                                     STANDARD            ENHANCED DEATH BENEFITS
                                                  DEATH BENEFIT   ANNUAL RATCHET          7% SOLUTION
         ---------------------------------------------------------------------------------------------------
           Mortality & Expense Risk Charge            1.25%            1.40%                 1.55%
           Asset-Based Administrative Charge          0.15%            0.15%                 0.15%
               Total                                  1.40%            1.55%                 1.70%
         ---------------------------------------------------------------------------------------------------

The charge is deducted each business day at the rate of .003446% (Standard);
 .003863% (Annual Ratchet); or .004280% (7% Solution), respectively, for each day since the previous business day.

ACC - 111296                           D3

EXPENSE EXAMPLES FOR PRE-2000

The following two examples are designed to show you the expenses you would pay on a $1,000 investment that earns 5% annually. Each example assumes election of the 7% Solution Enhanced Death Benefit. The examples reflect the deduction of a mortality and expense risk charge, an asset-based administrative charge, and the annual contract administrative charge as an annual charge of 0.06% of assets (based on an average contract value of $75,000). Example 1 also assumes you elected the earnings multiplier benefit rider with a charge of 0.30% of the contract value annually. In addition, Example 1 assumes you elected an optional benefit rider with the highest cost, an assumed charge of 0.75% annually, where the rider base is equal to the initial premium and increases by 7% annually, except for the Liquid Asset and Limited Maturity Bond portfolios, where the assumed charge is 0.50% annually and assume the rider charge is assessed each quarter on a base equal to the hypothetical $1,000 premium increasing by 7% per year (or by 5%, the assumed net rate for the Liquid Asset and Limited Maturity Bond portfolios). The annual charge of 0.75% results from the assumption of a 7% annual increase in the rider base but only a 5% earnings increase in the contract value before expenses. Thus, 0.75% represents an annual charge over the 10-year period which is equivalent to an increasing charge of 0.125% per quarter over the same period. If the Standard Death Benefit or the Annual Ratchet Enhanced Death Benefit is elected instead of the 7% Solution Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples.

Example 1:

If you elected both the earnings multiplier benefit rider and another optional benefit rider with the highest charge, you would pay the following expenses for each $1,000 invested, whether or not you surrender your Contract or annuitize at the end of the applicable time period:

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        THE GCG TRUST
        Liquid Asset                                       $31              $ 96             $163              $341
        Limited Maturity Bond                              $31              $ 96             $163              $341
        Core Bond                                          $38              $116             $196              $404
        Fully Managed                                      $38              $115             $193              $399
        Total Return                                       $37              $113             $191              $394
        Asset Allocation Growth                            $38              $116             $196              $404
        Equity Income                                      $38              $115             $193              $399
        All Cap                                            $38              $116             $196              $404
        Growth and Income                                  $39              $119             $201              $413
        Real Estate                                        $38              $115             $193              $399
        Value Equity                                       $38              $115             $193              $399
        Investors                                          $38              $116             $196              $404
        International Equity                               $41              $124             $208              $426
        Rising Dividends                                   $38              $115             $193              $399
        Managed Global                                     $41              $124             $208              $426
        Large Cap Value                                    $38              $116             $196              $404
        Hard Assets                                        $38              $115             $193              $399
        Diversified Mid-Cap                                $38              $116             $196              $404
        Research                                           $37              $113             $191              $394
        Capital Growth                                     $38              $116             $196              $404
        Capital Appreciation                               $38              $115             $193              $399
        Small Cap                                          $38              $115             $193              $399
        Mid-Cap Growth                                     $37              $113             $191              $394
        Strategic Equity                                   $38              $115             $193              $399
        Special Situations                                 $39              $119             $201              $413
        Growth                                             $38              $116             $196              $404
        Developing World                                   $46              $138             $231              $466
        Internet Tollkeeper                                $47              $141             $235              $474
      --------------------------------------------------------------------------------------------------------------------

ACC - 111296                           D4

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        THE PIMCO VARIABLE INSURANCE TRUST
        PIMCO High Yield Bond                              $36              $109             $184              $382
        PIMCO StocksPLUS Growth and Income                 $35              $106             $179              $373

        PILGRIM VARIABLE INSURANCE TRUST
        Pilgrim VIT Worldwide Growth                       $40             $123              $206              $423

        THE PRUDENTIAL SERIES FUND
        Prudential Jennison                                $39             $117              $198              $407
        SP Jennison International Growth                   $45             $134              $225              $457

        PILGRIM VARIABLE PRODUCTS TRUST
        Pilgrim VP MagnaCap                                $39             $119              $200              $412
        Pilgrim VP SmallCap Opportunities                  $39             $119              $200              $412
        Pilgrim VP Growth Opportunities                    $39             $119              $200              $412

        PROFUNDS
        ProFund VP Bull                                    $46             $139              $232              $469
        ProFund VP Small-Cap                               $46             $139              $232              $469
        ProFund VP Europe 30                               $46             $137              $230              $465

        AIM VARIABLE INSURANCE FUNDS
        AIM V.I. Dent Demographic Trends                   $43              $129             $217              $442

        PIONEER VARIABLE CONTRACTS TRUST
        Pioneer Fund VCT                                   $38              $114             $193              $398
        Pioneer Mid-Cap Value VCT                          $38              $117             $197              $405

        INVESCO VARIABLE INVESTMENT FUNDS, INC.
        INVESCO VIF-- Financial Services                   $39              $119             $200              $412
        INVESCO VIF-- Health Sciences                      $39              $118             $200              $410
        INVESCO VIF-- Utilities                            $42              $128             $215              $438
      --------------------------------------------------------------------------------------------------------------------

ACC - 111296                           D5

Example 2:

If you did not elect the earnings multiplier benefit rider or any other optional benefit rider, you would pay the following expenses for each $1,000 invested, whether or not you surrender your contract or annuitize at the end of the applicable time period:

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        THE GCG TRUST
        Liquid Asset                                       $23              $ 72             $123              $264
        Limited Maturity Bond                              $23              $ 72             $123              $264
        Core Bond                                          $28              $ 86             $146              $309
        Fully Managed                                      $27              $ 84             $143              $303
        Total Return                                       $27              $ 82             $140              $297
        Asset Allocation Growth                            $28              $ 86             $146              $309
        Equity Income                                      $27              $ 84             $143              $303
        All Cap                                            $28              $ 86             $146              $309
        Growth and Income                                  $29              $ 89             $151              $319
        Real Estate                                        $27              $ 84             $143              $303
        Value Equity                                       $27              $ 84             $143              $303
        Investors                                          $28              $ 86             $146              $309
        International Equity                               $30              $ 93             $158              $333
        Rising Dividends                                   $27              $ 84             $143              $303
        Managed Global                                     $30              $ 93             $158              $333
        Large Cap Value                                    $28              $ 86             $146              $309
        Hard Assets                                        $27              $ 84             $143              $303
        Diversified Mid-Cap                                $28              $ 86             $146              $309
        Research                                           $27              $ 82             $140              $297
        Capital Growth                                     $28              $ 85             $145              $308
        Capital Appreciation                               $27              $ 84             $143              $303
        Small Cap                                          $27              $ 84             $143              $303
        Mid-Cap Growth                                     $27              $ 82             $140              $297
        Strategic Equity                                   $27              $ 84             $143              $303
        Special Situations                                 $29              $ 89             $151              $319
        Growth                                             $28              $ 85             $145              $308
        Developing World                                   $35              $108             $182              $378
        Internet Tollkeeper                                $36              $111             $187              $387

        THE PIMCO VARIABLE INSURANCE TRUST
        PIMCO High Yield Bond                              $25              $ 78             $133              $284
        PIMCO StocksPLUS Growth and Income                 $24              $ 75             $128              $274

        PILGRIM VARIABLE INSURANCE TRUST
        Pilgrim VIT Worldwide Growth                       $30             $ 92              $157              $330

        THE PRUDENTIAL SERIES FUND
        Prudential Jennison                                $28             $ 87              $147              $312
        SP Jennison International Growth                   $34             $104              $176              $368

        PILGRIM VARIABLE PRODUCTS TRUST
        Pilgrim VP MagnaCap                                $29             $ 88              $150              $318
        Pilgrim VP SmallCap Opportunities                  $29             $ 88              $150              $318
        Pilgrim VP Growth Opportunities                    $29             $ 88              $150              $318

        PROFUNDS
        ProFund VP Bull                                    $36             $109              $184              $382
        ProFund VP Small-Cap                               $36             $109              $184              $382
        ProFund VP Europe 30                               $35             $107              $182              $377
      --------------------------------------------------------------------------------------------------------------------

ACC - 111296                           D6

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        AIM VARIABLE INSURANCE FUNDS
        AIM V.I. Dent Demographic Trends                   $32              $99              $168              $351

        PIONEER VARIABLE CONTRACTS TRUST
        Pioneer Fund VCT                                   $27              $84              $142              $302
        Pioneer Mid-Cap Value VCT                          $28              $86              $146              $310

        INVESCO VARIABLE INVESTMENT FUNDS, INC.
        INVESCO VIF-- Financial Services                   $29              $88              $150              $318
        INVESCO VIF-- Health Sciences                      $29              $88              $149              $316
        INVESCO VIF-- Utilities                            $32              $97              $165              $347
      --------------------------------------------------------------------------------------------------------------------

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

   YR-2000:

   ------------------------------------------------------------------------------------------------
                                           STANDARD               ENHANCED DEATH BENEFITS
                                         DEATH BENEFIT   ANNUAL RATCHET      7% SOLUTION      MAX 7
   ------------------------------------------------------------------------------------------------
    Mortality & Expense Risk Charge          1.30%           1.45%              1.65%         1.75%
    Asset-Based Administrative Charge        0.15%           0.15%              0.15%         0.15%
        Total                                1.45%           1.60%              1.80%         1.90%
   ------------------------------------------------------------------------------------------------

The charge is deducted each business day at the rate of .003585% (Standard);
 .004002% (Annual Ratchet); .004558% (7% Solution); or .004837% (Max 7),
respectively, for each day since the previous business day.

EXPENSE EXAMPLES FOR YR-2000

The following two examples are designed to show you the expenses you would pay on a $1,000 investment that earns 5% annually. Each example assumes election of the Max 7 Enhanced Death Benefit. The examples reflect the deduction of a mortality and expense risk charge, an asset-based administrative charge, and the annual contract administrative charge as an annual charge of 0.06% of assets (based on an average contract value of $75,000). Example 1 also assumes you elected the earnings multiplier benefit rider with a charge of 0.30% of the contract value annually. In addition, Example 1 assumes you elected an optional benefit rider with the highest cost, an assumed charge of 0.75% annually, where the rider base is equal to the initial premium and increases by 7% annually, except for the Liquid Asset and Limited Maturity Bond portfolios, where the assumed charge is 0.50% annually and assume the rider charge is assessed each quarter on a base equal to the hypothetical $1,000 premium increasing by 7% per year (or by 5%, the assumed net rate for the Liquid Asset and Limited Maturity Bond portfolios). The annual charge of 0.75% results from the assumption of a 7% annual increase in the rider base but only a 5% earnings increase in the contract value before expenses. Thus, 0.75% represents an annual charge over the 10-year period which is equivalent to an increasing charge of 0.125% per quarter over the same period. If the Standard Death Benefit, the Annual Ratchet Enhanced Death Benefit, or the 7% Solution Enhanced Death Benefit is elected instead of the Max 7 Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples.

ACC - 111296                           D7

Example 1:

If you elected both the earnings multiplier benefit rider and another optional benefit rider with the highest charge, you would pay the following expenses for each $1,000 invested, whether or not you surrender your Contract or annuitize at the end of the applicable time period:

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        THE GCG TRUST
        Liquid Asset                                       $33              $102             $172              $359
        Limited Maturity Bond                              $33              $102             $172              $359
        Core Bond                                          $40              $122             $206              $421
        Fully Managed                                      $40              $120             $203              $416
        Total Return                                       $39              $119             $200              $411
        Asset Allocation Growth                            $40              $122             $206              $421
        Equity Income                                      $40              $120             $203              $416
        All Cap                                            $40              $122             $206              $421
        Growth and Income                                  $41              $125             $210              $430
        Real Estate                                        $40              $120             $203              $416
        Value Equity                                       $40              $120             $203              $416
        Investors                                          $40              $122             $206              $421
        International Equity                               $43              $129             $217              $442
        Rising Dividends                                   $40              $120             $203              $416
        Managed Global                                     $43              $129             $217              $442
        Large Cap Value                                    $40              $122             $206              $421
        Hard Assets                                        $40              $120             $203              $416
        Diversified Mid-Cap                                $40              $122             $206              $421
        Research                                           $39              $119             $200              $411
        Capital Growth                                     $40              $122             $205              $421
        Capital Appreciation                               $40              $120             $203              $416
        Small Cap                                          $40              $120             $203              $416
        Mid-Cap Growth                                     $39              $119             $200              $411
        Strategic Equity                                   $40              $120             $203              $416
        Special Situations                                 $41              $125             $210              $430
        Growth                                             $40              $122             $205              $421
        Developing World                                   $48              $143             $239              $482
        Internet Tollkeeper                                $49              $146             $244              $489

        THE PIMCO VARIABLE INSURANCE TRUST
        PIMCO High Yield Bond                              $38              $115             $193              $399
        PIMCO StocksPLUS Growth and Income                 $37              $112             $189              $391

        PILGRIM VARIABLE INSURANCE TRUST
        Pilgrim VIT Worldwide Growth                       $42             $128              $216              $440

        THE PRUDENTIAL SERIES FUND
        Prudential Jennison                                $41             $123              $207              $424
        SP Jennison International Growth                   $46             $140              $234              $472

        PILGRIM VARIABLE PRODUCT TRUST
        Pilgrim VP MagnaCap                                $41             $125              $210              $429
        Pilgrim VP SmallCap Opportunities                  $41             $125              $210              $429
        Pilgrim VP Growth Opportunities                    $41             $125              $210              $429

        PROFUNDS
        ProFund VP Bull                                    $48             $144              $241              $485
        ProFund VP Small-Cap                               $48             $144              $241              $485
        ProFund VP Europe 30                               $48             $143              $239              $481
      --------------------------------------------------------------------------------------------------------------------

ACC - 111296                           D8

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        AIM VARIABLE INSURANCE FUNDS
        AIM V.I. Dent Demographic Trends                   $45              $135             $226              $458

        PIONEER VARIABLE CONTRACTS TRUST
        Pioneer Fund VCT                                   $40              $120             $202              $416
        Pioneer Mid-Cap Value VCT                          $40              $122             $206              $422

        INVESCO VARIABLE INVESTMENT FUNDS, INC.
        INVESCO VIF-- Financial Services                   $41              $125             $210              $429
        INVESCO VIF-- Health Sciences                      $41              $124             $209              $427
        INVESCO VIF-- Utilities                            $44              $133             $224              $454
      --------------------------------------------------------------------------------------------------------------------


Example 2:

If you did not elect the earnings multiplier benefit rider or any other optional benefit rider, you would pay the following expenses for each $1,000 invested, whether or not you surrender your contract or annuitize at the end of the applicable time period:

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        THE GCG TRUST
        Liquid Asset                                       $25              $ 78             $133              $284
        Limited Maturity Bond                              $25              $ 78             $133              $284
        Core Bond                                          $30              $ 92             $156              $328
        Fully Managed                                      $29              $ 90             $153              $322
        Total Return                                       $29              $ 88             $150              $317
        Asset Allocation Growth                            $30              $ 92             $156              $328
        Equity Income                                      $29              $ 90             $153              $322
        All Cap                                            $30              $ 92             $156              $328
        Growth and Income                                  $31              $ 95             $161              $337
        Real Estate                                        $29              $ 90             $153              $322
        Value Equity                                       $29              $ 90             $153              $322
        Investors                                          $30              $ 92             $156              $328
        International Equity                               $32              $ 99             $168              $351
        Rising Dividends                                   $29              $ 90             $153              $322
        Managed Global                                     $32              $ 99             $168              $351
        Large Cap Value                                    $30              $ 92             $156              $328
        Hard Assets                                        $29              $ 90             $153              $322
        Diversified Mid-Cap                                $30              $ 92             $156              $328
        Research                                           $29              $ 88             $150              $317
        Capital Growth                                     $30              $ 91             $155              $327
        Capital Appreciation                               $29              $ 90             $153              $322
        Small Cap                                          $29              $ 90             $153              $322
        Mid-Cap Growth                                     $29              $ 88             $150              $317
        Strategic Equity                                   $29              $ 90             $153              $322
        Special Situations                                 $31              $ 95             $161              $337
        Growth                                             $30              $ 91             $155              $327
        Developing World                                   $37              $113             $192              $396
        Internet Tollkeeper                                $38              $116             $196              $404

        THE PIMCO VARIABLE INSURANCE TRUST
        PIMCO High Yield Bond                              $28              $ 84             $143              $303
        PIMCO StocksPLUS Growth and Income                 $26              $ 81             $138              $293

        PILGRIM VARIABLE INSURANCE TRUST
        Pilgrim VIT Worldwide Growth                       $32             $ 98              $166              $348
      --------------------------------------------------------------------------------------------------------------------

ACC - 111296                           D9

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        THE PRUDENTIAL SERIES FUND
        Prudential Jennison                                $30             $ 92              $157              $434
        SP Jennison International Growth                   $36             $110              $186              $385

        PILGRIM VARIABLE PRODUCT TRUST
        Pilgrim VP MagnaCap                                $31             $ 94              $160              $336
        Pilgrim VP SmallCap Opportunities                  $31             $ 94              $160              $336
        Pilgrim VP Growth Opportunities                    $31             $ 94              $160              $336

        PROFUNDS
        ProFund VP Bull                                    $38             $115              $193              $399
        ProFund VP Small-Cap                               $38             $115              $193              $399
        ProFund VP Europe 30                               $37             $113              $193              $395

        AIM VARIABLE INSURANCE FUNDS
        AIM V.I. Dent Demographic Trends                   $34              $105             $177              $369

        PIONEER VARIABLE CONTRACTS TRUST
        Pioneer Fund VCT                                   $29              $ 89             $152              $321
        Pioneer Mid-Cap Value VCT                          $30              $ 92             $156              $329

        INVESCO VARIABLE INVESTMENT FUNDS, INC.
        INVESCO VIF-- Financial Services                   $31              $ 94             $160              $336
        INVESCO VIF-- Health Sciences                      $31              $ 94             $159              $335
        INVESCO VIF-- Utilities                            $34              $103             $175              $365
      --------------------------------------------------------------------------------------------------------------------

ACC - 111296                           D10

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

   YR-2001:

   ----------------------------------------------------------------------------------------------------
                                             STANDARD                 ENHANCED DEATH BENEFITS
                                           DEATH BENEFIT     ANNUAL RATCHET      7% SOLUTION      MAX 7
   ----------------------------------------------------------------------------------------------------
    Mortality & Expense Risk Charge            1.30%             1.55%              1.65%         1.75%
    Asset-Based Administrative Charge          0.15%             0.15%              0.15%         0.15%
        Total                                  1.45%             1.70%              1.80%         1.90%
   ----------------------------------------------------------------------------------------------------

The charge is deducted each business day at the rate of .003585% (Standard);
 .004280% (Annual Ratchet); .004558% (7% Solution); or .004837% (Max 7),
respectively, for each day since the previous business day.

EXPENSE EXAMPLES FOR YR-2001

The following two examples are designed to show you the expenses you would pay on a $1,000 investment that earns 5% annually. Each example assumes election of the Max 7 Enhanced Death Benefit. The examples reflect the deduction of a mortality and expense risk charge , an asset-based administrative charge, and an annual contract administrative charge as an annual charge of 0.06% of assets (based on an average contract value of $75,000). Example 1 also assumes you elected the earnings multiplier benefit rider with a charge of 0.30% of the contract value annually. In addition, Examples 1 and 2 assume you elected an optional benefit rider with the highest charge (0.75% annually where the rider base is equal to the initial

ACC - 111296                           D10
premium and increases by 7% annually) and assume the rider charge is assessed each quarter on a base equal to the hypothetical $1,000 premium increasing at 7% per year. The annual charge of 0.75% results from the assumption of a 7% annual increase in the rider base but only a 5% earnings increase in the contract value before expenses. Thus, 0.75% represents an annual charge over the 10-year period which is equivalent to an increasing charge of 0.125% per quarter over the same period. Each example also assumes that any applicable expense reimbursements of underlying protfolio expenses will continue for the periods shown. If the Standard Death Benefit, the Annual Ratchet Enhanced Death Benefit, or the 7% Solution Enhanced Death Benefit is elected instead of the Max 7 Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples.

Example 1:

If you elected both the earnings multiplier benefit rider and another optional benefit rider with the highest charge, you would pay the following expenses for each $1,000 invested, whether or not you surrender your Contract or annuitize at the end of the applicable time period:

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        THE GCG TRUST
        Liquid Asset                                       $36              $109             $184              $382
        Limited Maturity Bond                              $36              $109             $184              $382
        Core Bond                                          $40              $122             $206              $421
        Fully Managed                                      $40              $120             $203              $416
        Total Return                                       $39              $119             $200              $411
        Asset Allocation Growth                            $40              $122             $206              $421
        Equity Income                                      $40              $120             $203              $416
        All Cap                                            $40              $122             $206              $421
        Growth and Income                                  $41              $125             $210              $430
        Real Estate                                        $40              $120             $203              $416
        Value Equity                                       $40              $120             $203              $416
        Investors                                          $40              $122             $206              $421
        International Equity                               $43              $129             $217              $442
        Rising Dividends                                   $40              $120             $203              $416
        Managed Global                                     $43              $129             $217              $442
        Large Cap Value                                    $40              $122             $206              $421
        Hard Assets                                        $40              $120             $203              $416
        Diversified Mid-Cap                                $40              $122             $206              $421
        Research                                           $39              $119             $200              $411
        Capital Growth                                     $40              $122             $205              $421
        Capital Appreciation                               $40              $120             $203              $416
        Small Cap                                          $40              $120             $203              $416
        Mid-Cap Growth                                     $39              $119             $200              $411
        Strategic Equity                                   $40              $120             $203              $416
        Special Situations                                 $41              $125             $210              $430
        Growth                                             $40              $122             $205              $421
        Developing World                                   $48              $143             $239              $482
        Internet Tollkeeper                                $49              $146             $244              $489

        THE PIMCO VARIABLE INSURANCE TRUST
        PIMCO High Yield Bond                              $38              $115             $193              $399
        PIMCO StocksPLUS Growth and Income                 $37              $112             $189              $391

        PILGRIM VARIABLE INSURANCE TRUST
        Pilgrim VIT Worldwide Growth                       $42             $128              $216              $440

        THE PRUDENTIAL SERIES FUND
        Prudential Jennison                                $41             $123              $207              $424
        SP Jennison International Growth                   $46             $140              $234              $472
      --------------------------------------------------------------------------------------------------------------------

ACC - 111296                           D11

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        PILGRIM VARIABLE PRODUCT TRUST
        Pilgrim VP MagnaCap                                $41             $125              $210              $429
        Pilgrim VP SmallCap Opportunities                  $41             $125              $210              $429
        Pilgrim VP Growth Opportunities                    $41             $125              $210              $429

        PROFUNDS
        ProFund VP Bull                                    $48             $144              $241              $485
        ProFund VP Small-Cap                               $48             $144              $241              $485
        ProFund VP Europe 30                               $48             $143              $239              $481

        AIM VARIABLE INSURANCE FUNDS
        AIM V.I. Dent Demographic Trends                   $45              $135             $226              $458

        PIONEER VARIABLE CONTRACTS TRUST
        Pioneer Fund VCT                                   $40              $120             $202              $416
        Pioneer Mid-Cap Value VCT                          $40              $122             $206              $422

        INVESCO VARIABLE INVESTMENT FUNDS, INC.
        INVESCO VIF-- Financial Services                   $41              $125             $210              $429
        INVESCO VIF-- Health Sciences                      $41              $124             $209              $427
        INVESCO VIF-- Utilities                            $44              $133             $224              $454
      --------------------------------------------------------------------------------------------------------------------

ACC - 111296                           D12

Example 2:

If you did not elect the earnings multiplier benefit rider or any other optional benefit rider, you would pay the following expenses for each $1,000 invested, whether or not you surrender your contract or annuitize at the end of the applicable time period:

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------
        THE GCG TRUST
        Liquid Asset                                       $25              $ 78             $133              $284
        Limited Maturity Bond                              $25              $ 78             $133              $284
        Core Bond                                          $30              $ 92             $156              $328
        Fully Managed                                      $29              $ 90             $153              $322
        Total Return                                       $29              $ 88             $150              $317
        Asset Allocation Growth                            $30              $ 92             $156              $328
        Equity Income                                      $29              $ 90             $153              $322
        All Cap                                            $30              $ 92             $156              $328
        Growth and Income                                  $31              $ 95             $161              $337
        Real Estate                                        $29              $ 90             $153              $322
        Value Equity                                       $29              $ 90             $153              $322
        Investors                                          $30              $ 92             $156              $328
        International Equity                               $32              $ 99             $168              $351
        Rising Dividends                                   $29              $ 90             $153              $322
        Managed Global                                     $32              $ 99             $168              $351
        Large Cap Value                                    $30              $ 92             $156              $328
        Hard Assets                                        $29              $ 90             $153              $322
        Diversified Mid-Cap                                $30              $ 92             $156              $328
        Research                                           $29              $ 88             $150              $317
        Capital Growth                                     $30              $ 91             $155              $327
        Capital Appreciation                               $29              $ 90             $153              $322
        Small Cap                                          $29              $ 90             $153              $322
        Mid-Cap Growth                                     $29              $ 88             $150              $317
        Strategic Equity                                   $29              $ 90             $153              $322
        Special Situations                                 $31              $ 95             $161              $337
        Growth                                             $30              $ 91             $155              $327
        Developing World                                   $37              $113             $192              $396
        Internet Tollkeeper                                $38              $116             $196              $404

        THE PIMCO VARIABLE INSURANCE TRUST
        PIMCO High Yield Bond                              $28              $ 84             $143              $303
        PIMCO StocksPLUS Growth and Income                 $26              $ 81             $138              $293

        PILGRIM VARIABLE INSURANCE TRUST
        Pilgrim VIT Worldwide Growth                       $32             $ 98              $166              $348

        THE PRUDENTIAL SERIES FUND
        Prudential Jennison                                $30             $ 92              $157              $434
        SP Jennison International Growth                   $36             $110              $186              $385

        PILGRIM VARIABLE PRODUCT TRUST
        Pilgrim VP MagnaCap                                $31             $ 94              $160              $336
        Pilgrim VP SmallCap Opportunities                  $31             $ 94              $160              $336
        Pilgrim VP Growth Opportunities                    $31             $ 94              $160              $336

        PROFUNDS
        ProFund VP Bull                                    $38             $115              $193              $399
        ProFund VP Small-Cap                               $38             $115              $193              $399
        ProFund VP Europe 30                               $37             $113              $193              $395

        AIM VARIABLE INSURANCE FUNDS
        AIM V.I. Dent Demographic Trends                   $34              $105             $177              $369
      --------------------------------------------------------------------------------------------------------------------

ACC - 111296                           D13

      --------------------------------------------------------------------------------------------------------------------
                                                         1 YEAR           3 YEARS          5 YEARS           10 YEARS
      --------------------------------------------------------------------------------------------------------------------

        PIONEER VARIABLE CONTRACTS TRUST
        Pioneer Fund VCT                                   $29              $ 89             $152              $321
        Pioneer Mid-Cap Value VCT                          $30              $ 92             $156              $329

        INVESCO VARIABLE INVESTMENT FUNDS, INC.
        INVESCO VIF-- Financial Services                   $31              $ 94             $160              $336
        INVESCO VIF-- Health Sciences                      $31              $ 94             $159              $335
        INVESCO VIF-- Utilities                            $34              $103             $175              $365
      --------------------------------------------------------------------------------------------------------------------

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

DEATH BENEFIT FOR EXCLUDED FUNDS FOR PRE-2000 AND YR-2000

We will be designating certain investment portfolios as "Excluded Funds." Excluded Funds will include certain investment portfolios that, due to their volatility, will be excluded from the death benefit guarantees that might otherwise be provided. We may add new portfolios as Excluded Funds. We may also reclassify an existing portfolio as an Excluded Fund or remove such classification upon 30 days notice to you. Such reclassification will apply only to amounts transferred or otherwise added to such portfolio after the effective date of the reclassification. Investment in Excluded Funds will impact your death benefit.

For the period of time, and to the extent, that you allocate premium or contract value to Excluded Funds, your death benefit attributable to that allocation will equal the contract value of that allocation. Any guarantee of death benefit in excess of contract value otherwise provided with regard to allocations to Non-Excluded Funds, does not apply to allocations to Excluded Funds. The death benefit provided under the Contract may be reduced to the extent that you allocate premium or contract value to Excluded Funds.

Transfers from Excluded Funds to Non-Excluded funds will reduce all death benefit components for Excluded Funds on a pro rata basis. Except with respect to any maximum guaranteed death benefit, the resulting increase in the Non-Excluded Funds death benefit component will equal the lesser of the reduction in the death benefit for Excluded Funds and the contract value transferred. With respect to the maximum guaranteed death benefit, where applicable, the resulting increase in the Non-Excluded Funds maximum guaranteed death benefit will equal the reduction in the maximum guaranteed death benefit for Excluded Funds.

Transfers from Non-Excluded Funds to Excluded Funds will reduce the Non-Excluded Funds death benefit components on a pro-rata basis. The resulting increase in the death benefit components of Excluded Funds will equal the reduction in the Non-Excluded Funds death benefit components.

Adjustments for transfers involving both Excluded Funds and Special Funds will be calculated separately from adjustments for transfers involving Excluded Funds and Non-Special Funds, where applicable.

ACC - 111296                           D14

--------------------------------------------------------------------------------
                                   APPENDIX E
--------------------------------------------------------------------------------


                      OPTIONAL RIDER BENEFITS FOR PRE-2000

                           AND YR-2000 CONTRACT OWNERS

The following is a description of the optional rider benefits for Pre-2000 and Yr-2000 contract owners who elected an optional rider benefit. We may be designating certain investment portfolios as "Excluded Funds." We may add new portfolios as Excluded Funds. We may also reclassify an existing portfolio as an Excluded Fund or remove such classification upon 30 days notice to you. Such reclassification will apply only to amounts transferred or otherwise added to such portfolio after the effective date of the reclassification. Investment in Excluded Funds will impact the benefit under any optional rider that you have elected. IF YOU NEVER INVEST IN EXCLUDED FUNDS, YOUR RIDER BENEFITS WILL BE UNAFFECTED. OTHER THAN AS SPECIFIED BELOW, PLEASE SEE THE PROSPECTUS FOR A COMPLETE DESCRIPTION OF YOUR OPTIONAL RIDER BENEFITS. CAPITALIZED TERMS HAVE THE SAME MEANING AS DESCRIBED IN THE PROSPECTUS.

OPTIONAL RIDER BENEFITS

For the period of time, and to the extent, that you allocate premium or contract value to Excluded Funds, any guarantee of an optional rider benefit does not apply to those amounts. The optional rider benefit provided under the Contract may be reduced to the extent that you allocate premium or contract value to Excluded Funds.

For each rider benefit component contained in your rider, a corresponding component will be created for allocations to Excluded Funds. Transfers from Excluded Funds to Non-Excluded funds will reduce all rider benefit components for Excluded Funds on a pro rata basis. Except with respect to any maximum guaranteed rider benefit, the resulting increase in the Non-Excluded Funds rider benefit component will equal the lesser of the reduction in the rider benefit component for Excluded Funds and the contract value transferred. With respect to the maximum guaranteed benefit, where applicable, the resulting increase in the Non-Excluded Funds maximum guaranteed benefit will equal the reduction in the maximum guaranteed benefit for Excluded Funds.

Transfers from Non-Excluded Funds to Excluded Funds will reduce the Non-Excluded Funds rider benefit component on a pro rata basis. The resulting increase in the rider benefit components of Excluded Funds will equal the reduction in the Non-Excluded Funds benefit.

Adjustments for transfers involving both Excluded Funds and Special Funds will be calculated separately from adjustments for transfers involving Excluded Funds and Non-Special Funds, where applicable.

OPTIONAL RIDER BENEFIT FOR NON-EXCLUDED FUNDS

A. MINIMUM GUARANTEED ACCUMULATION BENEFIT ("MGAB"). We calculate your MGAB as follows:

        1. WE FIRST DETERMINE YOUR MGAB BASE. The MGAB Base is only a calculation used to determine the MGAB. The MGAB Base does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It is also not used in determining the amount of your annuity income, cash surrender value and death benefits.

             If you purchased the MGAB rider on the contract date, and

             (i) elected the ten-year option, your MGAB Base is equal to your initial premium and credit, plus any additional premium and credit added to your Contract during the 2-year period

ACC - 111296                           E1
                  after your rider date, reduced pro rata for any withdrawals and reduced for any transfers made within the last 3 years prior to the MGAB Benefit Date; or

             (ii) elected the twenty-year option, except for the Special Funds which require special calculations, your MGAB Base is equal to your initial premium and credit, plus any additional premium and credit added to your Contract during the 2-year period after your contract date, accumulated at the MGAB Base Rate, reduced pro rata for any withdrawals and reduced for any transfers made within the last 3 years prior to the MGAB Benefit Date. The MGAB Base Rate for allocations other than allocations to the Special Funds is the annual effective rate of 3.5265%. Accumulation of eligible additional premiums starts on the date the premium was received.

                  ONLY PREMIUMS AND CREDITS ADDED TO YOUR CONTRACT DURING THE 2-YEAR PERIOD AFTER YOUR RIDER DATE ARE INCLUDED IN THE MGAB BASE. ANY ADDITIONAL PREMIUM PAYMENTS YOU ADDED TO YOUR CONTRACT AFTER THE SECOND RIDER ANNIVERSARY ARE NOT INCLUDED IN THE MGAB BASE. Thus, the MGAB rider may not be appropriate for you if you plan to add substantial premium payments after your second rider anniversary.

                  If you purchased the MGAB rider after the contract date, your MGAB Base is equal to your contract value on the rider date, plus premiums and credits added during the 2-year period after your rider date. Withdrawals taken while the MGAB rider is in effect, as well as transfers made within 3 years prior to the MGAB Benefit Date, will reduce the value of your MGAB Base pro rata. This means that the MGAB Base (and the MGAB Charge Base) will be reduced by the same percent as the percent of contract value that was withdrawn (or transferred). We will look to your contract value immediately before the withdrawal or transfer when we determine this percent.

                  For any Special Fund under the twenty-year option, if the actual interest credited to and/or the investment earnings of the contract value allocated to the Special Fund over the calculation period is less than the amount calculated under the formula above, that lesser amount becomes the increase in your MGAB Base for the Special Fund for that period. THE MGAB BASE RATE FOR EACH SPECIAL FUND MAY BE POSITIVE OR NEGATIVE. Thus, investing in the Special Funds may limit the MGAB benefit.

                  If you add the 20 year option rider after the contract date, any payment of premiums after the rider date, and/or investments in the Special Funds, may prevent the MGAB Base from doubling over the waiting period.

        2. WE THEN SUBTRACT YOUR CONTRACT VALUE ON THE MGAB BENEFIT DATE FROM YOUR MGAB BASE. The contract value that we subtract includes both the contract value in the subaccounts in which you are invested and the contract value in your Fixed Interest Allocations, if any.

        3. ANY POSITIVE DIFFERENCE IS YOUR MGAB. If there is a MGAB, we will automatically credit it on the MGAB Benefit Date to the subaccounts in which you are invested pro rata based on the proportion of your contract value in the subaccounts on that date, unless you have previously given us other allocation instructions. If you do not have an investment in any subaccount on the MGAB Benefit Date, we will allocate the MGAB to the Liquid Asset subaccount on your behalf. After the crediting of the MGAB, the amount of your annuity income, cash surrender value and death benefits will reflect the crediting of the MGAB to your contract value to the extent the contract value is used to determine such value.

B. MINIMUM GUARANTEED INCOME BENEFIT ("MGIB"). On the MGIB Benefit Date, we calculate your MGIB annuity income as follows:

        1. WE FIRST DETERMINE YOUR MGIB BASE. The MGIB Base is only a calculation used to determine the MGIB. The MGIB Base does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It is also not used in determining the

ACC - 111296                           E2
             amount of your cash surrender value and death benefits. Any reset of contract value under provisions of the Contract or other riders will not increase the MGIB Base or MGIB Base Maximum.

             (i) If you purchased the MGIB rider on the contract date, except for the Special Funds which require special calculations, the MGIB Base is equal to your initial premium and credit, plus any additional premiums and credits added to your Contract during the 5-year period after your contract date, accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds), reduced pro rata by all withdrawals taken while the MGIB rider is in effect. Premiums and credits paid less than 5 years prior to the earliest MGIB Benefit Date are excluded from the MGIB Base.

             (ii) If you purchased the MGIB rider after the contract date, except for the Special Funds which require special calculations, your MGIB Base is equal to your contract value on the rider date plus any eligible premiums and credits added to your Contract during the 5-year period after your rider date, accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds), reduced pro rata by all withdrawals taken while the MGIB rider is in effect. Eligible additional premium payments and credits are those added more than 5 years before the earliest MGIB Benefit Date and are included in the MGIB Base. Premiums and credits paid after the 5th rider anniversary are excluded from the MGIB Base.

             (iii)For any Special Fund, if the actual earnings and/or the interest credited to the contract value allocated to the Special Fund over the calculation period is less than the amount determined under the formula above, that lesser amount becomes the change in your MGIB Base for the Special Fund. THE MGIB BASE RATE FOR EACH SPECIAL FUND MAY BE POSITIVE OR NEGATIVE. Thus, investing in the Special Funds may limit the MGIB benefit.

                  Of course, regardless of when purchased or how you invest, withdrawals will reduce the value of your MGIB Base pro rata to the percentage of the contract value withdrawn. We offer a 7% MGIB Base Rate, except for the Special Funds. The Company may at its discretion discontinue offering this rate. The MGIB Base Rate is an annual effective rate. The MGIB Base is subject to the MGIB Base Maximum. The MGIB Base Maximum is the amount calculated above until the earlier of: (i) the date the oldest contract owner reaches age 80, or (ii) the date the MGIB Base reaches two times the MGIB Eligible Premiums and credits, adjusted for any withdrawals. MGIB Eligible Premiums is the total of premiums paid more than 5 years before the earliest MGIB Benefit Date.

        2. Then we determine the MGIB annuity income by multiplying your MGIB Base (adjusted for any Market Value Adjustment, surrender charge and premium taxes) by the income factor, and then divide by $1,000. Two MGIB Income Options are available under the MGIB Rider:

             (i) Income for Life (Single Life or Joint with 100% Survivor) and 10-30 Year Certain; (ii) Income for a 20-30 Year Period Certain; or
             (iii)Any other income plan offered by the Company in connection with the MGIB rider on the MGIB Benefit Date.

     On the MGIB Benefit Date, we would apply the MGIB Base using the Table of Income Factors specified in the MGIB rider for the Income Option you selected. The guaranteed factors contained in the MGIB rider generally provide lower payout per $1,000 of value applied than the guaranteed factors found in your Contract.

ACC - 111296                           E3

     Then we compare the MGIB annuity income under the rider guarantee for the option selected with the annuity income under your Contract guarantee for the same option. The greater amount of income will be available to you on the MGIB Benefit Date.

C. MINIMUM GUARANTEED WITHDRAWAL BENEFIT (MGWB) RIDER. The MGWB Withdrawal Account is only a calculation which represents the remaining amount available for periodic payments under the MGWB rider. It does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It will not affect your annuitization, surrender and death benefits. The MGWB Withdrawal Account is equal to the Eligible Payment Amount adjusted for any withdrawals. Withdrawals of up to 7% per year of the Eligible Payment Amount will reduce the value of your MGWB Withdrawal Account by the dollar amount of the withdrawal. Any withdrawals greater than 7% per year of the Eligible Payment Amount will cause a reduction in both the MGWB Withdrawal Account and the Eligible Payment Amount by the proportion that the withdrawal bears to the contract value at the time of the withdrawal. The MGWB Withdrawal Account is also reduced by the amount of any periodic payments paid under the MGWB rider once your contract value is zero.

GUARANTEED WITHDRAWAL STATUS. You may continue to make withdrawals in any amount permitted under your Contract so long as your contract value is greater than zero. See "Withdrawals." However, making any withdrawals in any year greater than 7% per year of the Eligible Payment Amount will reduce the Eligible Payment Amount for future withdrawals and payments under the MGWB rider by the proportion that the withdrawal bears to the contract value at the time of the withdrawal. The MGWB rider will remain in force and you may continue to make withdrawals each year so long as:

          (i)  your contract value is greater than zero;

          (ii) your MGWB Withdrawal Account is greater than zero;

          (iii)your latest allowable annuity start date has not been reached;

          (iv) you have not elected to annuitize your Contract; and

          (v) you have not died (unless your spouse has elected to continue the contract), changed the ownership of the Contract or surrendered the Contract.

The standard Contract provision limiting withdrawals to no more than 90% of the cash surrender value is not applicable under the MGWB rider.

     WITHDRAWAL ADJUSTMENTS. We will reduce the MGWB Withdrawal Account by the dollar amount of any withdrawal taken up to 7% per year of the Eligible Payment Amount. Any withdrawal taken in excess of 7% per year of the Eligible Payment Amount will reduce both the MGWB Withdrawal Account and the Eligible Payment Amount pro rata in proportion to the percentage of contract value withdrawn. If a withdrawal reduces the MGWB Withdrawal Account to zero, the MGWB rider terminates and no further benefits are payable under the rider.

     AUTOMATIC PERIODIC BENEFIT STATUS. Under the MGWB rider, in the event your contract value is reduced to zero your Contract is given what we refer to as Automatic Periodic Benefit Status, if:

          (i)  your MGWB Withdrawal Account is greater than zero;

          (ii) your latest allowable annuity start date has not been reached;

          (iii)you have not elected to annuitize your Contract; and

          (iv) you have not died, changed the ownership of the Contract or surrendered the Contract.

Once your Contract is given Automatic Periodic Benefit Status, we will pay you the annual MGWB periodic payments, beginning on the next contract anniversary, equal to the lesser of the remaining MGWB Withdrawal Account or 7% annually of your Eligible Payment Amount until the earliest of (i) your contract's latest annuity start date, (ii) the death of the owner; or (iii) until your MGWB Withdrawal Account is

ACC - 111296                           E4
exhausted. We will reduce the MGWB Withdrawal Account by the amount of each payment. Once your Contract is given Automatic Periodic Benefit Status, we will not accept any additional premium payments in your Contract and the Contract will not provide any benefits except those provided by the MGWB rider. Any other rider terminates. Your Contract will remain in Automatic Periodic Benefit Status until the earliest of (i) payment of all MGWB periodic payments (ii) payment of the Commuted Value (defined below) or (iii) the owner's death has occurred.

On the contract's latest annuity start date, in lieu of making the remaining MGWB periodic payments, we will pay you the Commuted Value of your MGWB periodic payments remaining. We may, at our option, extend your annuity start date in order to continue the MGWB periodic payments. The Commuted Value is the present value of any then remaining MGWB periodic payments at the current interest rate plus 0.50%. The current interest rate will be determined by the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for period(s) applicable to the remaining payments. Once the last MGWB periodic payment is made or we pay you the Commuted Value, your Contract and the MGWB rider terminate.

ACC - 111296                           E5

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


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                             ING VARIABLE ANNUITIES

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
             Golden American Life Insurance Company is a stock company
                             domiciled in Delaware.

ACC - 111296                                                        11/05/2001

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                               ING VARIABLE ANNUITIES                          |
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111296 ACCESS                                                       11/05/2001 |

File No. 333-28765
Filed under Rule 424B(3)

ING  VARIABLE  ANNUITIES



Golden American Life Insurance Company
Separate Account B of Golden American Life Insurance Company

--------------------------------------------------------------------------------
                                   Profile of

                             GOLDENSELECT ACCESS(R)

            Deferred Combination Variable and Fixed Annuity Contract

                                November 5, 2001

    -------------------------------------------------------------------
     This Profile incorporates the complete Profile dated May 1, 2001 and augments it with the following changes and additional
     information.
     -------------------------------------------------------------------
--------------------------------------------------------------------------------


4.   The Investment Portfolios

The following investment portfolios are added to the list of investment portfolios from Section 4 of the May 1, 2001 Profile. The AIM Variable Insurance Funds, Pioneer Variable Contracts Trust and the INVESCO Variable Investment Funds, Inc are available under your Contract and are described in the respective prospectuses.

AIM Variable Insurance Funds             INVESCO Variable Investment Funds, Inc.
  AIM V.I. Dent Demographic Trends Fund    INVESCO VIF-- Financial Services Fund
                                           INVESCO VIF -- Health Sciences Fund
Pioneer Variable Contracts Trust           INVESCO VIF-- Utilities Fund
  Pioneer Fund VCT Portfolio
  Pioneer Mid-Cap Value VCT Portfolio


ACC-111467

5.       Expenses

The following expense information is added to the expense table in Section 5 from the May 1, 2001 Profile.

---------------------------------------------------------------------------------------------------------------------------
                                                                                                   Examples:
                             Total     Annual                       Total Annual           Total Charges at the End of:
                            Insurance Charges                         Charges              1 Year              10 Years
                             with       w/o      Total Annual      with      w/o       with       w/o       with       w/o
                              the       any       Investment        the      any        the       any        the       any
                             Rider     Rider       Portfolio       Rider    Rider      Rider     Rider      Rider     Rider
Investment Portfolio        Charges   Charge        Charges       Charges  Charge     Charges   Charge     Charges   Charge
---------------------------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds
AIM V.I. Dent
    Demographic Trends       3.35%    2.30%          1.45%        4.80%     3.75%       $48       $38       $485      $399
Pioneer Variable Contracts Trust
Pioneer Fund VCT             3.35%    2.30%          0.93%        4.28%     3.23%       $43       $33       $444      $353
Pioneer Mid-Cap
    Value VCT                3.35%    2.30%          1.01%        4.36%     3.31%       $44       $33       $450      $360
INVESCO Variable Investment Funds, Inc.
INVESCO VIF--
    Financial Services       3.35%    2.30%          1.09%        4.44%     3.39%       $45       $34       $457      $368
INVESCO VIF--
    Health Sciences          3.35%    2.30%          1.07%        4.42%     3.37%       $44       $34       $455      $366
INVESCO VIF--
    Utilities                3.35%    2.30%          1.41%        4.76%     3.71%       $48       $37       $482      $396
---------------------------------------------------------------------------------------------------------------------------

9.       Death Benefit

The following replaces the same Earnings Multiplier Benefit Rider language in
Section 9 from the May 1, 2001 Profile. Earnings Multiplier Benefit Rider. The earnings multiplier benefit rider is an optional rider that provides a separate death benefit in addition to the death benefit provided under the death benefit options described above. The rider is subject to state availability and is available only for issues ages 75 or under. It may be added at issue of the Contract or on the next contract anniversary following introduction of the rider in a state, if later. The rider provides a benefit equal to a percentage of the gain under the Contract, up to a gain equal to 150% of premiums adjusted for withdrawals ("Maximum Base"). Currently, where the rider is added at issue, the earnings multiplier benefit is equal to 55% (30% for issue ages 70 and above) of the lesser of: 1) the Maximum Base; and 2) the contract value on the date we receive written notice and due proof of death, as well as required claims forms, minus premiums adjusted for withdrawals. If the rider is added to a Contract after issue, the earnings multiplier benefit is equal to 55% (30% for issue ages 70 and above) of the lesser of: 1) 150% of the contract value on the rider effective date, plus subsequent premiums adjusted for subsequent withdrawals; and 2) the contract value on the date we receive written notice and due proof of death, as well as required claims forms, minus the contract value on the rider effective date, minus subsequent premiums adjusted for subsequent withdrawals. The adjustment to the benefit for withdrawals is pro rata, meaning that the benefit will be reduced by the proportion that the withdrawal bears to the contract value at the time of the withdrawal.

There is an extra charge for this feature and once selected, it may not be revoked. The earnings enhancement benefit rider does not provide a benefit if there is no gain under the Contract. As such, the Company would continue to assess a charge for the rider, even though no benefit would be payable at death under the rider if there are no gains under the Contract. Please see page 5 for a description of the earnings multiplier benefit rider charge.

The rider is available for both non-qualified and qualified contracts. Please see the discussions of possible tax consequences in sections titled "Individual Retirement Annuities," "Taxation of Non-Qualified Contracts," and "Taxation of Qualified Contracts," in the prospectus.


                                       2
ACC-111467

--------------------------------------------------------------------------------
Golden American Life Insurance Company
Separate Account B of Golden American Life Insurance Company

           Deferred Combination Variable and Fixed Annuity Prospectus
                             GOLDENSELECT ACCESS(R)
--------------------------------------------------------------------------------
                                                                November 5, 2001

     This prospectus incorporates by reference the complete Prospectus dated May 1, 2001 and augments it with the following changes and additional information.

     This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information ("SAI"), dated, November 5, 2001, has been filed with the Securities and Exchange Commission ("SEC"). It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at P.O. Box 2700, West Chester, Pennsylvania 19380 or call (800) 366-0066, or access the SEC's website (http://www.sec.gov). The table of contents of the SAI is on the last page of the May 1, 2001 prospectus and the SAI is made part of this prospectus by reference.

     The following investment portfolios are added to the investment portfolios listed on the back of the front cover from the May 1, 2001 Prospectus.

A I M Advisors, Inc.                     INVESCO Funds Group Inc.
  AIM V.I. Dent Demographic Trends Fund    INVESCO VIF-- Financial Services Fund
Pioneer Investment Management, Inc.        INVESCO VIF-- Health Sciences Fund
  Pioneer Fund VCT Portfolio               INVESCO VIF -- Utilities Fund
  Pioneer Mid-Cap Value VCT Portfolio


An investment in any subaccount through the AIM Variable Insurance Funds, the Pioneer Variable Contracts Trust or the INVESCO Variable Investment Funds, Inc. is not a bank deposit and is not insured or guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus must be accompanied by a current prospectus for the AIM Variable Insurance Funds, the Pioneer Variable Contracts Trust or the INVESCO Variable Investment Funds, Inc.


                                       3
ACC-111467

--------------------------------------------------------------------------------
                                Fees and Expenses
--------------------------------------------------------------------------------

The following is added to the Fees and Expenses Section from the May 1, 2001 Prospectus after the listing for the ProFunds Annual Expenses.

AIM Variable Insurance Funds Annual Expenses (as a percentage of the average daily net assets of the portfolio)(1)(2):

---------------------------------------------------------------------------------------------------------------------------
                                                                             Total    Fee Waiver and Expense   Total Net
                                  Management       12b-1       Other       Portfolio      Reimbursements       Portfolio
                                     Fees          Fees       Expenses     Expenses                            Expenses
     Portfolio
---------------------------------------------------------------------------------------------------------------------------
     AIM V.I. Dent Demographic
     Trends                          0.85%         0.25%       0.61%         1.71%            0.26%              1.45%
---------------------------------------------------------------------------------------------------------------------------


(1) Figures shown in the table are estimates for the current year and are expressed as a percentage of the Portfolio's average daily net assets.

(2) The Portfolio's adviser has contractually agreed to waive advisory fees (excluding interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) to the extent necessary to limit the total of the Management Fees and Other Expenses to 1.30%. Further the Portfolio's distributor has agreed to reimburse Rule 12b-1 Distribution Plan fees to the extent necessary to limit Total Net Portfolio Expenses to 1.45%.

Pioneer Variable Contracts Trust Annual Expenses (as a percentage of the average daily net assets of the portfolio)(1):

---------------------------------------------------------------------------------------------------------------------------
                                                Investment                                                    Total
                                                Management              12b-1              Other            Portfolio
      Portfolio                                     Fee                  Fee             Expenses            Expenses
---------------------------------------------------------------------------------------------------------------------------
     Pioneer Fund VCT                              0.65%                0.25%              0.03%              0.93%
     Pioneer Mid-Cap Value VCT                     0.65%                0.25%              0.11%              1.01%
---------------------------------------------------------------------------------------------------------------------------



(1) Fees and expenses based on portfolio's latest fiscal year ended December 31, 2000.

INVESCO Variable Investment Funds, Inc. Annual Expenses (as a percentage of the average daily net assets of the portfolio):

---------------------------------------------------------------------------------------------------------------------------
                                                 Management             12b-1              Other              Total
      Portfolio                                     Fees               Fees(1)        Expenses(2)(3)         Expenses
---------------------------------------------------------------------------------------------------------------------------
     INVESCO VIF-- Financial Services               0.75%               0.00%              0.34%              1.09%
     INVESCO VIF-- Health Sciences                  0.75%               0.00%              0.32%              1.07%
     INVESCO VIF-- Utilities                        0.60%               0.00%              0.81%              1.41%
---------------------------------------------------------------------------------------------------------------------------

(1) Although the Funds may deduct a distribution or 12b-1 fee, the Funds currently do not.

(2) The Funds' actual Other Expenses and Total Expenses were lower than the figures shown because its custodian fees were reduced under an expense offset agreement.

(3) Certain expenses of the Funds were absorbed voluntarily by INVESCO Funds Group Inc. ("INVESCO") pursuant to a commitment between the Funds and INVESCO. This commitment may be changed at any time following consultation with the board of directors. After absorption, but excluding any expense offset arrangements, the INVESCO VIF - Financial Services and the INVESCO VIF - Health Sciences portfolios' Other Expenses and Total Expenses for the fiscal year ended December 31, 2000 were reduced by insignificant amounts. For the INVESCO VIF - Utilities portfolio, after absorption, but excluding any expense offset arrangements, the portfolio's Other Expenses and Total Expenses for the fiscal year ended December 31, 2000 were 0.62% and 1.22%, respectively.


                                       4
ACC-111467

See the prospectuses of the AIM Variable Insurance Funds, the Pioneer Variable Contracts Trust or the INVESCO Variable Investment Funds, Inc. for additionalinformation on management or advisory fees and in some cases on other portfolio expenses.

Examples:

The following examples are added to the respective Example Tables from the May 1, 2001 Prospectus.

Example 1:

---------------------------------------------------------------------------------------------------------------------------
                                                         1 Year           3 Years          5 Years           10 Years
---------------------------------------------------------------------------------------------------------------------------
        AIM Variable Insurance Funds
        AIM V.I. Dent Demographic Trends                   $48              $144             $241              $485

        Pioneer Variable Contracts Trust
        Pioneer Fund VCT                                   $43              $130             $218              $444
        Pioneer Mid-Cap Value VCT                          $44              $132             $222              $450

        INVESCO Variable Investment Funds, Inc.
        INVESCO VIF-- Financial Services                   $45              $134             $225              $457
        INVESCO VIF-- Health Sciences                      $44              $134             $224              $455
        INVESCO VIF-- Utilities                            $48              $143             $239              $482
---------------------------------------------------------------------------------------------------------------------------



Example 2:

---------------------------------------------------------------------------------------------------------------------------
                                                         1 Year           3 Years          5 Years           10 Years
---------------------------------------------------------------------------------------------------------------------------
        AIM Variable Insurance Funds
        AIM V.I. Dent Demographic Trends                   $38              $115             $193              $399

        Pioneer Variable Contracts Trust
        Pioneer Fund VCT                                   $33              $ 99             $169              $353
        Pioneer Mid-Cap Value VCT                          $33              $102             $173              $360

        INVESCO Variable Investment Funds, Inc.
        INVESCO VIF-- Financial Services                   $34              $104             $176              $368
        INVESCO VIF-- Health Sciences                      $34              $104             $176              $366
        INVESCO VIF-- Utilities                            $37              $113             $192              $396
---------------------------------------------------------------------------------------------------------------------------

                                       5
ACC-111467

--------------------------------------------------------------------------------
                                   The Trusts
--------------------------------------------------------------------------------

The following language is added to the May 1, 2001 Prospectus describing the new trusts.

The AIM Variable Insurance Funds is also a mutual fund whose shares are available to separate accounts of life insurance companies, including Golden American. The address of AIM Variable Insurance Funds is 11 Greenway Plaza, Suite 100, Houston, TX 77046-1173.

The Pioneer Variable Contracts Trust is also a mutual fund whose shares are available to separate accounts of life insurance companies, including Golden American. The address of Pioneer Variable Contracts Trust is 60 State Street, Boston, MA 02109.

INVESCO Variable Investment Funds, Inc. is also a mutual fund whose shares are available to separate accounts of life insurance companies, including Golden American. The address of the INVESCO Variable Investment Funds, Inc. is 7800 East Union Avenue, Denver, CO 80237.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, and in addition to those listed in the May 1, 2001 Prospectus, the AIM Variable Insurance Funds, the Pioneer Variable Contracts Trust, the Board of Directors of the INVESCO Variable Investment Funds, Inc., and the management of A I M Advisors, Inc., Pioneer Investment Management, Inc. and INVESCO Funds Group, Inc., and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

You will find more detailed information about the AIM Variable Insurance Funds, the Pioneer Variable Contracts Trust and the INVESCO Variable Investment Funds, Inc. and in the accompanying prospectus for each trust. You should read them carefully before investing.

                                       6
ACC-111467

--------------------------------------------------------------------------------
                            The Investment Portfolios
--------------------------------------------------------------------------------

The following language is added to the Investment Objectives Section from the May 1, 2001 Prospectus.


      Investment Portfolio                   Investment Objective

      AIM Variable Insurance Funds
      AIM V.I. Dent Demographic  Trends      Seeks long-term growth of capital.
      Fund                                   Invests primarily in securities
                                             that are likely to benefit from
                                             changing demographic, economic and
                                             lifestyle trends.
                                             ----------------------------------

      Pioneer Variable Contracts Trust
      Pioneer Fund VCT Portfolio             Seeks reasonable
                                             income and capital growth. Invests
                                             a major portion of its assets in
                                             equity securities of primarily U.S.
                                             companies, that are reasonably
                                             priced rather than priced to
                                             reflect premium resulting from
                                             companies' current market
                                             popularity.
                                             ----------------------------------

      Pioneer Mid-Cap Value VCT Portfolio    Seeks capital appreciation. Invests
                                             primarily in common stocks of
                                             mid-size companies with market
                                             values within the range of market
                                             values of companies included in
                                             Standard & Poor's MidCap 400 Index.
                                             ----------------------------------

      INVESCO Variable Investment Funds, Inc.
      INVESCO VIF-- Financial    Services    Seeks growth.
      Fund                                   Aggressively managed and invests
                                             primarily in equity securities of
                                             companies involved in the financial
                                             services sector.
                                             ----------------------------------

      INVESCO VIF -- Health Sciences         Seeks growth.
      Fund                                   Aggressively managed and invests
                                             primarily in equity securities of
                                             companies that develop, produce or
                                             distribute products or services
                                             related to health care.
                                             ----------------------------------

      INVESCO VIF -- Utilities Fund Seeks growth and current income. Aggressively managed and invests primarily in equity securities of companies that produce, generate, transmit or distribute natural gas or electricity, as well as, in
                                             companies that provide
                                             telecommunications services,
                                             including local, long distance and
                                             wireless, and excluding
                                             broadcasting.
                                             ----------------------------------


The following language is added to the Investment Management Fees Section from the May 1, 2001 Prospectus.

A I M Advisors, Inc. ("AIM") serves as the overall investment advisor to the AIM Variable Insurance Funds and is responsible for day-to-day management. AIM supervises all aspects of fund operations. AIM has engaged H.S. Dent Advisor, Inc. to serve as subadvisor and provide AIM with microeconomic, thematic, demographic, lifestyle trends and sector research, custom reports and investment and market capitalization recommendations to the fund.

Pioneer Investment Management, Inc. ("Pioneer") serves as investment adviser to the Pioneer Variable Contracts Trust. The Pioneer Variable Contracts Trust pays Pioneer a monthly advisory fee based on the daily net assets of each portfolio.

                                       7
ACC-111467

INVESCO Funds Group, Inc. ("INVESCO") serves as investment adviser for the INVESCO Variable Investment Funds, Inc. INVESCO, with its affiliated companies, directs all aspects of the management of the INVESCO Variable Investment Funds, Inc. The INVESCO Variable Investment Funds, Inc. pays INVESCO a monthly advisory fee based on the average daily net assets of each portfolio.

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, three portfolios may deduct a distribution or 12b-1 fee but currently do not. Based on actual portfolio experience in 2000, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2001 range from 0.55% to 1.86%. See "Fees and Expenses" in this prospectus and the May 1, 2001 Prospectus.

--------------------------------------------------------------------------------
                             The Annuity Contract
--------------------------------------------------------------------------------

In addition to the portfolios listed in May 1, 2001, the Contract provides a means for you to invest in one or more of the available mutual fund portfolios of the AIM Variable Insurance Funds, the Pioneer Variable Contracts Trust and the INVESCO Variable Investment Funds, Inc. through Separate Account B.

The following paragraph replaces the same paragraph from the May 1, 2001 Prospectus.

The Subaccounts
Each of the 45 subaccounts of Separate Account B offered under this prospectus invests in an investment portfolio with its own distinct investment objectives and policies. Each subaccount of Separate Account B invests in a corresponding portfolio of the GCG Trust, the PIMCO Variable Insurance Trust, the Credit Suisse Warburg Pincus Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust, the ProFunds, the AIM Variable Insurance Funds, the Pioneer Variable Contracts Trust or the INVESCO Variable Investment Funds, Inc.

--------------------------------------------------------------------------------
                              Death Benefit Choices
--------------------------------------------------------------------------------

The following paragraphs replace the existing Earnings Multiplier Benefit Rider Section from the May 1, 2001 Prospectus.

Earnings Multiplier Benefit Rider. The earnings multiplier benefit rider is an optional rider that provides a separate death benefit in addition to the death benefit provided under the death benefit options described above. The rider is subject to state availability and is available only for issues ages 75 or under. It may be added at issue of the Contract or on the next contract anniversary following introduction of the rider in a state, if later. The rider provides a benefit equal to a percentage of the gain under the Contract, up to a gain equal to 150% of premiums adjusted for withdrawals ("Maximum Base"). Currently, where the rider is added at issue, the earnings multiplier benefit is equal to 55% (30% for issue ages 70 and above) of the lesser of: 1) the Maximum Base; and 2) the contract value on the date we receive written notice and due proof of death, as well as required claims forms, minus premiums adjusted for withdrawals ("Benefit Base"). If the rider is added to a Contract after issue, the earnings multiplier benefit is equal to 55% (30% for issue ages 70 and above) of the lesser of: 1) 150% of the contract value on the rider effective date, plus subsequent premiums adjusted for subsequent withdrawals; and 2) the contract value on the date we receive written notice and due proof of death, as well as required claims forms, minus the contract value on the rider effective date, minus subsequent premiums adjusted for subsequent withdrawals ("Benefit Base"). The adjustment to the benefit for withdrawals is pro rata, meaning that the benefit will be reduced by the proportion that the withdrawal bears to the contract value at the time of the withdrawal.

There is an extra charge for the earnings multiplier benefit rider and once selected, it may not be revoked. The earnings enhancement benefit rider does not provide a benefit if there is no gain under the Contract. As such, the Company would continue to assess a charge for the rider, even though no benefit would be payable at death under the rider if there are no gains under the Contract. Please see page 2 of this prospectus for a description of the charge.

                                       8
ACC-111467

The rider is available for both non-qualified and qualified contracts. Please see the discussions of possible tax consequences in sections titled "Individual Retirement Annuities," "Taxation of Non-Qualified Contracts," and "Taxation of Qualified Contracts," in this prospectus.

The following paragraph in "Continuation after Death--Spouse" replaces the same from the May 1, 2001 Prospectus.

The earnings multiplier benefit rider will continue, if the surviving spouse is eligible based on his or her attained age. If the surviving spouse is older than the maximum rider issue age, the rider will terminate. The Maximum Base and the percentages will be reset based on the adjusted contract value. The calculation of the benefit going forward will be: 1) based on the attained age of the spouse at the time of the ownership change using current values as of that date; 2) computed as if the rider was added to the Contract after issue and after the increase; and 3) based on the Maximum Base and percentages in effect on the original rider date. However, we may in the future permit the surviving spouse to elect to use the then current Maximum Base and percentages in the benefit calculation.

--------------------------------------------------------------------------------
                                Charges and Fees
--------------------------------------------------------------------------------

The following paragraph replaces the same paragraph of Trust Expenses Section from the May 1, 2001 Prospectus.

Trust Expenses
Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, five portfolios deduct a service fee, which is used to compensate service providers for administrative and contract holder services provided on behalf of the portfolios, and nine portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. There are an additional three portfolios that may deduct a distribution or 12b-1 fee but currently do not. Based on actual portfolio experience in 2000, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2001 range from 0.55% to 1.86%. See "Fees and Expenses" in this prospectus.

--------------------------------------------------------------------------------
                                Other Information
--------------------------------------------------------------------------------

The following paragraph replaces the same paragraph of Experts Section from the May 1, 2001 Prospectus.

Experts
The audited consolidated financial statements of Golden American at December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, and Separate Account B at December 31, 2000 and the related statements of operations an changes in net assets for the periods disclosed in the financial statements, appearing in this prospectus or in the SAI and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing in this prospectus or in the SAI and in the Registration Statement, and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                       9
ACC-111467

--------------------------------------------------------------------------------
                           Federal Tax Considerations
--------------------------------------------------------------------------------

The following paragraph appears before the "Witholding" paragraph fo the "Taxation of Qualified Contracts" Section from the May 1, 2001 Prospectus.

Separate Account Charges. It is possible that the Internal Revenue Service may take a position that charges for certain optional benefits and riders are deemed to be taxable distributions to you. In particular, the Internal Revenue Service may treat the quarterly charges deducted for the earnings multiplier benefit rider as taxable withdrawals, which might also be subject to a tax penalty if the withdrawal occurs before you reach age 59 1/2. Although we do not believe that the charges we deduct for the earnings multiplier benefit rider or any other optional benefit or rider provided under the Contract should be treated as taxable withdrawals, you should consult your tax advisor prior to selecting any optional benefit or rider under the Contract.

The following paragraph is added following the "Individual Retirement Annuities" paragraph of the May 1, 2001 Prospectus:

IRA's generally may not invest in life insurance contracts. We do not believe a death benefit under an annuity contract that is equal to the greater of premiums paid (less withdrawals) or contact value will be treated as life insurance. However, the enhanced death benefits and earnings enhancement benefit under this Contract may exceed the greater of premiums paid (less withdrawals) and contract value. We have previously received IRS approval of the form of the Contract, including the enhanced death benefit feature, for use as an IRA. The Contract with both enhanced death benefits and the earnings multiplier benefit has been filed with the IRS for approval for use as an IRA. However, there is no assurance that the IRS will give this approval or that the Contract meets the qualification requirements for an IRA. Although we regard the enhanced death benefit options and earnings multiplier benefit as investment protection features that should not have an adverse tax effect, it is possible that the IRS could take a contrary position regarding tax qualification, which could result in the immediate taxation of amounts held in the Contract and the imposition of penalty taxes. You should consult your tax advisor if you are considering adding an enhanced death benefit or earnings multiplier benefit to your Contract if it is an IRA.

                                       10
ACC-111467

--------------------------------------------------------------------------------
        MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA

The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for Golden American should be read in conjunction with the financial statements and notes thereto included in this prospectus. On October 24, 1997, PFHI Holdings, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable of Iowa"), according to a merger agreement among Equitable of Iowa, PFHI and ING Groep N.V. (the "ING acquisition"). On August 13, 1996, Equitable of Iowa acquired all of the outstanding capital stock of BT Variable, Inc., then the parent of Golden American (the "Equitable acquisition"). For financial statement purposes, the ING acquisition was accounted for as a purchase effective October 25, 1997 and the Equitable acquisition was accounted for as a purchase effective August 14, 1996. As a result, the financial data presented below for periods after October 24, 1997, are presented on the Post-Merger new basis of accounting, for the period August 14, 1996 through October 24, 1997, are presented on the Post-Acquisition basis of accounting, and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.

                                                       SELECTED GAAP BASIS FINANCIAL DATA
                                                                 (IN THOUSANDS)
                                                                   POST-MERGER

                                        ----------------------------------------------------------------------------------
                                        For the Period                                                      For the Period
                                          January 31,     For the Year     For the Year    For the Year       October 25,
                                         2001 through         Ended            Ended           Ended         1997 through
                                           June 30,       December 31,     December 31,    December 31,      December 31,
                                             2001             2000             1999            1998              1997
                                        --------------    ------------     ------------    ------------     --------------
Annuity and Interest
    Sensitive Life

    Product Charges.................    $      84,284    $      144,877    $     82,935     $     39,119     $      3,834
Net Income (Loss) before
    Federal Income Tax .............    $      19,842    $       32,862    $     19,737     $     10,353     $       (279)
Net Income (Loss)...................    $      12,135    $       19,180    $     11,214     $      5,074     $       (425)
Total Assets........................    $  12,848,283    $   11,852,677    $  9,392,857     $  4,754,623     $  2,446,395
Total Liabilities...................    $  12,206,786    $   11,235,540    $  8,915,008     $  4,400,729     $  2,219,082
Total Stockholder's Equity..........    $     641,497    $      617,137    $    477,849     $    353,894     $    227,313




                                                              POST-ACQUISITION         |   PRE-ACQUISITION
                                                       ------------------------------  |   ---------------
                                                       For the Period  For the Period  |   For the Period
                                                       January 1,1997    August 14,    |     January 1,
                                                           through      1996 through   |    1996 through
                                                         October 24,    December 31,   |     August 13,
                                                            1997            1996       |        1996
                                                       --------------  --------------  |   ---------------
Annuity and Interest                                                                   |
    Sensitive Life  Product Charges...................   $  18,288      $      8,768   |      $ 12,259
Net Income (Loss) before  Federal Income Tax..........   $    (608)     $        570   |      $  1,736
Net Income (Loss).....................................   $     729      $        350   |      $  3,199
Total Assets..........................................       N/A        $  1,677,899   |         N/A
Total Liabilities.....................................       N/A        $  1,537,415   |         N/A
Total Stockholder's Equity............................       N/A        $    140,484   |         N/A

ACC-111467

BUSINESS ENVIRONMENT

The current business and regulatory environment presents many challenges to the insurance industry. The variable annuity competitive environment remains intense and is dominated by a number of large highly rated insurance companies. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. However, overall demand for variable insurance products remains strong for several reasons including: low levels of inflation, moderate interest rate levels, a growing U.S. economy; an aging U.S. population that is increasingly concerned about retirement, estate planning, and maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

The purpose of this section is to discuss and analyze Golden American Life Insurance Company's ("Golden American") consolidated results of operations. In addition, some analysis and information regarding financial condition and liquidity and capital resources is provided. This analysis should be read jointly with the consolidated financial statements, related notes, and the Cautionary Statement Regarding Forward-Looking Statements, which appear elsewhere in this report. Golden American reports financial results on a consolidated basis. The consolidated financial statements include the accounts of Golden American and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies").

                              RESULTS OF OPERATION

THE FIRST SIX MONTHS OF 2001
COMPARED TO SAME PERIOD OF 2000

PREMIUMS

                                                                           PERCENTAGE          DOLLAR
FOR THE SIX MONTHS ENDED JUNE 30                            2001             CHANGE            CHANGE         2000
                                                           -------         ----------          ------         ----
                                                                              (Dollars in millions)
Variable annuity premiums:
    Separate account.................................      $  39.2          (94.9)%            $(726.5)     $  765.7
    Fixed account....................................        720.9          103.9                367.3         353.6
Total variable annuity premiums......................        760.1          (32.1)              (359.2)      1,119.3
Fixed annuity premiums...............................          1.6             --                  1.6           --
Variable life premiums...............................          1.0             --                  --            1.0
                                                           -------          -----              -------      --------
Total premiums.......................................      $ 762.7          (31.9)%            $(357.6)     $1,120.3
                                                           =======          =====              =======      ========


For the Companies' variable and fixed insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity premiums net of reinsurance decreased 32.1% during the first six months of 2001 compared to the same period of 2000. This decrease is primarily due to ceded variable annuity separate account premiums of $1.2 billion and $0.9 billion for the first six months of 2001 and 2000, respectively, under modified coinsurance agreements. Also contributing to the decrease in variable annuity premiums is a reduction of $462.0 million in variable annuity separate account premiums from the Premium Plus product in the first three months of 2001 as compared to the first three months of 2000. Offsetting these decreases is an increase in fixed account premiums from $353.6 million in 2000 to $720.9 million in 2001. This increase is

ACC-111467
primarily due to sales of the Guarantee product, a registered fixed annuity product introduced in the last quarter of 2000. Sales for this product totaled $358.0 million in the first six months of 2001. During the first six months of 2001, First Golden began selling two fixed annuity products, a Flex Annuity and a Multi-Year Guarantee Annuity.

Premiums, net of reinsurance, for variable products from a significant broker/dealer having at least ten percent of total sales for the six months ended June 30, 2001 totaled $72.4 million, or 10% of total premiums ($131.4 million, or 12% from a significant broker/dealer for the six months ended June 30, 2000). Gross premiums for variable products from a significant broker/dealer having at least ten percent of total sales for the six months ended June 30, 2001, totaled $214.6 million, or 11% of total gross premiums ($450.0 million, or 22%, from two significant broker/dealers for the six months ended June 30,
2000).

REVENUES

                                                                           PERCENTAGE         DOLLAR
FOR THE SIX MONTHS ENDED JUNE 30                            2001             CHANGE           CHANGE          2000
                                                           -------         ----------          ------         ----
                                                                              (Dollars in millions)
Annuity and interest sensitive life product
    charges..........................................       $84.3             20.9%            $14.6        $ 69.7
Management fee revenue...............................        12.4             26.2               2.6           9.8
Net investment income................................        42.8             34.6              11.0          31.8
Realized losses on investments.......................        (1.9)           (27.2)              0.7          (2.6)
                                                           ------            -----             -----        ------
                                                           $137.6             26.5%            $28.9        $108.7
                                                           ======            =====             =====        ======

Total revenues increased 26.5% in the first six months of 2001 from the same period in 2000. Annuity and interest sensitive life product charges increased 20.9% in the first six months of 2001 due to additional fees earned from the higher average block of business under management in the variable separate accounts and higher surrender charges.

Golden American provides certain managerial and supervisory services to Directed Services, Inc. ("DSI"). The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $11.5 million and $9.0 million for the first six months of 2001 and 2000, respectively. This increase was due to the increasing average assets in the variable separate accounts and renegotiation of the fee paid by DSI to Golden American during the third quarter of 2000.

Net investment income increased 34.6% in the first six months of 2001 due to a growth in invested assets from June 30, 2000 mainly related to the introduction of the Guarantee product. The Companies had $1.9 million of realized losses on the sale of investments in the first six months of 2001, compared to losses of $2.6 million in the same period of 2000.

EXPENSES

Total insurance benefits and expenses increased $23.3 million, or 27.4%, to $108.2 million in the first six months of 2001 from the same period in 2000. Interest credited to account balances decreased $9.9 million, or 9.9%, to $90.2 million in the first six months of 2001. The premium credit on the Premium Plus product decreased $23.3 million to $50.3 million at June 30, 2001 and the bonus interest on the fixed account decreased $0.6 million to $4.2 million at June 30, 2001. These decreases were partially offset by an increase in interest credited due to higher average account balances associated with the Companies' fixed account options, mainly due to the introduction of the Guarantee product.

Commissions decreased $3.6 million, or 3.2%, to $108.6 million in the first six months of 2001. Insurance taxes, state licenses, and fees increased $0.6 million, or 21.2%, to $3.5 million in the first six months of 2001. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and mix or composition of fixed and variable product sales. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

ACC-111467

General expenses increased $16.8 million, or 41.8%, to $57.0 million in the first six months of 2001. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. Also contributing to this increase in general expenses are additional cost allocations during the first six months of 2001. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life Insurance Company of Iowa ("Equitable Life"), Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by the Companies.

During the first six months of 2001 and 2000, the value of purchased insurance in force ("VPIF") was adjusted to increase amortization by $245,000 and $707,000, respectively, to reflect changes in the assumptions related to the timing of estimated gross profits. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of June 30, 2001 is $2.0 million for the remainder of 2001, $3.4 million in 2002, $3.0 million in 2003, $2.5 million in 2004, $1.8 million in 2005, and $1.4 million in 2006. Actual amortization may vary based upon changes in assumptions and experience.

Amortization of deferred policy acquisition costs ("DPAC") decreased $6.1 million, or 17.1%, in the first six months of 2001. Deferred policy acquisition costs decreased $72.8 million, or 74.5%, for the six months ended June 30, 2001. The decrease in the amortization and the amount of policy acquisition costs deferred was mainly due to an increase in the amount of deferred costs that have been offset due to the modified coinsurance agreement entered into during the second quarter of 2000.

Expenses and charges reimbursed to Golden American under modified coinsurance agreements increased from $115.8 million for the six months in 2000 to $162.7 million during the first six months in 2001. This was primarily due to a modified coinsurance agreement which was entered into during the second quarter of 2000, with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee. Under this reinsurance agreement, $160.9 million in expenses and charges were reimbursed during the first six months of 2001. This reimbursement offset deferred policy acquisition costs and non-deferrable costs related to policies reinsured under this agreement.

Interest expense decreased 6.0%, or $0.6 million, to $9.5 million in the first six months of 2001. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $1.0 million for the first six months of 2001, unchanged from the same period of 2000. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $2.2 million for the first six months of 2001, unchanged from the same period of 2000. Interest expense on a $75 million surplus note, issued September 1999 and expiring September 2029 was $2.9 million for the first six months of 2001 and 2000. Interest expense on a $50 million surplus note, issued December 1999 and expiring December 2029 was $2.0 million for the first six months of 2001 and $2.1 million in 2000. Interest expense on a $35 million surplus note issued December 1999 and expiring December 2029 was $1.4 million for the first six months of 2001 and $1.6 million in 2000. Golden American also paid $25,000 in 2001 and $284,000 in 2000 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $1,000 and $36,000 for the first six months of 2001 and 2000, respectively.

INCOME

Net income was $12.1 million for the first six months of 2001, an increase of $4.0 million, or 50.2% from the same period of 2000.

Comprehensive income for the first six months of 2001 was $17.4 million, an increase of $10.4 million from comprehensive income of $7.0 million in the same period of 2000.

ACC-111467

2000 COMPARED TO 1999

PREMIUMS

                                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              2000             CHANGE          CHANGE            1999
                                                            ----           ----------        ------            ----
                                                                              (Dollars in millions)
Variable annuity premiums:
    Separate account.................................     $1,307.3          (48.0)%          $(1,204.4)       $2,511.7
    Fixed account....................................        793.1            2.9                 22.4           770.7
Total variable annuity premiums......................      2,100.4          (36.0)            (1,182.0)        3,282.4
Variable life premiums...............................          1.6          (81.8)                (7.0)            8.6
                                                          --------          -----            ---------        --------
Total premiums.......................................     $2,102.0          (36.1)%          $(1,189.0)       $3,291.0
                                                          ========          =====            =========        ========


For the Companies' variable insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums decreased 48.0% in 2000. Excluded from the variable annuity separate account premiums above are $1,787.9 million and $97.9 million for the years ended December 31, 2000 and 1999, respectively, related to modified coinsurance agreements. The fixed account portion of the Companies' variable annuity premiums increased 2.9% in 2000. Excluding the effect of the modified coinsurance agreements, the increase in premiums resulted from increased sales of existing annuity products and from the introduction of a new annuity product during 2000 called GoldenSelect Guarantee Annuity.

Variable life premiums decreased 81.8% in 2000. In August 1999, Golden American discontinued offering variable life products, but the Companies continue to accept additional premiums from existing policyholders.

Premiums, net of reinsurance, for variable products from a significant broker/dealer having at least ten percent of total sales for the year ended December 31, 2000, totaled $235.3 million, or 11% of total net premiums compared to $918.4 million, or 28%, from two significant broker/dealers for the year ended December 31, 1999. Gross premiums for variable products from two significant broker/dealers having at least ten percent of total sales for the year ended December 31, 2000, totaled $831.0 million, or 21% of total gross premiums compared to $1,018.9 million, or 30%, from two significant broker/dealers for the year ended December 31, 1999.

REVENUES

                                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              2000             CHANGE          CHANGE           1999
                                                            ----           ----------        ------           ----
                                                                              (Dollars in millions)
Annuity and interest sensitive life product
    charges..........................................      $144.9             74.7%           $62.0          $ 82.9
Management fee revenue...............................        23.0            106.4             11.9            11.1
Net investment income................................        64.1              8.4              4.9            59.2
Realized losses on investments.......................        (6.6)          (124.2)            (3.7)           (2.9)
                                                           ------           ------            -----          ------
                                                           $225.4             50.0%           $75.1          $150.3
                                                           ======           ======            =====          ======

Total revenues increased 50.0%, or $75.1 million, to $225.4 million in 2000. Annuity and interest sensitive life product charges increased 74.7%, or $62.0 million, to $144.9 million in 2000, primarily due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to DSI, a wholly owned subsidiary of EIC. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $21.3 million for 2000 and $10.1 million for 1999. This increase is due

ACC-111467
to the increasing assets in the separate accounts and renegotiation of the fee paid by DSI to Golden American.

Net investment income increased 8.4%, or $4.9 million, to $64.1 million in 2000 from $59.2 million in 1999, due to increasing investment yields, as well as a larger average amount of assets backing the fixed account options within the variable products.

During 2000, the Companies had net realized losses on investments of $6.6 million, mainly due to sales of fixed maturities, including a $142,000 write down of an impaired fixed maturity. In 1999, the Companies had net realized losses on investments of $2.9 million, including a $1.6 million write down of two impaired fixed maturities.

EXPENSES

                                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              2000             CHANGE          CHANGE            1999
                                                            ----           ----------        ------            ----
                                                                              (Dollars in millions)
Insurance benefits and expenses:
   Annuity and interest sensitive life benefits:
      Interest credited to account balances..........      $195.1              11.3%         $ 19.8          $175.3
      Benefit claims incurred in excess of
        account balances.............................         4.9             (22.4)           (1.4)            6.3
    Underwriting, acquisition, and insurance
      expenses:
      Commissions....................................       213.7              13.4            25.3           188.4
      General expenses...............................        84.9              41.1            24.7            60.2
      Insurance taxes, state licenses, and fees......         4.5              12.5             0.5             4.0
      Policy acquisition costs deferred..............      (168.4)            (51.4)          178.0          (346.4)
      Expenses and charges reimbursed under
        modified coinsurance agreements..............      (225.8)          2,341.7          (216.6)           (9.2)
      Amortization:
        Deferred policy acquisition costs............        55.2              66.5            22.1            33.1
        Value of purchased insurance in force........         4.8             (23.0)           (1.4)            6.2
        Goodwill.....................................         3.8               --               --             3.8
                                                           ------           -------          ------          ------
                                                           $172.7              41.9%         $ 51.0          $121.7
                                                           ======           =======          ======          ======

Total insurance benefits and expenses increased 41.9%, or $51.0 million, in 2000 from $121.7 million in 1999. Interest credited to account balances increased 11.3%, or $19.8 million, in 2000 from $175.3 million in 1999. The premium credit on the Premium Plus variable annuity product increased $8.2 million to $132.0 million at December 31, 2000. The remaining increase in interest credited relates to higher average account balances and higher average credited rates associated with the Companies' fixed account options within the variable products.

Commissions increased 13.4%, or $25.3 million, in 2000 from $188.4 million in 1999 due to increased sales of the fixed and separate account options in 2000. Insurance taxes, state licenses, and fees increased 12.5%, or $0.5 million, in 2000 from $4.0 million in 1999. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased 41.1%, or $24.7 million, in 2000 from $60.2 million in 1999. Management expects general expenses to continue to increase in 2001 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by

ACC-111467
reimbursements received from DSI, Equitable Life Insurance Company of
Iowa ("Equitable Life"), an affiliate, ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

The Companies' previous balances of DPAC, VPIF, and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 2000, VPIF established at the merger date of the Companies' Parent and ING, was adjusted to reduce amortization by $1.6 million to reflect changes in the assumptions related to the timing of estimated gross profits. During 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of future gross profits. Amortization of DPAC increased $22.1 million, or 66.5%, in 2000. This increase resulted from a growth in deferred policy acquisition costs generated by expenses associated with the large sales volume experienced since December 31, 1999. Deferred policy acquisition costs decreased $178.0 million or 51.4% for the year ended December 31, 2000. This decrease was due to a modified coinsurance agreement which was entered into during the second quarter of 2000, and which resulted in a $223.7 million decrease in deferred policy acquisition costs. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 2000, is $3.9 million in 2001, $3.6 million in 2002, $3.0 million in 2003, $2.4 million in 2004, and $1.9 million in 2005. Actual amortization may vary based upon changes in assumptions and experience.

Expenses and charges reimbursed under modified coinsurance agreements increased by $216.6 million to $225.8 million during 2000 as compared to the year ended December 31, 1999. This was primarily due to a modified coinsurance agreement which was entered into during the second quarter of 2000, with an affiliate, Equitable Life, covering a part of the business issued after January 1, 2000. This reinsurance agreement contributed $218.8 million to expenses and charges reimbursed under modified coinsurance agreements during the year ended December 31, 2000. This was offset by a corresponding decrease in deferred policy acquisition costs and reimbursement of non-deferrable costs related to policies reinsured under this agreement.

Interest expense increased 123.4%, or $11.0 million, in 2000 from $8.9 million in 1999. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 2000, unchanged from the same period of 1999. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.4 million for the year ended December 31, 2000, unchanged from the same period of 1999. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $5.8 million for the year ended December 31, 2000, and $1.5 million for the year ended December 31, 1999. Interest expense on a $50 million surplus note, issued December 1999 and expiring December 2029 was $4.1 million for the year ended December 31, 2000. Interest expense on a $35 million surplus note issued December 1999 and expiring December 2029 was $3.0 million for the year ended December 31, 2000. Golden American also paid $0.4 million in 2000 and $0.8 million in 1999 to ING AIH for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $0.1 million and $0.2 million for the years ended December 31, 2000 and 1999, respectively.

INCOME. Net income for 2000 was $19.2 million, an increase of $8.0 million from $11.2 million for 1999.

Comprehensive income for 2000 was $24.3 million, an increase of $21.3 million from comprehensive income of $3.0 million for 1999.

ACC-111467

1999 COMPARED TO 1998

PREMIUMS

                                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              1999             CHANGE          CHANGE            1998
                                                            ----           ----------        ------            ----
                                                                              (Dollars in millions)
Variable annuity premiums:
    Separate account.................................     $2,511.7            71.9%         $1,050.5        $1,461.2
    Fixed account....................................        770.7            30.9             182.0           588.7
                                                          --------           -----          --------        --------
Total variable annuity premiums......................      3,282.4            60.1           1,232.5         2,049.9
Variable life premiums...............................          8.6           (37.8)             (5.2)           13.8
                                                          --------           -----          --------        --------
Total premiums.......................................     $3,291.0            59.5%         $1,227.3        $2,063.7
                                                          ========           =====          ========        ========


For the Companies' variable insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums increased 71.9% in 1999. The fixed account portion of the Companies' variable annuity premiums increased 30.9% in 1999. These increases resulted from increased sales of the Premium Plus variable annuity product.

Variable life premiums decreased 37.8% in 1999. In August 1999, Golden American discontinued offering variable life products.

Premiums, net of reinsurance, for variable products from two significant broker/dealers each having at least ten percent of total sales for the year ended December 31, 1999 totaled $918.4 million, or 28% of premiums compared to $528.9 million, or 26%, from two significant broker/dealers for the year ended December 31, 1998.

REVENUES

                                                                        PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              1999          CHANGE          CHANGE         1998
                                                            ----        ----------        ------         ----
                                                                           (Dollars in millions)
Annuity and interest sensitive life product
    charges..........................................     $  82.9         112.0%            $43.8        39.1
Management fee revenue...............................        11.1         131.2               6.3         4.8
Net investment income................................        59.2          39.3              16.7        42.5
Realized gains (losses) on investments...............        (2.9)         93.3              (1.4)       (1.5)
                                                          -------         -----             -----        ----
                                                          $ 150.3          77.0%            $65.4        84.9
                                                          =======         =====             =====        ====

Total revenues increased 77.0%, or $65.4 million, to $150.3 million in 1999. Annuity and interest sensitive life product charges increased 112.0%, or $43.8 million, to $82.9 million in 1999, primarily due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to DSI. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $11.1 million for 1999 and $4.8 million for 1998.

Net investment income increased 39.3%, or $16.7 million, to $59.2 million in 1999 from $42.5 million in 1998, due to growth in invested assets from December 31, 1998, increasing interest rates, and a relative increase in below investment grade investments.

During 1999, the Company had net realized losses on investments of $2.9 million, which includes a $1.6 million write down of two impaired fixed maturities, compared to net realized losses on investments of $1.5 million in 1998 which included a $1.0 million write down of two impaired fixed maturities.

ACC-111467

EXPENSES

                                                                           PERCENTAGE        DOLLAR
FOR THE YEAR ENDED DECEMBER 31                              1999             CHANGE          CHANGE            1998
                                                            ----           ----------        ------            ----
                                                                              (Dollars in millions)
Insurance benefits and expenses:
   Annuity and interest sensitive life benefits:
      Interest credited to account balances..........     $ 175.3              84.7%          $  80.4          $ 94.9
      Benefit claims incurred in excess of
        account balances.............................         6.3             200.2               4.2             2.1
   Underwriting, acquisition, and insurance
      expenses:
      Commissions....................................       188.4              55.5              67.2           121.2
      General expenses...............................        60.2              60.2              22.6            37.6
      Insurance taxes, state licenses, and fees......         4.0              (4.0)             (0.1)            4.1
      Policy acquisition costs deferred..............      (346.4)             75.1            (148.6)         (197.8)
      Amortization:
        Deferred policy acquisition costs............        33.1             543.3              28.0             5.1
        Value of purchased insurance in force........         6.2              32.0               1.5             4.7
        Goodwill.....................................         3.8                --                --             3.8
   Expenses and charges reimbursed under
      modified coinsurance agreements................        (9.2)             64.3              (3.6)           (5.6)
                                                          -------             -----             -----          ------
                                                          $ 121.7              73.6%            $51.6          $ 70.1
                                                          =======             =====             =====          ======


Total insurance benefits and expenses increased 73.6%, or $51.6 million, in 1999 from $70.1 million in 1998. Interest credited to account balances increased 84.7%, or $80.4 million, in 1999 from $94.9 million in 1998. The premium credit on the Premium Plus variable annuity product increased $69.3 million to $123.8 million at December 31, 1999. The bonus interest on the fixed account increased $3.0 million to $10.9 million at December 31, 1999. The remaining increase in interest credited relates to higher account balances associated with the Companies' fixed account options within the variable products.

Commissions increased 55.5%, or $67.2 million, in 1999 from $121.2 million in 1998. Insurance taxes, state licenses, and fees decreased 4.0%, or $0.1 million, in 1999 from $4.1 million in 1998. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Insurance taxes, state licenses, and fees are impacted by several other factors, which include an increase in FICA taxes primarily due to bonuses and expenses for the triennial insurance department examination of Golden American, which were offset by a decrease in 1999 of guaranty fund assessments paid. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased 60.2%, or $22.6 million, in 1999 from $37.6 million in 1998. Management expects general expenses to continue to increase in 2000 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life, ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

The Companies' previous balances of DPAC, VPIF, and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of estimated gross profits. During 1998, VPIF decreased $2.7 million to adjust the value of other receivables and increased $0.2 million as a result of an adjustment to the merger costs. During 1998,

ACC-111467

VPIF was adjusted to reduce amortization by $0.2 million to reflect changes in the assumptions related to the timing of future gross profits. Amortization of DPAC increased $28.0 million, or 543.3%, in 1999. This increase resulted from growth in policy acquisition costs deferred from $197.8 million at December 31, 1998 to $346.4 million at December 31, 1999, which was generated by expenses associated with the large sales volume experienced since December 31, 1998. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 1999 is $4.0 million in 2000, $3.6 million in 2001, $3.3 million in 2002, $2.8 million in 2003, and $2.3 million in 2004. Actual amortization may vary based upon changes in assumptions and experience.

Expenses and charges reimbursed under modified coinsurance agreements increased by $3.6 million due primarily to income received under a modified reinsurance agreement with an unaffiliated reinsurer.

Interest expense increased 102.6%, or $4.5 million, in 1999 from $4.4 million in 1998. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 1999, unchanged from the same period of 1998. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.3 million for the year ended December 31, 1999. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $1.5 million for the year ended December 31, 1999. Golden American also paid $0.8 million in 1999 and $1.8 million in 1998 to ING AIH for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust
Bank, Atlanta was $0.2 million and $0.3 million for the years ended
December 31, 1999 and 1998, respectively. In addition, Golden American incurred interest expense of $0.2 million in 1998 on a line of credit with Equitable Life.

INCOME. Net income for 1999 was $11.2 million, an increase of $6.1 million from $5.1 million for 1998.

Comprehensive income for 1999 was $3.0 million, a decrease of $0.9 million from comprehensive income of $3.9 million for 1998.


                               FINANCIAL CONDITION

RATINGS. Currently, the Companies' ratings are A+ by A. M. Best Company, AA+ by Fitch IBCA, Duff & Phelps Credit Rating Company, and AA+ by Standard & Poor's Rating Services ("Standard & Poor's").

INVESTMENTS. The financial statement carrying value and amortized cost basis of the Companies' total investments increased 50.1% and 48.4%, respectively, during the first six months of 2001 after decreasing slightly in 2000. All of the Companies' investments, other than mortgage loans on real estate, are carried at fair value in the Companies' financial statements. The increase in the carrying value of the Companies' investment portfolio was due mainly to net purchases, as well as changes in unrealized appreciation and depreciation of fixed maturities. Growth in the cost basis of the Companies' investment portfolio resulted from the investment of premiums from the sale of the Companies' fixed account options due mainly to the introduction of the Guarantee product. The Companies manage the growth of insurance operations in order to maintain adequate capital ratios. To support the fixed account options of the Companies' insurance products, cash flow was invested primarily in fixed maturities and mortgage loans on real estate.

At June 30, 2001 and December 31, 2000, the Companies investments had a yield of 6.7%. The Companies estimate the total investment portfolio, excluding policy loans, had a fair value approximately equal to 100.4% and 99.3% of amortized cost value at June 30, 2001 and December 31, 2000, respectively.

Fixed Maturities: At June 30, 2001, the Companies had fixed maturities with an amortized cost of $1.2 billion and an estimated fair value of $1.2 billion. The Companies classify 100% of securities as available for sale. Net unrealized appreciation of fixed maturities of $5.2 million was comprised of gross appreciation of $13.9 million and gross depreciation of $8.7 million. Net unrealized holding gains on these securities, net of adjustments for VPIF, DPAC, and deferred income taxes of $1.2 million, were included in stockholder's equity at June 30, 2001.

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
At December 31, 2000, the Companies had fixed maturities with an amortized cost of $798.8 million and an estimated fair value of $792.6 million. The Companies classify 100% of securities as available for sale. Net unrealized depreciation of fixed maturities of $6.2 million comprised of gross appreciation of $5.8 million and gross depreciation of $12.0 million. Depreciation of $1.5 million was included in stockholder's equity at December 31, 2000 (net of adjustments of $0.8 million to VPIF, $3.1 million to DPAC, and $0.8 million to deferred taxes).

The individual securities in the Companies' fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U.S. government, its agencies, and corporations that are rated at least A- by Standard & Poor's Rating Services ("Standard & Poor's") ($589.9 million or 48.1% at June 30, 2001 and $519.9 million or 65.1% at December 31,
2000), that are rated BBB+ to BBB- by Standard & Poor's ($239.7 million or 19.6% at June 30, 2001 and $117.9 million or 14.7% at December 31, 2000), and below investment grade securities, which are securities issued by corporations that are rated BB+ and lower by Standard & Poor's ($118.5 million or 9.6% at June 30, 2001 and $53.5 million or 6.7% at December 31, 2000). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1, 2, 3, 4, 5, or 6 ($278.0 million or 22.7% at June 30, 2001 and
$106.9 million or 13.4% at December 31, 2000). The Companies' fixed maturity investment portfolio had a combined yield at amortized cost of 6.9% and 6.8% at June 30, 2001 and December 31, 2000, respectively.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

At June 30, 2001, the amortized cost value of the Companies' total investments in below investment grade securities, excluding mortgage-backed securities, was $133.3 million, or 8.9%, of the Companies' investment portfolio ($65.1 million, or 6.4% at December 31, 2000). The Companies do not expect the percentage of the portfolio invested in below investment grade securities, excluding mortgage-backed securities, to exceed 10% of the investment portfolio. At June 30, 2001, the yield at amortized cost on the Companies' below investment grade portfolio was 8.4% compared to 6.9% for the Companies' investment grade corporate bond portfolio. At December 31, 2000, the yield at amortized cost on the Companies' below investment grade portfolio was 8.2% compared to 6.6% for the Companies' investment grade corporate bond portfolio. The Companies estimate the fair value of the below investment grade portfolio was $131.2 million, or 98.4% of amortized cost value, at June 30, 2001 ($60.2 million, or 92.6% of amortized cost value, at December 31, 2000).

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are investment grade issuers. The Companies attempt to reduce the overall risk in the below investment grade portfolio, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Companies analyze the investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Companies' ability to realize the carrying value on any investment has been impaired. For debt and equity securities, if impairment in value is determined to be other than temporary (i.e. if it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Companies' portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Companies' net income in future periods.

During the first six months of 2001 and the year ended December 31, 2000, fixed maturities designated as available for sale with a combined amortized cost of $233.3 million and $211.3 million, respectively, were sold, called, or repaid by their issuers. In total, net pre-tax losses from sales, calls, and repayments of

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
fixed maturities amounted to $0.5 million in the first six months to June 2001. During the first six months of 2001, Golden American determined that the carrying value of three impaired bonds exceeded their estimated net realizable value. As a result, at June 30, 2001, Golden American recognized a total pre-tax loss of approximately $679,000 to reduce the carrying value of the bonds to their net realizable value of $365,000. For year ended December 31, 2000, net pre-tax losses from sales, calls, and repayment of fixed maturities amounted to $6.1 million, excluding the $142,000 pre-tax loss recognized in June 2000 to reduce the carrying value of an impaired bond to its net realizable value of $315,000.

Equity Securities: As of December 31, 2000, equity securities at market represent 0.7% of the fair value of the Companies' investment portfolio. At December 31, 2000, the Companies owned equity securities with a cost of $8.6 million and an estimated fair value of $6.8 million. Net unrealized depreciation of equity securities was comprised entirely of gross depreciation of $1.8 million. Equity securities are primarily comprised of investments in shares of the mutual funds underlying the Companies' registered separate accounts.

Mortgage Loans on Real Estate: Mortgage loans on real estate represent 10.0% and 9.9% of the Companies' investment portfolio at June 30, 2001 and December 31, 2000, respectively. Mortgages outstanding were $150.6 million at June 30, 2001 with an estimated fair value of $151.1 million. Mortgages outstanding at amortized cost were $99.9 million at December 31, 2000 with an estimated fair value of $100.5 million. The Companies' mortgage loan portfolio includes 60 loans with an average size of $2.5 million at June 30, 2001. The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and not speculative developments and are diversified by type of property and geographic location. Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as Ohio (17% in 2001 and 4% in 2000) and California (16% in 2001 and 15% in 2000).
There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at June 30, 2001 and December 31, 2000. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (24% in 2001 and 29% in 2000), industrial buildings (27% in 2001 and 35% in 2000), retail facilities (24% in 2001 and 18% in 2000), and multi-family apartments (21% in 2001 and 10% in
2000). At June 30, 2001 and December 31, 2000, the yield on the Companies' mortgage loan portfolio was 7.1% and 7.3%, respectively.

Mortgage loans on real estate represent 9.9% of the Companies' investment portfolio. Mortgages outstanding at amortized cost were $99.9 million at December 31, 2000 with an estimated fair value of $100.5 million. The Companies' mortgage loan portfolio includes 56 loans with an average size of $1.8 million and average seasoning of 0.6 years if weighted by the number of loans. The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and not speculative developments and are diversified by type of property and geographic location. Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (15% in 2000 and 12% in 1999), and Utah (9% in 2000, 10% in 1999). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 2000 and 1999. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (29% in 2000, 34% in 1999), industrial buildings (35% in 2000, 33% in 1999), retail facilities (18% in 2000, 19% in 1999), and multi-family apartments (10% in 2000 and 10% in
1999). At December 31, 2000, the yield on the Companies' mortgage loan portfolio was 7.3%.

At June 30, 2001 and December 31, 2000, no mortgage loan on real estate was delinquent by 90 days or more. The Companies' loan investment strategy is consistent with other life insurance subsidiaries of ING in the United States. The Companies have experienced a historically low default rate in their mortgage loan portfolios.

OTHER ASSETS. Reinsurance recoverables increased $9.4 million during the first six months of 2001 and $19.1 million during 2000, due largely to an increase of $6.8 million during the first six months of 2001 and $14.6 million during 2000 in reinsurance reserves from an intercompany reinsurance agreement between Golden American and Security Life of Denver International Limited. On December 28, 2000, effective January 1, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits. The remainder of the increase in 2000 was mainly due to an increase in reinsurance receivable from surrenders, and was consistent with an increase in ceded premiums from 1999 to 2000.

ACC-111467

Amounts due from affiliates were $68,000 and $38.8 million at June 30, 2001 and December 31, 2000, respectively. At December 31, 2000, the companies had a receivable of $35.0 million related to a capital contribution from its parent Equitable of Iowa. Most of the remaining balance at December 31, 2000 was due to receivable for management fee revenues. The increase was due to higher management fees in the current year as well as the timing of the receivable settlement.

Accrued investment income decreased $1.6 million during 2000, due to a shift from long-term to short-term investments at December 31, 2000 as compared to December 31, 1999.

DPAC represents certain deferred costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credits, and other expenses related to the production of new business after the acquisition of Equitable of Iowa and its subsidiaries by ING Groep N.V. ("ING Group") on October 24, 1997 (the "acquisition date"). The Companies' previous balances of DPAC and VPIF were eliminated as of the acquisition date, and an asset representing VPIF was established for all policies in force at the acquisition date. VPIF is amortized into income in proportion to the expected gross profits of in force acquired business in a manner similar to DPAC amortization. Any expenses which vary directly with the sales of the Companies' products are deferred and amortized. At June 30, 2001, the Companies had DPAC and VPIF balances of $624.6 million and $22.3 million, respectively ($635.1 million and $25.9 million, respectively, at December 31, 2000). During the first six months of 2001 and 2000, VPIF was adjusted to increase amortization by $245,000 and by $707,000, respectively, to reflect changes in the assumptions related to the timing of estimated gross profits.

Goodwill totaling $151.1 million, representing the excess of the acquisition cost over the fair value of net assets acquired, was established at the merger date. Accumulated amortization of goodwill as of June 30, 2001 and December 31, 2000 was $13.9 million and $11.9 million, respectively.

Other assets increased $22.3 million during first six months of 2001 and $29.5 million during 2000, due mainly to increases in the receivable for securities sold.

At June 30, 2001, the Companies had $10.4 billion of separate account assets compared to $9.8 billion at December 31, 2000. At December 31, 2000, the Companies had $9.8 billion of separate account assets compared to $7.6 billion at December 31, 1999. The increase in separate account assets resulted from sales of the Companies' variable annuity products, net of redemptions and reinsurance, and from net policyholder transfers to the separate account options from the fixed account options within the variable products. The increase was partially offset by negative equity market returns.

At June 30, 2001, the Companies had total assets of $12.8 billion, an 8.4% increase from December 31, 2000. At December 31, 2000, the Companies had total assets of $11.9 billion, a 26.2% increase from December 31, 1999.

LIABILITIES. During the six months ended June 30, 2001, future policy benefits for annuity and interest sensitive life products increased $393.9 million, or 37.1%, to $1.5 billion reflecting net sales of the Companies' fixed account net of transfers to the separate account options.

During the year ended December 31, 2000, future policy benefits for annuity and interest sensitive life products increased $29.2 million, or 2.8%, to $1.1 billion reflecting mainly an increase in reserves due to the introduction of minimum guaranteed living benefits as new riders available to policyholders as of February, 2000 on certain variable products. Sales, net of redemptions and reinsurance, and increased transfer activity to the separate account options accounted for the $2.2 billion, or 30.0%, increase in separate account liabilities to $9.8 billion at December 31, 2000.

On December 30, 1999, Golden American issued a $50 million, 8.179% surplus note to Equitable Life, which matures on December 29, 2029. On December 8, 1999, Golden American issued a $35 million, 7.979% surplus note to First Columbine Life Insurance Company, an affiliate, which matures on December 7, 2029. On September 30, 1999, Golden American issued a $75 million, 7.75% surplus note to ING AIH, which matures on September 29, 2029. On December 30, 1999, ING AIH assigned the surplus note to Equitable Life. On December 30, 1998, Golden American issued a $60 million, 7.25% surplus note to Equitable Life, which matures on December 29, 2028. On December 17, 1996, Golden American issued a $25 million, 8.25% surplus note to Equitable Life, which matures on December 17, 2026. As a result of the merger of Equitable Life into EIC, the surplus note is now payable to EIC.

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

Amounts due to affiliates decreased $4.8 million or 24.0% to $15.1 million during the first six months of 2001. This is mainly due to the partial cash settlement of a liability for the modified coinsurance agreement with Equitable Life.

During the year ended December 31, 2000, amounts due to affiliates increased by $7.2 million from $12.7 million at December 31, 1999 to $19.9 million at December 31, 2000. This was mainly due to the overpayment of the cash settlement for the modified coinsurance agreement with an affiliate.

Other liabilities increased $42.0 million or 60.6% to $111.4 million during the first six months of 2001 due to the increase in the payable for securities purchased. Other liabilities increased $16.2 million from $53.2 million at December 31, 1999, due primarily to the timing of the settlement of account transfers, an increase in outstanding checks, and an increased pension liability, partly offset by a decrease in the payable for securities purchased.

The Companies total liabilities increased $971.2 million or 8.6%, during the first six months 2001 and totaled $12.2 billion at June 30, 2001. In conjunction with the volume of variable annuity sales, the Companies' total liabilities increased $2.3 billion, or 26.0%, during 2000 and totaled $11.2 billion at December 31, 2000.

The effects of inflation and changing prices on the Companies' financial position are not material since insurance assets and liabilities are both primarily monetary and remain in balance. An effect of inflation, which has been low in recent years, is a decline in stockholder's equity when monetary assets exceed monetary liabilities.

STOCKHOLDER'S EQUITY. Additional paid-in capital increased $115.0 million, or 24.5%, from December 31, 1999 to $583.6 million at December 31, 2000, due to capital contributions from the Parent.


                         LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Companies to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities. The Companies' principal sources of cash are variable annuity premiums and product charges, investment income, maturing investments, proceeds from debt issuance, and capital contributions made by the Parent. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, investment purchases, repayment of debt, as well as withdrawals and surrenders.

Net cash provided by operating activities was $165.0 million in the first six months of 2001 compared to net cash provided by operating activities of $33.3 million in the same period of 2000. Net cash provided by operating activities was $72.7 million in 2000 compared to net cash used by operating activities of $74.0 million in 1999. The Companies have predominantly had negative cash flows from operating activities since Golden American started issuing variable insurance products in 1989. These negative operating cash flows result primarily from commissions and other deferrable expenses related to the continued growth in the variable annuity products. For the six months ended June 30, 2001 and 2000, negative operating cash flows have been offset by the effects of a modified coinsurance agreement entered into during the second quarter of 2000 with Equitable Life. This resulted in a net cash settlement of $160.9 million in the first six months of 2001. For the six months ended June 30, 2000, this modified coinsurance resulted in a net cash settlement of $111.8 million. Also contributing to this increase in net cash provided by operating activities is an increase in the payable for securities purchased at June 30, 2001. During 2000, these negative cash flows were offset by the effects of a modified coinsurance agreement entered into with an affiliate which resulted in the reimbursement of policy acquisition costs incorporated in a net cash settlement of $218.8 million. This was partially offset also by the use of cash from increases in reinsurance recoverable, due from affiliates and other assets.

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
Net cash used in investing activities was $486.4 million during the first six months of 2001 compared to net cash provided by investing activities of $39.5 million in the same period of 2000. This increase in the net cash used in investing activities is primarily due to net purchases of fixed maturities and mortgage loans on real estate during the first six months of 2001 versus net sales in 2000. Net purchases of fixed maturities reached $428.6 million during the first six months of 2001 versus net sales of $22.2 million in the same period of 2000. Net purchases of mortgage loans on real estate reached $50.9 million in the first six months of 2000 versus net purchases of $5.6 million during the same period in 2000. These investment purchases were mainly due to an increase in sales of the Companies fixed account options, primarily from the introduction of the Guarantee product in the fourth quarter of 2000.

Net cash provided by investing activities was $28.0 million during 2000 as compared to net cash used in investing activities of $177.5 million in 1999. This increase is primarily due to lower purchases of fixed maturities during 2000 than in 1999. Net sales of fixed maturities totaled $51.1 million in 2000 versus net purchases of $124.0 million in 1999. This change was mainly due to the relatively constant level policyholder account balances in the fixed account options during 2000 as compared to an increase during 1999, combined with a shift toward short-term investments.

Net cash provided by financing activities was $309.4 million during the first six months of 2001 compared to net cash used in financing activities of $25.7 million during the same period in 2000. In the first six months of 2001, net cash provided by financing activities was positively impacted by net fixed account deposits of $663.5 million compared to $267.8 million in the same period of 2000 due primarily to the introduction of the Guarantee product in the fourth quarter of 2000. In addition, there was a decrease of $49.6 million in net reallocations to Separate Accounts. In the first six months of 2001, net cash provided by financing activities was negatively impacted by a decrease in capital contributions from the Parent as well as a decrease in the amount of proceeds received from reciprocal loan agreement borrowings. The Companies received $7.0 million and $80.0 million of capital contributions from the Parent in the first six months of 2001 and 2000, respectively. During the first six months of 2000, the Companies received a net amount of $40.0 million from reciprocal loan agreement borrowings.

Net cash used by financing activities was $51.9 million during 2000 as compared to net cash provided by financing activities of $259.2 million during the prior year. In 2000, net cash provided by financing activities was positively impacted by net fixed account deposits of $660.4 million compared to $627.1 million in 1999. This increase was more than offset by net reallocations to the Companies' separate accounts, which increased to $825.9 million from $650.3 million during the prior year. In 2000, another important source of cash provided by financing activities was $115.0 million in capital contributions from the Parent compared to $121.0 million in 1999. Another source of cash provided by financing activities during 1999 was $160.0 million in proceeds from surplus notes. No surplus notes were issued during 2000.

The Companies' liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. Golden American maintains a $65.0 million reciprocal loan agreement with ING AIH, which expires on December 31, 2007. In addition, the Companies have established an $85.0 million revolving note facility with SunTrust Bank, Atlanta. This revolving note payable was amended and restated in April 2001 with an expiration date of May 31, 2002. Management believes these sources of liquidity are adequate to meet the Companies' short-term cash obligations.

Based on current trends, the Companies expect to continue to use net cash in operating activities before reinsurance. It is anticipated that a continuation of capital contributions from the Parent, the issuance of additional surplus notes, and/or the use of modified coinsurance agreements will cover these net cash outflows. ING AIH is committed to the sustained growth of Golden American. During 2001, ING AIH will maintain Golden American's statutory capital and surplus at the end of each quarter at a level such that: 1) the ratio of Total Adjusted Capital divided by Company Action Level Risk Based Capital exceeds 300%; 2) the ratio of Total Adjusted Capital (excluding surplus notes) divided by Company Action Level Risk Based Capital exceeds 200%; and 3) Golden American's statutory capital and surplus exceeds the "Amounts Accrued for Expense Allowances Recognized in Reserves" as disclosed on page 3, Line 13A of Golden American's statutory statement.

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

During the first quarter of 1999, Golden American's operations were moved to a new site in West Chester, Pennsylvania. Currently, Golden American occupies 125,000 square feet of leased space. Golden American's New York subsidiary is housed in leased space in New York, New York. The Companies intend to spend approximately $3.9 million on capital needs for 2001.

The ability of Golden American to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2001, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing. The management of First Golden does not anticipate paying dividends to Golden American during 2001.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Companies have complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate that the Companies have total adjusted capital well above all required capital levels.

Reinsurance: Golden American has reinsurance treaties with five unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued on or after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $25,000,000 related to this agreement.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued on or after January 1, 2000.


                         MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Companies' operations, including investment decisions, product development, and crediting rates determination. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables include contractholder behavior and the variable separate accounts' performance.

Contractholders bear the majority of the investment risks related to the variable insurance products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contractholders, not by the Companies (subject to, among other things, certain minimum guarantees). The Companies' products also provide certain minimum death and guaranteed living benefits that depend on the performance of the variable separate accounts. Currently, the majority of death and living benefit risks are reinsured, which protects the Companies from adverse mortality experience and prolonged capital market decline.

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

A surrender, partial withdrawal, transfer, or annuitization made prior to the end of a guarantee period from the fixed account may be subject to a market value adjustment. As the majority of the liabilities in the fixed account are subject to market value adjustment, the Companies do not face a material amount of market risk volatility. The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available for sale. This enables the Companies to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks, as well as other risks. The Companies' asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is no material solvency risk to the Companies. With respect to a 10% drop in equity values from year end 2000 levels, variable separate account funds, which represent 88% of the in force as of June 30, 2001, pass the risk in underlying fund performance to the contractholder (except for certain minimum guarantees). With respect to interest rate movements up or down 100 basis points from year end 2000 levels, the remaining 12% of the in force as of June 30, 2001 are fixed account funds and almost all of these have market value adjustments which provide significant protection against changes in interest rates.


            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statement contained herein or in any other oral or written statement by the Companies or any of their officers, directors, or employees is qualified by the fact that actual results of the Companies may differ materially from such statement, among other risks and uncertainties inherent in the Companies' business, due to the following important factors:

     1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Companies to sell their products, the market value and liquidity of the Companies' investments, fee revenue, and the lapse rate of the Companies' policies, notwithstanding product design features intended to enhance persistency of the Companies' products.

     2. Changes in the federal income tax laws and regulations, which may affect the tax status of the Companies' products.

     3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Companies' products.

     4.   Increasing competition in the sale of the Companies' products.

     5. Other factors that could affect the performance of the Companies, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Companies' variable products.

ACC-111467

                                OTHER INFORMATION

SEGMENT INFORMATION. During the period since the acquisition by Bankers Trust, September 30, 1992 to date of this Prospectus, Golden American's operations consisted of one business segment, the sale of variable insurance products. Golden American and its affiliate DSI are party to in excess of 620 sales agreements with broker-dealers, seven of whom, Locust Street Securities, Inc., Vestax Securities Corporation, Compu Life Investors Services, Inc., IFG Network Securities, Inc., Multi-Financial Securities Corporation, Primevest Financial Services and Washington Square Securities, Inc. are affiliates of Golden American. As of December 31, 2000, one broker-dealer produces 10% or more of Golden American's product sales net of reinsurance.

RESERVES. In accordance with the life insurance laws and regulations under which Golden American operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on outstanding Contracts. Reserves, based on valuation mortality tables in general use in the United States, where applicable, are computed to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, make adequate provision according to presently accepted actuarial standards of practice, for the anticipated cash flows required by the contractual obligations and related expenses of Golden American.

COMPETITION. Golden American is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products comparable to those of Golden American. There are over 2500 stock, mutual and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than Golden American.

AGREEMENTS  WITH  AFFILIATES.  Pursuant to a service  agreement  between  Golden
American and Equitable Life, Equitable Life provides certain administrative, financial and other services to Golden American. Equitable Life billed Golden American and its subsidiary First Golden American Life Insurance Company of New York ("First Golden") $0.2 million for the first six months of 2001, $1.3 million for 2000, and $1.3 million for 1999 under this service agreement.

Golden American provides to DSI certain of its personnel to perform management, administrative and clerical services and the use of certain facilities. Golden American charges DSI for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and the remainder allocated based on the estimated amount of time spent by Golden American's employees on behalf of DSI. In the opinion of management, this method of cost allocation is reasonable. In 1995, the service agreement between DSI and Golden American was amended to provide for a management fee from DSI to Golden American for managerial and supervisory services provided by Golden American. This fee, calculated as a percentage of average assets in the variable separate accounts, was $11.5 million, $21.3 million and $10.1 million for the first six months of 2001 and the years 2000 and 1999, respectively.

Since January 1, 1998, Golden American and First Golden have had an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services for a fee, based on assets under management and payable quarterly. For the first six months of 2001 and for the years ended December 31, 2000 and 1999, Golden American and First Golden incurred fees of $1.7 million, $2.5 million and $2.2 million, respectively, under this agreement.

Since 1997, Golden American has provided certain advisory, computer and other resources and services to Equitable Life. Revenues for these services totaled $2.7 million for the first six months of 2001 and $6.2 million for 2000 and $6.1 million for 1999.

The Companies provide resources and services to DSI. Revenues for these services totaled $0.1 million for the first six months of 2001 and $0.2 million for 2000 and $0.4 for 1999.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services totaled $0.5 million for the first six months of 2001 and $0.5 million for 2000 and $0.2 million for 1999.

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

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $0.2 million in the first six months of 2001 and $0.6 million for 2000 and $0.5 million for 1999.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $0.1 million for the first six months of 2001 and $0.3 million for 2000 and $0.2 million for 1999.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $0.06 million for the first six months of 2001 and $0.1 million for 2000 and $0.1 million for 1999.

Golden American has a guaranty agreement with Equitable Life, an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2001 and for 2000, Golden American incurred a fee of $12,000 and $7,000, respectively, under this agreement. No annual fee was paid in 1999.

DISTRIBUTION AGREEMENT. Under a distribution agreement, DSI acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by Golden American which as of December 31, 2000, are sold through other broker/dealer institutions. For the first six months of 2001 and the years 2000 and 1999, commissions paid by Golden American to DSI (including commissions paid by First Golden) aggregated $108.3 million, $208.9 million and $181.5 million, respectively.

EMPLOYEES. Certain officers of Golden American are also officers of DSI, and their salaries are allocated among both companies. Certain officers of Golden American are also officers of other Equitable of Iowa subsidiaries. See "Directors and Executive Officers."

PROPERTIES. Golden American's principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380, where most of Golden American's records are maintained. This office space is leased. Other records are maintained in Des Moines and Atlanta at the offices of Equitable Life and ING, respectively.

STATE REGULATION. Golden American is subject to the laws of the State of Delaware governing insurance companies and to the regulations of the Delaware Insurance Department (the "Insurance Department"). A detailed financial statement in the prescribed form (the "Annual Statement") is filed with the Insurance Department each year covering Golden American's operations for the preceding year and its financial condition as of the end of that year. Regulation by the Insurance Department includes periodic examination to determine contract liabilities and reserves so that the Insurance Department may certify that these items are correct. Golden American's books and accounts are subject to review by the Insurance Department at all times. A full examination of Golden American's operations is conducted periodically by the Insurance Department and under the auspices of the NAIC.

In addition, Golden American is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Golden American is required to file the Annual Statement with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

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

The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Annual Statement. It is anticipated that these standards will have no significant effect upon Golden American. For additional information about the Risk-Based Capital adequacy monitoring system and Golden American, see "Management's Discussion and Analysis Results of Operations."

In addition, many states regulate affiliated groups of insurers, such as Golden American, and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred by other insurance companies which have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength. For information regarding Golden American's estimated liability for future guaranty fund assessments, see Note 10 of Notes to Financial Statements.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Certain insurance products of Golden American are subject to various federal securities laws and regulations. In addition, current and proposed federal measures which may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

DIRECTORS AND OFFICERS

NAME (AGE)                  POSITION(S) WITH THE COMPANY
---------                   ----------------------------
Robert C. Salipante (45)    Chief Executive Officer and Director
Chris D. Schreier (45)      President
Barnett Chernow (50)        President and CEO, Investment Products Group
Myles R. Tashman (58)       Executive Vice President, General Counsel
                            and Assistant Secretary
Wayne R. Huneke (50)        Director and Chief Financial Officer
Thomas J. McInerney (45)    Director
Mark A. Tullis (46)         Director
Phillip R. Lowery (48)      Director
Paula Cludray-Engelke (44)  Secretary
James R. McInnis (53)       Executive Vice President and Chief Marketing Officer
Stephen J. Preston (44)     Executive Vice President and Chief Actuary
David S. Pendergrass (41)   Vice President and Treasurer
David L. Jacobson (52)      Senior Vice President and Assistant Secretary
William L. Lowe (37)        Senior Vice President
Steven G. Mandel (42)       Senior Vice President and Chief Information Officer
Gary F. Haynes (56)         Senior Vice President and Assistant Secretary


Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of Golden American's parent, Equitable of Iowa. Golden American's directors and senior executive officers and their principal positions for the past five years are listed below:

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

Mr. Robert C. Salipante was elected Director and Chief Executive Officer of Golden American in March, 2001. He has served as a Director of ReliaStar Life Insurance Company from October, 1995 to the present. He served ReliaStar Financial Corp. from February, 1996 to November, 1996 as Senior Vice President, Individual Insurance Division and Technology and from November, 1996 to July, 1999 as Senior Vice President, Personal Financial Services. He was elected President, Chief Operating Officer and Director of ReliaStar Financial Corp. July, 1999 to August, 2000. He became General Manager and Chief Executive Officer, US Retail Financial Services in September, 2000.

Mr. Chris D. Schreier was elected President of Golden American in March, 2001. From January, 1994 to September, 1996 he served as Assistant Vice President and Assistant Controller for ReliaStar Financial Corp. He was elected Second Vice President of ReliaStar Financial Corp. and ReliaStar Life Insurance Company from September, 1996 to January, 1999. He has served as Vice President and Controller of ReliaStar Financial Corp. since January, 1999.

Mr. Barnett Chernow became President and CEO of Investment Products Group in March 2001 and President of First Golden in April, 1998. From 1998 to 2001, Mr. Chernow served as President of Golden American. From 1996 to 1998, Mr. Chernow served as Executive Vice President of First Golden. From 1993 to 1998, Mr. Chernow also served as Executive Vice President of Golden American. He was elected to serve as a director of First Golden in June, 1996 and Golden American in April, 1998.

Mr. Myles R. Tashman joined Golden American in August, 1994 as Senior Vice President and was named Executive Vice President, General Counsel effective January, 1996 and Assistant Secretary effective March, 2001. He served as a Director of Golden American from January, 1998 to March, 2001. He also serves as a Director, Executive Vice President, General Counsel and Secretary of First Golden.

Mr. Wayne R. Huneke was elected Director, Senior Vice President and Chief Financial Officer of Golden American in March, 2001. Since October, 1995 he has served as a Director of ReliaStar Life Insurance Company. He served ReliaStar Financial Corp. as Senior Vice President, Chief Financial Officer from August, 1994 to November, 1997, from November, 1997 to May, 1999 he served as Senior Vice President, ReliaStar Financial Markets. He became Senior Executive Vice President of ReliaStar Financial Corp. in May, 1999.

Mr. Thomas J. McInerney was elected as a Director of Golden American in March, 2001. He served Aetna U.S. Healthcare, Inc. as Vice President, National Accounts from April, 1996 to March, 1997. From August, 1997 to the present he has served as Director and from September, 1997 to the present he has served as President of Aetna Life Insurance & Annuity Company. He has served as President and Director of Aetna Insurance Company of America from September, 1997 to the present.

Mr. Mark A. Tullis became a Director of Golden American and First Golden in December 1999. He has served as Executive Vice President, Strategy and Operations for ING Americas Region since September 1999. From June, 1994 to August, 1999, he was with Primerica, serving as Executive Vice President at the time of his departure.

Mr. Phillip R. Lowery became a Director of Golden American in April, 1999 and First Golden in December, 1999. He has served as Executive Vice President and Chief Actuary for ING Americas Region since 1990.

Ms. Paula Cludray-Engelke was elected Secretary of Golden American in March, 2001. From October, 1985 to October, 2000

Ms. Cludray-Engelke served with ReliaStar Life Insurance Company (f/k/a Northwestern National Life Insurance Company) in various compliance positions. From October, 2000 to the present she has served as an Attorney with ING US Legal Services.

Mr. James R. McInnis joined Golden American and First Golden in December, 1997 as Executive Vice President. From 1982 through November, 1997, he held several positions with the Endeavor Group and was President upon his departure.

Mr. E. Robert Koster was elected Senior Vice President of Golden American and Senior Vice President and Chief Financial Officer of First Golden in September, 1998. From September, 1998 to March, 2001, he was also Chief Financial Officer of Golden American. From August, 1984 to September, 1998 he has held various positions with ING companies in The Netherlands.

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
Mr. David S. Pendergrass was elected Treasurer and Vice President of Golden American in December, 2000. Since October, 1995 he has served as a Vice President and Treasurer of ING North America Insurance Corporation.

Mr. David L. Jacobson joined Golden American in November, 1993 as Vice President and Assistant Secretary and became Senior Vice President in December, 1993. He was elected Senior Vice President and Assistant Secretary for First Golden in June, 1996.

Mr. Stephen J. Preston joined Golden American in December, 1993 as Senior Vice President, Chief Actuary and Controller. He became an Executive Vice President and Chief Actuary in June, 1998. He was elected Senior Vice President and Chief Actuary of First Golden in June, 1996 and elected Executive Vice President in June, 1998.

Mr. William L. Lowe joined Equitable Life as Vice President, Sales & Marketing in January, 1994. He became a Senior Vice President, Sales & Marketing, of Golden American in August, 1997. He was also President of Equitable of Iowa Securities Network, Inc. until October, 1998.

Mr. Steven G. Mandel joined Golden American in October 1988 and became Senior Vice President and Chief Information Officer in June, 1998.

Mr. Gary Haynes rejoined Golden American in April, 1999 as Senior Vice President, Operations. From August, 1995 to February, 1998 he was with F&G Life Insurance Company; serving as Senior Vice President, Operations at the time of his departure. He served as Senior Vice President, Operations with Golden American from July, 1994 to August, 1995.

COMPENSATION TABLE AND OTHER INFORMATION

The following sets forth information with respect to the Chief Executive Officer of Golden American as well as the annual salary and bonus for the next five highly compensated executive officers for the fiscal year ended December 31, 2000. Certain executive officers of Golden American are also officers of DSI and First Golden. The salaries of such individuals are allocated among Golden American, DSI and First Golden pursuant to an arrangement among these companies.

EXECUTIVE COMPENSATION TABLE

The following table sets forth information with respect to the annual salary and bonus for Golden American's Chief Executive Officer and the four other most highly compensated executive officers for the fiscal year ended December 31, 2000.

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

                                                                                  LONG-TERM
                                            ANNUAL COMPENSATION                 COMPENSATION
                                            -------------------                 ------------
                                                                           RESTRICTED      SECURITIES
NAME AND                                                                  STOCK AWARDS     UNDERLYING         ALL OTHER
PRINCIPAL POSITION           YEAR        SALARY           BONUS/1/           OPTIONS         OPTIONS         COMPENSATION/2/
------------------           ----        ------           --------        ------------     ----------       ----------------
Barnett Chernow..........    2000      $   409,447     $    638,326                           10,200           $  26,887
President                    1999      $   300,009     $    698,380                            6,950           $  20,464
                             1998      $   284,171     $    105,375           8,000

James R. McInnis.........    2000      $   337,543     $  1,210,898                            5,200           $  19,487
Executive Vice               1999      $   250,007     $    955,646                            5,550           $  15,663
President                    1998      $   250,004     $    626,245           2,000

William L. Lowe..........    2000      $   205,144     $    821,545                            3,500           $      81
Senior Vice                  1999      $   191,589     $    737,933                                            $   2,924
President                    1998      $   165,816     $    528,299                                            $     756

Stephen J. Preston.......    2000      $   230,170     $    426,994                            5,000           $  14,713
Executive Vice               1999      $   198,964     $    235,002                            2,050           $  12,564
President and                1998      $   173,870     $     32,152           3,500
Chief Actuary

Gary Haynes..............    2000      $   201,136     $    404,773                            3,000           $  14,735
Senior Vice                  1999      $   159,030     $     50,000                                            $   9,540
President
-------------------------

1   The amount shown relates to bonuses paid in 2000, 1999 and 1998.

2 Other compensation for 2000 and 1999 includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.



OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL
                                           % OF TOTAL                                   REALIZABLE VALUE AT
                            NUMBER OF        OPTIONS                                      ASSUMED ANNUAL
                           SECURITIES      GRANTED TO                                     RATES OF STOCK
                           UNDERLYING       EMPLOYEES    EXERCISE                       PRICE APPRECIATION
                             OPTIONS        IN FISCAL     OR BASE    EXPIRATION          FOR OPTION TERM/3/
                                                                                    ------------------------
NAME                        GRANTED/1/        YEAR       PRICE/2/       DATE           5%             10%
----                       -----------     ----------    --------    ----------     ---------      ---------
Barnett Chernow..........     10,200          0.85%       $54.56     04/03/2010     $ 348,987      $ 886,937
James R. McInnis.........      5,200          0.43%       $54.56     04/03/2010     $ 178,425      $ 452,164
William L. Lowe..........      3,500          0.29%       $54.56     04/03/2010     $ 120,094      $ 304,341
Stephen J. Preston.......      5,000          0.42%       $54.56     04/03/2010     $ 171,562      $ 434,773
Gary Haynes..............      3,000          0.25%       $54.56     04/03/2010     $ 102,937      $ 260,864

-------------------------
1 Stock appreciation rights granted in 2000 to the officers of Golden American have a three-year vesting period and an expiration date as shown.

2 The base price was equal to the fair market value of ING's stock on the date of grant.

3 Total dollar gains based on indicated rates of appreciation of share price over the total term of the rights.

ACC-111467

--------------------------------------------------------------------------------
    UNAUDITED FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

For the Six Months Ended June 30, 2001

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


                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                  (Dollars in thousands, except per share data)


                                                                                June 30, 2001         December 31, 2000
                                                                                -------------         -----------------
ASSETS
Investments:

   Fixed maturities, available for sale, at fair value
     (cost: 2001 - $1,226,036; 2000 - $798,751)........................           $ 1,231,210             $   792,578
   Equity securities, at fair value
     (cost: 2001 - $66; 2000 - $8,611)...................................                  58                   6,791
   Mortgage loans on real estate.......................................               150,620                  99,916
   Policy loans........................................................                13,910                  13,323
   Short-term investments..............................................                30,297                  17,102
                                                                                  -----------             -----------
Total investments......................................................             1,426,095                 929,710

Cash and cash equivalents..............................................               140,894                 152,880
Reinsurance recoverable................................................                21,975                  19,331
Reinsurance recoverable from affiliate.................................                21,400                  14,642
Due from affiliates....................................................                    68                  38,786
Accrued investment income..............................................                16,364                   9,606
Deferred policy acquisition costs......................................               624,624                 635,147
Value of purchased insurance in force .................................                22,286                  25,942
Current income taxes recoverable.......................................                   221                     511
Deferred income tax asset..............................................                   994                   9,047
Property and equipment, less allowances for depreciation of
   $8,298 in 2001 and $5,638 in 2000...................................                11,384                  14,404
Goodwill, less accumulated amortization of $13,853 in 2001
   and $11,964 in 2000.................................................               137,274                 139,163
Other assets...........................................................                54,367                  32,019
Separate account assets................................................            10,370,337               9,831,489
                                                                                  -----------             -----------
Total assets...........................................................           $12,848,283             $11,852,677
                                                                                  ===========             ===========

LIABILITIES AND STOCKHOLDER'S EQUITY Policy liabilities and accruals:

   Future policy benefits:
     Annuity and interest sensitive life products......................           $ 1,456,796             $ 1,062,891
     Unearned revenue reserve..........................................                 6,550                   6,817
   Other policy claims and benefits....................................                   177                      82
                                                                                  -----------             -----------
                                                                                    1,463,523               1,069,790

Surplus notes..........................................................               245,000                 245,000
Revolving note payable.................................................                 1,400                      --
Due to affiliates......................................................                15,121                  19,887
Other liabilities......................................................               111,405                  69,374
Separate account liabilities...........................................            10,370,337               9,831,489
                                                                                  -----------             -----------
                                                                                   12,206,786              11,235,540
Commitments and contingencies
Stockholder's equity:

   Common stock, par value $10 per share, authorized, issued,
   and outstanding  250,000 shares.....................................                 2,500                   2,500
   Additional paid-in capital..........................................               590,640                 583,640
   Accumulated other comprehensive income (loss).......................                 1,179                  (4,046)
   Retained earnings ..................................................                47,178                  35,043
                                                                                  -----------             -----------
Total stockholder's equity.............................................               641,497                 617,137
                                                                                  -----------             -----------
Total liabilities and stockholder's equity.............................           $12,848,283             $11,852,677
                                                                                  ===========             ===========

                            See accompanying notes.

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


                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                             (Dollars in thousands)

                                                                                 For the Six             For the Six
                                                                                Months Ended             Months Ended
                                                                                June 30, 2001            June 30, 2000
                                                                                -------------            -------------
Revenues:
   Annuity and interest sensitive life product charges.................         $    84,284              $   69,734
   Management fee revenue..............................................              12,438                   9,856
   Net investment income...............................................              42,771                  31,775
                                                                                -----------              ----------
   Realized losses on investments......................................              (1,919)                 (2,637)
                                                                                    137,574                 108,728

Insurance benefits and expenses: Annuity and interest sensitive life benefits:

   Interest credited to account balances...............................              90,153                 100,068
   Benefit claims incurred in excess of account balances...............               2,851                   3,211
   Underwriting, acquisition, and insurance expenses:
   Commissions.........................................................             108,600                 112,158
   General expenses....................................................              56,989                  40,179
   Insurance taxes, state licenses, and fees...........................               3,528                   2,910
     Policy acquisition costs deferred.................................             (24,925)                (97,724)
     Amortization:
       Deferred policy acquisition costs...............................              29,632                  35,757
     Value of purchased insurance in force.............................               2,175                   2,278
     Goodwill..........................................................               1,889                   1,889
   Expense and charges reimbursed under modified
      coinsurance agreements                                                       (162,668)               (115,792)
                                                                                -----------              ----------
                                                                                    108,224                  84,934
Interest expense.......................................................               9,508                  10,115
                                                                                -----------              ----------
                                                                                    117,732                  95,049
                                                                                -----------              ----------
Income before income taxes.............................................              19,842                  13,679

Income taxes...........................................................               7,707                   5,602
                                                                                -----------              ----------
Net income.............................................................         $    12,135              $    8,077
                                                                                ===========              ==========

                            See accompanying notes.

ACC-111467

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (Dollars in thousands)

                                                                                  For the Six             For the Six
                                                                                 Months Ended            Months Ended
                                                                                 June 30, 2001           June 30, 2000
                                                                                 -------------           -------------
NET CASH PROVIDED BY OPERATING ACTIVITIES..............................         $     165,012           $     33,298

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments:
   Fixed maturities - available for sale...............................               229,916                123,182
   Equity securities...................................................                 6,894                  5,195
   Mortgage loans on real estate.......................................                60,621                  3,281
   Policy loans - net..................................................                    --                  1,732
   Short-term investments - net........................................                    --                 17,880
                                                                                -------------           ------------
                                                                                      297,431                151,270

Acquisition of investments:
   Fixed maturities - available for sale...............................              (658,495)              (100,936)
   Mortgage loans on real estate.......................................              (111,532)                (8,887)
   Policy loans - net..................................................                  (587)                    --
   Short term investments - net........................................               (13,195)                    --
                                                                                -------------           ------------
                                                                                     (783,809)              (109,823)
Net sale (purchase) of property and equipment..........................                    18                 (1,974)
Issuance of reciprocal loan agreement receivables......................                    --                (16,900)
Receipt of repayment of reciprocal loan agreement receivables..........                    --                 16,900
                                                                                -------------           ------------
Net cash (used in) provided by investing activities....................              (486,360)                39,473

FINANCING ACTIVITIES

Proceeds from reciprocal loan agreement borrowings.....................                29,300                177,900
Repayment of reciprocal loan agreement borrowings......................               (29,300)              (137,900)
Proceeds from revolving note payable...................................                 1,400                 54,800
Repayment of revolving note payable....................................                    --                (56,200)
Receipts from annuity and interest sensitive life
   policies credited to account balances...............................               734,162                355,662
Return of account balances on annuity
   and interest sensitive life policies................................               (70,613)               (87,841)
Net reallocations to Separate Accounts.................................              (362,587)              (412,150)
Contribution from parent ..............................................                 7,000                 80,000
                                                                                -------------           ------------
Net cash provided by (used in) financing activities....................               309,362                (25,729)
                                                                                -------------           ------------
Increase (decrease) in cash and cash equivalents.......................               (11,986)                47,042

Cash and cash equivalents at beginning of period.......................               152,880                 76,690
                                                                                -------------           ------------
Cash and cash equivalents at end of period.............................         $     140,894           $    123,732
                                                                                =============           ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest...............................         $       9,475           $     12,649


                            See accompanying notes.

ACC-111467

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  June 30, 2001

1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All adjustments were of a normal recurring nature, unless otherwise noted in Management's Discussion and Analysis and the Notes to Financial Statements. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. These financial statements should be read in conjunction with the financial statements and related footnotes included in the Golden American Life Insurance Company's annual report on Form 10-K for the year ended December 31, 2000.

CONSOLIDATION

The condensed consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and with Golden American, collectively, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION

Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"). EIC is an indirect wholly owned subsidiary of ING Groep N.V., a global financial services holding company based in The Netherlands.

SIGNIFICANT ACCOUNTING POLICIES

NEW ACCOUNTING STANDARDS: As of January 1, 2001, the Companies adopted FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted by FAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, FAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133, and certain FAS No. 133 implementation issues. This standard, as amended, requires companies to record all derivatives on the balance sheet as either assets or liabilities and measure those instruments at fair value. The manner in which companies are to record gains or losses resulting from changes in the fair values of those derivatives depends on the use of the derivative and whether it qualifies for hedge accounting.

Adoption of FAS No. 133 did not have a material effect on the Companies' financial position or results of operations given the Companies' limited derivative and embedded derivative holdings.

The Companies chose to elect a transition date of January 1, 1999 for embedded derivatives. Therefore, only those derivatives embedded in hybrid instruments issued, acquired or substantively modified by the entity on or after January 1, 1999 are recognized as separate assets or liabilities. The cumulative effect of the accounting change upon adoption was not material.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES: The Companies may from time to time utilize various derivative instruments to manage interest rate and price risk (collectively, market risk). The Companies have appropriate controls in place, and financial exposures are monitored and managed by the Companies as an integral part of their overall risk management program. Derivatives are recognized on the balance sheet at their fair value. The Companies occasionally purchase a financial instrument that contains a derivative instrument that is "embedded" in the instrument. The Companies' insurance products are also reviewed to determine whether they contain an embedded derivative. The Companies assess whether the economic characteristics of the embedded derivative are clearly and closely related to the economic characteristics of the remaining

ACC-111467

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  June 30, 2001

1.  BASIS OF PRESENTATION (continued)
component of the financial instrument or insurance product (i.e., the host contract) and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract and that a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is separated from the host contract and carried at fair value. In cases where the host contract is measured at fair value, with changes in fair value reported in current period earnings, or the Companies are unable to reliably identify and measure the embedded derivative for separation from its host contract, the entire contract is carried on the balance sheet at fair value and is not designated as a hedging instrument.

PENDING ACCOUNTING STANDARDS: In June 2001, the Financial Accounting
Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Companies are required to adopt the new rules effective January 1, 2002. The Companies are evaluating the impact of the adoption of these standards and have not yet determined the effect of adoption on their financial position and results of operations.

STATUTORY

Net loss for Golden American as determined in accordance with statutory accounting practices was $54,982,000 and $12,235,000 for the six months ended June 30, 2001 and 2000, respectively. Total statutory capital and surplus was $360,926,000 at June 30, 2001 and $406,923,000 at December 31, 2000.

The National Association of Insurance Commissioners has revised the Accounting Practices and Procedures Manual, the guidance that defines statutory accounting principles. The revised manual was effective January 1, 2001, and has been adopted, at least in part, by the States of Delaware and New York, which are the states of domicile for Golden American and First Golden, respectively. The revised manual has resulted in changes to the accounting practices that the Companies use to prepare their statutory-basis financial statements. The impact of these changes to the Companies' statutory-basis capital and surplus as of January 1, 2001 was not significant.

RECLASSIFICATIONS

Certain amounts in the prior period financial statements have been reclassified to conform to the June 30, 2001 financial statement presentation.

2.  COMPREHENSIVE INCOME

Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. During the second quarters of 2001 and 2000, total comprehensive income for the Companies amounted to $2.7 million and $6.4 million, respectively, and $17.4 million and $7.0 million for the six months ended June 30, 2001 and 2000, respectively. Other comprehensive income excludes net investment losses included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts totaled $883,000 and $120,000 during the second quarters of 2001 and 2000, respectively, and $185,000 and $588,000 for the six months ended June 30, 2001 and 2000, respectively. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments for the value of purchased insurance in force and deferred policy acquisition costs totaling $1,736,000 and $(1,200,000) for the second quarters of 2001 and 2000, respectively, and $(104,000) and $(2,041,000) for the six months ended June 30, 2001 and 2000, respectively.

ACC-111467

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                  June 30, 2001

3.  INVESTMENTS

Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when impairment in value appears to be other than temporary. During the first quarter of 2001, Golden American determined that the carrying value of three bonds exceeded their estimated net realizable value. As a result, during the six months ended June 30, 2001, Golden American recognized a total pre-tax loss of $679,000 to reduce the carrying value of the bonds to their combined net realizable value of $365,000.

4.  DERIVATIVE INSTRUMENTS

The Companies may from time to time utilize various derivative instruments to manage interest rate and price risk (collectively, market risk). The Companies have appropriate controls in place, and financial exposures are monitored and managed by the Companies as an integral part of their overall risk management program. Derivatives are recognized on the balance sheet at their fair value. At June 30, 2001, the Companies did not utilize any such derivatives. The estimated fair values and carrying amounts of the Companies' embedded derivatives at June 30, 2001 were $0, net of reinsurance. The estimated fair values and carrying amounts of the embedded derivatives on a direct basis, before reinsurance, were $1.1 million.

The fair value of these instruments was estimated based on quoted market prices, dealer quotations or internal estimates.

5.  RELATED PARTY TRANSACTIONS

Operating Agreements: Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. The Companies paid commissions to DSI totaling $52,514,000 and $108,398,000 in the second quarter and the first six months of 2001, respectively ($53,398,000 and $109,252,000, respectively, for the same periods of 2000).

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the second quarter and six months ended June 30, 2001, the fee was $5,831,000 and $11,533,000, respectively ($4,740,000 and $9,058,000, respectively, for the same periods of 2000).

The Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets managed by ING IM. The fee is payable quarterly. For the second quarter and the first six months of 2001, the Companies incurred fees of $858,000 and $1,701,000, respectively, under this agreement ($616,000 and $1,274,000, respectively, for the same periods of 2000).

Golden American has a guaranty agreement with Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and

ACC-111467

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                  June 30, 2001

5.  RELATED PARTY TRANSACTIONS  (continued)
variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2001 and 2000, Golden American incurred a fee of $12,000 and $7,000, respectively, under this agreement.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $1,360,000 and $2,719,000 for the second quarter and six months ended June 30, 2001, respectively ($1,708,000 and $3,276,000, respectively, for the same periods of 2000).

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $77,000 and $152,000 for the second quarter and six months ended June 30, 2001, respectively ($355,000 and $667,000, respectively, for the same periods in 2000).

First Golden provides resources and services to DSI. Revenues for these services, which reduced general expenses incurred by First Golden, totaled $8,000 and $134,000 for the second quarter and six months ended June 30, 2001, respectively ($56,000 and $108,000, respectively, for the same periods in 2000).

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $430,000 and $478,000 for the second quarter and six months ended June 30, 2001, respectively ($165,000 and $270,000, respectively, for the same periods in 2000).

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $97,000 and $199,000 for the second quarter and six months ended June 30, 2001, respectively ($149,000 and 318,000, respectively, for the same periods in 2000).

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $79,000 and $133,000 for the second quarter and six months ended June 30, 2001, respectively ($56,000 and $108,000, respectively, for the same periods in 2000).

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $34,000 and $63,000 for the second quarter and six months ended June 30, 2001, respectively ($26,000 and $52,000, respectively, for the same periods in 2000).

For the second quarter of 2001, the Companies received premiums, net of reinsurance, for variable products sold through eight affiliates, Locust Street Securities, Inc. ("LSSI"), Vestax Securities Corporation ("Vestax"), DSI, Multi-Financial Securities Corporation ("Multi-Financial"), IFG Network Securities, Inc. ("IFG"), Washington Square Securities, Inc. ("Washington Square"), PrimeVest Financial ("PrimeVest"), and Compulife Investor Services, Inc. ("Compulife") of $28,500,000, $9,100,000, $200,000, $5,900,000, $3,900,000,
$21,600,000, $7,900,000 and $2,200,000, respectively ($9,500,000, $6,900,000,
$100,000, $2,800,000, $1,500,000, $0, $0, and $0, respectively, for the same period of 2000). For the first six months of 2001, the Companies received premiums, net of reinsurance for variable products sold through eight affiliates, LSSI, Vestax, DSI, Multi-Financial, IFG, Washington Square, PrimeVest, and Compulife of $37,900,000, $12,900,000, $400,000, $9,000,000,
$5,500,000, $28,900,000, $11,000,000, and $3,700,000, respectively ($67,000,000,
$28,300,000, $800,000, $21,100,000, $8,300,000, $0, $0, and $0, respectively, for the same period of 2000).

For the second quarter and six months ended June 30, 2001, First Golden received premiums for fixed annuities products sold through Washington Square. of approximately $450,000 and $550,000, respectively.

ACC-111467

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                  June 30, 2001

5.  RELATED PARTY TRANSACTIONS  (continued)
Modified Coinsurance Agreement: On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee. The financial statements are presented net of the effects of the agreement.

Under this agreement, Golden American received a net reimbursement of expenses and charges of $50.2 million and $160.9 million for the second quarter and the six months ended June 30, 2001, respectively ($111.8 million for the second quarter and the six months ended June 30, 2000). This was offset by a decrease in deferred acquisition costs of $52.7 million and $160.8 million, respectively, for the same periods ($109.3 million during the second quarter and the first six months in 2000). At June 30, 2001, Golden American had a payable to Equitable Life of $10.0 million due to the timing of the cash settlement for the modified coinsurance agreement. As at December 31, 2000, Golden American had a payable of $16.3 million under the agreement.

Reinsurance Agreement Covering Minimum Guaranteed Benefits: On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $25.0 million related to this agreement. Under this agreement, Golden American recorded a reinsurance recoverable of $21.4 million and $14.6 million at June 30, 2001 and December 31, 2000, respectively.

Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval of the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $0 and $254,000 for the second quarters of 2001 and 2000, respectively, and $25,000 and $336,000 for the six months ended June 30, 2001 and 2000, respectively. At June 30, 2001, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

Surplus Notes: On December 30, 1999, Golden American issued an 8.179% surplus note in the amount of $50,000,000 to Equitable Life. The note matures on December 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,020,000 and $1,022,000 for the second quarters of 2001 and 2000, respectively, and $2,028,000 and $2,056,000 for the six months ended June 30, 2001 and 2000, respectively.

On December 8, 1999, Golden American issued a 7.979% surplus note in the amount of $35,000,000 to First Columbine Life Insurance Company ("First Columbine"), an affiliate. The note matures on December 7, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $696,000 and $698,000 for the seconds quarters of 2001 and 2000, respectively, and $1,385,000 and $1,575,000 for the first six months of 2001 and 2000, respectively.

ACC-111467

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                  June 30, 2001

5.  RELATED PARTY TRANSACTIONS  (continued)
On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,449,000 and $1,453,000 for the second quarters of 2001 and 2000, respectively, and $2,882,000 and $2,906,000 for the first six months of 2001 and 2000, respectively.

On December 30, 1999, ING AIH assigned the note to Equitable Life. On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,085,000 and $1,087,000 for the second quarters of 2001 and 2000, respectively, and $2,157,000 and $2,175,000 for the first six months of 2001 and 2000, respectively.

On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable of Iowa Companies. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $515,000 for the second quarters of 2001 and 2000, respectively, and $1,031,000 for the first six months of 2001 and 2000, respectively.

Stockholder's Equity: During the second quarter and the first six months of 2001, Golden American received capital contributions from its Parent of $7,000,000 ($0 and $80,000,000, respectively, for the same periods in 2000).

6.  COMMITMENTS AND CONTINGENCIES

Reinsurance: At June 30, 2001, the Companies had reinsurance treaties with five unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the minimum guaranteed death and living benefits under its variable contracts as of June 30, 2001. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

At June 30, 2001 and December 31, 2000, the Companies had net receivables of $43,375,000 and $33,973,000, respectively, for reinsurance claims, reserve credits, or other receivables from these reinsurers. These net receivables were comprised of $1,350,000 and $1,820,000, respectively, for claims recoverable from reinsurers, $2,546,000 and $4,007,000, respectively, for a payable for reinsurance premiums, $21,400,000 and $14,642,000, respectively, for reserve credits, and $23,171,000 and $21,518,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements are net considerations to reinsurers of $5,962,000 for the second quarter of 2001 and $12,618,000 for the first six months of 2001 compared to $5,271,000 and $7,908,000 for the same periods in 2000. Also included in the accompanying financial statements are net policy benefits of $1,834,000 for the second quarter of 2001 and $11,777,000 for the first six months of 2001 compared to $1,278,000 and $1,835,000 for the same period in 2000.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued after January 1, 2000, excluding those with an interest rate guarantee. At June 30, 2001, Golden American had received a total settlement of $160.9 million under this agreement pertaining to 2001. The carrying value of the separate account liabilities covered under this agreement represent 25.0% of total

ACC-111467

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                  June 30, 2001

6. COMMITMENTS AND CONTINGENCIES (continued) separate account liabilities outstanding at June 30, 2001. Golden American remains liable to the extent Equitable Life does not meet its obligations under the agreement. The accompanying financial statements are presented net of the effects of the agreement.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $25,000,000 related to this agreement.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued after January 1, 2000.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty.

Investment Commitments: At June 30, 2001, outstanding commitments to fund mortgage loans totaled $65,620,000. There were no outstanding commitments to fund mortgage loans at December 31, 2000.

Guaranty Fund Assessments: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially offset through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. The Companies charged to expense $1,000 in guaranteed fund assessments in the second quarter of 2001 and $2,000 for the first six months of 2001 compared to $1,000 and $2,000 for the same periods in 2000. At June 30, 2001 and December 31, 2000, the Companies have an undiscounted reserve of $2,430,000 to cover future assessments (net of related anticipated premium tax offsets) and have established an asset totaling $691,000 and $733,000, respectively, for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.


Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability from Concentrations: The Companies have various concentrations in the investment portfolio. As of June 30, 2001, the Companies had one investment (other than bonds issued by agencies of the United States government) exceeding ten percent of stockholder's equity. The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable and fixed insurance products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could cause a severe impact on the Companies' financial condition. One broker/dealer generated 10% of the Companies' net sales during the second quarter of 2001 (24% by two broker/dealers in the same period of 2000). One broker/dealer generated 10% of the Companies' net sales during the first six months of 2001 (12% by one broker/dealer in the same period of 2000). The Premium Plus product generated 54% and 52% of the Companies' sales during

ACC-111467

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                  June 30, 2001

6. COMMITMENTS AND CONTINGENCIES (continued) the second quarter of 2001 and the first six months of 2001 (74% and 75% in the same periods of 2000). The Guarantee product, introduced in the fourth quarter of 2000, generated 13% and 18% of the Companies' sales during the second quarter and the first six months of 2001. The ES II product generated 19% and 16% of the Companies' sales during the second and the first six months of 2001 (12% and 11% in the same periods of 2000).

Revolving Note Payable: To enhance short-term liquidity, the Companies established revolving notes payable with SunTrust Bank, Atlanta (the "Bank"). These revolving notes payable were amended and restated in April 2001 with an expiration date of May 31, 2002. The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The notes accrue interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the second quarters ended June 30, 2001 and 2000, the Companies incurred interest expense of $0 and $8,000, respectively. During the six months ended June 30, 2001 and 2000, the Companies incurred interest expense of $1,000 and $36,000, respectively. At June 30, 2001 and December 31, 2000, the Companies had borrowings of $1,400,000 and $0, respectively, under these agreements.

ACC-111467

--------------------------------------------------------------------------------
                                   Appendix A
--------------------------------------------------------------------------------

The opening paragraph of Appendix A from the May 1, 2001 Prospectus is replaced with the following:

Except for the Internet Tollkeeper, the Pilgrim VP MagnaCap, the Pilgrim VP SmallCap Opportunities, Pilgrim VP Growth Opportunities, the ProFund VP Bull, the ProFund VP Small-Cap, the ProFund VP Europe 30, the AIM V.I. Dent Demographic Trends Fund, the Pioneer Fund VCT Portfolio, the Pioneer Mid-Cap Value VCT Portfolio, the INVESCO VIF -- Financial Services Fund, the INVESCO VIF -- Health Sciences Fund and the INVESCO -- Utilities Fund subaccounts which did not commence operations as of December 31, 2000, the following tables give (1) the accumulation unit value ("AUV"), (2) the total number of accumulation units, and (3) the total accumulation unit value, for each subaccount of Golden American Separate Account B available under the Contract for the indicated periods. The date on which the subaccount became available to investors and the starting accumulation unit value are indicated on the last row of each table.


Beginning with the June 30, 2001 quarterly statement your contract category now appears on each quarterly statement.


--------------------------------------------------------------------------------
                                   Appendix E
--------------------------------------------------------------------------------

The following is added to the respective example tables in Appendix E from the May 1, 2001 Prospectus.

   Pre-2000:

Example 1:

----------------------------------------------------------------------------------------------------------------------
                                                         1 Year           3 Years           5 Years          10 Years
----------------------------------------------------------------------------------------------------------------------
        AIM Variable Insurance Funds
        AIM V.I. Dent Demographic Trends                   $43              $129             $217              $442

        Pioneer Variable Contracts Trust
        Pioneer Fund VCT                                   $38              $114             $193              $398
        Pioneer Mid-Cap Value VCT                          $38              $117             $197              $405

        INVESCO Variable Investment Funds, Inc.
        INVESCO VIF-- Financial Services                   $39              $119             $200              $412
        INVESCO VIF-- Health Sciences                      $39              $118             $200              $410
        INVESCO VIF-- Utilities                            $42              $128             $215              $438
----------------------------------------------------------------------------------------------------------------------

                                       46

ACC-111467

Example 2:

----------------------------------------------------------------------------------------------------------------------
                                                         1 Year           3 Years           5 Years          10 Years
----------------------------------------------------------------------------------------------------------------------

        AIM Variable Insurance Funds
        AIM V.I. Dent Demographic Trends                   $32              $99              $168              $351

        Pioneer Variable Contracts Trust
        Pioneer Fund VCT                                   $27              $84              $142              $302
        Pioneer Mid-Cap Value VCT                          $28              $86              $146              $310

        INVESCO Variable Investment Funds, Inc.
        INVESCO VIF-- Financial Services                   $29              $88              $150              $318
        INVESCO VIF-- Health Sciences                      $29              $88              $149              $316
        INVESCO VIF-- Utilities                            $32              $97              $165              $347
----------------------------------------------------------------------------------------------------------------------

   Yr-2000:

Example 1:

----------------------------------------------------------------------------------------------------------------------
                                                         1 Year           3 Years           5 Years          10 Years
----------------------------------------------------------------------------------------------------------------------
        AIM Variable Insurance Funds
        AIM V.I. Dent Demographic Trends                   $45              $135             $226              $458

        Pioneer Variable Contracts Trust
        Pioneer Fund VCT                                   $40              $120             $202              $416
        Pioneer Mid-Cap Value VCT                          $40              $122             $206              $422

        INVESCO Variable Investment Funds, Inc.
        INVESCO VIF-- Financial Services                   $41              $125             $210              $429
        INVESCO VIF-- Health Sciences                      $41              $124             $209              $427
        INVESCO VIF-- Utilities                            $44              $133             $224              $454
----------------------------------------------------------------------------------------------------------------------


Example 2:

----------------------------------------------------------------------------------------------------------------------
                                                         1 Year           3 Years           5 Years          10 Years
----------------------------------------------------------------------------------------------------------------------
        AIM Variable Insurance Funds
        AIM V.I. Dent Demographic Trends                   $34              $105             $177              $369

        Pioneer Variable Contracts Trust
        Pioneer Fund VCT                                   $29              $ 89             $152              $321
        Pioneer Mid-Cap Value VCT                          $30              $ 92             $156              $329

        INVESCO Variable Investment Funds, Inc.
        INVESCO VIF-- Financial Services                   $31              $ 94             $160              $336
        INVESCO VIF-- Health Sciences                      $31              $ 94             $159              $335
        INVESCO VIF-- Utilities                            $34              $103             $175              $365
----------------------------------------------------------------------------------------------------------------------

                                       47

ACC-111467

   Yr-2001:

Example 1:

----------------------------------------------------------------------------------------------------------------------
                                                         1 Year           3 Years          5 Years           10 Years
----------------------------------------------------------------------------------------------------------------------
        AIM Variable Insurance Funds
        AIM V.I. Dent Demographic Trends                   $45              $135             $226              $458

        Pioneer Variable Contracts Trust
        Pioneer Fund VCT                                   $40              $120             $202              $416
        Pioneer Mid-Cap Value VCT                          $40              $122             $206              $422

        INVESCO Variable Investment Funds, Inc.
        INVESCO VIF-- Financial Services                   $41              $125             $210              $429
        INVESCO VIF-- Health Sciences                      $41              $124             $209              $427
        INVESCO VIF-- Utilities                            $44              $133             $224              $454
----------------------------------------------------------------------------------------------------------------------


Example 2:

----------------------------------------------------------------------------------------------------------------------
                                                         1 Year           3 Years          5 Years           10 Years
----------------------------------------------------------------------------------------------------------------------
        AIM Variable Insurance Funds
        AIM V.I. Dent Demographic Trends                   $34              $105             $177              $369

        Pioneer Variable Contracts Trust
        Pioneer Fund VCT                                   $29              $ 89             $152              $321
        Pioneer Mid-Cap Value VCT                          $30              $ 92             $156              $329

        INVESCO Variable Investment Funds, Inc.
        INVESCO VIF-- Financial Services                   $31              $ 94             $160              $336
        INVESCO VIF-- Health Sciences                      $31              $ 94             $159              $335
        INVESCO VIF-- Utilities                            $34              $103             $175              $365
----------------------------------------------------------------------------------------------------------------------

                                       48

ACC-111467

File No. 333-28765
Filed under Rule 424B(3)

ING VARIABLE ANNUITIES
Golden American Life Insurance Company
Separate Account B of Golden American Life Insurance Company

                              PROSPECTUS SUPPLEMENT
                             Dated November 6, 2001

                          Supplement to the Prospectus
                           Dated November 5, 2001 for
            Deferred Combination Variable and Fixed Annuity Contracts
                issued by Golden American Life Insurance Company
                       ("GoldenSelect Access Prospectus")

                          -----------------------------

You should keep this supplement with your Profile and Prospectus.

Effective November 6, 2001, for contract owners in category Yr-2001, the effect that your allocations to Special Funds have on your benefits will change. To accomplish this, we have added a new minimum "floor" below which your death benefit or living benefit will not fall. This means that we will calculate your benefit as described in the prospectus, but will also calculate a different amount as described below. The greater of the two values will be used to determine the death benefit, in the event of your death, or any applicable living benefit.

DEATH BENEFITS

Standard Death Benefit and Annual Ratchet Enhanced Death Benefit:

No existing subaccounts will be treated as Special Funds for purposes of calculating the floor for these death benefits. Therefore, the floor will be calculated as these benefits are described in the prospectus for Yr-2000 contract owners, except that the maximum age for Annual Ratchet will continue to be 90 for Yr-2001 contract owners. Withdrawals will reduce the floor on a pro-rata basis. Your death benefit will be the greater of the floor and the death benefit determined as described in the prospectus for Yr-2001 contract owners.

7% Solution Enhanced Death Benefit :

The minimum guaranteed death benefit will continue to be calculated as described in your prospectus for Yr-2001 contract owners. The floor will be calculated in the same manner as the minimum guaranteed death benefit described in the prospectus for Yr-2001 contract owners, except as follows.

If you transfer contract value to a Special Fund, the floor will not be reduced by the transfer. Instead, a portion of the floor (pro rata to the contract value transferred) just prior to the transfer will be frozen (with 0% subsequent growth) unless the contract value is transferred back to the Non-Special Funds. Upon such transfer back to Non-Special Funds, we will resume accumulating that portion of the floor at the 7% annual effective rate as described in the prospectus, subject to the age limit and the cap described in the prospectus. Similarly, for contract value allocated directly to Special Funds, that portion of the floor will be the contract value allocated, and will not accumulate while invested in Special Funds. Withdrawals will reduce the floor as described for the minimum guaranteed death benefit in the prospectus. Your death benefit will be the greater of the floor and the death benefit determined as described in the prospectus for Yr-2001 contract owners.


Special Funds- Access- 111516                                           11/05/01

Max 7 Enhanced Death Benefit

The floor for the Annual Ratchet component and the 7% Solution component will be calculated independently as described above, and the greater of the two amounts will be the floor for the Max 7 Enhanced Death Benefit. Your death benefit will be the greater of the floor and the death benefit determined as described in the prospectus for Yr-2001 contract owners.

LIVING BENEFITS

Minimum Guaranteed Accumulation Benefit (10 year)

No existing subaccounts will be treated as Special Funds for purposes of calculating the floor for this benefit. Therefore, the floor will be calculated as this benefit is described in the prospectus for Yr-2000 contract owners. Withdrawals and certain transfers will reduce the floor on a pro-rata basis. On the Benefit Date, your MGAB will be based on the greater of the floor and the MGAB Base determined as described in the prospectus for Yr-2001 contract owners.

Minimum Guaranteed Accumulation Benefit (20 year)

The MGAB Base will continue to be calculated as described in your prospectus for Yr-2001 contract owners. The floor will be calculated in the same manner as the MGAB Base described in the prospectus for Yr-2001 contract owners, except as follows.

If you transfer contract value to a Special Fund more than 3 years before the Benefit Date, the floor will not be reduced by the transfer. Instead, a portion of the floor (pro rata to the contract value transferred) just prior to the transfer will be frozen (with 0% subsequent growth) unless the contract value is transferred back to the Non-Special Funds. Upon such transfer back to Non-Special Funds, we will resume accumulating that portion of the floor at the MGAB rate described in the prospectus. Similarly, for contract value allocated directly to Special Funds, that portion of the floor will be the contract value allocated, and will not accumulate while invested in Special Funds. Withdrawals and other transfers will reduce the floor as described for the MGAB Base in the prospectus.

On the Benefit Date, your MGAB will be based on the greater of the floor and the MGAB Base as described in the prospectus for Yr-2001 contract owners.


                                       2
Special Funds- Access- 111516                                           11/05/01

Minimum Guaranteed Withdrawal Benefit

No existing subaccounts will be treated as Special Funds for purposes of calculating the floor for this benefit. Therefore, the floor will be calculated as this benefit is described in the prospectus for Yr-2000 contract owners. Any rider benefits payable will be based on the greater of the floor and the MGWB Withdrawal Account determined as described in the prospectus for Yr-2001 contract owners.

Minimum Guaranteed Income Benefit

The MGIB Benefit Base will continue to be calculated as described in your prospectus for Yr-2001 contract owners. The floor will be calculated in the same manner as the MGIB Base described in the prospectus for Yr-2001 contract owners, except as follows.

If you transfer contract value to a Special Fund, the floor will not be reduced by the transfer. Instead, a portion of the floor (pro rata to the contract value transferred) just prior to the transfer will be frozen (with 0% subsequent growth) unless the contract value is transferred back to the Non-Special Funds. Upon such transfer back to Non-Special Funds, we will resume accumulating that portion of the floor at the MGIB rate described in the prospectus, subject to the age limit and the Maximum described in the prospectus. Similarly, for contract value allocated directly to Special Funds, that portion of the floor will be the contract value allocated, and will not accumulate while invested in Special Funds. Withdrawals will reduce the floor as described for the MGIB Base in the prospectus.

On the Benefit Date, your MGIB Annuity Income will be based on the greater of the floor and the MGIB Benefit Base as described in the prospectus for Yr-2001 contract owners.


ING VARIABLE ANNUITIES
Golden American Life Insurance Company
Golden American Life Insurance Company is a stock company domiciled in Delaware.


                                       3
Special Funds- Access- 111516                                           11/05/01